Exhibit 10.2

ABL CREDIT AGREEMENT

dated as of

April 29, 2016

among

QUORUM HEALTH CORPORATION,

as Borrower

THE LENDERS PARTY HERETO

and

UBS AG, STAMFORD BRANCH,

as Administrative Agent, Collateral Agent and Swingline Lender

UBS SECURITIES LLC, CITIBANK, N.A., BANK OF AMERICA, N.A., SUNTRUST ROBINSON HUMPHREY, INC. and WELLS FARGO BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

Reference is made to the ABL Intercreditor Agreement dated as of April 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”), among the Borrower, the Subsidiaries of the Borrower party thereto, UBS AG, STAMFORD BRANCH, as ABL Agent (as defined therein), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Term Loan/Cash Flow Revolver Agent (as defined therein). Each Lender hereunder (a) consents to the subordination of Liens provided for in the ABL Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the ABL Intercreditor Agreement and (c) authorizes and instructs the Administrative Agent to enter into the ABL Intercreditor Agreement as ABL Agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the Lenders under this Agreement to extend credit and such Lenders are intended third party beneficiaries of such provisions and the provisions of the ABL Intercreditor Agreement.

i

(continued)

(continued)

(continued)

(continued)

SCHEDULES
Schedule 1.01(b)	-	Subsidiary Guarantors
Schedule 1.01(c)	-	Hospitals
Schedule 1.01(d)	-	Certain Permitted Joint Ventures
Schedule 1.01(e)	-	Certain Subsidiaries
Schedule 1.01(f)	-	Non-Significant Subsidiaries
Schedule 1.01(g)	-	Issuing Banks
Schedule 2.01	-	Initial Lenders and Commitments
Schedule 3.08	-	Subsidiaries
Schedule 3.18	-	Insurance
Schedule 3.19(a)	-	UCC Filing Offices
Schedule 3.21	-	Collective Bargaining Agreements
Schedule 4.02(b)	-	Local Counsel
Schedule 6.01(a)	-	Existing Indebtedness
Schedule 6.02(a)	-	Existing Liens
Schedule 6.04(h)	-	Certain Permitted Acquisitions
Schedule 6.05(b)	-	Certain Syndication Transactions
Schedule 6.07	-	Certain Affiliate Transactions

EXHIBITS

Exhibit A	-	Form of ABL Intercreditor Agreement
Exhibit B	-	Form of Administrative Questionnaire
Exhibit C	-	Form of Assignment and Acceptance
Exhibit D	-	Form of Borrowing Request
Exhibit E	-	Form of Guarantee and Collateral Agreement
Exhibit F-1	-	Form of Opinion of Bass, Berry & Sims PLC
Exhibit F-2	-	Form of Opinion of General Counsel of the Borrower
Exhibit F-3	-	Form of Local Counsel Opinion
Exhibit G	-	Form of Borrowing Base Certificate

v

ABL CREDIT AGREEMENT dated as of April 29, 2016 (this “Agreement”), among QUORUM HEALTH CORPORATION, a Delaware corporation (the “Borrower”), the Lenders (as defined in Article I), and UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

PRELIMINARY STATEMENT

Community Health Systems, Inc. (“CHS”) shall undertake a series of transactions on or prior to the Closing Date pursuant to which the Equity Interests of certain direct and indirect subsidiaries of CHS shall be contributed or otherwise transferred to the Borrower or its subsidiaries (the “Contribution”), and the Equity Interests of the Borrower shall be distributed to the shareholders of CHS (the “Distribution”), immediately after which, the Borrower shall constitute a separate public company (collectively, the “Spin-Off”).

The Borrower has requested that the Lenders extend credit in the form of Revolving Loans and the Issuing Banks extend credit in the form of Letters of Credit to the Borrower after the Closing Date, in an aggregate principal amount of up to $125,000,000 as provided herein and ending on the Revolving Credit Maturity Date. The proceeds of the Revolving Loans made after the Closing Date are to be used by the Borrower solely for working capital and general corporate purposes. Letters of Credit will be used for general corporate purposes of the Borrower and its Subsidiaries.

The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABL Facility First Priority Collateral” shall have the meaning specified in the ABL Intercreditor Agreement.

“ABL Intercreditor Agreement” shall mean an Intercreditor Agreement among the Borrower, the other Loan Parties, the Collateral Agent and the collateral agent under the Term Loan Documents, substantially in the form of Exhibit A.

“ABL Payment Conditions” shall mean, with respect to any applicable transaction, (a) no Default or Event of Default shall exist immediately after giving effect to such transaction, (b) the quotient obtained by dividing (i) the sum of each day’s Excess Availability (calculated on a pro forma basis to include (x) any Borrowing or the issuance of any Letter of Credit in connection with such transaction and (y) the Eligible Receivables and Eligible Self-Pay Receivables of (or attributable to) the person (or assets) acquired in any such transaction that is an acquisition) for each day in the 30-day period prior to such transaction by (ii) 30 shall be greater than or equal to the greater of (i) $25,000,000 and (ii) 20% of the lesser of (x) the aggregate Commitments and (y) the Borrowing Base, (c) Excess Availability (calculated as set forth above) on the date of such proposed transaction shall be greater than or equal to the greater of (i) $25,000,000 and (ii) 20% of the lesser of (x) the aggregate Commitments and (y) the Borrowing Base, (d) the Consolidated Fixed Charge Coverage Ratio (calculated on a pro forma basis after giving effect to such transaction) shall be at least 1.1:1.0; provided, that the foregoing condition in this clause (d) shall not apply if the quotient calculated pursuant to clause (b) above and the Excess Availability amount calculated pursuant to clause (c) above are greater than or equal to 25% of the aggregate Commitments, and (e) the Borrower shall have delivered a certificate of a Responsible Officer to the Administrative Agent certifying compliance with the requirements of clauses (a) through (d) above.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accepting Lenders” shall have the meaning assigned to such term in Section 2.25(a).

“Account Debtor” shall mean a person who is obligated under a Receivable.

“Acquired Entity” shall have the meaning assigned to such term in Section 6.04(h).

“Additional Secured Debt” shall mean Indebtedness secured by Liens having a priority junior to that of the Liens securing the Obligations on the ABL Facility First Priority Collateral and Liens having a priority that may be senior to that of the Liens securing the Obligations on the Term Facility First Priority Collateral.

“Additional Secured Debt Intercreditor Agreement” shall mean any intercreditor agreement governing the relative priorities of the holders of the Obligations, on the one hand, and the holders of Additional Secured Debt, on the other hand, provided that such agreement (a) provides for such Indebtedness to be secured by (i) Liens having junior priority to the Liens securing the Obligations on the ABL Facility First Priority Collateral and (ii) Liens that may have senior priority to the Liens securing the Obligations on the Term Facility First Priority Collateral (which Liens may be either pari passu with, or junior to, the Liens securing Indebtedness arising under the Term Loan Agreement and (b) is on terms substantially the same as the terms of the ABL Intercreditor Agreement or otherwise on terms reasonably acceptable to the Administrative Agent and the Borrower.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B, or such other form as may be supplied from time to time by the Administrative Agent.

“Affected Class” shall have the meaning assigned to such term in Section 2.25(a).

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.07, the term “Affiliate” shall also include any person that directly or indirectly owns 10% or more of any class of Equity Interests of the person specified.

“Aggregate Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Revolving Credit Exposures.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate on such day for a one month Interest Period commencing on the second Business Day after such day plus 1%; provided that in no event shall the Alternate Base Rate be less than 0.00%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Effective Rate, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 5.08.

“Applicable Fee” shall mean the applicable percentage per annum set forth below determined by reference to the Average Utilization for the immediately preceding fiscal quarter in accordance with the following grid (and shall remain in effect until the next change to be effected pursuant to this paragraph):

Average Utilization	Applicable Fee
Greater than or equal to 50%	0.25% per annum
Less than 50%	0.375% per annum

“Applicable Margin” shall mean the applicable percentage per annum set forth below determined by reference to Average Excess Availability for the immediately preceding fiscal quarter:

		Loans
Level	Average Excess Availability	Base Rate Loans	LIBOR Loans
I	Greater than $90,000,000	0.75%	1.75%
II	Less than or equal to $90,000,000 and greater than $45,000,000	1.00%	2.00%
III	Less than or equal to $45,000,000	1.25%	2.25%

Notwithstanding the foregoing, during the fiscal quarter in which the Closing Date occurs and until the fiscal quarter ending on or around June 30, 2016, Level II shall be deemed to apply. Any increase or decrease in the Applicable Margin resulting from a change in the Average Excess Availability shall become effective as of the first calendar day of each fiscal quarter. Average Excess Availability shall be calculated by the Administrative Agent based on the Administrative Agent’s records. If the Borrowing Base Certificate (including any required financial information in support thereof) is not received by the Administrative Agent by the date required pursuant to Section 5.04(d) of this Agreement, then, upon the request of the Required Lenders, the Applicable Margin shall be determined as if the Average Excess Availability for the immediately preceding fiscal quarter is at Level III until such time as such Borrowing Base Certificate and supporting information are received.

“Approved Fund” shall mean any person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” shall mean UBS Securities LLC.

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any of the Subsidiaries to any person other than the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of the Borrower or any of the Subsidiaries, other than:

(i) inventory, damaged, obsolete or worn out assets, scrap, surplus and Permitted Investments, in each case disposed of in the ordinary course of business;

(ii) donations of assets by the Borrower or any Subsidiary (whether of real or personal property (including cash and Equity Interests)) to state or local municipalities

(or other Governmental Authorities), nonprofit organizations, foundations, charities or similar entities of the Borrower’s or such Subsidiary’s choice, with an aggregate fair market value not to exceed $10,000,000 in any fiscal year of the Borrower;

(iii) dispositions by any Subsidiary that is not a Subsidiary Guarantor to the Borrower or any other Subsidiary;

(iv) sales or other dispositions of (x) Receivables of the Borrower or any of the Subsidiaries that are more than 180 days past due or are written-off at the time of such sale or disposition or (y) any Receivables of the Borrower or any of the Subsidiaries that are self-pay accounts receivable and that are reasonably determined by the Borrower to be unable to be paid in full within 150 days of the related service date, provided that the face value of all such Receivables sold or disposed of on or after the Closing Date does not exceed $25,000,000;

(v) sales or other dispositions of property (including like-kind exchanges) to the extent that (x) such property is exchanged for credit against the purchase price of similar or replacement property or (y) the proceeds of such sale or disposition are applied to the purchase price of such property, provided that, if the property so sold or exchanged constituted Collateral, then the property so received shall also constitute Collateral;

(vi) leases or sub-leases of any real property or personal property in the ordinary course of business;

(vii) dispositions of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture arrangements and similar binding arrangements;

(viii) licensings and sublicensings of intellectual property of the Borrower or any Subsidiary in the ordinary course of business;

(ix) sales, transfers, leases or other dispositions of property in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower and the Subsidiaries;

(x) dispositions of Equity Interests of any Subsidiary as contemplated by clause (b) of the definition of Permitted Joint Venture;

(xi) dispositions consisting of the granting of Liens permitted by Section 6.02; and

(xii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions (in each case other than of a Hospital or Hospitals) having a value not in excess of $15,000,000;

provided, that, in the case of any transaction described in clause (v) or (xii) above which would result in a reduction in the Borrowing Base of $10,000,000 or more, Borrower shall have delivered to the Administrative Agent, prior to the consummation of such transaction, an updated Borrowing Base Certificate with an updated calculation of the Borrowing Base after taking into account such transaction.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

“Availability Reserve” shall mean, on any date of determination and with respect to the Borrowing Base, the sum (without duplication) of (a) the Bank Product Reserve; (b) the aggregate amount of liabilities secured by Liens upon Eligible Receivables or Eligible Self-Pay Receivables that are senior to the Collateral Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (c) reserves for excess dilution; and (d) such additional reserves, in such amounts and with respect to such matters, as the Administrative Agent in its Reasonable Credit Judgment may elect to impose from time to time. The amount of any Availability Reserve established by the Administrative Agent shall have a reasonable relationship as determined by the Administrative Agent in its Reasonable Credit Judgment to the event, condition or other matter that is the basis for the Availability Reserve.

“Average Excess Availability” shall mean, on any date of determination, the amount of Excess Availability during a stipulated consecutive Business Day period, calendar day period or fiscal quarter period divided by the number of Business Days or calendar days, as the case may be, in such period.

“Average Utilization” shall mean, for any period, an amount, expressed as a percentage, equal to (a) the daily average Aggregate Revolving Credit Exposure for such period divided by (b) the daily average Revolving Credit Commitments for such period.

“Bank Product Obligations” shall mean all (a) Secured Cash Management Obligations and (b) Secured Hedging Obligations.

“Bank Product Reserve” shall mean the aggregate amount of reserves established by the Administrative Agent from time to time in its Reasonable Credit Judgment in respect of Bank Product Obligations of the Loan Parties.

“Bank Product Secured Parties” shall mean each counterparty to any Hedging Agreement or Cash Management Agreement with a Loan Party or, in the case of a Cash Management Agreement, a Subsidiary of a Loan Party, that either (a) is in effect on the Closing Date if such counterparty is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (b) is entered into after the Closing Date if such counterparty is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement or Cash Management Agreement is entered into.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person, (iii) in the case of any partnership, the board of directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowing” shall mean (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) Swingline Loans of the same Class and Type.

“Borrowing Base” shall mean, on any date of determination, an amount (calculated based on the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with this Agreement) equal to

(a) the sum of

(i) 85% of the value of the Eligible Receivables of the Loan Parties, and

(ii) up to 85% of the value of Eligible Self-Pay Receivables of the Loan Parties,

minus

(b) the Availability Reserve.

“Borrowing Base Certificate” shall mean a certificate by a Responsible Officer of the Borrower, substantially in the form of Exhibit G (or another form reasonably acceptable to the Administrative Agent and the Borrower) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated subsidiaries (including all amounts expended or capitalized under Capital Lease Obligations, but excluding any amount representing capitalized interest) that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP, but excluding in each case any such expenditure (i) made with insurance proceeds, condemnation awards or damage recovery proceeds, (ii) made with the proceeds of the issuance of Equity Interests, (iii) to the extent such expenditure is made with proceeds of Asset Sales, (iv) to the extent of the credit against the gross purchase price of newly acquired equipment granted by the seller of such newly acquired equipment for other equipment that is simultaneously traded-in at the time of purchase of such newly acquired equipment, (v) is accounted for as a capital expenditure pursuant to GAAP but that actually is paid for by a third party (excluding the Borrower or any Subsidiary) and for which neither the Borrower nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period) or (vi) constituting the purchase price of any Permitted Acquisition or any investment permitted under Sections 6.04(a), 6.04(i), 6.04(j), 6.04(k), 6.04(y) or 6.04(z).

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP (excluding any lease that would be required to be so classified as a result of a change in GAAP after the Closing Date), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Captive Insurance Subsidiary” shall mean a Subsidiary established for the purpose of insuring the healthcare businesses or Facilities owned or operated by the Borrower or any of the Subsidiaries, any joint venture of the Borrower or any of the Subsidiaries or any physician or other personnel employed by or on the medical staff of any such business or Facility.

“Cash Dominion Event” shall mean either (a) the occurrence and continuance of an Event of Default or (b) the failure of the Borrower to maintain Excess Availability of at least the greater of (i) 12.5% of the aggregate Commitments and (ii) $15,000,000. For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing (a) if such Cash Dominion Event arises under clause (a) above, so long as such Event of Default is continuing and has not been cured or waived, or (b) if such Cash Dominion Event arises under clause (b) above, until Excess Availability is equal to or greater than the greater of (i) 12.5% of the aggregate Commitments and (ii) $15,000,000 for thirty (30) consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement.

“Cash Management Agreement” shall mean any agreement to provide overdraft protections, netting services and similar arrangements arising from treasury, depository and cash management services, any automated clearing house transfers of funds, any e-payable or similar products or any credit card or similar services, in each case in the ordinary course of business.

“Cash Management Obligations” shall mean the obligations owed by Borrower or any Subsidiary to the Administrative Agent, any Arranger, any Lender or an Affiliate of any of the foregoing in respect of any Cash Management Agreement.

A “Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Closing Date), shall own, directly or indirectly, beneficially or of record, shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower (other than a transaction following which holders of securities that represented 100% of such aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower immediately prior to such transaction (or other securities into which such securities are converted as part of such transaction) own, directly or indirectly, shares representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the surviving Person in such transaction immediately after such transaction), (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by persons who were neither (i) nominated by the board of directors of the Borrower, (ii) appointed by directors so nominated or (iii) approved by the board of directors of the Borrower as director candidates prior to their election to such board of directors, or (c) any change in control (or similar event, however denominated) with respect to the Borrower or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which the Borrower or any Subsidiary is a party (other than under any indenture or agreement in respect of Material Indebtedness assumed in connection with a Permitted Acquisition, any change in control triggered by the Permitted Acquisition pursuant to which such Indebtedness was assumed). For the avoidance of doubt, the consummation of the Distribution and the Spin-Off on the Closing Date shall not constitute a Change in Control.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any policy, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“CHS” shall have the meaning assigned to such term in the Preliminary Statement.

“CHS Dividend” shall mean a dividend to CHS in an aggregate amount not to exceed $1,225,000,000 to be made on the Closing Date.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment or a Swingline Commitment.

“Closing Date” shall mean the first date on which the conditions precedent set forth in Section 4.02 are satisfied or waived in accordance with Section 9.08(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document.

“Collateral Agent” shall have the meaning assigned to such term in the Preliminary Statement.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Credit Commitment.

“Commitment Fees” shall have the meaning assigned to such term in Section 2.05(a).

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated January 2016.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and (except in the case of clause (a)(x) below) to the extent deducted (and not added back) in determining such Consolidated Net Income, the sum of:

(i) interest expense (net of interest income), including amortization and write offs of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with (x) letters of credit, (y) obtaining or unwinding Hedging Agreements or (z) surety bonds for financing activities, in each case for such period,

(ii) provision for taxes based on income, profits or capital and franchise taxes, including Federal, foreign, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, including any penalties and interest relating to any tax examinations for such period,

(iii) depreciation and amortization expenses including acceleration thereof and including the amortization of the increase in inventory resulting from the application of Statement of Financial Accounting Standards No. 141 (“FASB 141”) for transactions contemplated hereby, including Permitted Acquisitions, for such period,

(iv) non-cash compensation expenses arising from the sale of Equity Interests, the granting of options to purchase Equity Interests, the granting of appreciation rights in respect of Equity Interests and similar arrangements for such period,

(v) the excess of the expense in respect of post-retirement benefits and post-employment benefits accrued under Statement of Financial Accounting Standards No. 106 (“FASB 106”) and Statement of Financial Accounting Standards No. 112 (“FASB 112”) over the cash expense in respect of such post-retirement benefits and post-employment benefits for such period,

(vi) minority interest (to the extent distributions are not required to be made and are not made in respect thereof),

(vii) [reserved],

(viii) fees and expenses for such period incurred or paid in connection with the Transactions,

(ix) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that such amount is reasonably likely to be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of the relevant event (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events,

(x) proceeds of received business interruption insurance,

(xi) any fees and expenses incurred during such period in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of Equity Interests, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction undertaken but not completed),

(xii) any (w) severance costs, relocation costs, integration and facilities opening costs, signing costs, retention or completion bonuses and transition costs incurred during such period, (x) cash restructuring related or nonrecurring cash merger costs and expenses incurred during such period as a result of any acquisition, investment, recapitalization, or asset disposition permitted hereunder; provided, that the aggregate amount added to or included in Consolidated EBITDA pursuant to this subclause (x) for any period of four consecutive fiscal quarters shall not exceed an amount equal to 20% of Consolidated EBITDA, calculated prior to giving effect to any amounts added to or included in Consolidated EBITDA pursuant to this subclause (x) and prior to giving effect to any additions to Consolidated EBITDA in respect of such period pursuant to Section 1.03, (y) other nonrecurring cash losses and charges for such period and (z) fees, expenses and charges incurred during such period in respect of litigation (including legal fees) against the Borrower or any of its Subsidiaries, and

(xiii) other non-cash charges for such period (other than the write down of current assets, unless such assets are acquired pursuant to a Permitted Acquisition, in which case any such write down shall (A) occur on or before the first anniversary of the date on which the applicable Permitted Acquisition was consummated and (B) result from (1) a change in accounting policies or (2) a revision in the estimated value of such assets), and minus

(b) without duplication, (i) non-recurring gains (including any non-cash gains as a result of the consummation of any Offer (as such term is defined in the Term Loan Agreement)) and (ii) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(xiii) (other than any such non-cash charges that if originally paid in cash and so not taken as non-cash charges would have been added to Consolidated Net Income above pursuant to clause (a)(xii)) in a previous period.

For purposes of determining Consolidated EBITDA under this Agreement, Consolidated EBITDA for the fiscal quarters ended March 31, 2015, June 30, 2015, September 30, 2015, and December 31, 2015 shall be deemed to be $59,913,000, $69,988,000, $59,484,000 and $76,907,000, respectively (which amounts, for the avoidance of doubt shall be subject, without duplication, to add-backs and adjustments pursuant to this definition and shall give effect to calculations made on a pro forma basis in accordance with Section 1.03 that in each case may become applicable due to actions taken on or after the Closing Date after giving effect to the consummation of the Transactions).

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any Test Period, the ratio of (a) (i) Consolidated EBITDA of the Borrower and its Subsidiaries for such period, less (ii) the aggregate amount of all Capital Expenditures of or by the Borrower and its Subsidiaries paid in cash during such period, other than Capital Expenditures financed or paid for with the proceeds of a permitted issuance of Equity Interests, a permitted issuance of Indebtedness, a permitted Asset Sale or an insurance claim, less (iii) income taxes paid in cash by the Borrower and its Subsidiaries with respect to such period (net of cash refunds received) to (b) the sum of (i) the Consolidated Interest Expense of the Borrower and its Subsidiaries for such period paid in cash, plus (ii) scheduled principal payments required to be made during such period in respect of Indebtedness for borrowed money by the Borrower and its Subsidiaries. For purposes of calculating the Consolidated Fixed Charge Coverage Ratio with respect to Test Periods that include periods prior to the Closing Date, (1) non-financed Capital Expenditures for the fiscal quarters ended March 31, 2015, June 30, 2015, September 30, 2015, and December 31, 2015 shall be deemed to be $10,900,000, $12,100,000, $16,200,000 and $29,100,000, respectively, (2) income taxes paid in cash for the fiscal quarters ended March 31, 2015, June 30, 2015, September 30, 2015, and December 31, 2015 shall be deemed to be $2,700,000, $1,500,000, $0 and $0, respectively, and (3) Consolidated Interest Expense paid in cash and scheduled principal payments paid in cash shall, in each case, be the actual amounts thereof from the Closing Date until the end of such Test Period, multiplied by 4 in the case of the Test Period ending March 31, 2016, multiplied by 2 in the case of the Test Period ending June 30, 2016 and multiplied by 4/3 in the case of the Test Period ending September 30, 2016.

“Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense paid in cash (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of the Borrower and the Subsidiaries for such period, net of interest income, determined on a consolidated basis in accordance with GAAP and (b) the dividends paid in cash during such period by the Borrower and the Subsidiaries on a consolidated basis in respect of Disqualified Stock, but excluding, however, to the extent otherwise included therein, (i) fees and expenses associated with the consummation of the Transactions, (ii) annual agency fees paid to the Administrative Agent, (iii) costs associated with obtaining or unwinding any Hedging Agreements, (iv) fees and expenses associated with any investment permitted pursuant to Section 6.04, issuances of Equity Interests or Indebtedness, or amendments of any Indebtedness (whether or not consummated), (v) penalties and interest relating to Taxes and (vi) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to interest rate Hedging Agreements.

“Consolidated Net Income” shall mean, for any period, the net income or loss ((i) excluding extraordinary gains and losses, and gains and losses arising from the proposed or actual disposition of material assets and (ii) excluding the cumulative effect of changes in accounting principles) of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary. Notwithstanding the foregoing, the amount of any cash dividends paid by any Unrestricted Subsidiary and received by the Borrower or the Subsidiaries during any such period shall be included, without duplication, in the calculation of Consolidated Net Income for such period. There shall be excluded from Consolidated Net Income for any period (i) gains and losses, including unrealized gains and losses, for such period attributable to (v) the early extinguishment of Indebtedness, (w) discontinued operations, (x) facilities to be closed within one year of the date of recognition of such gain or loss, (y) obtaining or unwinding Hedging Agreements and (z) except as provided above, interests in Unrestricted Subsidiaries, (ii) all deferred financing costs written off or amortized and premiums paid or other expenses incurred directly in connection with any extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness and (iii) the effects of purchase accounting adjustments to inventory, property, equipment and intangible assets and deferred revenue in component amounts required or permitted by GAAP, as a result of the Transactions or the amortization or write-off of any amounts thereof.

“Contractual Obligation” shall mean, as to any person, any provision of any security issued by such person or of any agreement, instrument or undertaking to which such person is a party or by which it or any of the property owned by it is bound.

“Contribution” shall have the meaning assigned to such term in the Preliminary Statement.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Covenant Trigger Event” shall mean, at any time, the failure of the Borrower to maintain Excess Availability equal to or greater than the greater of (i) $12,500,000 and (ii) 10.0% of the aggregate Commitments. For purposes of this Agreement, the occurrence of a Covenant Trigger Event shall be deemed continuing, until Excess Availability is equal to or greater than the greater of (i) $12,500,000 and (ii) 10.0% of the aggregate Commitments for thirty (30) consecutive days, in which case a Covenant Trigger Event shall no longer be deemed to be continuing for purposes of this Agreement.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Extension” shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, by an Issuing Bank.

“Credit Facilities” shall mean the revolving credit and letter of credit facilities provided for by this Agreement.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulted Receivable” means a Receivable:

(a) which remains unpaid as of the date that is 180 days after the Last Service Date, or

(b) as to which the Account Debtor thereof is currently the subject of an Insolvency Proceeding.

“Defaulting Lender” shall mean any Lender that (a) defaults in its obligation to make any Loan or fulfill any obligation required to be made or fulfilled by it hereunder in the case of any funding requirement within two Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Administrative Agent or any Loan Party in writing that it does not intend to satisfy any such obligations, (c) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that if a Lender would be a “Defaulting Lender” solely by reason of events relating to a parent company of such Lender or solely because a Governmental Authority has been appointed as receiver, conservator, trustee or custodian for such Lender, such Lender shall not be a “Defaulting Lender” if and for so long as such Lender confirms in writing, upon request by the Administrative Agent, that it will continue to comply with its obligations to make Loans and fulfill all other obligations required to be made and fulfilled by it hereunder, or (d) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action (as defined in Section 9.19).

“Deposit Account Control Agreements” shall mean any account control agreement, in form and substance satisfactory to the Collateral Agent, among a Loan Party, the Collateral Agent and any bank or other financial institution with which such Loan Party maintains (i) a primary concentration account or (ii) such other accounts that do not qualify as Excluded Accounts as may be reasonably requested by the Administrative Agent, in respect of each such account.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, less the amount of cash or cash equivalents (including Permitted Investments) received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 6.05(b).

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except (i) as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments or (ii) pursuant to any put option with respect to any Equity Interests of a Permitted Syndication Subsidiary granted in favor of any Permitted Syndication Transaction Partner), or is redeemable at the option of the holder thereof, in whole or in part, in each case at any time on or prior to the first anniversary of the Revolving Credit Maturity Date in effect at the time such Equity Interest is issued, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) Indebtedness or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Revolving Credit Maturity Date in effect at the time such Equity Interest is issued.

“Distribution” shall have the meaning assigned to such term in the Preliminary Statement.

“dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Eligible Account Debtor” shall mean, at any time, an Account Debtor which is:

(a) not an Affiliate of the Borrower or any Loan Party;

(b) a resident of the United States;

(c) not the Account Debtor on Defaulted Receivables having a value in an aggregate amount of 25% or more of the aggregate value of all Receivables of such Account Debtor;

(d) not the subject of any Insolvency Proceeding; and

(e) an Insurer or a Governmental Authority.

“Eligible Assignee” shall mean any commercial bank, insurance company, investment or mutual fund or other entity (but not any natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) that extends credit or invests in bank loans as one of its businesses; provided that in any event, “Eligible Assignee” shall not include (x) the Borrower or any Affiliate (which for this purpose shall not include the Administrative Agent or any of its branches or Affiliates engaged in the business of making commercial loans) thereof or (y) any Defaulting Lender.

“Eligible Receivable” shall mean, at any time, a Receivable:

(a) the Account Debtor of which is an Eligible Account Debtor;

(b) which is not a Defaulted Receivable;

(c) which (i) is an “account”, including a health-care-insurance receivable, or a general intangible within the meaning of the UCC and is not evidenced by any instrument or chattel paper, (ii) as to which all performance and other action required to be taken in connection therewith by the applicable Loan Party for the Account Debtor has been so performed or taken, (iii) is denominated and payable only in U.S. Dollars, (iv) is net of any deductible limitations, commissions, fees, or other discounts, (v) is based on an actual and bona fide rendition of services or sale of goods to the patient by the applicable Loan Party in the ordinary course of business, and (vi) to the extent required under applicable law, is subject to a patient consent form executed by the applicable patient;

(d) to the extent not the subject of any action, suit, proceeding or dispute (pending or threatened), setoff, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination by the Account Debtor thereof (except for statutory rights of Governmental Authorities that are not pending or threatened);

(e) which is not based on any cost report settlement or expected settlement due from any Governmental Authority;

(f) the invoice for the goods and services constituting the basis for which, has been prepared and delivered;

(g) which does not contravene or conflict in any material respect with any applicable law or any contractual or other restriction or limitation;

(h) the Account Debtor with respect to which has been directed to make payments on such Receivable to a Deposit Account which is either subject to a Deposit Account Control Agreement or which is swept into a concentration account which is subject to a Deposit Account Control Agreement as required by Section 5.16;

(i) which is owned by the applicable Loan Party, and with respect to which, the Collateral Agent has a properly perfected first priority Lien therein, free and clear of any Lien (other than Permitted Liens);

(j) all information set forth in the bill and supporting claim documents with respect to which is true, complete and correct in all material respects, and if additional information is requested by the Account Debtor, the applicable Loan Party has or will promptly provide (or cause to be provided) the same, and if any error has been made with respect to such information, the applicable Loan Party will promptly correct the same and, if necessary, rebill such Receivable;

(k) with respect to which the applicable Loan Party’s Medicare or Medicaid cost reports have been examined and audited or “final settled” or for which a Notice of Program Reimbursement (“NPR”) has been issued by (i) as to Medicaid, the applicable state agency or other CMS designated agent or agents of such state agency, charged with such responsibility, or (ii) as to Medicare, the

Medicare intermediary or other CMS designated agents charged with such responsibility, and there is no basis for any Governmental Authority to assert an offset with respect to such Receivable, including as the result of any unpaid amounts, with respect to any audit, financial settlement or NPR; and

(l) which was not generated by a Loan Party from a facility with respect to which any applicable Governmental Authority: (i) has revoked or suspended the applicable Medicaid, Medicare or similar governmental program qualification pertaining to such facility, or (ii) has revoked or suspended any material healthcare permit pertaining to such facility, and, in each case, to the extent that such Receivable arose after the date of such Governmental Authority action and such Governmental Authority action has not been reversed or rescinded.

“Eligible Self-Pay Receivables” shall mean, at any time, 80% of the average monthly cash collections of the Loan Parties from self-pay Receivables during the immediately preceding period of three (3) months; provided, that, the aggregate amount of Eligible Self-Pay Receivables at any time shall not exceed ten percent (10%) of the aggregate amount of Eligible Receivables at such time.

“Engagement Letter” shall mean the Engagement Letter dated December 22, 2015, among the Borrower, Community Health Systems, Inc., CHS/Community Health Systems, Inc. and UBS Securities, LLC, as extended by that certain Amendment to Engagement Letter, dated March 23, 2016, among the Borrower, Community Health Systems, Inc., CHS/Community Health Systems, Inc. and UBS Securities, LLC.

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and legally binding agreements in each case, relating to protection of the environment, natural resources, occupational health and safety or Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, recycling, arrangement for disposal, or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence or Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) a failure by any Plan to meet the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable or (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Excess Availability” shall mean, at any time, the difference between (a) the lesser of (i) the Revolving Credit Commitments and (ii) the Borrowing Base at such time, as determined from the most recent Borrowing Base Certificate delivered by the Borrower to the Administrative Agent minus (b) the Aggregate Revolving Credit Exposure.

“Excluded Accounts” shall mean (a) any disbursement or payroll accounts used solely for such purposes, (b) accounts solely holding withheld income taxes, employment taxes or other employment-related taxes or amounts to be paid over to employee health or benefits plans and, in each case, funded in the ordinary course of business and (c) other accounts of the Loan Parties having deposits of not more than $1,000,000 in the aggregate for all such accounts.

“Excluded Assets” shall mean, (a) all fee-owned real property and all leasehold interests; (b) motor vehicles and other assets subject to certificates of title (other than to the extent a security interest in such assets can be perfected by filing a Uniform Commercial Code financing statement); (c) Excluded Equity Interests; (d) Commercial Tort Claims with a value of less than $1,000,000; (e) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement not prohibited by this Agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or any Subsidiary Guarantor) (after giving effect to Section 9-406, 9-407, 9-408 and any other anti-assignment provisions of the Uniform Commercial Code or other applicable law and rules of equity), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition; (f) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby; (g) promissory notes issued by employees of any Loan Party; and (h) “intent-to-use” trademark applications.

“Excluded Equity Interests” shall mean (a) voting Equity Interests issued by any Foreign Subsidiary in excess of 66% of the outstanding voting Equity Interests of such Foreign Subsidiary, (b) Equity Interests issued by any Person other than wholly-owned Subsidiaries of the Borrower or any Subsidiary Guarantor to the extent a pledge over such Equity Interests is not permitted by such Person’s organizational or joint-venture documents, (c) Equity Interests issued by any Permitted Syndication Subsidiary to the extent a pledge over such Equity Interests is not permitted by a Contractual Obligation that is not prohibited by this Agreement or is not permitted under any requirement of law (after giving effect to Section 9-406, 9-407, 9-408 and any other anti-assignment provisions of the Uniform Commercial Code or other applicable law and rules of equity) and (d) Equity Interests issued by any Securitization Subsidiary to the extent the pledge of such Equity Interests is prohibited by a Contractual Obligation that is not prohibited by this Agreement or is not permitted under any requirement of law (after giving effect to Section 9-406, 9-407, 9-408 and any other anti-assignment provisions of the Uniform Commercial Code or other applicable law and rules of equity).

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of the Administrative Agent or a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that is imposed on amounts payable to such Administrative Agent or Foreign Lender as a result of any law in effect (including FATCA) at the time such Administrative Agent or Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Administrative Agent or Foreign Lender’s failure to comply with Section 2.20(e), except to the extent that such Administrative Agent or Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).

“Facility” shall mean any Hospital, outpatient clinic, long-term care facility, ambulatory center, nursing home or rehabilitation center and related medical office building or other facility owned or used by the Borrower or any Subsidiary in connection with their respective business.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any regulations or official interpretations thereof issued after the date of this Agreement.

“FCPA” shall mean the United States Foreign Corrupt Practices Act of 1977.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If the Federal Funds Effective Rate is less than zero, it shall be deemed to be zero hereunder.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees, the Fronting Fees and the Issuing Bank Fees.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Pro Rata Percentage of the LC Exposure with respect to Letters of Credit issued by such Issuing Bank other than such LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Percentage of the Swingline Exposure other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fronting Fee” shall have the meaning assigned to such term in Section 2.05(c).

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) Practice Guarantees. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by the Borrower in good faith) of the primary obligation or portion thereof in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such person is required to perform thereunder) as determined by the Borrower in good faith.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit E, dated as of the Closing Date among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances, medical, biological and animal wastes and (b) without limitation of the foregoing, any other chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Health Care Associates” shall have the meaning assigned to such term in Section 6.04(e).

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Hospital” shall mean each hospital now or hereafter owned, leased or operated by the Borrower or any of the Subsidiaries or in which the Borrower or any of the Subsidiaries owns an equity interest. Set forth on Schedule 1.01(b) is a list of all Hospitals in existence on the Closing Date owned or used by the Borrower and the Subsidiaries.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind (other than customer deposits and interest payable thereon in the ordinary course of business), (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and deferred payment for services to employees or former employees incurred in the ordinary course of business and payable in accordance with customary practices and other deferred compensation arrangements), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations and Synthetic Lease Obligations of such person, (h) all obligations of such person as an account party in respect of letters of credit, (i) all obligations of such person in respect of bankers’ acceptances, (j) [reserved] and (k) the aggregate liquidation preference of all outstanding Disqualified Stock issued by such person; provided that in all cases (w) Practice Guarantees, (x) earnouts, unless not paid after becoming due and payable, and working capital adjustments under acquisition or disposition agreements, (y) deferred or prepaid revenue and (z) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, shall be excluded from the definition of “Indebtedness”. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Insurer” means any Person (other than a Governmental Authority) which in the ordinary course of its business or activities agrees to pay for healthcare goods and services received by individuals, including commercial insurance companies, nonprofit insurance companies (such as the Blue Cross, Blue Shield entities), employers or unions which self-insure for employee or member health insurance, prepaid health care organizations, preferred provider organizations, health maintenance organizations or any other similar Person. “Insurer” includes insurance companies issuing health, personal injury, workers’ compensation or other types of insurance but does not include any individual guarantor.

“Interest Payment Date” shall mean (a) with respect to any ABR Revolving Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter or, with the consent of each applicable Lender, 12 months thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” shall mean, as the context may require, (a) each Lender listed on Schedule 1.01(g) with respect to Letters of Credit issued by it in an aggregate amount outstanding at any time not to exceed the amount set forth for such Lender on Schedule 1.01(g); or (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.23(j) and (k) with respect to Letters of Credit issued by such Lender.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).

“Last Service Date” shall mean, with respect to any Receivable, the date on which the related patient was discharged from the care of the applicable Loan Party.

“LC Disbursement” shall mean a payment or disbursement made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of Borrower under the Revolving Facility at such time and (b) the aggregate principal amount of Reimbursement Obligations in respect of Letters of Credit issued for the account of Borrower under the Revolving Facility outstanding at such time, provided that the amount in clause (a) will be reduced by the amount of cash deposited by Borrower in the LC Restricted Account in respect of Letters of Credit issued for the account of Borrower under the Revolving Facility that remains in such LC Restricted Account at such time. The LC Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

“LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“LC Request” shall mean a request by the Borrower in accordance with the terms of Section 2.23(b) in such form as shall be approved by the Administrative Agent and the applicable Issuing Bank.

“LC Restricted Account” shall mean a restricted deposit account held at the Collateral Agent the amounts in which serve to cash collateralize outstanding Letters of Credit issued for the account of Borrower. By its execution of this Agreement, Borrower consents to and authorizes the establishment and maintenance of such account by the Collateral Agent to cash collateralize Letters of Credit issued for Borrower’s account (or the account of its Subsidiaries) as required hereunder and pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest in, such account and all funds therein. It is understood and agreed that the funds in such account shall be invested only in overnight investments.

“Lenders” shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance.

“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.23.

“Letter of Credit Expiration Date” shall mean, with respect to any Letter of Credit, the date that is five Business Days prior to the Revolving Credit Maturity Date.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate of interest appearing on the applicable Bloomberg screen (or on any successor or substitute screen or page of such service, or any successor to such service as determined by the Administrative Agent) as the London interbank offered rate administered by ICE Benchmark Administration Limited for deposits in dollars for a term comparable to such Interest Period, at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period;

provided that in no event shall the LIBO Rate be less than 0.00%; provided further that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“License” shall mean any license or agreement under which a Loan Party is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of property or any other conduct of its business.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. For the avoidance of doubt, the term “Lien” shall not be deemed to include any license of intellectual property.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the Security Documents, the ABL Intercreditor Agreement, any Loan Modification Agreement, and the promissory notes, if any, executed and delivered pursuant to Section 2.04(e).

“Loan Modification Agreement” shall mean a Loan Modification Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the other Loan Parties, one or more Accepting Lenders and the Administrative Agent.

“Loan Modification Offer” shall have the meaning specified in Section 2.25(a).

“Loan Parties” shall mean the Borrower and the Subsidiary Guarantors.

“Loans” shall mean the Revolving Loans and the Swingline Loans.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, operations, financial condition or operating results of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Document to which they are or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under the Loan Documents.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and intercompany loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $35,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” shall mean any Subsidiary other than any (a) Permitted Joint Venture Subsidiary, (b) Permitted Syndication Subsidiary, (c) [Reserved], (d) Foreign Subsidiary, (e) Captive Insurance Subsidiary or (f) Non-Significant Subsidiary.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Significant Subsidiary” shall mean at any time, any Subsidiary (a) which at such time has total assets book value (including the total assets book value of any subsidiaries of such Subsidiary), or for which the Borrower or any of the Subsidiaries shall have paid (including the assumption of Indebtedness) in connection with the acquisition of Equity Interests or the total assets of such Subsidiary, less than $10,000,000 or (b) which does not and will not itself or through its subsidiaries own a Hospital or an interest in a Hospital or manage or operate a Hospital; provided that the total assets of all Non-Significant Subsidiaries at any time does not exceed 5.0% of the total assets of the Borrower and the Subsidiaries on a consolidated basis. Schedule 1.01(f) contains, as of the Closing Date, a true, correct and complete list of all Non-Significant Subsidiaries.

“Obligations” shall mean all obligations defined as “Bank Loan Obligations” in the Guarantee and Collateral Agreement and the other Security Documents.

“OFAC” shall have the meaning assigned to such term in Section 3.23.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Overadvance” has the meaning specified in Section 2.01(b).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(f).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(h).

“Permitted Amendments” shall have the meaning assigned to such term in Section 2.25(c).

“Permitted Interest Transfer” shall mean a sale, issuance or other transfer of securities of a Subsidiary or of assets of any Subsidiary to a new Subsidiary, or sale, issuance or transfer of securities of a Subsidiary to another person if after such sale, issuance or other transfer, such Subsidiary shall meet the applicable requirements of the definition of “Permitted Joint Venture Subsidiary”, “Non-Significant Subsidiary” or “Permitted Syndication Subsidiary”; provided that (a) the aggregate fair market value (determined at the time of and after giving effect to any Permitted Interest Transfer) of all Permitted Interest Transfers made to, or in connection with the establishment of, a Permitted Joint Venture shall not exceed $100,000,000 and (b) at the time of and after giving effect to any Permitted Interest Transfer the total book value of the assets, calculated as of the date of the applicable Permitted Interest Transfer, of all Subsidiaries (other than Loan Parties) that become Permitted Joint Venture Subsidiaries or Permitted Syndication Subsidiaries after the Closing Date as a result of a Permitted Interest Transfer made after the Closing Date shall not exceed (i) 10% of the total book value of the assets of the Borrower and the Subsidiaries on a consolidated basis, calculated as of the date of the applicable Permitted Interest Transfer, in the case of Permitted Joint Venture Subsidiaries, and (ii) 10% of the total book value of the assets of the Borrower and the Subsidiaries on a consolidated basis, calculated as of the date of the applicable Permitted Interest Transfer, in the case of Permitted Syndication Subsidiaries.

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above; and

(f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Permitted Joint Venture Subsidiary” shall mean a partially owned Subsidiary pursuant to which the Borrower or such Subsidiary conducts a Permitted Joint Venture.

“Permitted Joint Ventures” shall mean (a) acquisitions (by merger, purchase, lease (including any lease that contains upfront payments or buy out options) or otherwise), not constituting Permitted Acquisitions, by the Borrower or any of the Subsidiaries of interests in any of the assets of, or shares of the capital stock of or other Equity Interests in, a person or division or line of business of any person engaged in the same business as the Borrower and the Subsidiaries or in a related business, (b) sales, issuances or other transfers of securities of a Subsidiary to a Person other than a Loan Party if after such sale, issuance or other transfer, such Subsidiary shall meet the applicable requirements of the definition of “Permitted Joint Venture Subsidiary” or (c) other investments in and loans and advances to Permitted Joint Venture Subsidiaries; provided that (x) no Default or Event of Default shall have occurred and be continuing and (y) except for the Permitted Joint Ventures listed on Schedule 1.01(d), to the extent the aggregate value of the investments, loans and advances made by the Borrower and the Subsidiaries in (including assets transferred to) any Permitted Joint Venture, in each case, measured as of the date of each such investment, loan or advance (net of any repayments or return of capital in respect thereof actually received in cash by the Borrower or the Subsidiaries (net of applicable Taxes) after the Closing Date) (the “Net Investment Amount”), when added to the aggregate Net Investment Amounts of all Permitted Joint Ventures consummated after the Closing Date, would exceed $2,000,000, the ABL Payment Conditions would be satisfied.

“Permitted Real Estate Indebtedness” shall have the meaning assigned to such term in Section 6.01(f).

“Permitted Syndication Subsidiary” shall mean a partially owned Subsidiary of the Borrower which, after giving effect to a Permitted Syndication Transaction, owns, leases or operates the Hospital which is the subject of such Permitted Syndication Transaction.

“Permitted Syndication Transaction” shall have the meaning assigned to such term in Section 6.05(b)(iii).

“Permitted Syndication Transaction Partner” shall mean one or more persons (other than the Borrower or any Subsidiary) that owns a minority interest in a Permitted Syndication Subsidiary.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, sponsored, maintained or contributed to by the Borrower or any ERISA Affiliate.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Practice Guarantees” shall mean admitting physician practice guarantees pursuant to which the Borrower or any of the Subsidiaries guarantees to pay an admitting physician on the medical staff of a Hospital the difference between such admitting physician’s monthly net revenue from professional fees and a minimum monthly guaranteed amount.

“Prime Rate” shall mean the rate of interest per annum published from time to time by The Wall Street Journal as the prime rate.

“Pro Rata Percentage” shall mean, with respect to any Revolving Credit Lender, the percentage of the Total Revolving Credit Commitments represented by such Revolving Credit Lender’s Revolving Credit Commitment.

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“Qualified Capital Stock” of any person shall mean any Equity Interest of such person that is not Disqualified Stock.

“Reasonable Credit Judgment” shall mean the commercially reasonable judgment of an asset based lender exercised by the Administrative Agent in good faith.

“Receivables” shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by a person pursuant to an arrangement with another person by which such other person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, and all proceeds thereof and rights (contractual or other) and collateral related thereto, and shall include, in any event, any items of property that would be classified as accounts receivable on the balance sheet of the Borrower or any of the Subsidiaries prepared in accordance with GAAP or an “account”, “chattel paper”, an “instrument”, a “general intangible” or a “payment intangible” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” or “proceeds” (as so defined) of any such items.

“Received Exercise Proceeds Amount” shall mean, as at any date of determination, an amount equal to (a) the aggregate net cash proceeds received by the Borrower in respect of any issuance of Equity Interests to employees or directors after the Closing Date, including payments in connection with the exercise of stock options, minus (b) the aggregate amount of all Restricted Payments made in reliance on Section 6.06(a)(viii) prior to such date.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligations” shall mean Borrower’s obligations under Section 2.23(e) to reimburse LC Disbursements.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Required Lenders” shall mean, at any time, Lenders having Loans (other than Swingline Loans) outstanding, LC Exposure, Swingline Exposure and unused Revolving Credit Commitments representing more than 50% of the sum of all Loans (other than Swingline Loans) outstanding, LC Exposure, Swingline Exposure and unused Revolving Credit Commitments at such time; provided that, in the event that there are two (2) or more Lenders at such time, Required Lenders shall include at least two (2) Lenders which are not Affiliates; provided, further that the Loans outstanding, LC Exposure, Swingline Exposure and unused Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders at any time.

“Responsible Officer” of any person shall mean any executive officer, executive vice president or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Indebtedness” shall mean Indebtedness of the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property (other than Qualified Capital Stock of the person making such dividend or distribution)) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property (other than Qualified Capital Stock of the person making such dividend or distribution)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary (other than, in each case, capital contributions to, or the purchase of Equity Interests in, any Subsidiary).

“Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of (i) the Business Day preceding the Revolving Credit Maturity Date and (ii) the date of the termination of the Revolving Credit Commitments.

“Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans, to acquire participations in Swingline Loans, and to acquire participations in Letters of Credit issued hereunder up to the amount (representing the maximum aggregate principal amount in Dollars of such Revolving Credit Lender’s Revolving Credit Exposure hereunder) set forth on Schedule 2.01 or by an amendment to this Agreement pursuant to Section 11.02(e), or in the Assignment and Assumption pursuant to which such Revolving Credit Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Revolving Credit Lender pursuant to Section 9.04. The aggregate amount of the Lenders’ Revolving Credit Commitments as of the Closing Date is $125,000,000.

“Revolving Credit Exposure” shall mean, with respect to any Revolving Credit Lender at any time, the sum of (a) the aggregate principal amount of Revolving Loans of such Revolving Credit Lender outstanding at such time, (b) such Revolving Credit Lender’s LC Exposure at such time and (c) such Revolving Credit Lender’s Swingline Exposure at such time.

“Revolving Credit Lender” shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

“Revolving Credit Maturity Date” shall mean April 29, 2021; provided that if such day is not a Business Day the Revolving Credit Maturity Date shall be the Business Day immediately preceding such day.

“Revolving Facility” shall mean the Revolving Credit Commitments and the extensions of credit made thereunder by the Revolving Credit Lenders.

“Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(b).

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Sanctions” shall have the meaning assigned to such term in Section 3.23.

“SEC” shall mean the U.S. Securities and Exchange Commission or any Governmental Authority succeeding to any or all of its functions.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement between a Loan Party or Subsidiary of a Loan Party and a Bank Product Secured Party.

“Secured Cash Management Obligations” shall mean the due and punctual payment and performance of all obligations of each Loan Party or Subsidiary of a Loan Party under each Secured Cash Management Agreement.

“Secured Hedging Agreement” shall mean any Hedging Agreement between a Loan Party and a Bank Product Secured Party.

“Secured Hedging Obligations” shall mean the due and punctual payment and performance of all obligations of each Loan Party under each Secured Hedging Agreement.

“Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Security Documents” shall mean the Guarantee and Collateral Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12 or 9.20.

“Senior Note Indenture” shall mean each indenture under which Senior Notes are issued, as the same may be amended, restated, substituted, replaced, refinanced, supplemented or otherwise modified from time to time in accordance with Section 6.01(a).

“Senior Notes” shall mean the Borrower’s 11.625% Senior Notes due 2023 issued on or prior to the Closing Date, as the same may be amended, restated, substituted, replaced, refinanced, supplemented or otherwise modified from time to time in accordance with Section 6.01(a) of the Term Loan Agreement.

“Separation Documents” shall mean the Separation and Distribution Agreement, the Computer and Data Processing Transition Services Agreement, the Receivables Collection Agreement, the Billing and Collection Agreement, the Eligibility Screening Services Agreement, the Employee Service Center/HRIS Transition Services Agreement, the Shared Services Center Transition Services Agreement, the Supplemental Medicaid Program Services Agreement, certain other short-term transition services agreements that may be entered into on or following the Distribution Date, the Tax Matters Agreement and the Employee Matters Agreement, among CHS and its subsidiaries (not including the Borrower and its Subsidiaries), on the one hand, and the Borrower and its Subsidiaries, on the other hand, with respect to services and transactions relating to the separation of the Borrower and its Subsidiaries from CHS.

“Significant Asset Sale” shall mean the sale, transfer, lease or other disposition by the Borrower or any Subsidiary to any person other than the Borrower or a Subsidiary Guarantor of all or substantially all of the assets of, or a majority of the Equity Interests in, a person, or a division or line of business or other business unit of a person.

“SPC” shall have the meaning assigned to such term in Section 9.04(i).

“Spin-Off” shall have the meaning assigned to such term in the Preliminary Statement.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” shall mean, as to any person, a corporation, partnership or other entity of which Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, or the management of which is otherwise Controlled, directly or indirectly, or both, by such person.

“Subsidiary” shall mean any subsidiary of the Borrower; provided, however, that Unrestricted Subsidiaries shall be deemed not to be Subsidiaries for any purpose of this Agreement or the other Loan Documents.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement pursuant to Section 5.12 (it being understood and agreed that no (i) Foreign Subsidiary, (ii) Non-Significant Subsidiary, (iii) Permitted Syndication Subsidiary, (iv) [Reserved], (v) Captive Insurance Subsidiary, (vi) Permitted Joint Venture Subsidiary or (vii) Subsidiary listed on Schedule 1.01(e), shall, in any case, be required to enter into the Guarantee and Collateral Agreement pursuant to Section 5.12, unless the Borrower elects to make any such Permitted Joint Venture Subsidiary a Subsidiary Guarantor).

“Supermajority Lenders” shall mean, at any time, Lenders having Loans (other than Swingline Loans) outstanding, LC Exposure, Swingline Exposure and unused Revolving Credit Commitments representing more than 66 2/3% of the sum of all Loans (other than Swingline Loans) outstanding, LC Exposure, Swingline Exposure and unused Revolving Credit Commitments at such time; provided that, in the event that there are two (2) or more Lenders at such time, Supermajority Lenders shall include at least two (2) Lenders which are not Affiliates; provided, further that the Loans outstanding, LC Exposure, Swingline Exposure and unused Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders.

“Swingline Commitment” shall mean the (a) commitment of Swingline Lender to make Swingline Loans to Borrower, in each case pursuant to Section 2.22. The amount of the Swingline Commitment as of the Closing Date is $15,000,000.

“Swingline Exposure” shall mean at any time the sum of the total Swingline Loans outstanding.

“Swingline Lender” shall mean UBS AG, Stamford Branch and any additional Lender added as a Swingline Lender hereunder.

“Swingline Loan” shall mean any loan made by Swingline Lender to Borrower pursuant to Section 2.22.

“Syndication Proceeds” shall have the meaning assigned to such term in Section 6.05(b)(iii).

“Syndication Transaction” shall mean a transaction (or series of transactions) whereby the Borrower or a Subsidiary sells, transfers or otherwise disposes of part, but not all, of its interest in a Subsidiary that owns, leases or operates a Hospital to one or more third parties or of its interest in a Hospital to a partially owned Subsidiary.

“Synthetic Lease” shall mean, as to any person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Subsidiaries (or to their heirs and estates) shall be deemed to be a Synthetic Purchase Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Facility First Priority Collateral” shall have the meaning assigned to the term “Term/Cash Flow Revolver Facility First Priority Collateral” in the ABL Intercreditor Agreement.

“Term Loan Agreement” shall mean (a) the Credit Agreement dated as of the date hereof among Borrower, Credit Suisse Securities (USA) LLC, the guarantors party thereto, Credit Suisse AG, as administrative agent and collateral agent, and the lenders from time to time party thereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement and the ABL Intercreditor Agreement and (b) one or more loan agreements among the Borrower and other parties from time to time party thereto pursuant to which the Indebtedness under the credit agreement referenced in clause (a) above has been refinanced, repaid, prepaid, repurchased, redeemed, replaced, renewed, refunded on increased in whole or in part in accordance with, and subject to, the provisions of this Agreement (including Section 6.01(y)) and the ABL Intercreditor Agreement.

“Term Loan Documents” shall mean the Term Loan Agreement, each guarantee, mortgage and other security document thereunder and the notes issued thereunder.

“Term Loans” shall mean the loans (whether term or revolving) made from time to time pursuant to the Term Loan Agreement.

“Test Period” shall mean, at any time, the four consecutive fiscal quarters of Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Section 5.04(a) or (b).

“Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. As of the Closing Date, the Total Revolving Credit Commitment is $125,000,000.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder on the Closing Date, (b) the execution, delivery and performance by each Loan Party of each Term Loan Document to which it is to be party, (c) the Spin-Off, (d) the CHS Dividend, (e) the Contribution, (f) the Distribution, (g) all related transactions to occur on, prior to or after the Closing Date and (h) the payment of fees and expenses related to the foregoing.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“UCP” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unrestricted Subsidiary” shall mean any Subsidiary organized or acquired directly or indirectly by the Borrower after the Closing Date that the Borrower designates as an “Unrestricted Subsidiary” by written notice to the Administrative Agent. No Unrestricted Subsidiary may own any Equity Interests of a Subsidiary; provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may redesignate any Unrestricted Subsidiary as a “Subsidiary” by written notice to the Administrative Agent and by complying with the applicable provisions of Section 5.12.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“wholly owned Subsidiary” of any person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party or the Administrative Agent.

SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall at all times be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

SECTION 1.03. Pro Forma Calculations. With respect to any period of four consecutive fiscal quarters during which any Permitted Acquisition, other acquisition permitted pursuant to Section 6.04 or Significant Asset Sale occurs, Consolidated EBITDA shall, for all purposes set forth herein, be calculated with respect to such period on a pro forma basis after giving effect to such Permitted Acquisition, acquisition or Significant Asset Sale (and any related repayment of Indebtedness) (including, without duplication, (a) all pro forma adjustments permitted or required by Article 11 of Regulation S-X under the Securities Act of 1933, as amended, (b) pro forma adjustments for designation of any Subsidiary as an Unrestricted Subsidiary and any Unrestricted Subsidiary as a Subsidiary in accordance with the definition of “Unrestricted Subsidiary” (a “Subsidiary Designation”), and (c) pro forma adjustments for cost savings and synergies (net of continuing associated expenses) to the extent such cost savings and synergies are reasonably identifiable, reasonably supportable, are expected to have a continuing impact and have been realized or are reasonably expected to be realized within 12 months following any such Permitted Acquisition or acquisition (which cost savings and synergies shall be calculated on a pro forma basis as though they had been realized on the first day of such period); provided that at the election of the Borrower, such pro forma adjustment shall not be required to be determined for any Permitted Acquisition or other acquisition if the aggregate consideration paid in connection with such acquisition is less than $75,000,000; provided further that all such adjustments shall be set forth in a reasonably detailed certificate of a Financial Officer of the Borrower), assuming, for purposes of making such calculations, such Permitted Acquisition, Subsidiary Designation, acquisition permitted pursuant to Section 6.04 or Significant Asset Sale (and related repayment of Indebtedness), and any other Permitted Acquisitions and Significant Asset Sales (and related repayment of Indebtedness) that have been consummated during the period, had been consummated on the first day of such period; provided, further, that the aggregate amount added to or included in Consolidated EBITDA above in respect of synergies for any period of four consecutive fiscal quarters shall not exceed an amount equal to 20% of Consolidated EBITDA, calculated prior to giving effect to such additions and any other prior additions in respect of such period pursuant to this Section 1.03.

SECTION 1.04. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.05. Effectuation of Transactions. All references herein to the Borrower and the Subsidiaries shall be deemed to be references to such persons, and all the representations and warranties of the Borrower and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Spin-Off and the other Transactions to occur on the Closing Date, unless the context otherwise requires.

SECTION 1.06. Excluded Swap Obligations. (a) Notwithstanding any provision of this Agreement or any other Loan Document, no Guarantee by any Loan Party under any Loan Document shall include a Guarantee of any Obligation that, as to such Loan Party, is an Excluded Swap Obligation and no Collateral provided by any Loan Party shall secure any Obligation that, as to such Loan Party, is an Excluded Swap Obligation. In the event that any payment is made by, or any collection is realized from, any Loan Party as to which any Obligations are Excluded Swap Obligations, or from any Collateral provided by such Loan Party, the proceeds thereof shall be applied to pay the Obligations of such Loan Party as otherwise provided herein without giving effect to such Excluded Swap Obligations and each reference in this Agreement or any other Loan Document to the ratable application of such amounts as among the Obligations or any specified portion of the Obligations that would otherwise include such Excluded Swap Obligations shall be deemed so to provide.

(b) The following terms shall for purposes of this Section 1.06 have the meanings set forth below:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to each Subsidiary Guarantor, any Swap Obligation if, and to the extent that, the Guarantee by such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Subsidiary Guarantor becomes effective with respect to such related Swap Obligation.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Subsidiary Guarantor that has total assets exceeding $10,000,000 or that otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder at the time such Swap Obligation is incurred (including as a result of any agreement in the Guarantee and Collateral Agreement or any other Guarantee or other support agreement in respect of the obligations of such Subsidiary Guarantor by the Borrower or another Person that constitutes an “eligible contract participant”).

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each applicable Lender agrees, severally and not jointly:

(a) to make Revolving Loans to Borrower, at any time and from time to time after the Closing Date until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment or (ii) the Aggregate Revolving Credit Exposures exceeding the lesser of (x) the Total Revolving Credit Commitments and (y) the Borrowing Base.

(b) If the Aggregate Revolving Credit Exposures exceed the Borrowing Base (“Overadvance”) at any time, the excess amount shall be payable by the Borrower within one Business Day after demand by the Administrative Agent, but all such excess Revolving Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Unless its authority has been revoked in writing by the Required Lenders, the Administrative Agent may require the Lenders to honor requests for Overadvances and to forbear from requiring the Borrower to cure an Overadvance, when no other Event of Default is known to the Administrative Agent, as long as (i) the Overadvance does not continue for more than 45 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvances are required), and (ii) the Overadvance is not known by the Administrative Agent to exceed, when taken together with all Protective Advances, an amount equal to 10% of the greater of (x) the Total Revolving Credit Commitments and (y) the Borrowing Base. Notwithstanding the foregoing, in no event shall Overadvances be required or permitted that would cause the (A) the Revolving Credit Exposure of any Lender to exceed such Lender’s Revolving Credit Commitment or (B) the sum of the Aggregate Revolving Credit Exposures to exceed the Total Revolving Credit Commitments. Any funding of an Overadvance or sufferance of an

Overadvance shall not constitute a waiver by the Administrative Agent or the Lenders of the Event of Default caused thereby. In no event shall the Borrower or any other Loan Party be deemed a beneficiary of this Section nor authorized to enforce any of its terms. At the Administrative Agent’s discretion, Overadvances made under this Section 2.01(b) may be made in the form of Swingline Loans or in accordance with Section 2.22.

(c) The Administrative Agent shall be authorized, in its discretion, at any time that any conditions in Section 4.02 are not satisfied, to make Revolving Loans (any such Revolving Loans made pursuant to this Section 2.01(c) the “Protective Advances”) (a) up to an aggregate amount outstanding at any time, together with all Overadvances, of 10% of the greater of (x) the Total Revolving Credit Commitments and (y) the Borrowing Base, if the Administrative Agent reasonably deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations; or (b) to pay any other amounts chargeable to Loan Parties under any Loan Documents, including costs, fees and expenses. Protective Advances shall constitute Obligations secured by the Collateral and shall be entitled to all of the benefits of the Loan Documents. Immediately upon the making of a Protective Advance, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Administrative Agent a risk participation in such Protective Advance in an amount equal to the product of such applicable Lender’s Pro Rata Percentage times the amount of such Protective Advance. The Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. In no event shall Protective Advances cause such Lender’s Revolving Credit Exposure, to exceed such Lender’s Commitment.

Within the limits set forth in this Section 2.01 and subject to the terms, conditions and limitations set forth herein, Borrower may borrow, pay or prepay and reborrow Revolving Loans.

SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $3,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall not repay to the Administrative Agent such corresponding amount within three Business Days after demand by the Administrative Agent, then the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing, on demand, from the Borrower. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

SECTION 2.03. Borrowing Procedure. In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of a proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing

Request and shall specify the following information: (i) whether the Borrowing then being requested is to be Revolving Credit Borrowing or Swingline Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Subsidiary Guarantor and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to the Applicable Fee per annum on the daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or other period ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For purposes of computing Commitment Fees with respect to Revolving Credit Commitments, a Revolving Credit Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administration fees set forth in the Engagement Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).

(c) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Credit Lender a participation fee (“LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Loans pursuant to Section 2.06(b) on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations), during the preceding quarter, and (ii) to each applicable Issuing Bank a fronting fee (“Fronting Fee”), which shall accrue at the rate of 0.125% per annum on the average daily amount of the Letters of Credit (excluding any portion thereof attributable to Reimbursement Obligations) issued by such Issuing Bank and outstanding during the preceding quarter, as well as each applicable Issuing Bank’s customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder (“Issuing Bank Fees”). Accrued LC Participation Fees and Fronting Fees shall be payable in arrears (i) on the third Business Day after the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) on the date on which the Revolving Credit Commitments terminate. Any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand therefor. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Borrower shall pay the Fronting Fees and Issuing Bank Fees directly to the applicable Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

(b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07. Default Interest. If the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder, by acceleration or otherwise, or under any other Loan Document, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, such defaulted amount shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Revolving Loan plus 2.00% per annum.

SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09. Termination and Reduction of Commitments. (a) The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Maturity Date.

(b) Upon at least three Business Days’ prior written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $3,000,000, and (ii) the Commitments shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time. Each notice delivered by the Borrower pursuant to this Section 2.09 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or any other event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c) Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 11:00 a.m., New York City time, on the date of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v) any portion of a Borrowing of any Loans maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

(vii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, then, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into an ABR Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

SECTION 2.11. Reserved.

SECTION 2.12. Optional Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Borrowing made by Borrower, in whole or in part, subject to the requirements of this Section 2.12; provided that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000.

SECTION 2.13. Mandatory Prepayments.

(a) In the event of the termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit or cash collateralize all outstanding Letters of Credit in accordance with the procedures set forth in Section 2.23(i), in each case outstanding under the Revolving Credit Commitments.

(b) In the event of any partial reduction of the Revolving Credit Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify Borrower and Revolving Credit Lenders of the sum of the Revolving Credit Exposures after giving effect thereto and (y) if the Revolving Credit Exposures would exceed the aggregate Revolving Credit Commitments, after giving effect to such reduction, then the Borrower shall, on the date of such reduction, first, repay or prepay Swingline Loans, second, repay or prepay Revolving Loans and third, replace outstanding Letters of Credit under the Revolving Facility or cash collateralize outstanding Letters of Credit under the Revolving Facility in accordance with the procedures set forth in Section 2.23(i), in an aggregate amount sufficient to eliminate such excess.

(c) In the event that the sum of all Revolving Credit Lenders’ Revolving Credit Exposures exceeds the lesser of (i) the Borrowing Base and (ii) the aggregate amount of the Revolving Credit Commitments then in effect, the Borrower shall, subject to Sections 2.01(b) and 2.01(c), without notice or demand, within one Business Day first, repay or prepay Swingline Loans, second, repay or prepay Revolving Loans and third, replace outstanding Letters of Credit under the Revolving Facility or cash collateralize outstanding Letters of Credit under the Revolving Facility in accordance with the procedures set forth in Section 2.23(i), in an aggregate amount sufficient to eliminate such excess; provided that if such excess arises solely as a result of currency rate fluctuations, such repayment, prepayment, replacement or cash collateralization, as the case may be, shall not be required to be made until the third Business Day after the Administrative Agent shall have delivered to Borrower written notice of such required repayment, prepayment, replacement or cash collateralization.

SECTION 2.14. Reserve Requirements; Change in Circumstances.

(a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate), shall subject any Lender, any Issuing Bank or the Administrative Agent to any Taxes (other than (i) Indemnified Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (ii) Excluded Taxes) on its Loans, Commitments or other obligations or its deposits, reserves, other liabilities or capital attributable thereto or shall impose on such Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender or Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or Issuing Bank to be material, then the Borrower will pay to such Lender or Issuing Bank, as the case may be, from time to time such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or Issuing Bank shall have determined that any Change in Law regarding capital adequacy or liquidity has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender or participations in Letters of Credit purchased pursuant hereto to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank the amount shown as due on any such certificate delivered by it within 30 days after its receipt of the same.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or Issuing

Bank’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request if such Lender or Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period. The protection of this Section shall be available to each Lender and Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense (but not against any lost profits) that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Revolving Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment of any Eurodollar Loan required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17. Pro Rata Treatment. Except as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (excluding means expressly contemplated elsewhere in this Agreement), obtain payment (voluntary or involuntary) in respect of any Loan or Loans or LC Disbursement as a result of which the unpaid principal portion of its Loans and participations in LC Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in LC Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and LC Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and LC Exposure and participations in Loans and LC Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and LC Exposure then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and LC Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agree that any Lender holding a participation in a Loan or LC Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any LC Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Fronting Fees and Issuing Bank Fees, which shall be paid directly to the applicable Issuing Bank) shall be made to the Administrative Agent at its designated offices. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, and to pay interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrower or any other Loan Party shall be required by applicable law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes that are payable or paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto; provided that the Borrower shall not be obligated to so indemnify any Lender, the Administrative Agent or any Issuing Bank in respect of interest or penalties attributable to any Indemnified Taxes or Other Taxes to the extent that such interest or penalties resulted solely from the gross negligence or willful misconduct of the Administrative Agent, such Lender or such Issuing Bank. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank or by the Administrative Agent on behalf of itself or a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes, Excluded Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) (i) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate.

(ii) If a payment made to a Lender or Issuing Bank under this Agreement or any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender or Issuing Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472((b) of the Code, as applicable), such Lender or Issuing Bank shall deliver to the Withholding Agent, at the time or times prescribed by law and at such other time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender or Issuing Bank has complied with such Lender’s or Issuing Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender and Issuing Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that this paragraph (f) shall not create any additional obligation of the Borrower hereunder. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

(g) Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments, the cancellation or expiration of any Letter of Credit and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or Issuing Bank or any Governmental Authority on account of any Lender or Issuing Bank pursuant to Section 2.20, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, (v) any Lender refuses to consent to any Loan Modification Offer, and such Loan Modification Offer is consented to by Lenders holding a majority in interest of the Affected Class or (vi) any Lender becomes a Defaulting Lender, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or Issuing Bank, as the case may be, and the Administrative Agent, require such Lender or Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv), (v) or (vi) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification or in respect of which such Lender is a Defaulting Lender, as the case may be) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) or (v) above, shall consent to such requested amendment, waiver or other modification of any Loan Document (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such Eligible Assignee shall have paid to the affected Lender or Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or LC Disbursements of such Lender or Issuing Bank, respectively, plus all Fees (except, in the case of a Defaulting Lender, any Fees not required to be paid to such Defaulting Lender pursuant to the express provisions of this Agreement) and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or Issuing Bank’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or Issuing Bank pursuant to paragraph (b) below), or if such Lender or Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification or shall cease to be a

Defaulting Lender, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).

(b) If (i) any Lender or Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or Issuing Bank or any Governmental Authority on account of any Lender or Issuing Bank, pursuant to Section 2.20, then such Lender or Issuing Bank shall use reasonable efforts (which shall not require such Lender or Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Issuing Bank in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22. Swingline Loans.

(a) Swingline Commitments. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to Borrower in Dollars from time to time after the Closing Date during the Revolving Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of Swingline Loans exceeding $15,000,000, or (ii) the Aggregate Revolving Credit Exposures exceeding the lesser of (x) the Total Revolving Credit Commitments and (y) the Borrowing Base; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow Swingline Loans.

(b) Swingline Loans. To request a Swingline Loan, the Borrower shall deliver, by hand delivery, telecopy or e-mail, a duly completed and executed Borrowing Request to the Administrative Agent and the applicable Swingline Lender, not later than 12:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. Each Swingline Loan shall be an ABR Loan. The Swingline Lender shall make the applicable Swingline Loan available to the Borrower by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. Borrower shall not request a Swingline Loan if at the time of or immediately after giving effect to the Credit Extension contemplated by such request a Default has occurred and is continuing or would result therefrom. Swingline Loans denominated in Dollars shall be made in minimum amounts of $500,000 and integral multiples of $250,000 above such amount.

(c) Prepayment. The Borrower shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, upon giving written notice to the Swingline Lender and the Administrative Agent before 12:00 (noon), New York City time, on the proposed date of repayment.

(d) Participations. The Swingline Lender may at any time in its discretion, and in any event, at least weekly, by written notice given to the Administrative Agent (provided such notice requirement shall not apply if such Swingline Lender and the Administrative Agent are the same entity) not later than 11:00 A.M., New York City time, on the next succeeding Business Day following such notice require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to promptly pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from such Revolving Credit Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired by the Revolving Credit Lenders pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender (unless the Administrative Agent is the same entity as the Swingline Lender). Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.23. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, Borrower may request an Issuing Bank to issue Letters of Credit in Dollars for the account of Borrower or the account of a Subsidiary under the Revolving Facility (provided that Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary). If at any time there is more than one Issuing Bank hereunder, Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit. The Issuing Banks shall have no obligation to issue, and no Borrower shall request the issuance of, any Letter of Credit at any time if after giving effect to such issuance, (i) the LC Exposure would exceed $35,000,000 or (ii) the Aggregate Revolving Credit Exposures would exceed the lesser of (x) the Total Revolving Credit Commitments and (y) the Borrowing Base. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. No Issuing Bank shall be required to issue any Letter of Credit that is not a standby Letter of Credit.

(b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) an LC Request to the applicable Issuing Bank and the Administrative Agent not later than 11:00 a.m., New York City time, on the third Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the applicable Issuing Bank).

A request for an initial issuance of a Letter of Credit shall specify in form and detail satisfactory to the applicable Issuing Bank:

(i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

(ii) the amount thereof;

(iii) the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date);

(iv) the name and address of the beneficiary thereof;

(v) whether the Letter of Credit is to be issued for the account of Borrower or for the account of one of its Subsidiaries; provided that Borrower shall be a co-applicant, and therefore jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary;

(vi) the documents to be presented by such beneficiary in connection with any drawing thereunder;

(vii) the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

(viii) such other matters as the applicable Issuing Bank may require.

A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail satisfactory to the applicable Issuing Bank:

(ix) the Letter of Credit to be amended, renewed or extended;

(x) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);

(xi) the nature of the proposed amendment, renewal or extension; and

(xii) such other matters as the applicable Issuing Bank may require.

If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on the applicable Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the conditions set forth in Article IV in respect of such issuance, amendment, renewal or extension shall have been satisfied, and the applicable Issuing Bank with respect to such Letter of Credit shall be entitled to assume that all such conditions have been satisfied unless it has received written notice from the Administrative Agent or the Required Lenders that they have not been satisfied. Unless the applicable Issuing Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than $100,000.

(c) Expiration Date.

(i) Each Letter of Credit shall expire at or prior to the close of business on the earlier of (x) the date that is no later than one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, no later than one year after such renewal or extension) and (y) the Letter of Credit Expiration Date.

(ii) If the Borrower so requests in any LC Request, the applicable Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit such Issuing Bank to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) such Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the earlier of (A) one year from the date of such renewal and (B) the Letter of Credit Expiration Date; provided that such Issuing Bank shall not permit any such renewal if (x) such Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.23(l) or otherwise), or (y) it has received notice on or before the day that is two Business Days before the date which has been agreed upon pursuant to the proviso of the first sentence of this paragraph, from the Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 4.02 are not then satisfied.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or Revolving Credit Lenders, each applicable Issuing Bank hereby irrevocably grants to each Revolving Credit Lender, and each such Revolving Credit Lender hereby acquires from each applicable Issuing Bank, a participation in such Letter of Credit equal to such Revolving Credit Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each applicable Issuing Bank, such Revolving Credit Lender’s Pro Rata Percentage of each LC Disbursement made by each applicable Issuing Bank in respect of a Letter of Credit issued under the Revolving Credit Commitments and not reimbursed by the Borrower on the date due as provided in Section 2.23(e), or of any reimbursement payment required to be refunded to Borrower for any reason. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, the occurrence and continuance of a Default, reduction or termination of the Commitments, or expiration, termination or cash collateralization of any Letter of Credit and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Administrative Agent shall notify the Revolving Credit Lenders promptly after the issuance, amendment or expiration of any Letter of Credit.

(e) Reimbursement.

(i) If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement, in Dollars, by paying to the applicable Issuing Bank an amount equal to such LC

Disbursement not later than 3:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request (x) in accordance with Section 2.03 that such payment be financed with ABR Loans, in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by such resulting Revolving Loans or (y) that such payment be satisfied with the proceeds held in the applicable LC Restricted Account.

(ii) If the Borrower fails to make such payment when due, in the case of each LC Disbursement, the applicable Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Revolving Credit Lender’s Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 noon, New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Revolving Credit Lender’s Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Revolving Credit Lender, and the Administrative Agent will promptly pay to such Issuing Bank the amounts so received by it from such Revolving Credit Lenders. The Administrative Agent will promptly pay to such Issuing Bank any amounts received by it from the Borrower pursuant to the above paragraph prior to the time that any Revolving Credit Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Administrative Agent from the Borrower thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to such Issuing Bank, as appropriate. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(iii) If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, each of such Revolving Credit Lender and the Borrower severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the applicable Issuing Bank at (i) in the case of the Borrower, the rate per annum set forth in Section 2.23(h) and (ii) in the case of such Lender, at a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

(f) Obligations Absolute. The Reimbursement Obligation of Borrower as provided in Section 2.23(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.23, constitute a legal or equitable discharge of, or provide a right of setoff or compensation against, the obligations of the Borrower hereunder; (v) the fact that a Default shall have occurred and be continuing; or (vi) any material adverse change in the business, property, results of operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly give written notice to the Administrative Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the

Borrower of its Reimbursement Obligation to such Issuing Bank and the Revolving Credit Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.23(e)).

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans, provided that, if such LC Disbursement is not reimbursed by the Borrower when due pursuant to paragraph (e)(i) of this Section 2.23, then Section 2.06(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Credit Lender to the extent of such payment.

(i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in the LC Restricted Account, in the name of the Collateral Agent and for the benefit of the Revolving Credit Lenders, an amount in cash in Dollars equal to 105.0% of the portion of the LC Exposure arising under the Revolving Credit Commitments as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in paragraph (g) or (h) of Article VII. Funds in the LC Restricted Account of Borrower in respect of Letters of Credit issued hereunder shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements in respect of Letters of Credit issued under such Revolving Credit Commitments for the account of Borrower (or its Subsidiaries) for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations in respect of Letters of Credit issued under such Revolving Credit Commitments for the account of Borrower (or its Subsidiaries) or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days after all Events of Default have been cured or waived.

(j) Additional Issuing Banks. The Borrower may, at any time and from time to time, designate one or more additional Revolving Credit Lenders to act as an issuing bank under the terms of this Agreement, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Revolving Credit Lender(s). Any Lender designated as an issuing bank pursuant to this paragraph (j) shall be deemed (in addition to being a Revolving Credit Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Revolving Credit Lender in an aggregate amount outstanding at any time not to exceed the amount to be agreed by the Borrower, the Administrative Agent and such Revolving Credit Lender upon its designation as an Issuing Bank hereunder, and all references herein and in the other Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Credit Lender in its capacity as Issuing Bank, as the context shall require. Upon the addition of any Issuing Bank pursuant to this Section 2.23(j), Schedule 1.01(g) shall be deemed modified to the extent necessary to reflect the addition of such additional Issuing Bank.

(k) Resignation or Removal of the Issuing Bank. Any Issuing Bank may resign as an Issuing Bank hereunder at any time upon at least 30 days’ prior notice to the Lenders, the Administrative Agent and Borrower. Any Issuing Bank may be replaced at any time by written agreement among Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of any Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. Upon the resignation, removal or replacement of any Issuing Bank pursuant to this Section 2.23(k), Schedule 1.01(g) shall be deemed modified to the extent necessary to reflect the resignation, removal or replacement of such Issuing Bank.

(l) Other. Each Issuing Bank shall be under no obligation to issue any Letter of Credit if

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that such Issuing Bank in good faith deems material to it;

(ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank; or

(iii) the issuance of such Letter of Credit would cause the aggregate face amount of all Letters of Credit issued by such Issuing Bank to exceed the amount set forth for such Issuing Bank on Schedule 1.01(g).

Each Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

SECTION 2.24. Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders or Super Majority Lenders, as applicable.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder, third, to cash collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.23(i), fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (y) cash collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.23(i), sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.24 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender.

(iv) Each Defaulting Lender shall be entitled to receive LC Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided cash collateral.

(v) With respect to any Commitment Fee or LC Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (iii) or (iv) above, the Borrower shall (x) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such non-Defaulting Lender pursuant to clause (vi) below, (y) pay to each Issuing Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or the Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(vi) All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated among the non-Defaulting Lenders in accordance with their respective pro rata Commitments (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.01 are satisfied at the time of such reallocation (and, unless the Borrower shall have had reasonable notice of such reallocation and have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) such reallocation does not cause the Revolving Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(vii) If the reallocation described in clause (vi) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within one (1) Business Day following the written request (or within two (2) Business Days, if such request is received after noon, New York City time) of the (i) Administrative Agent or (ii) the Swingline Lender or any Issuing Bank, as applicable (with a copy to the Administrative Agent), (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, cash collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.23(i).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Lenders or take such actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their Revolving Credit Commitments (without giving effect to Section 2.24(a)(vi)), whereupon such Lender shall be deemed to no longer be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swingline Loans / Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) each Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.25. Loan Modification Offers; Replacement Revolving Credit Facility.

(a) The Borrower may, by written notice to the Administrative Agent from time to time after the Closing Date, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes of Loans and/or

Commitments (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and/or Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and/or Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b) The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the applicable Loans and/or Commitments of the Accepting Lenders of the Affected Class, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders of the Affected Class as a new “Class” of loans and/or commitments hereunder. Notwithstanding the foregoing, no Permitted Amendment shall become effective unless the Administrative Agent, to the extent reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions, officer’s and secretary’s certificates and other customary documentation consistent with those delivered on the Closing Date.

(c) “Permitted Amendments” means any or all of the following: (i) an extension of the final maturity date applicable to the applicable Loans and/or Commitments of the Accepting Lenders, (ii) a change in the Applicable Margin with respect to the applicable Loans and/or Commitments of the Accepting Lenders, (iii) a change in the Fees payable to (or the inclusion of additional fees to be payable to) the Accepting Lenders, (iv) changes to any prepayment premiums with respect to the applicable Loans and Commitments, (v) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to provide the rights and benefits of this Agreement and other Loan Documents to each new “Class” of loans and/or commitments resulting therefrom and (vi) additional amendments to the terms of this Agreement applicable to the applicable Loans and/or Commitments of the Accepting Lenders that are less favorable to such Accepting Lenders than the terms of this Agreement prior to giving effect to such Permitted Amendments and that are reasonably acceptable to the Administrative Agent.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Banks and each of the Lenders that:

SECTION 3.01. Organization; Powers. Each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, with respect to Loan Parties other than the Borrower, to the extent that the failure of such Loan Parties to be in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, except to the extent that the failure to possess such power and authority could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02. Authorization. The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, except as could not reasonably be expected to result in a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, except as could not reasonably be expected to result in a Material Adverse Effect or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents or permitted pursuant to Section 6.02 or under any Term Loan Document).

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document constitutes, a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) other filings and recordings in respect of Liens created pursuant to the Security Documents, (c) such as have been made or obtained and are in full force and effect and (d) such actions, consents, approvals, registrations or filings which the failure to obtain or make could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.05. Financial Statements. The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower as of and for the fiscal year ended December 31, 2015, audited by and accompanied by the opinion of Deloitte & Touche LLP, independent public accountant, and (ii) as of and for each 2016 fiscal quarter of the Borrower thereafter ended at least 45 days prior to the Closing Date. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower and its consolidated subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated subsidiaries as of the dates thereof in accordance with GAAP in all material respects. Such financial statements were prepared in accordance with GAAP applied on a consistent basis in all material respects, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, operations, financial condition or operating results of the Borrower and the Subsidiaries, taken as a whole, since December 31, 2015.

SECTION 3.07. Title to Properties; Possession Under Leases. Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, or a right to use, all its properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are, in the case of corporations, fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents and any Term Loan Document or permitted pursuant to Section 6.02).

SECTION 3.09. Litigation; Compliance with Laws. (a) Except as disclosed in the periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC prior to the Closing Date, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower through receipt of written notice or proceeding, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Neither the Borrower nor any of the Subsidiaries nor any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any occupational safety and health, health care, pension, certificate of need, Medicare, Medicaid, insurance fraud or similar law, zoning, building, Environmental Law, ordinance, code or approval or any building permits) or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Agreements. Neither the Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Federal Reserve Regulations. (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12. Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the Preliminary Statement to this Agreement.

SECTION 3.14. Tax Returns. The Borrower and each of the Subsidiaries has filed or caused to be filed, or has timely requested an extension to file or has received an approved extension to file, all Federal, state, local and foreign Tax returns or materials that to the Borrower’s best knowledge are required to have been filed by it and has paid or caused to be paid all Taxes due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP and except any such filings or Taxes, fees or charges, the failure of which to make or pay, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other written information, report, financial statement, Borrowing Request, LC Request, exhibit or schedule (other than estimates and information of a general economic or general industry nature) heretofore or contemporaneously furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when furnished and taken as a whole, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in light of the circumstances under which such statements were made; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized assumptions that the Borrower believed to be reasonable at the time made.

SECTION 3.16. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 715) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan in such amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Financial Accounting Standards Board Accounting Standards Codification Topic 715) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans in such amount that could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.17. Environmental Matters. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description, in all material respects, of all insurance maintained by the Borrower for itself or the Subsidiaries as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.19. Security Documents. (a) The Guarantee and Collateral Agreement creates in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles, and (i) with respect to all Pledged Collateral (as defined in the Guarantee and Collateral Agreement) to be delivered to the Collateral Agent or, in the case of Pledged Collateral (as defined in the Guarantee and Collateral Agreement) that is Term Facility First Priority Collateral, the collateral agent under the Term Loan Credit Agreement, the Lien created under the Guarantee and Collateral Agreement will constitute, a fully perfected first priority Lien (or, with respect to the Term Facility First Priority Collateral, a fully perfected second priority Lien) on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral as to which perfection may be obtained by such actions, in each case prior and superior in right to any other person (other than the rights of persons pursuant to (x) Liens permitted by Section 6.02(z) and (y) Liens permitted by Section 6.02 having priority by operation of law), and (ii) with the filing of financing statements in appropriate form to be filed in the offices specified on Schedule 3.19(a) (as such schedule may be updated from time to time; provided, that such schedules shall be deemed to be updated when the Borrower provides the relevant information in accordance with the Guarantee and Collateral Agreement), the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property, as defined in the Guarantee and Collateral Agreement) as to which perfection may be obtained by such filings, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02 and, with respect to the Term Facility First Priority Collateral, the collateral agent under the Term Loan Agreement.

(b) The Guarantee and Collateral Agreement (or a short form security agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Agent), together with the filings to be made pursuant to the Guarantee and Collateral Agreement with the United States Patent and Trademark Office and the United States Copyright Office and the financing statements to be filed in the offices specified on Schedule 3.19(a) (as such schedule may be updated from time to time; provided that such schedules shall be deemed to be updated when the Borrower provides the relevant information in accordance with the Guarantee and Collateral Agreement), will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing security agreements in the United States and its territories and possessions, in each case prior and superior in right to any other person other than with respect to Liens permitted pursuant to Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Closing Date).

SECTION 3.20. Location of Real Property and Leased Premises. (a) Schedule 1.01(c) lists completely and correctly as of the Closing Date all Hospitals owned by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries own in fee all the real property set forth on Schedule 1.01(c).

(b) Schedule 1.01(c) lists completely and correctly as of the Closing Date all Hospitals leased by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries have valid leases in all the material real property set forth on Schedule 1.01(c).

SECTION 3.21. Labor Matters. Except as set forth on Schedule 3.21, as of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower by delivery of written notice or proceeding, threatened. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound. Except as set forth on Schedule 3.21, as of the Closing Date, neither the Borrower nor any Subsidiary is a party to any collective bargaining agreement or other labor contract applicable to persons employed by it at any Facility.

SECTION 3.22. Solvency. After giving effect to the consummation of the Subject Transactions, (i) each of the Fair Value and the Present Fair Salable Value of the assets of the Borrower and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) the Borrower and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) the Borrower and its Subsidiaries taken as a whole can pay their Stated Liabilities and Identified Contingent Liabilities as they mature. For purposes of this Section 3.22, the following terms shall have the meanings specified:

“Subject Transactions” shall mean the consummation of the Transactions and the other transactions to occur on the Closing Date (including the effectiveness of this Agreement, the making of the Loans to be made on the Closing Date, the use of proceeds of such Loans on the Closing Date and the payment of the CHS Dividend).

“Fair Value” shall mean the amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“Present Fair Salable Value” shall mean the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of the Borrower and its Subsidiaries taken as a whole are sold on a going concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

“Stated Liabilities” shall mean the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of Subject Transactions, determined in accordance with GAAP consistently applied.

“Identified Contingent Liabilities” shall mean the maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Borrower and its Subsidiaries taken as a whole after giving effect to the Subject Transactions (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Borrower.

“Do not have Unreasonably Small Capital” shall mean the Borrower and its Subsidiaries taken as a whole after giving effect to the Subject Transactions have sufficient capital to ensure that it is a going concern.

“Can pay their Stated Liabilities and Identified Contingent Liabilities as they mature” shall mean the Borrower and its Subsidiaries taken as a whole after giving effect to the Subject Transactions have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable.

SECTION 3.23. Sanctions; FCPA.

(a) None of the Borrower, any other Loan Party or any or their subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower, any Loan Party or any of their subsidiaries is (i) a person on the list of “Specially Designated Nationals and Blocked Persons” or (ii) subject to the limitations and prohibitions or any sanctions under or administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. State Department or any other relevant sanctions authority to whose jurisdiction the Borrower, any Loan Party or any of their subsidiaries is subject (collectively, “Sanctions”) and each is currently in compliance with all rules and regulations promulgated by OFAC, the U.S. State Department and each other relevant Sanctions authority to whose jurisdiction the Borrower, any Loan Party or any of their subsidiaries is subject. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officer, employees and agents with Anti-Corruption Laws and Sanctions.

(b) None of the Borrower, any other Loan Party or any or their subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower, any Loan Party or any of their subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any applicable provision of the FCPA, OFAC or any Sanctions, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01. All Credit Events. On the date of each Borrowing (other than a conversion or a continuation of a Borrowing), including on the date of each issuance of or increase to a Letter of Credit (each such event being called a “Credit Event”):

(a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02) or, in the case of the issuance of or increase to a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of or increase to such Letter of Credit as required by Section 2.23(b).

(b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

(d) Except as provided in Section 2.01(b) and (c), after giving effect to such Credit Event, the Borrowing Base exceeds the Revolving Credit Exposure at such time.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the applicable matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02. First Credit Event. On or prior to the Closing Date:

(a) The Administrative Agent shall have received from each party to this Agreement (i) a counterpart of this Agreement signed on behalf of each such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile or other electronic imaging transmission) that such party has signed such a counterpart.

(b) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Bass, Berry & Sims PLC, counsel for the Borrower, substantially to the effect set forth in Exhibit F-1, (ii) the general counsel of the Borrower, substantially to the effect set forth in Exhibit F-2, and (iii) each local counsel listed on Schedule 4.02(b), substantially to the effect set forth in Exhibit F-3, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders, and (C) covering such matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received a copy of an opinion addressed to CHS from its outside tax advisor, subject to customary assumptions and limitations, as to the satisfaction of certain requirements necessary for the Distribution, together with certain related transactions, to qualify as generally tax-free for U.S. Federal income tax purposes under Sections 368(a)(1)(D) and 355 of the Code.

(d) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or its equivalent) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent may reasonably request.

(e) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 and paragraph (j) of this Section 4.02.

(f) The Administrative Agent shall have received all Administrative Agent Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(g) The Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date. The Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document.

(h) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such persons as indicated on the applicable schedules to the Guarantee and Collateral Agreement, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

(i) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured.

(j) The Spin-Off (including the Contribution and the Distribution) shall have been, or substantially simultaneously with the initial funding of Loans on the Closing Date shall be, consummated in accordance with applicable law and as described in the Form 10 filed by the Borrower with the SEC and declared effective on April 4, 2016. The CHS Dividend shall be paid substantially simultaneously with the initial funding of Loans on the Closing Date.

(k) The Lenders shall have received the financial statements and opinion referred to in Section 3.05.

(l) The Administrative Agent shall have received (i) a solvency certificate from the chief financial officer of the Borrower on behalf of the Borrower in form and substance satisfactory to the Administrative Agent certifying that the Borrower and its subsidiaries, on a consolidated basis after giving effect to the Transactions to occur on the Closing Date, are solvent and (ii) a solvency certificate from the chief financial officer of CHS on behalf of CHS in form and substance satisfactory to the Administrative Agent certifying that CHS and its subsidiaries, on a consolidated basis after giving effect to the Transactions to occur on the Closing Date, are solvent.

(m) The Administrative Agent shall have received correct and complete copies of the Separation Documents.

(n) The Borrower and each Subsidiary shall cease to have any obligations under the Third Amended and Restated Credit Agreement dated as of July 25, 2007, as amended and restated as of November 5, 2010, February 2, 2012, and January 27, 2014, among CHS, CHS/Community Health Systems, Inc., the lenders party thereto and Credit Suisse AG, as administrative agent, or any other “Loan Document” or other agreement referred to therein or entered into in connection therewith.

(o) The Lenders shall have received, at least five Business Days prior to the Closing Date, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(p) The Term Loan Credit Agreement and the documents to be executed pursuant to the terms thereof shall have become effective in accordance with their terms.

(q) The Administrative Agent shall have received a Borrowing Base Certificate, dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent and evidencing that Excess Availability on the Closing Date after giving effect to the Transactions is at least $100,000,000.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan and all Fees, all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been cancelled, have expired or have been cash collateralized to the full extent required by this Agreement and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause (i) in the case of Sections 5.01 and 5.02, each of the Material Subsidiaries, and (ii) in the case of Sections 5.03 through 5.15, each of the Subsidiaries to:

SECTION 5.01. Existence; Compliance with Laws; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

(b) (i) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises and authorizations material to the conduct of its business, except as could not reasonably be expected to have a Material Adverse Effect; (ii) comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except as could not reasonably be expected to have a Material Adverse Effect; and (iii) at all times maintain and preserve all tangible property material to the conduct of such business and keep such property in good repair, working order and condition (subject to ordinary wear and tear, casualty and condemnation) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except as could not reasonably be expected to have a Material Adverse Effect.

(c) Comply with each Separation Document to which it is party, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02. Insurance. (a) Maintain with financially sound and reputable insurers insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including hospital liability (which shall include general liability, medical professional liability, contractual liability and druggists’ liability), workers’ compensation, employers’ liability, automobile liability and physical damage coverage, environmental impairment liability, all risk property, business interruption, fidelity and crime insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; provided that the Borrower may implement programs of self insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith.

(b) Cause all casualty and property policies covering any Collateral to name the Collateral Agent as loss payee and/or additional insured, and each provider of any such insurance shall agree, by endorsement upon such policies issued by it, that it will give the Administrative Agent 30 days prior written notice before any such policy or policies shall be altered or canceled.

SECTION 5.03. Obligations and Taxes. Pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could reasonably be expected to give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP or (ii) the failure to pay and discharge such Tax, assessment, charge, levy or claim could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent, which shall furnish to each Lender:

(a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP;

(b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

(c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenant contained in Section 6.13 and, with respect to any Permitted Acquisition consummated during the preceding quarter for total consideration in excess of $50,000,000, 6.04(h);

(d) (i) on or before the 25th day of each month (which monthly Borrowing Base Certificate shall be furnished regardless of whether weekly Borrowing Base Certificates are required to be furnished pursuant to clause (ii) below), the Borrower shall deliver to the Administrative Agent a Borrowing Base Certificate, prepared as of the close of business of the previous month (it being understood that all calculations of Excess Availability in any Borrowing Base Certificate shall originally be made by the Borrower and certified by a Responsible Officer of each of the Borrower, provided that the Administrative Agent may from time to time review and adjust any such calculation in its Reasonable Credit Judgment to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve), (ii) upon the occurrence and during the continuation of a Cash Dominion Event and upon the request of the Administrative Agent, the Borrower shall deliver to Administrative Agent a weekly Borrowing Base Certificate within five (5) Business Days after the end of each calendar week (each calendar week deemed, for purposes hereof, to end on a Friday), updated as of the close of business on the last Business Day of the immediately preceding calendar week unless the Administrative Agent otherwise agrees, and (iii) together with each delivery of a Borrowing Base Certificate pursuant to this clause (d), such supporting documentation, agings and additional reports with respect to the Borrowing Base as the Administrative Agent shall reasonably request;

(e) within 120 days after the beginning of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(g) promptly after the request by any Lender (made through the Administrative Agent), all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(h) promptly after the request by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the

Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

(i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request (on behalf of itself or any Lender); and

(j) substantially contemporaneously with each designation of a Subsidiary as an “Unrestricted Subsidiary” and each redesignation of an Unrestricted Subsidiary as a “Subsidiary”, provide written notice of such designation or redesignation, as applicable, to the Administrative Agent (who shall promptly notify the Lenders).

SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent, promptly after obtaining knowledge thereof, written notice of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect; and

(c) any event or occurrence that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.06. Information Regarding Collateral. Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in any Loan Party’s jurisdiction of organization or formation, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings. (a) Keep books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all requirements of law. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or the Required Lenders to visit and inspect the financial records and the properties of such person at reasonable times and as often as reasonably requested upon reasonable notice and to make extracts from and copies of such financial records (in each case excluding patient medical records and any other material which is confidential pursuant to any laws, rules, regulations and decrees and orders of any Governmental Authority) and permit any representatives designated by the Administrative Agent or the Required Lenders to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor (with a senior officer of the Borrower present); provided that, excluding any such visits and inspections during the continuation of an Event of Default, only one such visit during any fiscal year shall be at the Borrower’s expense.

(b) Reimburse the Administrative Agent for all reasonable and documented charges, costs and expenses of the Administrative Agent in connection with field examinations, verifications and evaluations of any Loan Party’s books and records or any other financial or Collateral matters as the Administrative Agent reasonably deems appropriate, up to three times during the first year following the Closing Date and thereafter, twice per year; provided, however, that if a field examination is initiated while a Default or Event of Default has occurred and is continuing, all charges, costs and expenses therefor shall be reimbursed by Borrower without regard to such limits. Subject to and without limiting the foregoing, Borrower specifically agrees to pay the Administrative Agent’s then standard charges for each day that an employee of such Agent or its branches or Affiliates is engaged in any examination activities, and shall pay the standard charges of such Agent’s internal appraisal group. This Section shall not be construed to limit the Administrative Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes. Neither the Administrative Agent nor any Lender shall have any duty to any Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with any Borrower. Borrower acknowledges that all inspections, appraisals and reports are prepared by the Administrative Agent and Lenders for their purposes, and Borrower shall not be entitled to rely upon them

(c) In the case of the Borrower, use commercially reasonable efforts to maintain a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of the Borrower.

SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes specified in the Preliminary Statement to this Agreement. The Borrower will not directly or indirectly use the proceeds of the Loans or request the issuance of Letters of Credit or otherwise make available such proceeds to any person for the purpose of financing the activities of any person currently subject to any Sanctions. The Borrower will not directly or indirectly use the proceeds of the Loans or request the issuance of Letters of Credit or otherwise make available such proceeds to any person in any country, territory or region, that is subject to, or the target of, any Sanctions. No part of the proceeds of the Loans and no Letter of Credit shall be used directly or indirectly by the Borrower in violation of the FCPA or any similar laws, rules or regulations issued, administered or enforced by any Governmental Authority to whose jurisdiction the Borrower or any Subsidiary is subject (including, if so applicable, the United Kingdom Bribery Act of 2010, as amended) (collectively, the “Anti-Corruption Laws”) or in any manner that would result in a violation of any Sanctions by any party to this Agreement.

SECTION 5.09. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code, except as would not reasonably be expected to have a Material Adverse Effect, and (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $10,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

SECTION 5.10. Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material environmental permits necessary for its operations and properties; and promptly conduct any remedial action in accordance with Environmental Laws; provided, however, that neither the Borrower nor any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

SECTION 5.11. Reserved.

SECTION 5.12. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause any subsequently acquired or organized Material Subsidiary (or any Subsidiary that becomes a Material Subsidiary) to become a Loan Party by executing the Guarantee and Collateral Agreement and each applicable

Security Document in favor of the Collateral Agent. The Borrower may, in its discretion, elect to cause a Permitted Joint Venture Subsidiary to become a Loan Party by complying with the foregoing sentence. In addition, except with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by written notice to the Borrower), the cost or other consequences (including any Tax consequence) of doing so shall be excessive in view of the benefits to be obtained by the Lenders therefrom and subject to applicable limitations set forth in the Security Documents, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrower and the Subsidiary Guarantors (including assets acquired subsequent to the Closing Date), except this Section 5.12 shall not require the Borrower or any Subsidiary Guarantor to (i) pledge any Excluded Equity Interests, (ii) grant security interests in any Excluded Assets, (iii) deliver any certificates evidencing Equity Interests issued by Non-Significant Subsidiaries, (iv) take steps to perfect any security interest with respect to letter of credit rights and commercial tort claims (except to the extent perfected through the filing of Uniform Commercial Code financing statements) or (v) enter into or deliver security documents governed by laws of a jurisdiction other than the United States or any State thereof or the District of Columbia. Such security interests and Liens will be created under the Security Documents and other security agreements and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

SECTION 5.13. Proceeds of Certain Dispositions. If, as a result of the receipt of any cash proceeds by the Borrower or any Subsidiary in connection with any sale, transfer, lease or other disposition of any asset the Borrower would be required by the terms of any Senior Note Indenture or the documentation governing any other Material Indebtedness that is unsecured or secured by Liens junior to the Liens securing the Obligations to make an offer to purchase any of the Indebtedness thereunder, then, prior to the first day on which the Borrower would be required to commence such an offer to purchase, (i) prepay Term Loans in accordance with the Term Loan Agreement, provided that the Borrower may use a portion of such cash proceeds to prepay or repurchase other permitted secured Indebtedness to the extent any applicable credit agreement, indenture or other agreement governing such Indebtedness requires the Borrower to prepay or make an offer to purchase such Indebtedness with such cash proceeds, or (ii) acquire assets or make investments in a manner that is permitted hereby, in each case in a manner that will eliminate any such requirement to make such an offer to purchase.

SECTION 5.14. Operation of Facilities. Use commercially reasonable efforts to operate, and cause the Subsidiaries to operate, the Facilities owned, leased or operated by the Borrower or any of the Subsidiaries now or in the future in a manner believed by the

Borrower to be consistent with prevailing health care industry standards in the locations where the Facilities exist from time to time, except to the extent failure to do so would not have a Material Adverse Effect.

SECTION 5.15. Anti-Corruption Laws. Each Loan Party shall (i) conduct its businesses in compliance with applicable Anti-Corruption Laws and (ii) maintain policies and procedures reasonably designed to promote and achieve compliance with such Anti-Corruption Laws.

SECTION 5.16. Cash Management Systems; Application of Proceeds of Accounts.

(a) Within sixty (60) days after the Closing Date (or such later day as the Administrative Agent may reasonably agree), each Loan Party shall enter into a Deposit Account Control Agreement, in respect of each primary concentration account. In addition, each applicable Loan Party shall enter into an Account Control Agreement with respect to any new account that qualifies as a primary concentration account, in each case within 30 days (or such longer period as the Administrative Agent may reasonably agree) after such account is established.

(b) Promptly, and in any event within five (5) Business Days following receipt thereof, the Loan Parties shall cause all proceeds of Receivables from Governmental Authorities to be swept to a concentration account which is subject to a Deposit Account Control Agreement; promptly, and in any event within five (5) Business Days following receipt thereof, the Loan Parties shall cause all proceeds of all other Receivables to be swept to a concentration account which is subject to a Deposit Account Control Agreement. At any time after the occurrence and during the continuance of a Cash Dominion Event, the Administrative Agent shall have the right to deliver a notice with respect to each account subject to a Deposit Account Control Agreement directing the bank at which such account is maintained to transfer or cause to be transferred, no less frequently than once per Business Day, all available cash balances and cash receipts to an account of the Administrative Agent (the “Administrative Agent’s Account”). All amounts so received by the Administrative Agent’s Account shall be distributed and applied on a daily basis by the Administrative Agent to repay outstanding Loans and, if an Event of Default has occurred and is continuing, to cash collateralize any LC Exposure in respect of outstanding Letters of Credit as provided herein; provided, that, for the avoidance of doubt, any repayment or prepayment of the Revolving Loans pursuant to this sentence shall not reduce the Revolving Credit Commitments then in effect.

(c) So long as no Cash Dominion Event has occurred and is continuing, the Loan Parties shall have full and complete access to, and may direct, and shall have sole control over, the manner of disposition of funds in all Deposit Accounts subject to a Deposit Account Control Agreement.

SECTION 5.17. Landlord Waivers. Each Loan Party shall use commercially reasonable efforts to obtain, within sixty (60) days after the Closing Date, a landlord lien waiver, in form and substance reasonably acceptable to the Administrative Agent, from the landlord of each leased property of the Loan Parties at which a substantial portion of the books and records relating to the ABL Facility First Priority Collateral are located.

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan and all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled, have expired or have been cash collateralized to the full extent required by this Agreement and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it cause or permit any of the Subsidiaries to:

SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the Closing Date and set forth in Schedule 6.01(a) and any extensions, renewals, refinancings or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased (except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement), neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the obligors thereof, if not the original obligors in respect of such Indebtedness, are Loan Parties;

(b) Indebtedness created hereunder and under the other Loan Documents;

(c) intercompany Indebtedness of the Borrower and the Subsidiaries to the extent permitted by Section 6.04(c);

(d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement); provided that (i) such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations and Synthetic Lease Obligations incurred pursuant to Section 6.01(e), shall not exceed $50,000,000 at any time outstanding;

(e) Capital Lease Obligations and Synthetic Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of $50,000,000 at any time outstanding;

(f) Indebtedness (including Capital Lease Obligations) of any Subsidiary secured by one or more Facilities owned or leased by such Subsidiary, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement); provided that (i) when incurred, such Indebtedness shall not exceed the fair market value of the Facilities securing the same and (ii) the aggregate principal amount of all such Indebtedness incurred pursuant to this Section 6.01(f) shall not exceed $50,000,000 at any time outstanding (such Indebtedness meeting the criteria of this Section 6.01(f) being referred to herein as “Permitted Real Estate Indebtedness”);

(g) Indebtedness under performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) [reserved];

(i) Indebtedness in respect of Hedging Agreements permitted by Section 6.04(g);

(j) Cash Management Obligations;

(k) Indebtedness incurred by Foreign Subsidiaries in an aggregate principal amount not exceeding $25,000,000 at any time outstanding;

(l) [reserved];

(m) Indebtedness incurred to finance, or assumed in connection with, one or more Permitted Acquisitions, and any extensions, renewals, refinancings or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased (except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement plus unused committed amounts), neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the obligors thereof, if not the original obligors in respect of such Indebtedness, are Loan Parties;

(n) Indebtedness owed to a seller in a Permitted Acquisition or any other acquisition permitted under Section 6.04, or a Permitted Joint Venture or to a buyer in a disposition permitted under Section 6.05 that (i) relates to post-closing adjustments with respect to accounts receivable, accounts payable, net worth and/or similar items or earnouts or (ii) relates to indemnities granted to the seller or buyer in such transactions;

(o) [reserved];

(p) Indebtedness in the nature of letters of credit (other than Letters of Credit and letters of credit issued under the Term Loan Agreement) issued for the account of the Borrower or any Subsidiary (and related reimbursement obligations) not to exceed an aggregate face amount of $20,000,000;

(q) without duplication of any other Indebtedness, non-cash accruals of interest, accretion or amortization of original issue discount and/or pay-in-kind interest on Indebtedness otherwise permitted hereunder;

(r) [reserved];

(s) Indebtedness consisting of obligations to pay insurance premiums;

(t) except as otherwise expressly provided herein, Guarantees by the Borrower or the Subsidiaries of Indebtedness of the Borrower and the Subsidiaries permitted to be incurred hereunder;

(u) other Indebtedness incurred after the Closing Date of the Borrower or the Subsidiaries in an aggregate principal amount not exceeding $75,000,000 at any time outstanding;

(v) other Indebtedness incurred after the Closing Date so long as immediately after giving effect to the incurrence thereof and the use of proceeds therefrom, the ABL Payment Conditions are satisfied;

(w) [reserved];

(x) [reserved]; and

(y) Indebtedness of Borrower under the Term Loan Agreement in an aggregate principal amount not to exceed the sum of (i) $980,000,000 and (ii) the Incremental Amount (as defined in the Term Loan Agreement).

SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including the Borrower or any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of the Borrower and the Subsidiaries existing on the Closing Date and set forth in Schedule 6.02(a); provided that such Liens shall secure only those obligations which they secured on the Closing Date and extensions, renewals and replacements thereof permitted hereunder;

(b) any Lien created under the Loan Documents;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any person that becomes a Subsidiary after the Closing Date prior to the time such person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary (other than affixed or incorporated into the property covered by such Lien) and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such person becomes a Subsidiary, as the case may be, and any extensions, renewals, refinancings or replacements of such obligations;

(d) Liens, assessments or governmental charges or claims for taxes not yet delinquent or which are not required to be paid pursuant to Section 5.03;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not delinquent or which are not required to be paid under Section 5.03;

(f) Liens incurred and pledges and deposits made in the ordinary course of business in connection with any self-retention or self-insurance, or with respect to workmen’s compensation, unemployment insurance, general liability, medical malpractice, professional liability or property insurance and other social security laws or regulations;

(g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) zoning restrictions, easements, rights-of-way, rights of first refusal, restrictions on use of real property, minor defects or irregularities in title and other similar charges or encumbrances which, in the aggregate, do not interfere in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole;

(i) zoning, building codes and other land use laws, regulations and ordinances regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business of the Borrower or any of the Subsidiaries or any violation of which would not have a Material Adverse Effect;

(j) ground leases in respect of real property on which Facilities owned or leased by the Borrower or any of the Subsidiaries are located;

(k) any interest or title of a lessor or secured by a lessor’s interest under any lease permitted hereunder;

(l) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole;

(m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(n) Liens securing Indebtedness to finance the acquisition, construction or improvement of fixed or capital assets; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition, construction or improvement, and (iii) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary, except for accessions to the property financed with the proceeds of such Indebtedness and the proceeds and the products thereof; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender secured by a Lien permissibly incurred pursuant to this Section 6.02(n);

(o) Liens arising out of judgments or awards that do not constitute an Event of Default under paragraph (i) of Article VII;

(p) [Reserved];

(q) Liens on assets of Foreign Subsidiaries; provided that (i) such Liens do not extend to, or encumber, assets that constitute Collateral or the Equity Interests of the Borrower or any of the Domestic Subsidiaries, and (ii) such Liens extending to the assets of any Foreign Subsidiary secure only Indebtedness incurred by such Foreign Subsidiary pursuant to Section 6.01(k);

(r) Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set off);

(s) Liens on one or more Facilities owned or leased by any Subsidiary to secure Permitted Real Estate Indebtedness incurred by such Subsidiary pursuant to Section 6.01(f);

(t) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business;

(u) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Borrower or any of the Subsidiaries in the ordinary course of business permitted hereunder;

(v) Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(w) Liens securing insurance premiums financing arrangements, provided that such Liens are limited to the applicable unearned insurance premiums;

(x) other Liens that do not, individually or in the aggregate, secure obligations in excess of $50,000,000 at any one time and which Liens in respect of the ABL Facility First Priority Collateral have junior priority to the Liens securing the Obligations and are subject to the ABL Intercreditor Agreement or an Additional Secured Debt Intercreditor Agreement;

(y) Liens on the Collateral (i) which secure Indebtedness incurred pursuant to Section 6.01(v) and (ii) which Liens in respect of the ABL Facility First Priority Collateral have junior priority to the Liens securing the Obligations and are subject to the ABL Intercreditor Agreement or an Additional Secured Debt Intercreditor Agreement;

(z) [reserved];

(aa) [reserved];

(bb) [reserved]; and

(cc) Liens on the Collateral which secure Indebtedness incurred pursuant to Section 6.01(y) and Indebtedness in respect of Hedging Agreements and Cash

Management Agreements which is secured pursuant to the Term Loan/Cash Flow Revolver Collateral Agreement (as defined in the ABL Intercreditor Agreement); provided, that (x) all such Liens on the ABL Facility First Priority Collateral shall be junior to the Liens of the Administrative Agent thereon and (y) all such Liens on any Collateral shall be subject to the ABL Intercreditor Agreement.

SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations, Synthetic Lease Obligations, Permitted Real Estate Indebtedness or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

(a) (i) investments by the Borrower and the Subsidiaries existing on the Closing Date in the Borrower and the Subsidiaries, (ii) additional investments by the Borrower and the Subsidiaries in the Borrower and the Subsidiaries and any Unrestricted Subsidiaries and (iii) additional investments by the Borrower and the Subsidiaries in Permitted Joint Ventures (subject to the limitations on such investments referred to in the definition of the term “Permitted Joint Ventures”); provided that (x) any Equity Interests held by a Loan Party shall be pledged to the extent required by Section 5.12 and the Guarantee and Collateral Agreement and (y) any such investments made pursuant to clause (ii) above made by a Loan Party to a Subsidiary that is not a Loan Party, or made by the Borrower or any Subsidiary to an Unrestricted Subsidiary, may only be made if (A) no Default or Event of Default shall have occurred and be continuing and (B) the aggregate amount of all such investments made by Loan Parties in Subsidiaries that are not Loan Parties, or by the Borrower or any Subsidiary in an Unrestricted Subsidiary and outstanding at any time (without regard to any write-downs or write-offs thereof, and valued net in the case of intercompany loans and transferred liabilities) shall not exceed $50,000,000 after the Closing Date plus the amount of dividends, distributions and other returns of capital actually received in cash by any Loan Party with respect to any such investments; for purposes of the foregoing, if the Borrower designates a Subsidiary as an Unrestricted Subsidiary in accordance with the definition of the term “Unrestricted Subsidiary”, the Borrower will be deemed to have made an investment at that time in the resulting Unrestricted Subsidiary in an aggregate amount equal to the fair market value of the net assets of such Unrestricted Subsidiary;

(b) Permitted Investments;

(c) (i) loans or advances in respect of intercompany accounts attributable to the operation of the Borrower’s cash management system (including with respect to intercompany self-insurance arrangements), (ii) loans or advances made by the Borrower or any of the Subsidiaries to a Permitted Syndication Subsidiary for working capital needs evidenced by a promissory note that is pledged to the Collateral Agent so long as such loans or advances constitute Indebtedness of the primary obligor that is not subordinate to any other Indebtedness of such obligor, and (iii) loans or advances made by the Borrower to any Subsidiary and by any Subsidiary to the Borrower or any other Subsidiary; provided, however, that (x) any such loans and advances made by a Loan Party that are evidenced by a promissory note shall be pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement (and any such loans and advances made by a Loan Party to a Subsidiary that is not a Loan Party shall be so evidenced and pledged) and (y) any such loan or advance made by a Loan Party to a Subsidiary that is not a Loan Party or by the Borrower or any Subsidiary to an Unrestricted Subsidiary shall be subject to the requirements and limitations described in clause (y) of the first proviso to Section 6.04(a), except to the extent that (1) such loan or advance shall be secured by a fully perfected, first-priority Lien on substantially all of the assets of the recipient of such loan or advance and its subsidiaries (in each case of a type that would have constituted Collateral if such recipient were party to the applicable Security Documents) and (2) such Lien is collaterally assigned to the Collateral Agent for the benefit of the Secured Parties, all on terms reasonably satisfactory to the Collateral Agent;

(d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e) the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees, officers, consultants and agents (including payroll advances, travel and entertainment advances and relocation loans in the ordinary course of business to employees, officers and agents of the Borrower or any such Subsidiary (or to any physician or other health care professional associated with or agreeing to become associated with the Borrower or any Subsidiary or any Hospital owned or leased or operated by the Borrower or any Subsidiary (“Health Care Associates”)));

(f) Guarantees to third parties made in the ordinary course of business in connection with the relocation of employees or agents of Health Care Associates of the Borrower or any of the Subsidiaries;

(g) the Borrower and the Subsidiaries may enter into Hedging Agreements that are not speculative in nature;

(h) the Borrower or any Subsidiary may acquire (including by any lease that contains upfront payments and/or buyout options) all or substantially all the assets of a person or line of business of such person, or directly acquire and beneficially own (and retain the right to vote) more than 50% of the aggregate ordinary voting power and aggregate equity value represented by the outstanding capital stock or other Equity Interests of any acquired or newly formed corporation or other entity that acquires or leases such person, division or line of business (referred to herein as the “Acquired Entity”); provided that (i) as of the consummation thereof, such acquisition shall have been approved by the Board of Directors of the Acquired Entity; (ii) the Acquired Entity shall be in a similar, related, incidental or complementary line of business as that of the Borrower and the Subsidiaries as conducted during the current and most recent calendar year; and (iii) at the time of such transaction (A) [Reserved], (B) if the total consideration paid in connection with such acquisition and any other acquisitions pursuant to this Section 6.04(h) after the Closing Date (including any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary following such acquisition and any payments following such acquisition pursuant to earn-out provisions or similar obligations) shall exceed $50,000,000 in the aggregate (excluding the total consideration paid in respect of Permitted Acquisitions listed on Schedule 6.04(h) and consideration consisting of, or funded with the proceeds of, Qualified Capital Stock, then the Borrower would be in compliance with the covenant set forth in Section 6.13 on the last day of the most recently ended fiscal quarter for which financial statements have been or were required to be delivered, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this Section 6.04(h) occurring after such period) as if such transaction had occurred as of the first day of such period, (C) immediately after giving effect to any such acquisition and any related transaction, the ABL Payment Conditions shall be satisfied, (D) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.12 and the Security Documents within a period after consummation of such transaction agreed to by the Administrative Agent (other than, in each case, any Captive Insurance Subsidiary), and (E) the aggregate consideration paid in connection with all such acquisitions of Acquired Entities that become Foreign Subsidiaries (or, in the case of an acquisition of assets, such assets are not directly acquired by Loan Parties), shall not exceed $10,000,000 (any acquisition of an Acquired Entity meeting all the applicable criteria of this Section 6.04(h) being referred to herein as a “Permitted Acquisition”); it being understood and agreed that, in connection with any Permitted Acquisition in which the Borrower or any Loan Party acquires Receivables (including self-pay Receivables) in excess of $20,000,000 in the aggregate, such acquired Receivables shall not constitute Eligible Receivables or Eligible Self-Pay Receivables until such time as a field examination, in form and substance satisfactory to the Administrative Agent in its Reasonable Credit Judgment, shall have been completed with respect to such acquired Receivables;

(i) Permitted Joint Ventures;

(j) investments in a Permitted Syndication Subsidiary in connection with a Permitted Syndication Transaction made pursuant to Section 6.05(b);

(k) [reserved];

(l) the Borrower or any of the Subsidiaries may acquire and hold Receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(m) investments to the extent that payment for such investments is made with issuances of or the cash proceeds from the issuance of Equity Interests of the Borrower;

(n) extensions of trade credit and purchases of equipment and inventory in the ordinary course of business;

(o) [reserved];

(p) investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(q) investments by the Borrower and the Subsidiaries in any Captive Insurance Subsidiary in an aggregate amount not to exceed 150% of the minimum amount of capital required under the laws of the jurisdiction in which such Captive Insurance Subsidiary is formed (plus any excess capital generated as a result of any such prior investment that would result in an unfavorable tax or reimbursement impact if distributed), and other investments in any Captive Insurance Subsidiary to cover reasonable general corporate and overhead expenses of such Captive Insurance Subsidiary;

(r) investments by any Captive Insurance Subsidiary;

(s) investments in any Captive Insurance Subsidiary in connection with a push down by the Borrower of insurance reserves;

(t) investments held by a person (including by way of acquisition, merger or consolidation) after the Closing Date otherwise in accordance with this Section 6.04 to the extent that such investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(u) investments in minority interests existing on the Closing Date;

(v) [reserved];

(w) investments representing the non-cash portion of the consideration received for an Asset Sale or other asset disposition permitted under Section 6.05;

(x) [reserved];

(y) other Investments so long as at the time such Investment is made, the ABL Payment Conditions are satisfied; and

(z) in addition to investments permitted by paragraphs (a) through (y) above, additional investments, loans and advances by the Borrower and the Subsidiaries so long as the aggregate outstanding amount of investments, loans and advances pursuant to this paragraph (z) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $50,000,000 plus the amount of dividends, distributions and other returns of capital actually received in cash by any Loan Party or any of its Subsidiaries in respect of investments made in reliance on this paragraph (z) in the aggregate at any time.

It is understood and agreed that, in the event that any investment is made by the Borrower or any Subsidiary in any person through substantially concurrent interim transfers of any amount through one or more other Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of this Section 6.04.

SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower or less than all the Equity Interests of any Subsidiary (other than pursuant to any Permitted Interest Transfer, any Permitted Joint Venture or transfers of Equity Interests of any Subsidiary to a Loan Party or by a Subsidiary that is not a Subsidiary Guarantor to any Subsidiary or transfers of Equity Interests of a Subsidiary that remains a Subsidiary Guarantor after giving effect to such transfer), or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other person, except that (i) the Borrower and any Subsidiary may purchase and sell inventory in the ordinary course of business and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, (w) the Borrower may merge with any other Person; provided that (1) the Borrower shall be the continuing and surviving Person or the continuing or surviving Person shall expressly assume the obligations of the Borrower including all of the obligations under this Agreement and the other Loan Documents, in a manner reasonably acceptable to the Administrative Agent, and (2) the Borrower or such continuing or surviving Person, as applicable, remains organized under the laws of the United States, any state thereof or the District of Columbia, (x) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (y) any Subsidiary may merge into or consolidate with any other Subsidiary in a transaction in which the surviving entity is a Subsidiary (provided that (A) if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party and (B) to the extent any person other than the Borrower or a wholly owned Subsidiary receives any consideration in connection therewith, then such transaction shall be considered as an investment under the applicable paragraph of Section 6.04) and (z) the Borrower and the Subsidiaries may

make Permitted Acquisitions or any other investment, loan or advance permitted pursuant to Section 6.04 (including by merger), and may enter into Permitted Joint Ventures.

(b) Make any Asset Sale otherwise permitted under paragraph (a) above unless such Asset Sale is:

(i) for consideration that is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of; provided that for any disposition of assets with a fair market value of more than $10,000,000, at least 75% of such consideration is cash, cash equivalents or Permitted Investments;

(ii) [reserved]

(iii) a Syndication Transaction, provided that the aggregate amount or value of the consideration received by any Permitted Syndication Subsidiary and/or the Borrower and the other Subsidiaries from third parties in connection with such Syndication Transaction (or series of Syndication Transactions), except for the Syndication Transactions listed on Schedule 6.05(b) (the “Syndication Proceeds”), when added to the aggregate Syndication Proceeds from all previous Permitted Syndications on or after the Closing Date does not exceed $40,000,000 (any Syndication Transaction meeting the criteria of this Section 6.05(b)(iii) being referred to herein as a “Permitted Syndication Transaction”);

(iv) any Permitted Interest Transfer;

(v) for the sale or other disposition consummated by the Borrower or any of the Subsidiaries after the Closing Date of assets constituting a subsidiary or business unit or units of the Borrower or the Subsidiaries (including a Facility) or the interest of the Borrower or the Subsidiaries therein, provided that (i) such sale or other disposition shall be made for fair value on an arm’s-length basis and (ii) the consideration received for such sale or other disposition constitutes or would constitute a Permitted Acquisition, Permitted Joint Venture or Permitted Syndication Subsidiary in accordance with the definition thereof;

(vi) the Borrower and the Subsidiaries may abandon, allow to lapse or otherwise dispose of intangible property that the Borrower or such Subsidiary shall determine in its reasonable business judgment is immaterial to the conduct of its business;

(vii) forgiveness of any loans or advances made pursuant to Section 6.04(e);

(viii) transfers of property subject to casualty or a condemnation proceeding;

(ix) Restricted Payments permitted pursuant to Section 6.06;

(x) [reserved]; or

(xi) any investment, loan or advance permitted pursuant to Section 6.04.

For the purposes of Section 6.05(b)(i), the following will be deemed to be cash:

(i) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Borrower or a Subsidiary (other than subordinated Indebtedness of the Borrower or a Subsidiary Guarantor) and the release of the Borrower or such Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Sale;

(ii) securities, notes or other obligations received by the Borrower or any Subsidiary of the Borrower from the transferee that are converted by the Borrower or such Subsidiary into cash or cash equivalents (including Permitted Investments) within 180 days following the closing of such Asset Sale;

(iii) Indebtedness of any Subsidiary that is no longer a Subsidiary as a result of such Asset Sale, to the extent that the Borrower and each other Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Sale;

(iv) consideration consisting of Indebtedness of the Borrower (other than subordinated Indebtedness) received after the Closing Date from Persons who are not the Borrower or any Subsidiary; and

(v) any Designated Non-Cash Consideration received by the Borrower or any Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed $50,000,000 (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

SECTION 6.06. Restricted Payments; Restrictive Agreements. (a) Declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement); provided, however, that

(i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders;

(ii) the Borrower may pay the CHS Dividend on the Closing Date;

(iii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase its Equity Interests owned by current or former employees, directors or consultants of the

Borrower or the Subsidiaries or make payments to employees, directors or consultants of the Borrower or the Subsidiaries in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans in an aggregate amount not to exceed $20,000,000 in any fiscal year;

(iv) [reserved];

(v) in addition to Restricted Payments permitted by clauses (i) through (iii) above, so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may make other Restricted Payments in an aggregate amount from and after the Closing Date not to exceed $30,000,000 less the amount of payments made from and after the Closing Date pursuant to Section 6.09(b)(i);

(vi) the Borrower may net shares under employee benefits plans to settle option price payments owed by employees and directors with respect thereto and to settle employees’ and directors’ Federal, state and income tax liabilities (if any) related thereto;

(vii) the Borrower may make other Restricted Payments; provided that at the time any such Restricted Payment is made and after giving effect thereto, the ABL Payment Conditions shall have been satisfied;

(viii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may (A) repurchase any of its Equity Interests, or (B) make payments to employees, directors or consultants of the Borrower or the Subsidiaries in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans, in each case in an aggregate amount not to exceed the Received Exercise Proceeds Amount at the time such Restricted Payment is made;

(ix) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may make other Restricted Payments in an aggregate amount not to exceed $10,000,000 in any fiscal year, beginning with the fiscal year ending December 31, 2016;

(x) other than Restricted Payments described in clause (vii) above, the Borrower or any Subsidiary may make a payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(xi) the Borrower or any Subsidiary may make a purchase, repurchase, redemption, defeasance or other acquisition or retirement of preferred Equity Interests made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, preferred Equity Interests of the Borrower (other than Disqualified Stock and other than preferred Equity Interests sold to a Subsidiary) or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or by preferred Equity Interests sold to any Subsidiary) of the Borrower;

(xii) the Borrower may make payments to holders of Equity Interests of the Borrower in lieu of the issuance of fractional shares of such Equity Interests, provided, however, that any such payment shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such Equity Interests (as determined in good faith by the Board of Directors of the Borrower);

(xiii) the Borrower or any Subsidiary may make purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Equity Interests deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Equity Interests represent a portion of the exercise price thereof; and

(xiv) the Borrower or any Subsidiary may pay dividends or other distributions of Equity Interests of, or Indebtedness owed to the Borrower or a Subsidiary by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash or cash equivalents (including Permitted Investments)).

(b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary (other than any Permitted Joint Venture Subsidiary) to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (ii) the ability of any Subsidiary (other than any Permitted Joint Venture Subsidiary) to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any Subsidiary Guarantor or to Guarantee Indebtedness of the Borrower or any Subsidiary Guarantor; provided (x) that the foregoing shall not apply to restrictions and conditions (A) imposed by law or by any Loan Document or any Senior Note Indenture, (B) contained in agreements relating to the sale of a Subsidiary or other assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (C) imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (D) imposed pursuant to other Indebtedness incurred pursuant to Section 6.01 with such encumbrances and restrictions that, taken as a whole, are not more restrictive than the terms hereof, (E) [reserved], (F) on Permitted Joint Ventures or other joint ventures permitted under Section 6.04 and Permitted Syndication Subsidiaries imposed by the terms of the agreements governing the same, (G) applicable to an Acquired Entity at the time such Acquired Entity became a Subsidiary, so long as such restriction or encumbrance was not created in contemplation of or in connection with such Acquired Entity becoming a Subsidiary and apply only to such Acquired Entity, (H) under any agreements evidencing any Indebtedness permitted to be incurred under Section 6.01, and

(I) contained in the Term Loan Credit Agreement or the other Term Loan Documents; provided that such restrictions and conditions are no more onerous than those set forth in the Term Loan Documents in effect on the Closing Date; and (y) clause (i) of the foregoing shall not apply to restrictions or conditions (A) that are customary provisions in leases and other contracts restricting the assignment thereof and any right of first refusal and (B) imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness.

SECTION 6.07. Transactions with Affiliates. Except for transactions between or among the Borrower and its Subsidiaries or described on Schedule 6.07, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) the Borrower or any Subsidiary may engage in any of the foregoing transactions on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (ii) the Borrower and the Subsidiaries may make (x) investments, loans and advances and (y) Restricted Payments, permitted by Section 6.04 and Section 6.06, respectively, (iii) [reserved], (iv) any issuance of Equity Interests otherwise permitted hereunder, (v) any issuance of Equity Interests, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans, or indemnities provided on behalf of employees or directors and approved by the Board of Directors or senior management of the Borrower, (vi) the payment of reasonable fees to directors of the Borrower and the Subsidiaries who are not employees of the Borrower or the Subsidiaries and (vii) transactions between CHS and its subsidiaries, on the one hand, and the Borrower and its Subsidiaries, on the other hand, pursuant to the Separation Documents (or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect) as in effect on the Closing Date.

SECTION 6.08. Business of the Borrower and Subsidiaries. Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably similar, incidental or complementary thereto and reasonable extensions thereof.

SECTION 6.09. Other Indebtedness. (a) Permit any waiver, supplement, modification or amendment of any Senior Note Indenture or any waiver, supplement, modification or amendment of any indenture, instrument or agreement pursuant to which any subordinated Material Indebtedness of the Borrower or any of the Subsidiaries (other than the Term Loan Credit Agreement and the other Term Loan Documents) is outstanding if the effect of such waiver, supplement, modification or amendment would materially increase the obligations of the obligor (except as permitted by this Agreement) or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Lenders.

(b) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any subordinated Indebtedness (other than intercompany Indebtedness); provided, however, that, so long as no Default or Event of Default shall have occurred and be continuing at the date of such redemption, repurchase, retirement or other acquisition for consideration, or would result therefrom, the Borrower or any Subsidiary may redeem, repurchase, retire or otherwise acquire for consideration (i) from and after the Closing Date, subordinated Indebtedness for an aggregate price not in excess of (A) $30,000,000 less (B) the amount of Restricted Payments made from and after the Closing Date pursuant to clause (v) of Section 6.06(a), (ii) subordinated Indebtedness with the proceeds of or in exchange for (A) subordinated Indebtedness that is permitted pursuant to Section 6.01 and is subordinated on terms not materially less advantageous to the Lenders than those of the Indebtedness being redeemed, repurchased, retired or otherwise acquired for consideration or (B) the issuance of Equity Interests, or (iii) other subordinated Indebtedness; provided that at the time any such Restricted Payment is made and after giving effect thereto, the ABL Payment Conditions shall have been satisfied.

(c) Nothing in this Section 6.09 shall limit or otherwise prohibit the making (and any payment in connection therewith) of any “Change of Control Offer” in accordance with clause (f) of Article VII.

SECTION 6.10. Practice Guarantees. Enter into Practice Guarantees with a term of 30 months or longer in an aggregate amount in excess of $50,000,000 in effect at any time with respect to all such Practice Guarantees.

SECTION 6.11. Reserved.

SECTION 6.12. Reserved.

SECTION 6.13. Consolidated Fixed Charge Coverage Ratio. If, at the close of business on any Business Day, a Covenant Trigger Event shall exist, the Borrower must maintain a Consolidated Fixed Charge Coverage Ratio (as of and commencing for the Test Period then most recently ended) of not less than 1.10 to 1.00 until such time as no Covenant Trigger Event shall exist.

SECTION 6.14. Fiscal Year. With respect to the Borrower, change its fiscal year-end to a date other than December 31.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation, warranty or statement made or deemed made by any Loan Party herein or in any other Loan Document, or any certificate, including any Borrowing Base Certificate, Letters of Credit or Letter of Credit

application delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which it was made or deemed made;

(b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or LC Disbursement or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) (i) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower only), 5.05(a) or 5.08 or in Article VI or (ii) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.04(d) or 5.16 and such default shall continue unremedied for a period of 3 Business Days;

(e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

(f) (i) the Borrower or any Subsidiary shall fail to pay any principal, interest or other amount due in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period) or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that results in the termination or permits any counterparty to terminate any Hedging Agreement the obligations under which constitute Material Indebtedness; provided that (A) this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, and (B) for the avoidance of doubt, a requirement to make a mandatory offer to repurchase under the terms of any Indebtedness of any person acquired by the Borrower or any of its Subsidiaries pursuant to any Permitted Acquisition as a result of a “change of control” (or equivalent term) shall not constitute a Default or an Event of Default under this clause (ii) so long as (I) on or prior to the date the events constituting such “change of control” (or equivalent term) occur, either (1) the terms of such Indebtedness have been amended to eliminate the requirement to make such offer or (2) such Indebtedness has been defeased or discharged so that such requirement shall no longer apply (and, in the event such “change of control” is subject to a requirement that a specific credit ratings event or similar condition subsequent occur, no Event of Default shall exist pursuant to this paragraph (ii) until such time as the specific credit ratings event or similar condition subsequent has also occurred resulting in the obligor under such Indebtedness to become unconditionally obligated to make such offer) or (II) (x) the sum of (1) the aggregate amount of unrestricted cash, cash equivalents and Permitted Investments held by the Borrower and the Subsidiaries plus (2) any available debt financing commitments from any financial institution of nationally recognized standing available to the Borrower or its Subsidiaries for purposes of refinancing such Indebtedness is at least equal to the aggregate amount that would be required to repay such Indebtedness pursuant to any required “change of control offer” (or equivalent term) pursuant to the terms of such Indebtedness at all times prior to the expiration of the rights of the holders of such Indebtedness to require the repurchase or repayment of such Indebtedness as a result of such acquisition and (y) the Borrower or the applicable Subsidiary complies with the provisions of such Indebtedness that are applicable as a result of such acquisition (including by consummating any required “change of control offer” (or equivalent term) for such Indebtedness); provided further that this clause (f) shall not apply if such failure is remedied or waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to this Article VII;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof), or of a substantial part of the property or assets of the Borrower or a Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof) or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof) shall (i) voluntarily commence any proceeding or file any petition seeking relief under

Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof) or for a substantial part of the property or assets of the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate action for the purpose of effecting any of the foregoing;

(i) one or more judgments shall be rendered against the Borrower, any Subsidiary or any combination thereof (not paid or fully covered by insurance) and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment and such judgment is for the payment of money in an aggregate amount in excess of $35,000,000;

(j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect;

(k) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Subsidiary Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Subsidiary Guarantor in accordance with the terms of the Loan Documents);

(l) any security interest purported to be created by any Security Document with respect to any Collateral with an aggregate fair market value in excess of $35,000,000 shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected (subject to the qualifications set forth in Section 3.19(a)), first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Guarantee and Collateral Agreement or any other act or omission by the Collateral Agent (unless such act or omission is a result of reliance on any information provided by a Loan Party or resulted from a breach by a Loan Party of its representations or obligations under the Loan Documents);

(m) the Indebtedness under any subordinated Indebtedness of the Borrower or any Subsidiary constituting Material Indebtedness shall cease (or any Loan Party or an Affiliate of any Loan Party shall so assert), for any reason, to be validly subordinated to the Obligations as provided in the agreements evidencing such subordinated Indebtedness;

(n) there shall have occurred a Change in Control;

(o) [Reserved];

(p) [Reserved]; or

(q) [Reserved]; or

(r) so long as any commitments or loans under the Term Loan Agreement are outstanding, the ABL Intercreditor Agreement shall cease to be effective or cease to be legally valid and binding, or otherwise not be effective to create the rights and obligations purported to be created thereunder, unless the same (i) results directly from the action or inaction of the Collateral Agent or (ii) is not materially adverse to the Lenders;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above or an event described in paragraph (d)(ii) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans and Reimbursement Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans, the face amount (or principal amount, as the case may be) of Reimbursement Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, the face amount (or principal amount, as the case may be) of Reimbursement Obligations, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

The Administrative Agent and the Collateral Agent

Each of the Lenders and Issuing Banks hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral, including the ABL Intercreditor Agreement, and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

The bank serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent (not to be unreasonably withheld or delayed) of the Borrower, to appoint a successor; provided that during the existence and continuation of an Event of Default pursuant to paragraph (b), (c), (g) or (h) of Article VII, no consent of the Borrower shall be required. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retirement of the retiring Agent shall become effective on such 30th day and the retiring Agent may (but shall not have any obligation to do so), on behalf of the Lenders and Issuing Banks, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $1,000,000,000, or an Affiliate of any such bank and, so long as no Event of Default pursuant to paragraph (b), (c), (g) or (h) of Article VII shall have occurred and be continuing, reasonably acceptable to the Borrower. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Administrative Agent and each Lender appoints each Bank Product Secured Party (as defined in the Guarantee and Collateral Agreement) as agent for the purpose of perfecting Liens in Collateral held or controlled by it, to the extent such Liens are perfected by possession or control. If a Lender or other Bank Product Secured Party obtains possession or control of any Collateral, it shall notify Administrative Agent thereof and, promptly upon Administrative Agent’s request, deliver such Collateral to Administrative Agent or otherwise deal with it in accordance with Administrative Agent’s instructions.

Each Bank Product Secured Party that is party to a Secured Cash Management Agreement agrees that it shall report to the Administrative Agent, on a monthly basis, the amount of Secured Cash Management Obligations owing to such Bank Product Secured Party at the time of such reporting.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to the Borrower, to it at Quorum Health Corporation, 1573 Mallory Lane, Suite 100, Brentwood, TN 37027, Attention: Michael Culotta-Executive Vice President and Chief Financial Officer, Email: mike_culotta@quorumhealth.com;

(b) if to the Administrative Agent, to UBS AG, Stamford Branch, 600 Washington Boulevard, Stamford, Connecticut 06901, Attention: Banking Products Services Agency (Fax No. 203-719-3888), Email: DL-UBSAgency@ubs.com; and

(c) if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

Any party hereto may change its address, fax or email instructions at which it is to receive notices hereunder by notice in writing given to the other parties in accordance with this Section 9.01. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of foreign, United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.17); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor”. Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (A) the Loan Documents, (B) any notification of changes in the terms of the Credit Facilities and (C) all information delivered pursuant to Section 5.04(a), (b) and (c).

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including foreign, United States Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of foreign, United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the communications have been posted to the Platform shall constitute effective delivery of the communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and Issuing Banks and shall survive the making by the Lenders of the Loans and issuance of Letters of Credit by the Issuing Banks, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any

Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20, 9.05 and 9.18 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the payment of the Reimbursement Obligations, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank.

SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with notice to the Borrower and the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed) and each Issuing Bank (not to be unreasonably withheld or delayed); provided, however, that (i) in the case of an assignment of a Revolving Credit Commitment, the Borrower must also give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) (provided, that the consent of the Borrower shall not be required to any such assignment made to another Lender or an Affiliate of a Lender or after the occurrence and during the continuance of any Event of Default referred to in paragraph (b), (c), (g) or (h) of Article VII), (ii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be not less than $5,000,000 (or, in any case, if less, the entire remaining amount of such Lender’s Commitment or Loans), (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent and will not apply in the case of an assignment by a Lender to an Approved Fund that is managed by such Lender or an Affiliate of such Lender or by an entity or an Affiliate of an entity that administers or manages such Lender), and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment is as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee and is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).

The entries in the Register shall be conclusive absent manifest error and the Borrower, the Administrative Agent, the Issuing Banks, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Banks, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower to such assignment and any applicable tax forms, the Administrative Agent shall promptly (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Each Lender may without the consent of the Borrower, the Issuing Banks or the Administrative Agent sell participations to one or more banks or other persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or LC Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or person has an interest, increasing or extending the Commitments in which such participating bank or person has an interest or releasing any Subsidiary Guarantor (other than pursuant to the terms thereof or in connection with the sale of such Subsidiary Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant

Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.17.

(h) Any Lender may at any time pledge or assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any investor, potential investor, rating agency, commercial paper dealer, collateral manager, servicer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(j) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

(k) In the event that any Lender shall become a Defaulting Lender or S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) (or, with respect to any Lender that is not rated by any such ratings service or provider, the Issuing Banks shall have reasonably determined that there has occurred a material adverse change in the financial condition of any such Lender, or a material impairment of the ability of any such Lender to perform its obligations hereunder, as compared to such condition or ability as of the date that any such Lender became a Lender) then the Issuing Banks shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Banks or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder.

SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, each Arranger and each Issuing Bank in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent, any Arranger, any Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of Winston & Strawn LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of one counsel in each relevant jurisdiction (and any such additional counsel, if necessary, as a result of actual or potential conflicts of interest) for the Administrative Agent, the Collateral Agent, the Arranger, the Issuing Banks and the Lenders.

(b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender, each Arranger, each Issuing Bank and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities, penalties and related reasonable out-of-pocket expenses, including reasonable fees, charges and disbursements of one counsel in each relevant jurisdiction (and any such additional counsel, if necessary, as a result of actual or potential conflicts of interest) for all Indemnitees, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any related transaction and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, penalties or related expenses (x) are determined by a court of competent jurisdiction by final judgment to have resulted primarily from (1) the gross negligence, bad faith or willful misconduct of such Indemnitee or (2) a material breach of the obligations under this Agreement of such Indemnitee or any of such Indemnitee’s Affiliates or of any of its or their respective officers, directors, employees, agents, advisors or other representatives of the foregoing under this Agreement (as determined by a court of competent jurisdiction in a final and nonappealable decision) or (y) result from any proceeding (other than a proceeding against a party hereto acting pursuant to this Agreement or in its capacity as such or of any of its Affiliates or its or their respective officers, directors, employees, agents, advisors and other representatives and the successors of each of the foregoing) solely between or among Indemnitees not arising from any act or omission of a Loan Party.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, any Arranger or any

Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, such Arranger or such Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, such Arranger or such Issuing Bank in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure and unused Commitments at the time.

(d) To the extent permitted by applicable law, neither the Borrower nor any Indemnitee shall assert, and each hereby waives, any claim against any Indemnitee or the Borrower and each of their respective Affiliates, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof ; provided, that nothing contained in this sentence shall limit the Borrower’s indemnification obligations above to the extent such special, indirect, consequential and punitive damages are included in any third party claim in connection with which any Indemnitee is entitled to indemnification hereunder.

(e) No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(f) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, any Arranger or any Issuing Bank. All amounts due under this Section 9.05 shall be payable, within 30 days of written demand therefor with a reasonably detailed summary of the amounts claimed.

SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party and its Affiliates hereby are authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all Collateral (including any deposits (general or special, time or demand, provisional or final (other than tax accounts, trust accounts or payroll accounts))) at any time held and other obligations at any time owing by such Secured Party or any of its Affiliates to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement and the other Loan

Documents held by such Secured Party, provided that at such time such obligations are due or payable. The rights of each Secured Party and its Affiliates under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party or its Affiliates may have. The applicable Secured Party shall notify such Loan Party and the Collateral Agent of any such setoff and application made by such Secured Party, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Secured Party expressly waives its right of setoff (and any similar right including bankers’ liens) with respect to all lockboxes, deposit accounts and other cash management accounts maintained by any Loan Party and into which any collections for Government Accounts are deposited. For purposes hereof, “Government Accounts” means all accounts on which any federal or state government unit or any intermediary for any federal or state government unit is the obligor.

SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT, UNLESS OTHERWISE EXPRESSLY AGREED BY THE APPLICABLE ISSUING BANK AND THE BORROWER WHEN A LETTER OF CREDIT IS ISSUED, EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE RULES OF THE ISP, AND AS TO MATTERS NOT GOVERNED BY THE ISP, THE LAWS OF THE STATE OF NEW YORK. Notwithstanding the foregoing, none of the Issuing Banks shall be responsible to the Borrower for, and each Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the applicable law or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Banks hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any date for the payment of any interest on, any Loan or LC Disbursement or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or LC Disbursement without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section or release all or substantially all of the value of the Subsidiary Guarantors (other than pursuant to the terms hereof or thereof or in connection with the sale of such Subsidiary Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (v) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC, (vi) reduce the percentage contained in the definition of the term “Required Lenders” or “Supermajority Lenders” without the prior written consent of each Lender, (vii) postpone the scheduled date of expiration of any Letter of Credit beyond the Revolving Credit Maturity Date without the prior written consent of each Lender or (viii) change or otherwise modify the eligibility criteria, eligible asset classes, reserves or sublimits in respect of the Borrowing Base, or add new asset categories to the Borrowing Base, which would, in each case increase the amount of credit available to the Borrower hereunder, without the written consent of the Supermajority Lenders; provided that this clause (viii) shall not limit the discretion of the Administrative Agent to change, establish or eliminate any reserves, to add assets acquired in a Permitted Acquisition to the Borrowing Base or to otherwise exercise its discretion or Reasonable Credit Judgment in respect of any determination expressly provided hereunder to be made by the Administrative Agent in its discretion or Reasonable Credit Judgment, all to the extent otherwise set forth herein; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, any Issuing Bank or any Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, such Issuing Bank or such Swingline Lender; provided however that the aggregate maximum amount of LC Exposure permitted under Section 2.23(a) may be modified with the prior written consent of the Borrower, the Administrative Agent and the Required Lenders; (B) the amount set forth for any Issuing Bank on Schedule 1.01(g) may be modified with the written consent of such Issuing Bank, the Borrower and the Administrative Agent; and (C) the Borrower and the Administrative Agent may amend or supplement this Agreement and any other Loan Documents, without the consent of any Lender, in order to (x) cure ambiguities, omissions, mistakes or defects, (y) cause this Agreement and the other Loan Documents to be consistent with the Guarantee and Collateral Agreement and other similar documents or (z) cause the Guarantee and Collateral Agreement or other document to comply with local Law on the advice of local counsel.

SECTION 9.09. Certain Releases of Guarantees and Security Interests.

(a) Subject to the terms of the ABL Intercreditor Agreement, upon the closing of any Asset Sale consisting of the sale, transfer or other disposition of all of the Equity Interests of any Subsidiary Guarantor permitted pursuant to Section 6.05, (i) the obligations of such Subsidiary Guarantor pursuant to the Guarantee and Collateral Agreement shall automatically be discharged and released without any further action by the Administrative Agent or any Lender, and (ii) the Administrative Agent and the Lenders will, upon the request and at the sole expense of the Borrower, execute and deliver any instrument or other document in a form acceptable to the Administrative Agent which may reasonably be required to evidence such discharge and release, all without representation, recourse or warranty.

(b) Subject to the terms of the ABL Intercreditor Agreement, upon the closing of any Asset Sale consisting of the sale, transfer or other disposition of Equity Interests of any Subsidiary Guarantor or any other Subsidiary of the Borrower permitted pursuant to Section 6.05, (i) the Collateral Agent shall release to the Borrower, without representation, warranty or recourse, express or implied, the pledged Equity Interests of such Subsidiary Guarantor or other Subsidiary, as applicable, held by it, (ii) the Collateral Agent shall release its security interest in all Collateral of such Subsidiary, and (iii) the Collateral Agent will, upon the request and at the sole expense of the Borrower, execute and deliver any instrument or other document in a form acceptable to the Collateral Agent which may reasonably be required to evidence such release.

(c) Subject to the terms of the ABL Intercreditor Agreement, upon consummation by the Borrower or any Subsidiary of a Permitted Interest Transfer or designation of an Unrestricted Subsidiary in accordance with the terms hereof, (i) the Collateral Agent shall release to the Borrower, without representation, warranty or recourse, express or implied, those Equity Interests of the Subsidiary that are the subject of such Permitted Interest Transfer or designation in accordance with clauses (i) and (ii) of Section 9.09(b) and shall release any pledged note theretofore pledged to the extent such note is being discharged in connection with such Permitted Interest Transfer or designation, and (ii) if such Subsidiary whose shares are the subject of such Permitted Interest Transfer or designation is a Subsidiary Guarantor, the obligations of such Subsidiary under its Guarantee shall automatically be discharged and released in accordance with clauses (i) and (ii) of Section 9.09(a) and any Lien granted by such Subsidiary under the Loan Documents shall automatically be discharged and released.

(d) Subject to the terms of the ABL Intercreditor Agreement, the Collateral Agent will, upon the request and at the sole expense of the Borrower, execute and deliver any instrument or other document in a form acceptable to the Collateral Agent which may be reasonably be required to discharge and release, all without representation, recourse or warranty, any Lien on any Collateral granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Commitments and payment in full of the principal and interest on each Loan and all Fees and all other expenses or amounts payable under any Loan Document and the cancellation or expiration of all Letters of Credit or the cash collateralization thereof to the full extent required by this Agreement and reimbursement in full of all amounts drawn thereunder, (ii) that is sold, transferred or otherwise disposed of or to be sold, transferred or otherwise disposed of as part of or in connection with any sale, transfer or other disposition permitted hereunder to a Person other than the Borrower or any Subsidiary Guarantor, and upon consummation by the Borrower or any Subsidiary of any such sale, transfer or other disposition, any Lien granted by the Borrower or such Subsidiary under the Loan Documents on such Collateral shall automatically be discharged and released, and (iii) the Administrative Agent and the Lenders will, upon the request and at the sole expense of the Borrower, execute and deliver any instrument or other document in a form acceptable to the Administrative Agent which may reasonably be required to evidence such discharge and release, all without representation, recourse or warranty.

(e) Subject to the terms of the ABL Intercreditor Agreement, upon notification by the Borrower to the Collateral Agent that a Subsidiary Guarantor is a Non-Significant Subsidiary, and would not be required to become a Subsidiary Guarantor in accordance with the terms hereof, the Collateral Agent shall release the obligations of such Subsidiary under its Guarantee and shall release and discharge any Lien granted by such Subsidiary Guarantor under the Loan Documents in accordance with clauses (i) and (ii) of Section 9.09(a).

SECTION 9.10. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any LC Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such LC Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.10 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.11. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

SECTION 9.13. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.14. Reserved.

SECTION 9.15. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.16. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan

Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

(b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.17. Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel, numbering, administration and settlement service providers, and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.17, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.17. For the purposes of this Section, “Information” shall mean all information received from the Borrower or any Subsidiary and related to the Borrower or its business, other than any such information that was available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by the Borrower; provided that any Lender, the Administrative Agent, the Collateral Agent or any Issuing Bank shall give the Borrower prior notice of any disclosure pursuant to clause (c) to the extent permissible. Any person required to maintain the confidentiality of Information as provided in this Section 9.17 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

SECTION 9.18. USA PATRIOT Act Notice. Each Lender, each Swingline Lender, each Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower (and any Subsidiary in whose account a Letter of Credit is issued) that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower (and any Subsidiary in whose account a Letter of Credit is issued), which information includes the name and address of the Borrower or such Subsidiary and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower or such Subsidiary in accordance with the USA PATRIOT Act.

SECTION 9.19. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

The following terms shall for purposes of this Section have the meanings set forth below:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of such EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 9.20. Additional Secured Debt. (a) Each Lender and each Issuing Bank acknowledges that Additional Secured Debt may be secured by Liens on the Collateral having (i) junior priority to the Liens securing the Obligations on the ABL Facility First Priority Collateral and (ii) senior priority to the Liens securing the Obligations on the Term Facility First Priority Collateral and hereby consents thereto.

(b) In connection with the incurrence by the Borrower or any Subsidiary of Additional Secured Debt, each Lender and each Issuing Bank (i) acknowledges that, at the request of the Borrower, each of the Administrative Agent and/or the Collateral Agent shall enter into one or more Additional Secured Debt Intercreditor Agreements, (ii)

authorizes and directs each Agent to execute and deliver any Additional Secured Debt Intercreditor Agreement and any documents relating thereto, in each case on behalf of such Lender or Issuing Bank and without any further consent, authorization or other action by such Lender or Issuing Bank, (iii) authorizes and directs each Agent to act as its representative under, and in connection with, any Additional Secured Debt Intercreditor Agreement, and (iv) agrees that, upon the execution and delivery thereof, it will be bound by the provisions of any Additional Secured Debt Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions thereof. Each Lender and each Issuing Bank further authorizes and directs each Agent to enter into such amendments, supplements or other modifications to any Additional Secured Debt Intercreditor Agreement as are reasonably acceptable to the Administrative Agent in order to (A) enable any extension, renewal, refinancing, replacement or additional incurrence of any Additional Secured Debt permitted under this Agreement and (B) provide for the Additional Secured Debt thereunder to be secured by Liens on the Collateral having junior priority to the Liens securing the Obligations on the ABL Facility First Priority Collateral and senior priority to the Liens securing the Obligations on the Term Facility First Priortiy Collateral, in each case on behalf of such Lender or each Issuing Bank and without any further consent, authorization or other action by such Lender or such Issuing Bank.

(c) Each Lender and each Issuing Bank (i) acknowledges that, at the request of the Borrower, each of the Administrative Agent and/or the Collateral Agent shall (A) amend, substitute, supplement or otherwise modify the Guarantee and Collateral Agreement, (B) amend, substitute, replace, supplement or otherwise modify any other Security Document, (C) enter into additional Security Documents and (D) take such further actions as are reasonably incidental to the foregoing, in each case as are reasonably acceptable to the Administrative Agent and the Collateral Agent in order to (1) enable the Borrower or any Subsidiary to incur Additional Secured Debt otherwise permitted to be incurred hereunder, and (2) provide for any Additional Secured Debt thereunder to be secured, in accordance with the terms of any Additional Secured Debt Intercreditor Agreement, by Liens having junior priority to the Liens securing the Obligations on the ABL Facility First Priority Collateral and senior priority to the Liens securing the Obligations on the Term Facility First Priority Collateral, (ii) authorizes and directs each Agent to execute and deliver any such amendments, supplements, agreements and other documents, in each case on behalf of such Lender or Issuing Bank and without any further consent, authorization or other action by such Lender or Issuing Bank and (iii) agrees that, upon the execution and delivery thereof, it will be bound by the provisions of such amendments, supplements, agreements and other documents as if it were a signatory thereto and will take no actions contrary to the provisions thereof.

(d) Without limiting the foregoing, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agents on behalf of the Secured Parties in accordance with the terms thereof (subject, in the case of the Collateral, to the provisions of the ABL Intercreditor Agreement and any Additional Secured Debt Intercreditor Agreement). In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, any Lender may be the purchaser of any or all of such Collateral at any such sale or other disposition, and such Collateral Agent as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by such Collateral Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions. The provisions of this paragraph are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

(e) Each Lender and Issuing Bank (i) acknowledges that it has received a copy of the ABL Intercreditor Agreement, (ii) agrees that it will be bound by and will take no actions contrary to the provisions of the ABL Intercreditor Agreement and (iii) acknowledges that the Collateral Agent will enter into the ABL Intercreditor Agreement, and hereby authorizes the Collateral Agent or the Administrative Agent, as applicable, to enter into (and be a party to) the ABL Intercreditor Agreement and any documents related thereto (including any amendments to the Security Documents) on behalf of itself, such Lender, the Issuing Banks and other holders of Secured Obligations, in each case as the Collateral Agent or the Administrative Agent, as applicable, shall determine to be appropriate to cause the applicable Indebtedness, and the obligations related thereto, to be secured as permitted hereunder without any further consent, authorization or other action by any Lender or Issuing Bank.

SECTION 9.21. No Fiduciary Relationship. The Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the other Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Collateral Agent, the Arranger, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and their Affiliates, and none of the Administrative Agent, the Collateral Agent, the Arranger, the Lenders, the Issuing Banks and their Affiliates has any obligation to disclose any of such interests to the Borrower or any of their Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Collateral Agent, the Arranger, the Lenders, the Issuing Banks and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

QUORUM HEALTH CORPORATION,

by	/s/ Michael J. Culotta
	Name:	Michael J. Culotta
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to ABL Credit Agreement

UBS AG, STAMFORD BRANCH, as Administrative Agent, Collateral Agent, an Issuing Bank and a Lender

by	/s/ Darlene Arias
	Name:	Darlene Arias
	Title:	Director

by	/s/ Craig Pearson
	Name:	Craig Pearson
	Title:	Associate Director

Signature Page to ABL Credit Agreement

[Lender/Issuing Bank Signature Pages on File with the Administrative Agent]

by
Name:
Title:

by
Name:
Title:

Signature Page to ABL Credit Agreement

INDEX OF SCHEDULES

Schedule 1.01(b)	-	Subsidiary Guarantors
Schedule 1.01(c)	-	Hospitals
Schedule 1.01(d)	-	Certain Permitted Joint Ventures
Schedule 1.01(e)	-	Certain Subsidiaries
Schedule 1.01(f)	-	Non-Significant Subsidiaries
Schedule 1.01(g)	-	Issuing Banks
Schedule 2.01	-	Initial Lenders and Commitments
Schedule 3.08	-	Subsidiaries
Schedule 3.18	-	Insurance
Schedule 3.19(a)	-	UCC Filing Offices
Schedule 3.21	-	Collective Bargaining Agreements
Schedule 4.02(b)	-	Local Counsel
Schedule 6.01(a)	-	Existing Indebtedness
Schedule 6.02(a)	-	Existing Liens
Schedule 6.04(h)	-	Certain Permitted Acquisitions
Schedule 6.05(b)	-	Certain Syndication Transactions
Schedule 6.07	-	Certain Affiliate Transactions

Schedule 1.01(b)

Subsidiary Guarantors

1.	Anna Hospital Corporation

2.	Big Bend Hospital Corporation

3.	Big Spring Hospital Corporation

4.	Blue Island Hospital Company, LLC

5.	Blue Island Illinois Holdings, LLC

6.	Blue Ridge Georgia Holdings, LLC

7.	Centre Hospital Corporation

8.	Clinton Hospital Corporation

9.	CSRA Holdings, LLC

10.	Deming Hospital Corporation

11.	DHSC, LLC

12.	Evanston Hospital Corporation

13.	Forrest City Arkansas Hospital Company, LLC

14.	Forrest City Hospital Corporation

15.	Fort Payne Hospital Corporation

16.	Galesburg Hospital Corporation

17.	Granite City Hospital Corporation

18.	Granite City Illinois Hospital Company, LLC

19.	Greenville Hospital Corporation

20.	Hamlet H.M.A., LLC

21.	Hospital of Barstow, Inc.

22.	Hospital of Louisa, Inc.

23.	Jackson Hospital Corporation

24.	Lexington Hospital Corporation

25.	Marion Hospital Corporation

26.	Massillon Community Health System LLC

27.	Massillon Health System LLC

28.	Massillon Holdings, LLC

29.	McKenzie Tennessee Hospital Company, LLC

30.	MMC of Nevada, LLC

31.	Monroe HMA, LLC

32.	MWMC Holdings, LLC

33.	National Healthcare of Mt. Vernon, Inc.

34.	Phillips Hospital Corporation

35.	QHC California Holdings, LLC

36.	QHG of Massillon, Inc.

37.	Quorum Health Investment Company, LLC

38.	Quorum Health Resources, LLC

39.	Red Bud Hospital Corporation

40.	Red Bud Illinois Hospital Company, LLC

41.	San Miguel Hospital Corporation

42.	Sunbury Hospital Company, LLC

43.	Tooele Hospital Corporation

44.	Triad of Oregon, LLC

2

45.	Watsonville Hospital Corporation

46.	Waukegan Hospital Corporation

47.	Waukegan Illinois Hospital Company, LLC

48.	Williamston Hospital Corporation

49.	Winder HMA, LLC

3

Schedule 1.01(c)

Hospitals

(a)	Owned Hospitals

Alabama

1.	Cherokee Medical Center

400 Northwood Drive

Centre, AL 35960

(Cherokee)

Centre Hospital Corporation (AL)

2.	DeKalb Regional Medical Center

200 Medical Center Drive

PO Box 680778

Fort Payne, AL 35968

(DeKalb)

Fort Payne Hospital Corporation (AL)

3.	L.V. Stabler Memorial Hospital

29 L.V. Stabler Drive

Greenville, AL 36037

(Butler)

Greenville Hospital Corporation (AL)

California

4.	Barstow Community Hospital

820 East Mountain View Street

Barstow, CA 92311

(San Bernardino)

Hospital of Barstow, Inc. (DE)

5.	Watsonville Community Hospital

75 Nielson Street

Watsonville, CA 95076

(Santa Cruz)

Watsonville Hospital Corporation (DE)

Georgia

6.	Fannin Regional Hospital

2855 Old Highway 5, North

Blue Ridge, GA 30513

(Fannin)

Blue Ridge Georgia Hospital Company, LLC (DE)

7.	Clearview Regional Medical Center

2151 West Spring Street

PO Box 1346

Monroe, GA 30655

(Walton)

Monroe HMA, LLC

8.	Barrow Regional Medical Center

316 North Broad Street

Winder, GA 30680

(Barrow)

Winder HMA, LLC

Illinois

9.	MetroSouth Medical Center

12935 Gregory Street

Blue Island, IL 60406

(Cook)

Blue Island Hospital Company, LLC (DE)

10.	Galesburg Cottage Hospital

695 N. Kellogg St.

Galesburg, IL 61401

(Knox)

Galesburg Hospital Corporation (IL)

11.	Gateway Regional Medical Center

2100 Madison Avenue

Granite City, IL 62040

(Madison)

Granite City Illinois Hospital Company, LLC (IL)

12.	Heartland Regional Medical Center

3333 West DeYoung

Marion, IL 62959

(Williamson)

Marion Hospital Corporation (IL)

13.	Crossroads Community Hospital

#8 Doctor’s Park Road

Mt. Vernon, IL 62864

(Jefferson)

National Healthcare of Mt. Vernon, Inc. (DE)

4

14.	Red Bud Regional Hospital

325 Spring Street

Red Bud, IL 62278

(Randolph)

Red Bud Illinois Hospital Company, LLC (IL)

15.	Vista Medical Center East

1324 N. Sheridan Road

Waukegan, IL 60085

(Lake County)

Waukegan Illinois Hospital Company, LLC (IL)

16.	Vista Medical Center West

2615 Washington Street

Waukegan, IL 60085

(Lake County)

Waukegan Illinois Hospital Company, LLC (IL)

Kentucky

17.	Three Rivers Medical Center

2483 Highway 644

PO Box 769

Louisa, KY 41230

(Lawrence)

Hospital of Louisa, Inc. (KY)

18.	Paul B. Hall Regional Medical Center

625 James S. Trimble Blvd.

Paintsville, KY 41240

(Johnson)

Paintsville Hospital Company, LLC

Nevada

19.	Mesa View Regional Hospital

1299 Bertha Howe Avenue

PO Box 3540

Mesquite, NV 89027

(Clark)

MMC of Nevada, LLC (DE)

New Mexico

20.	Mimbres Memorial Hospital

900 W. Ash Street

Deming, NM 88030

(Luna)

Deming Hospital Corporation (NM)

21.	Alta Vista Regional Hospital

104 Legion Drive

Las Vegas, NM 87701

(San Miguel)

San Miguel Hospital Corporation (NM)

North Carolina

22.	Sandhills Regional Medical Center

1000 West Hamlet Avenue

Hamlet, NC 28345

(Richmond)

Hamlet HMA, LLC

Ohio

23.	Affinity Medical Center

875 Eighth Street, N.E.

PO Box 805

Massillon, OH 44646

(Stark)

DHSC, LLC (DE)

Oregon

24.	McKenzie-Willamette Medical Center

1460 G Street

Springfield, OR 97477

(Lane)

McKenzie-Willamette Regional Medical

Center Associates, LLC (DE)

Pennsylvania

25.	Lock Haven Hospital

24 Cree Drive

Lock Haven, PA 17745

(Clinton)

Clinton Hospital Corporation (PA)

26.	Sunbury Community Hospital

350 N. Eleventh Street

PO Box 737

Sunbury, PA 17801

(Northumberland)

Sunbury Hospital Company, LLC (DE)

5

Tennessee

27.	Henderson County Community Hospital

200 West Church Street

Lexington, TN 38351

(Henderson)

Lexington Hospital Corporation (TN)

28.	McKenzie Regional Hospital

161 Hospital Dr.

McKenzie, TN 38201

(Carroll)

McKenzie Tennessee Hospital Company, LLC (DE)

Texas

29.	Big Bend Regional Medical Center

2600 Highway 118 North

Alpine, TX 79830

(Brewster)

Big Bend Hospital Corporation (TX)

30.	Scenic Mountain Medical Center

1601 West Eleventh Place

Big Spring, TX 79720

(Howard)

Big Spring Hospital Corporation (TX)

Utah

31.	Mountain West Medical Center

2055 N. Main

Tooele, UT 84074

(Tooele)

Tooele Hospital Corporation (UT)

Wyoming

32.	Evanston Regional Hospital

190 Arrowhead Drive

Evanston, WY 82930

(Uinta)

Evanston Hospital Corporation (WY)

(b) Leased Hospitals

Arkansas

1.	Forrest City Medical Center

1601 Newcastle Road

Forrest City, AR 72336

(Saint Francis)

Forrest City Arkansas Hospital Company, LLC (AR)

2.	Helena Regional Medical Center

1801 Martin Luther King Drive

PO Box 788

Helena, AR 72342

(Phillips)

Phillips Hospital Corporation (AR)

Georgia

3.	Trinity Hospital of Augusta

2260 Wrightsboro Road

Augusta, GA 30904

(Richmond)

Augusta Hospital, LLC (DE)

Illinois

4.	Union County Hospital

517 North Main

Anna, IL 62906

(Union)

Anna Hospital Corporation (IL)

Kentucky

5.	Kentucky River Medical Center

540 Jetts Drive

Jackson, KY 41339

(Breathitt)

Jackson Hospital Corporation (KY)

North Carolina

6.	Martin General Hospital

310 S. McCaskey Road

Williamston, NC 27892

(Martin)

Williamston Hospital Corporation (NC)

6

Schedule 1.01(d)

Certain Permitted Joint Ventures

None.

7

Schedule 1.01(e)

Certain Subsidiaries

None.

8

Schedule 1.01(f)

Non-Significant Subsidiaries

1.	Alfaro, Ltd.

2.	Ambulance Services of Forrest City, LLC

3.	Ambulance Services of Lexington, Inc.

4.	Ambulance Services of McKenzie, Inc.

5.	Ambulance Services of Tooele, LLC

6.	Anna Clinic Corp.

7.	Augusta Hospital, LLC

8.	Augusta Physician Services, LLC

9.	Barrow Health Ventures, Inc.

10.	Barstow Healthcare Management, Inc.

11.	Barstow Primary Care Clinic

12.	Blue Island Clinic Company, LLC

13.	Blue Island HBP Medical Group, LLC

14.	Central Alabama Physician Services, Inc.

15.	Centre Clinic Corp.

16.	Centre HBP Services, LLC

17.	Centre RHC Corp.

18.	CHS Utah Holdings, LLC

19.	Coastal Health Partners

20.	Cottage Rehabilitation and Sports Medicine, L.L.C.

21.	Crossroads Physician Corp.

22.	Deming Clinic Corporation

23.	Deming Nursing Home Company, LLC

24.	Doctors Hospital Physician Services, LLC

25.	Edwardsville Ambulatory Surgery Center, L.L.C.

26.	Evanston Clinic Corp.

27.	Fannin Regional Orthopaedic Center, Inc.

28.	Forrest City Clinic Company, LLC

29.	Fort Payne Clinic Corp.

30.	Fort Payne RHC Corp.

31.	Galesburg Professional Services, LLC

32.	Gateway Malpractice Assistance Fund, Inc.

33.	Georgia HMA Physician Management, LLC

34.	Granite City ASC Investment Company, LLC

35.	Granite City Clinic Corp

36.	Granite City HBP Corp

9

37.	Granite City Orthopedic Physicians Company, LLC

38.	Granite City Physicians Corp.

39.	Greenville Clinic Corp.

40.	Hamlet HMA Physician Management, LLC

41.	Hamlet HMA PPM, LLC

42.	Haven Clinton Medical Associates, LLC

43.	Heartland Rural Healthcare, LLC

44.	Hidden Valley Medical Center, Inc.

45.	In-Home Medical Equipment Supplies and Services, Inc.

46.	Jackson Physician Corp.

47.	Kentucky River HBP, LLC

48.	Kentucky River Physician Corporation

49.	King City Physician Company, LLC

50.	Knox Clinic Corp.

51.	Lexington Clinic Corp.

52.	Lexington Family Physicians, LLC

53.	Lindenhurst Illinois Hospital Company, LLC

54.	Lindenhurst Surgery Center, LLC

55.	Lock Haven Clinic Company, LLC

56.	Massillon Physician Services, LLC

57.	McKenzie Clinic Corp.

58.	McKenzie Physician Services, LLC

59.	Memorial Management, Inc.

60.	Mesa View Physical Rehabilitation, LLC

61.	Mesa View PT, LLC

62.	Mesquite Clinic Management Company, LLC

63.	Monroe County Surgical Center, LLC

64.	Monroe Diagnostic Testing Centers, LLC

65.	Monroe HMA Physician Management, LLC

66.	National Imaging of Carterville, LLC

67.	National Imaging of Mount Vernon, LLC

68.	OHANI, LLC

69.	Our Healthy Circle

70.	Paintsville HMA Physician Management, LLC

71.	Phillips Clinic Corp.

72.	QHCCS, LLC

73.	QHC HIM Shared Services, LLC

74.	QHR Development, LLC

75.	QHR Healthcare Affiliates, LLC

10

76.	QHR Intensive Resources, LLC

77.	QHR International, LLC

78.	Quorum Health Foundation, Inc.

79.	Quorum Purchasing Advantage, LLC

80.	Quorum Solutions, LLC

81.	Red Bud Clinic Corp.

82.	Red Bud Physician Group, LLC

83.	Red Bud Regional Clinic Company, LLC

84.	River to River Heart Group, LLC

85.	San Miguel Clinic Corp.

86.	SMMC Medical Group

87.	Southern Illinois Medical Care Associates, LLC

88.	Springfield Oregon Holdings, LLC

89.	Sunbury Clinic Company, LLC

90.	Three Rivers Medical Clinics, Inc.

91.	Tooele Clinic Corp.

92.	Watsonville Healthcare Management, LLC

93.	Waukegan Clinic Corp.

94.	Western Illinois Kidney Center, LLC

95.	Williamston Clinic Corp.

96.	Williamston HBP Services, LLC

11

Schedule 1.01(g)

Issuing Banks

Issuing Bank	Maximum L/C Amount

UBS AG, Stamford Branch	$20,000,000
Bank of America, N.A.	$10,000,000
SunTrust Bank	$10,000,000
Wells Fargo Bank, National Association	$10,000,000

12

Schedule 2.01

Lenders and Commitments

Lender	Revolving Credit Commitment

UBS AG, Stamford Branch	$25,000,000
Bank of America, N.A.	$25,000,000
Citibank, N.A.	$25,000,000
SunTrust Bank	$25,000,000
Wells Fargo Bank, National Association	$25,000,000

13

Schedule 3.08

Subsidiaries

	Legal Entity	Percentage Owned
1.	Alfaro, Ltd.	0% (100% control)*
2.	Ambulance Services of Forrest City, LLC	100%
3.	Ambulance Services of Lexington, Inc.	100%
4.	Ambulance Services of McKenzie, Inc.	100%
5.	Ambulance Services of Tooele, LLC	100%
6.	Anna Clinic Corp.	100%
7.	Anna Hospital Corporation	100%
8.	Augusta Health System, LLC	89.71%
9.	Augusta Hospital, LLC	89.71%
10.	Augusta Physician Services, LLC	100%
11.	Barrow Health Ventures, Inc.	51%
12.	Barstow Healthcare Management, Inc.	100%
13.	Barstow Primary Care Clinic	0% (100% control)*
14.	Big Bend Hospital Corporation	100%
15.	Big Spring Hospital Corporation	100%
16.	Blue Island Clinic Company, LLC	100%
17.	Blue Island HBP Medical Group, LLC	100%
18.	Blue Island Hospital Company, LLC	100%
19.	Blue Island Illinois Holdings, LLC	100%
20.	Blue Ridge Georgia Hospital Company, LLC	98.21%
21.	Blue Ridge Georgia Holdings, LLC	100%
22.	Central Alabama Physician Services, Inc.	100%
23.	Centre Clinic Corp.	100%
24.	Centre HBP Services, LLC	100%
25.	Centre Hospital Corporation	100%
26.	Centre RHC Corp.	100%
27.	CHS Utah Holdings, LLC	100%
28.	Clinton Hospital Corporation	100%
29.	Coastal Health Partners	0% (100% control)*
30.	Cottage Rehabilitation and Sports Medicine, L.L.C.	50%
31.	Crossroads Physician Corp.	100%
32.	CSRA Holdings, LLC	100%
33.	Deming Clinic Corporation	100%
34.	Deming Hospital Corporation	100%
35.	Deming Nursing Home Company, LLC	100%
36.	DHSC, LLC	100%
37.	Doctors Hospital Physician Services, LLC	100%

*	Indicates entity is a captive professional corporation. Such entity is controlled by a related management services entity owned by Borrower or a Subsidiary of Borrower, but owned by a physician in a contractual relationship with Borrower or a Subsidiary of Borrower.

14

	Legal Entity	Percentage Owned
38.	Edwardsville Ambulatory Surgery Center, L.L.C.	68.44%
39.	Evanston Clinic Corp.	100%
40.	Evanston Hospital Corporation	100%
41.	Fannin Regional Orthopaedic Center, Inc.	100%
42.	Forrest City Arkansas Hospital Company, LLC	100%
43.	Forrest City Clinic Company, LLC	100%
44.	Forrest City Hospital Corporation	100%
45.	Fort Payne Clinic Corp.	100%
46.	Fort Payne Hospital Corporation	100%
47.	Fort Payne RHC Corp.	100%
48.	Galesburg Hospital Corporation	100%
49.	Galesburg Professional Services, LLC	100%
50.	Gateway Malpractice Assistance Fund, Inc.	100%
51.	Georgia HMA Physician Management, LLC	100%
52.	Granite City ASC Investment Company, LLC	100%
53.	Granite City Clinic Corp.	100%
54.	Granite City HBP Corp.	100%
55.	Granite City Hospital Corporation	100%
56.	Granite City Illinois Hospital Company, LLC	100%
57.	Granite City Orthopedic Physicians Company, LLC	100%
58.	Granite City Physicians Corp.	100%
59.	Greenville Clinic Corp.	100%
60.	Greenville Hospital Corporation	100%
61.	Hamlet H.M.A., LLC	100%
62.	Hamlet HMA Physician Management, LLC	100%
63.	Hamlet HMA PPM, LLC	100%
64.	Haven Clinton Medical Associates, LLC	100%
65.	Heartland Rural Healthcare, LLC	100%
66.	Hidden Valley Medical Center, Inc.	100%
67.	Hospital of Barstow, Inc.	100%
68.	Hospital of Louisa, Inc.	100%
69.	In-Home Medical Equipment Supplies and Services, Inc.	100%
70.	Jackson Hospital Corporation	100%
71.	Jackson Physician Corp.	100%
72.	Kentucky River HBP, LLC	100%
73.	Kentucky River Physician Corporation	100%
74.	King City Physician Company, LLC	100%
75.	Knox Clinic Corp.	100%
76.	Lexington Clinic Corp.	100%
77.	Lexington Family Physicians, LLC	100%
78.	Lexington Hospital Corporation	100%
79.	Lindenhurst Illinois Hospital Company, LLC	100%
80.	Lindenhurst Surgery Center, LLC	51%

15

	Legal Entity	Percentage Owned
81.	Lock Haven Clinic Company, LLC	100%
82.	Marion Hospital Corporation	100%
83.	Massillon Community Health System LLC	100%
84.	Massillon Health System, LLC	100%
85.	Massillon Holdings, LLC	100%
86.	Massillon Physician Services, LLC	100%
87.	McKenzie Clinic Corp.	100%
88.	McKenzie Physician Services, LLC	100%
89.	McKenzie Tennessee Hospital Company, LLC	100%
90.	McKenzie-Willamette Regional Medical Center Associates, LLC	92.24%
91.	Memorial Management, Inc.	100%
92.	Mesa View Physical Rehabilitation, LLC	50%
93.	Mesa View PT, LLC	100%
94.	Mesquite Clinic Management Company, LLC	100%
95.	MMC of Nevada, LLC	100%
96.	Monroe County Surgical Center, LLC	60%
97.	Monroe Diagnostic Testing Centers, LLC	100%
98.	Monroe HMA, LLC	100%
99.	Monroe HMA Physician Management, LLC	100%
100.	MWMC Holdings, LLC	100%
101.	National Healthcare of Mt. Vernon, Inc.	100%
102.	National Imaging of Carterville, LLC	100%
103.	National Imaging of Mount Vernon, LLC	100%
104.	OHANI, LLC	100%
105.	Our Healthy Circle	100%
106.	Paintsville HMA Physician Management, LLC	100%
107.	Paintsville Hospital Company, LLC	97.0834%
108.	Phillips Clinic Corp.	100%
109.	Phillips Hospital Corporation	100%
110.	QHC California Holdings, LLC	100%
111.	QHC HIM Shared Services, LLC	100%
112.	QHCCS, LLC	100%
113.	QHG of Massillon, Inc.	100%
114.	QHR Development, LLC	100%
115.	QHR Healthcare Affiliates, LLC	100%
116.	QHR Intensive Resources, LLC	100%
117.	QHR International, LLC	100%
118.	Quorum Health Foundation, Inc.	100%
119.	Quorum Health Investment Company, LLC	100%
120.	Quorum Health Resources, LLC	100%
121.	Quorum Purchasing Advantage, LLC	100%
122.	Quorum Solutions, LLC	100%
123.	Red Bud Clinic Corp.	100%

16

	Legal Entity	Percentage Owned
124.	Red Bud Hospital Corporation	100%
125.	Red Bud Illinois Hospital Company, LLC	100%
126.	Red Bud Physician Group, LLC	100%
127.	Red Bud Regional Clinic Company, LLC	100%
128.	River to River Heart Group, LLC	100%
129.	San Miguel Clinic Corp.	100%
130.	San Miguel Hospital Corporation	100%
131.	SMMC Medical Group	100%
132.	Southern Illinois Medical Care Associates, LLC	100%
133.	Springfield Oregon Holdings, LLC	100%
134.	Sunbury Clinic Company, LLC	100%
135.	Sunbury Hospital Company, LLC	100%
136.	Three Rivers Medical Clinics, Inc.	100%
137.	Tooele Clinic Corp.	100%
138.	Tooele Hospital Corporation	100%
139.	Triad of Oregon, LLC	100%
140.	Watsonville Healthcare Management, LLC	100%
141.	Watsonville Hospital Corporation	100%
142.	Waukegan Clinic Corp.	100%
143.	Waukegan Hospital Corporation	100%
144.	Waukegan Illinois Hospital Company, LLC	100%
145.	Western Illinois Kidney Center, LLC	50%
146.	Williamston Clinic Corp.	100%
147.	Williamston HBP Services, LLC	100%
148.	Williamston Hospital Corporation	100%
149.	Winder HMA, LLC	100%

17

Schedule 3.18

Insurance

(a) Quorum Health Corporation

Coverage	Carrier	Policy Limits	Deductible / SIR
1st Excess	AWAC Bermuda	$25m xs $25m	N/A
Automobile	Safety National	$2,000,000 CSL	Liability -$0 /Phys Dam-$3,500/$3,500
Crime Employment Practices Liability	Starr/Travelers Markel (BDA)	$15m $15m	$100,000 $1,000,000
Cyber	Zurich	$10m	$1m
D&O Primary	AIG/Zurich/ACE/Berkley/AWAC	$25m	$2,000,000
D&O Side A	C N A	$5m	N/A
Environmental Liability (3 yr)	Ironshore	$5m/ $10m agg	$50,000
Excess WC—Ohio TPA	V&A Services	N/A	N/A
Excess Workers Compensation—Ohio	Safety National	WC: Statutory; EL $1m/$1m	$350,000
Fiduciary	Axis/Starr	$20m	$50,000
Helipad/Non-Owned Aviation Liability	AIG	$20m	$0
Lead Umbrella	MedPro/National Fire and Marine	$25m/$25m	$5m
PL/GL TPA	Western Litigation	N/A	N/A
Primary PL/GL- PA Only	MedPro/National Fire and Marine	PL- $500k/$2.5m GL- $1m/$3m	$50k/$300k Agg
Property	FM Global	$1B (includes CA EQ $25m Agg)	$50,000 (non CAT perils)
Punitive Wrap - Lead Umbrella	Berkshire Hathaway Int’l Ins.	$25m	$5m
Workers Compensation	Safety National	WC: Statutory; EL: $1m/ $1m/$1m	$500,000
Workers Compensation TPA	Gallagher Bassett	N/A	N/A

18

(b) Quorum Health Resources, LLC

Coverage	Carrier	Policy Limits	Deductible / SIR
Automobile—Hired and Non-owned only	Hartford	$1M	None
Integrated Insurance Policy—see A and B below	Zurich	$25M each Loss/ $50M Each Annual Period; $50M Entire Policy Period subject to other policy limits including those shown below.	See below
A: Primary Insurance Coverage: Health Care Professional Liability and Miscellaneous Professional Liability	See above	$25M per Loss/ $25M per Annual Period / $25M per Policy Period	$6M each Claim except $10M each Claim for Class Action or $10M each Medical incident involving more than one patient.
B: Umbrella (other) Liability	See above	$25M per Loss/ $25M per Annual Period / $25M per Policy Period	Excess of General Liability $6M SIR; Auto Liability $1M; Employers Liability $1M/ $1M/$1M
Property (as additional insured under QHC policy noted above)	FM Global	$1B (includes CA EQ $25m Agg)	$50,000 (non CAT perils)
Workers Compensation/Employers Liability	Hartford	WC—Statutory; EL—$1M/$1M/ $1M	None

19

Schedules 3.19(a)

UCC Filing Offices

	Entity Name	Jurisdiction of Formation	Filing Office
1.	Quorum Health Corporation	Delaware	Secretary of State of the State of Delaware
2.	Centre Hospital Corporation	Alabama	Secretary of State of the State of Alabama
3.	Fort Payne Hospital Corporation	Alabama	Secretary of State of the State of Alabama
4.	Greenville Hospital Corporation	Alabama	Secretary of State of the State of Alabama
5.	Forrest City Arkansas Hospital Company, LLC	Arkansas	Secretary of State of the State of Arkansas
6.	Forrest City Hospital Corporation	Arkansas	Secretary of State of the State of Arkansas
7.	Phillips Hospital Corporation	Arkansas	Secretary of State of the State of Arkansas
8.	Blue Island Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
9.	Blue Island Illinois Holdings, LLC	Delaware	Secretary of State of the State of Delaware
10.	Blue Ridge Georgia Holdings, LLC	Delaware	Secretary of State of the State of Delaware
11.	CSRA Holdings, LLC	Delaware	Secretary of State of the State of Delaware
12.	DHSC, LLC	Delaware	Secretary of State of the State of Delaware
13.	Hospital of Barstow, Inc.	Delaware	Secretary of State of the State of Delaware
14.	Massillon Community Health System LLC	Delaware	Secretary of State of the State of Delaware
15.	Massillon Health System LLC	Delaware	Secretary of State of the State of Delaware
16.	Massillon Holdings, LLC	Delaware	Secretary of State of the State of Delaware
17.	McKenzie Tennessee Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
18.	MMC of Nevada, LLC	Delaware	Secretary of State of the State of Delaware
19.	MWMC Holdings, LLC	Delaware	Secretary of State of the State of Delaware
20.	National Healthcare of Mt. Vernon, Inc.	Delaware	Secretary of State of the State of Delaware
21.	QHC California Holdings, LLC	Delaware	Secretary of State of the State of Delaware
22.	Quorum Health Investment Company, LLC	Delaware	Secretary of State of the State of Delaware
23.	Quorum Health Resources, LLC	Delaware	Secretary of State of the State of Delaware
24.	Sunbury Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
25.	Triad of Oregon, LLC	Delaware	Secretary of State of the State of Delaware
26.	Watsonville Hospital Corporation	Delaware	Secretary of State of the State of Delaware
27.	Monroe HMA, LLC	Georgia	Office of the Clerk of any Superior Court in the State of Georgia
28.	Winder HMA, LLC	Georgia	Office of the Clerk of any Superior Court in the State of Georgia
29.	Anna Hospital Corporation	Illinois	Secretary of State of the State of Illinois
30.	Galesburg Hospital Corporation	Illinois	Secretary of State of the State of Illinois

20

	Entity Name	Jurisdiction of Formation	Filing Office
31.	Granite City Hospital Corporation	Illinois	Secretary of State of the State of Illinois
32.	Granite City Illinois Hospital Company, LLC	Illinois	Secretary of State of the State of Illinois
33.	Marion Hospital Corporation	Illinois	Secretary of State of the State of Illinois
34.	Red Bud Hospital Corporation	Illinois	Secretary of State of the State of Illinois
35.	Red Bud Illinois Hospital Company, LLC	Illinois	Secretary of State of the State of Illinois
36.	Waukegan Hospital Corporation	Illinois	Secretary of State of the State of Illinois
37.	Waukegan Illinois Hospital Company, LLC	Illinois	Secretary of State of the State of Illinois
38.	Hospital of Louisa, Inc.	Kentucky	Secretary of State of the State of Kentucky
39.	Jackson Hospital Corporation	Kentucky	Secretary of State of the State of Kentucky
40.	Deming Hospital Corporation	New Mexico	Secretary of State of the State of New Mexico
41.	San Miguel Hospital Corporation	New Mexico	Secretary of State of the State of New Mexico
42.	Hamlet H.M.A., LLC	North Carolina	Secretary of State of the State of North Carolina
43.	Williamston Hospital Corporation	North Carolina	Secretary of State of the State of North Carolina
44.	QHG of Massillon, Inc.	Ohio	Secretary of State of the State of Ohio
45.	Clinton Hospital Corporation	Pennsylvania	Secretary of the Commonwealth of Pennsylvania
46.	Lexington Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
47.	Big Bend Hospital Corporation	Texas	Secretary of State of the State of Texas
48.	Big Spring Hospital Corporation	Texas	Secretary of State of the State of Texas
49.	Tooele Hospital Corporation	Utah	Division of Corporations and Commercial Code of the State of Utah
50.	Evanston Hospital Corporation	Wyoming	Secretary of State of the State of Wyoming

21

Schedule 3.21

Collective Bargaining Agreements

Facility	Union	CBA’s Term	Bargaining Unit
Paul B. Hall Regional Medical Center Paintsville, KY	United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC Local 9120	October 18, 2015, to 11:59 p.m. October 17, 2017.

“The Hospital hereby recognizes the Union as the sole exclusive bargaining agency for all the Hospital’s employees at its Paintsville, Kentucky facility, including service and maintenance employees, ward clerks, registered nurses, licensed practical nurses, respiratory therapists, radiology technologists, housekeeping employees, dietary employees, nurses’ assistants, orderlies, central supply employees, central store employees, pharmacy technicians (certified and non-certified) and office clerical employees, but excluding pharmacists, physical therapy employees, confidential employees, guards, and supervisors as defined in the ACT.”

Kentucky River Medical Center Jackson, KY	United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC	February 28, 2016 to February 28, 2019 April 1, 2016, to 11:58 p.m. on February 28, 2019	Virtually all employees, except for Business Office Clerical
Metro South Medical Center Blue Island, IL	SEIU Healthcare IL, IN, MO and KS	September 30, 2014 to October 1, 2016	Service and Maintenance
McKenzie-Willamette Medical Center Springfield, OR	Oregon Nurses Association	January 1, 2015 to December 31, 2016	RNs and LPNs
McKenzie-Willamette Medical Center Springfield, OR	SEIU, Local 49	November 1, 2014 to July 31, 2016	Virtually all employees, except for RNs and LPNs

22

Facility	Union	CBA’s Term	Bargaining Unit
Watsonville Community Hospital Watsonville, CA	California Technical Employees’ Coalition	February 1, 2015 to January 31, 2017	Technical

Watsonville Community Hospital Watsonville, CA	SEIU – United Healthcare Workers West	November 1, 2014 to October 31, 2016	Service & Maintenance

Watsonville Community Hospital Watsonville, CA	Teamsters, Local 912	March 1, 2015 to February 28, 2017	Business Office Clerical, HIM and IT

Alta Vista Regional Hospital Las Vegas, NM	District 1199NM, National Union of Hospital and Healthcare Employees	October 1, 2015 to August 31, 2016

Barstow Community Hospital Barstow, CA	SEIU – United Healthcare Workers West	December 10, 2014 to December 10, 2016	Technical, Service & Maintenance and Skilled Maintenance

Lock Haven Hospital Lock Haven, PA	SEIU Healthcare Pennsylvania	November 30, 2015 to November 30, 2016	RNs

Lock Haven Hospital Lock Haven, PA	SEIU Healthcare Pennsylvania	November 30, 2015 to November 30, 2016	Technical, Service & Maintenance

23

Schedule 4.02(b)

Local Counsel

1.	Ballard Spahr LLP (Pennsylvania; Utah)

2.	Bass, Berry & Sims PLC (Delaware; Tennessee)

3.	Bingham Greenebaum Doll LLP (Kentucky; Ohio)

4.	Bradley Arant Boult Cummins LLP (Alabama; North Carolina)

5.	Crowley Fleck PLLP (Wyoming)

6.	Hodgson Russ, LLP (New York)

7.	King & Spalding LLP (Georgia)

8.	Kutak Rock LLP(Arkansas)

9.	Liechty & McGinnis, LLP (Texas)

10.	McGuire Woods LLP (Illinois)

11.	Montgomery & Andrews, P.A.(New Mexico)

24

Schedule 6.01(a)

Existing Indebtedness

Indebtedness incurred pursuant to that certain Indenture, dated as of April 22, 2016, as supplemented through the date hereof, providing for the issuance of the 11.625% Senior Notes due 2023.

Miscellaneous Debt:

		$ amounts in thousands
Monroe County Surgical Center, LLC (Waterloo, IL)	Term Loan	531
Monroe County Surgical Center, LLC (Waterloo, IL)	Pump Station	44
Blue Ridge Georgia Hospital Company, LLC (Fannin RH – Blue Ridge, GA)	Term Loan	44
Blue Ridge Georgia Hospital Company, LLC (Fannin RH – Blue Ridge, GA)	Pump Station	16

	TOTAL	635

Capital Leases:

		$ amounts in thousands
Quorum Health Corporation (Corporate Building Lease)	Building lease	14,391
Jackson Hospital Corporation (Kentucky River – Jackson, KY)	Building lease	6,996
Tooele Hospital Corporation (Mountain West – Tooele, UT)	Equipment lease	214
Quorum Health Resources, LLC	Equipment lease	18
Monroe County Surgical Center, LLC (Waterloo, IL)	Equipment lease	31
Monroe HMA, LLC (Walton Regional Medical Center – Monroe, GA)	Equipment lease	467
Paintsville Hospital Company, LLC (Paul B Hall RMC – Paintsville, KY)	Equipment lease	206

	TOTAL CAP LEASES	22,323

Physician Loans:

		$ amounts in thousands
DHSC, LLC (Affinity Medical Center – Massillon, OH)	Physician Loan	101
Fort Payne Hospital Corporation (DeKalb RMC – Fort Payne, AL)	Physician Loan	70
Phillips Hospital Corporation (Helena RMC – Helena, AR)	Physician Loan	45
Marion Hospital Corporation (Heartland RMC – Marion, IL)	Physician Loan	37
McKenzie Tennessee Hospital Company, LLC (McKenzie RH – McKenzie, TN)	Physician Loan	52
McKenzie-Willamette Regional Medical Center Association (McKenzie Willamette MC – Springfield, OR)	Physician Loan	150
Blue Ridge Georgia Hospital Company, LLC (Fannin RH – Blue Ridge, GA)	Physician Loan	1

	TOTAL PHYSICIAN LOANS	456

*	Debt aggregated by major type per facility.

25

Schedule 6.02(a)

Existing Liens

(see attached)

26

(attachment to Schedule 6.02(a))

DEBTOR	STATE	JURISDICTION	ORIGINAL FILE DATE	ORIGINAL FILE NUMBER	SECURED PARTY
ANNA HOSPITAL CORPORATION	IL	Secretary of State	8/4/2011	16494879	U.S. Bank, N.A.
ANNA HOSPITAL CORPORATION (ADD’L DEBTOR: UNION COUNTY HOSPITAL)	IL	Secretary of State	7/10/2012	17433644	Toshiba America Medical Credit
ANNA HOSPITAL CORPORATION	IL	Secretary of State	11/14/2012	17756990	MB Financial Bank, N.A.
BIG BEND HOSPITAL CORPORATION	TX	Secretary of State	4/13/2011	11-0011104493	De Lage Landen Financial Services, Inc.
BIG BEND HOSPITAL CORPORATION	TX	Secretary of State	7/15/2013	13-0022386722	First Midwest Bank
BIG BEND HOSPITAL CORPORATION	TX	Secretary of State	8/18/2014	14-0026385211	First Midwest Bank
BIG BEND HOSPITAL CORPORATION	TX	Secretary of State	9/16/2014	14-0029599756	De Lage Landen Financial Services, Inc.
BIG SPRING HOSPITAL CORPORATION	TX	Secretary of State	9/14/2007	07-0031612565	Dade Behring Finance Co. LLC
BIG SPRING HOSPITAL CORPORATION	TX	Secretary of State	8/14/2009	09-0022209529	KBH SPV 3, LLC
BIG SPRING HOSPITAL CORPORATION	TX	Secretary of State	4/21/2011	11-0012046883	Olympus America Inc.
BIG SPRING HOSPITAL CORPORATION	TX	Secretary of State	6/25/2012	12-0020210018	Konica Minolta Business Solutions USA, Inc
BIG SPRING HOSPITAL CORPORATION	TX	Secretary of State	11/28/2012	12-0037064841	Siemens Financial Services, Inc.
BIG SPRING HOSPITAL CORPORATION	TX	Secretary of State	3/26/2013	13-0009420150	Philips Medical Capital, LLC
BIG SPRING HOSPITAL CORPORATION	TX	Secretary of State	9/3/2013	13-0028025667	Olympus America Inc.
BIG SPRING HOSPITAL CORPORATION	TX	Secretary of State	9/23/2013	13-00304463737	Philips Medical Capital, LLC
BIG SPRING HOSPITAL CORPORATION (ADD’L DEBTOR: COMMUNITY HEALTH SYSTEMS PROFESSIONAL SERVICES CORPORATION)	TX	Secretary of State	3/13/2014	14-0007989078	MB Financial Bank, N.A.
BIG SPRING HOSPITAL CORPORATION	TX	Secretary of State	7/14/2015	15-0022174709	General Electric Capital Corporation
BIG SPRING HOSPITAL CORPORATION	TX	Secretary of State	8/27/2015	15-0028457365	Stryker Sales Finance
BIG SPRING HOSPITAL CORPORATION	TX	Secretary of State	9/18/2015	15-0030407292	General Electric Capital Corporation
BIG SPRING HOSPITAL CORPORATION	TX	Secretary of State	12/9/2015	15-0038939543	KMBS
BLUE ISLAND HOSPITAL COMPANY, LLC	DE	Department of State: Division Of Corporations	5/5/2013	2013 1731794	Banc of America Leasing & Capital, LLC
BLUE ISLAND HOSPITAL COMPANY, LLC	DE	Department of State: Division Of Corporations	11/11/2013	2013 4426095	First Midwest Bank
BLUE ISLAND HOSPITAL COMPANY, LLC	DE	Department of State: Division Of Corporations	4/8/2014	2014 1378868	CHG-Meridian USA Corp.
BLUE ISLAND HOSPITAL COMPANY, LLC	DE	Department of State: Division Of Corporations	12/17/2014	2014 5130372	Novadaq Capital Solutions

27

DEBTOR	STATE	JURISDICTION	ORIGINAL FILE DATE	ORIGINAL FILE NUMBER	SECURED PARTY
BLUE ISLAND HOSPITAL COMPANY, LLC	DE	Department of State: Division Of Corporations	3/2/2016	2016 1245479	De Lage Landen Financial Services, Inc.
BLUE ISLAND HOSPITAL COMPANY, LLC	DE	Department of State: Division Of Corporations	3/29/2016	2016 1848009	Leasing Associates of Barrington, Inc.
CENTRE HOSPITAL CORPORATION	AL	Secretary of State	1/18/2013	13-0045674	Urban Partnership Bank
CLINTON HOSPITAL CORPORATION	PA	Department of State	4/1/2011	2011040400176	Leasing Associates of Barrington, Inc.
CLINTON HOSPITAL CORPORATION	PA	Department of State	6/6/2011	2011060805584	De Lage Landen Financial Services, Inc.
CLINTON HOSPITAL CORPORATION	PA	Department of State	4/20/2012	2012042008712	Konica Minolta Business Solutions USA Inc.
CLINTON HOSPITAL CORPORATION	PA	Department of State	5/3/2012	2012050307336	Konica Minolta Business Solutions USA Inc.
CLINTON HOSPITAL CORPORATION	PA	Department of State	6/11/2012	2012061203771	Leasing Associates of Barrington, Inc.
CLINTON HOSPITAL CORPORATION	PA	Department of State	12/7/2012	2012121004378	U.S. Bank, N.A.
CLINTON HOSPITAL CORPORATION	PA	Department of State	6/16/2014	2014061711520	U.S. Bank, N.A.
CLINTON HOSPITAL CORPORATION	PA	Department of State	5/27/2015	2015052708308	Konica Minolta Premier Finance
DEMING HOSPITAL CORPORATION	NM	Secretary of State	8/5/2009	20090012304B	Siemens Financial Services, Inc.
DEMING HOSPITAL CORPORATON	NM	Secretary of State	10/22/2009	20090016362M	Toshiba America Medical Credit, a Program of Toshiba America Medical Systems, Inc.
DEMING HOSPITAL CORPORATION	NM	Secretary of State	7/20/2011	20110011939J	Siemens Financial Services, Inc.
DEMING HOSPITAL CORPORATION	NM	Secretary of State	7/20/2011	20110011973G	Siemens Financial Services, Inc.
DEMING HOSPITAL CORPORATION	NM	Secretary of State	7/21/2011	20110011999E	Siemens Financial Services, Inc.
DEMING HOSPITAL CORPORATION	NM	Secretary of State	11/29/2011	20110019736A	KMBS Business Solutions U.S.A., Inc.
COMMUNITY HEALTH SYSTEMS PROFESSIONAL SERVICES CORPORATION (ADD’L DEBTOR: DEMING HOSPITAL CORPORATION)	NM	Secretary of State	11/30/2011	20110019815K	CHG-Meridian U.S. Finance, Ltd.
COMMUNITY HEALTH SYSTEMS PROFESSIONAL SERVICES CORPORATION (ADD’L DEBTOR: DEMING HOSPITAL CORPORATION)	NM	Secretary of State	4/3/2012	20120006266G	CHG-Meridian U.S. Finance, Ltd.
DEMING HOSPITAL CORPORATION	NM	Secretary of State	9/5/2012	20120016391G	Siemens Financial Services, Inc.
DEMING HOSPITAL CORPORATION	NM	Secretary of State	4/29/2013	20130007317F	Philips Medical Capital, LLC
DEMING HOSPITAL CORPORATION	NM	Secretary of State	12/16/2013	20130020724B	Siemens Financial Services, Inc.
DEMING HOSPITAL CORPORATION	NM	Secretary of State	5/20/2014	20140008176M	First Midwest Bank

28

DEBTOR	STATE	JURISDICTION	ORIGINAL FILE DATE	ORIGINAL FILE NUMBER	SECURED PARTY
DEMING HOSPITAL CORPORATION	NM	Secretary of State	10/6/2014	20140022377C	Leasing Associates of Barrington, Inc.
DEMING HOSPITAL CORPORATION	NM	Secretary of State	3/18/2015	20150027320C	Toshiba America Medical Credit, a Program of Toshiba America Medical Systems, Inc.
DEMING HOSPITAL CORPORATION	NM	Secretary of State	4/3/2015	20150027854C	General Electric Capital Corporation
DEMING HOSPITAL CORPORATION	NM	Secretary of State	4/20/2015	20150028382J	CHG-Meridian USA Corp.
DEMING HOSPITAL CORPORATION	NM	Secretary of State	4/30/2015	20150028745C	General Electric Capital Corporation
DHSC, LLC	DE	Department of State: Division Of Corporations	7/11/2008	2008 2394359	General Electric Capital Corporation
DHSC, LLC	DE	Department of State: Division Of Corporations	8/21/2008	2008 2858544	General Electric Capital Corporation
DHSC, LLC	DE	Department of State: Division Of Corporations	9/2/2008	2008 3045315	General Electric Capital Corporation
DHSC, LLC	DE	Department of State: Division Of Corporations	9/3/2008	2008 3061833	General Electric Capital Corporation
DHSC, LLC	DE	Department of State: Division Of Corporations	10/6/2010	2010 3486408	Toshiba America Medical Credit, a Program of Toshiba America Medical Systems, Inc.
DHSC, LLC	DE	Department of State: Division Of Corporations	5/16/2011	2011 1839615	KMBS Business Solutions U.S.A., Inc.
CHSPSC, LLC (ADD’L DEBTOR: DHSC, LLC)	DE	Department of State: Division Of Corporations	11/3/2011	2011 4255660	SG Equipment Finance USA Corp.
DHSC, LLC	DE	Department of State: Division Of Corporations	7/18/2012	2012 2758110	CreekRidge Capital LLC
DHSC, LLC	DE	Department of State: Division Of Corporations	7/23/2012	2012 2817304	Philips Medical Capital, LLC
DHSC, LLC	DE	Department of State: Division Of Corporations	7/23/2012	2012 2820134	MB Financial Bank, N.A.
DHSC, LLC	DE	Department of State: Division Of Corporations	9/21/2012	2012 3645696	Konica Minolta Business Solutions USA Inc
DHSC, LLC	DE	Department of State: Division Of Corporations	4/29/2013	2013 1627836	Urban Partnership Bank
DHSC, LLC	DE	Department of State: Division Of Corporations	3/31/2016	2016 1917382	Konica Minolta Premier Finance
DHSC, LLC	OH	Stark County	11/6/2012	2012CV3479	Plaintiff: Ann Wayt
DHSC, LLC	OH	Stark County	6/30/2014	2014CV01545	Plaintiff: James E. Brahm
EVANSTON HOSPITAL CORPORATION	WY	Secretary of State	3/31/2009	2009-40086436	Siemens Financial Services, Inc.

29

DEBTOR	STATE	JURISDICTION	ORIGINAL FILE DATE	ORIGINAL FILE NUMBER	SECURED PARTY
EVANSTON HOSPITAL CORPORATION	WY	Secretary of State	4/11/2011	2011-46867039	U.S. Bank, N.A.
EVANSTON HOSPITAL CORPORATION	WY	Secretary of State	4/10/2012	2012-50237324	TCF Equipment Finance, Inc.
EVANSTON HOSPITAL CORPORATION	WY	Secretary of State	7/3/2012	2012-50992435	Siemens Financial Services, Inc.
EVANSTON HOSPITAL CORPORATION	WY	Secretary of State	9/10/2012	2012-51543627	Philips Medical Capital LLC
EVANSTON HOSPITAL CORPORATION	WY	Secretary of State	11/20/2012	2012-52123122	Philips Medical Capital LLC
FORREST CITY ARKANSAS HOSPITAL COMPANY, LLC	AR	Secretary of State	10/5/2010	40000020154258	Leasing Associates of Barrington, Inc.
FORREST CITY ARKANSAS HOSPITAL COMPANY, LLC	AR	Secretary of State	12/28/2010	40000023740212	Leasing Associates of Barrington, Inc.
FORREST CITY ARKANSAS HOSPITAL COMPANY, LLC	AR	Secretary of State	5/12/2011	40000031369399	De Lage Landen Financial Services, Inc.
FORREST CITY ARKANSAS HOSPITAL COMPANY, LLC	AR	Secretary of State	5/20/2011	40000031768322	De Lage Landen Financial Services, Inc.
FORREST CITY ARKANSAS HOSPITAL COMPANY, LLC	AR	Secretary of State	7/6/2011	40000034179351	De Lage Landen Financial Services, Inc.
FORREST CITY ARKANSAS HOSPITAL COMPANY, LLC	AR	Secretary of State	8/10/2011	40000035965274	General Electric Capital Corporation
FORREST CITY ARKANSAS HOSPITAL COMPANY, LLC	AR	Secretary of State	1/3/2012	40000042512997	Konica Minolta Business Solutions USA Inc.
FORREST CITY ARKANSAS HOSPITAL COMPANY, LLC	AR	Secretary of State	2/7/2012	40000044373328	U.S. Bank National Association
FORREST CITY ARKANSAS HOSPITAL COMPANY, LLC	AR	Secretary of State	5/30/2012	40000051217646	General Electric Capital Corporation
FORREST CITY ARKANSAS HOSPITAL COMPANY, LLC	AR	Secretary of State	6/12/2012	40000051912163	First Midwest Bank
FORREST CITY ARKANSAS HOSPITAL COMPANY, LLC (ADD’L DEBTOR: FORREST CITY HOSPITAL)	AR	Secretary of State	3/26/2013	40000066290380	Toshiba America Medical Credit
FORREST CITY ARKANSAS HOSPITAL COMPANY, LLC	AR	Secretary of State	6/14/2013	40000071030611	General Electric Capital Corporation
FORREST CITY ARKANSAS HOSPITAL COMPANY, LLC	AR	Secretary of State	8/26/2013	40000074861626	General Electric Capital Corporation
FORREST CITY ARKANSAS HOSPITAL COMPANY, LLC	AR	Secretary of State	11/13/2014	40000098864271	Philips Medical Capital, LLC
FORREST CITY ARKANSAS HOSPITAL COMPANY, LLC	AR	Secretary of State	5/8/2015	40000108465159	GE HFS, LLC
FORREST CITY ARKANSAS HOSPITAL COMPANY, LLC	AR	Secretary of State	10/6/2015	40000116691664	GE HFS, LLC
FORREST CITY ARKANSAS HOSPITAL COMPANY, LLC	AR	Secretary of State	1/29/2016	4000012195912	GE HFS, LLC
FORREST CITY HOSPITAL CORPORATION	AR	Secretary of State	3/26/2013	40000066290380	Toshiba America Medical Credit
FORT PAYNE HOSPITAL CORPORATION	AL	Secretary of State	10/25/2005	05-0799125	Siemens Financial Services, Inc.
FORT PAYNE HOSPITAL CORPORATION	AL	Secretary of State	2/8/2013	13-0072401	First Midwest Bank
FORT PAYNE HOSPITAL CORPORATION	AL	Secretary of State	2/28/2013	13-0091839	De Lage Landen Financial Services, Inc.
FORT PAYNE HOSPITAL CORPORATION	AL	Secretary of State	5/11/2015	15-7351597	TCF Equipment Finance, a division of TCF National Bank

30

DEBTOR	STATE	JURISDICTION	ORIGINAL FILE DATE	ORIGINAL FILE NUMBER	SECURED PARTY
FORT PAYNE HOSPITAL CORPORATION	AL	Secretary of State	8/13/2015	15-7655382	SCG Capital Corporation
FORT PAYNE HOSPITAL CORPORATION	AL	Secretary of State	10/6/2015	15-7818015	Med One Capital Funding, LLC (Add’l Secured Party: IPA ONE)
GALESBURG HOSPITAL CORPORATION	IL	Secretary of State	8/13/2012	17513001	MB Financial Bank, N.A.
GALESBURG HOSPITAL CORPORATION	IL	Secretary of State	12/31/2013	18896834	CHG-Meridian USA Corp.
GALESBURG HOSPITAL CORPORATION	IL	Secretary of State	3/17/2016	21189499	GE HFS, LLC
GRANITE CITY ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	4/12/2011	16175838	U. S. Bank, N.A.
GRANITE CITY ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	6/30/2011	16398705	General Electric Capital Corporation
GRANITE CITY ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	9/28/2011	16640638	Siemens Financial Services, Inc.
GRANITE CITY ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	11/17/2011	16778516	General Electric Capital Corporation
GRANITE CITY ILLINOIS HOSPITAL COMPANY, LCC	IL	Secretary of State	12/2/2011	16819123	Associated Bank, N.A.
GRANITE CITY ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	10/2/2012	17644661	Konica Minolta Business Solutions USA Inc
GRANITE CITY ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	11/13/2013	18761491	CHG-Meridian USA Corp.
GRANITE CITY ILLINOIS HOSPITAL COMPANY, LLC (ADD’L DEBTOR: COMMUNITY HEALTH SYSTEMS PROFESSIONAL SERVICES CORPORATION)	IL	Secretary of State	11/13/2013	18762048	CHG-Meridian USA Corp.
GRANITE CITY ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	12/16/2013	18848899	CHG-Meridian USA Corp.
GRANITE CITY ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	9/29/2014	19673561	Urban Partnership Bank
GRANITE CITY ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	2/4/2016	21083259	Konica Minolta Premier Finance
GRANITE CITY ILLINOIS HOSPITAL COMPANY, LLC	IL	Madison County Recorder	9/24/2015	2015R33507	PHH Mortgage Corp
GREENVILLE HOSPITAL CORPORATION	AL	Secretary of State	4/12/2013	13-0173884	First Midwest Bank
HAMLET H.M.A., LLC	NC	Secretary of State	2/19/2010	20100013297G	Siemens Financial Services, Inc.
HAMLET H.M.A., LLC	NC	Secretary of State	6/28/2011	20110055952A	General Electric Capital Corporation
HAMLET H.M.A., LLC	NC	Secretary of State	10/11/2011	20110086434M	General Electric Capital Corporation
HAMLET H.M.A., LLC	NC	Secretary of State	10/27/2011	20110091501A	Philips Medical Capital LLC
HAMLET H.M.A., LLC	NC	Secretary of State	11/11/2011	20110095789C	MB Financial Bank, N.A.
HAMLET H.M.A., LLC	NC	Secretary of State	9/14/2012	20120086315K	Siemens Financial Services, Inc.
HAMLET H.M.A., LLC	NC	Secretary of State	9/14/2012	20120086317A	Siemens Financial Services, Inc.
HAMLET H.M.A., LLC	NC	Secretary of State	1/29/2016	20160009344M	Konica Minolta Premier Finance

31

DEBTOR	STATE	JURISDICTION	ORIGINAL FILE DATE	ORIGINAL FILE NUMBER	SECURED PARTY
HOSPITAL OF BARSTOW, INC.	DE	Department of State: Division Of Corporations	11/18/2010	2010 4050864	General Electric Capital Corporation
HOSPITAL OF BARSTOW, INC.	DE	Department of State: Division Of Corporations	8/13/2012	2012 3118967	MB Financial Bank, N.A.
CHSPSC, LLC (ADD’L DEBTOR: HOSPITAL OF BARSTOW, INC.)	DE	Department of State: Division Of Corporations	1/4/2013	2013 0058108	MB Financial Bank, N.A.
HOSPITAL OF BARSTOW, INC.	DE	Department of State: Division Of Corporations	7/14/2014	2014 2777274	General Electric Capital Corporation
HOSPITAL OF LOUISA, INC.	KY	Secretary of State	6/10/2010	2010-2459934-59.01	De Lage Landen Financial Services, Inc.
HOSPITAL OF LOUISA, INC.	KY	Secretary of State	7/1/2013	2013-2651975-81.01	OPTUM Bank, Inc.
HOSPITAL OF LOUISA, INC.	KY	Secretary of State	2/19/2015	2015-2750465-57.01	Leasing Associates of Barrington, Inc.
HOSPITAL OF LOUISA, INC. (ADD’L DEBTOR: CHSPSC, LLC)	KY	Secretary of State	3/25/2015	2015-2755356-31.01	TCF Equipment Finance, a division of TCF National Bank
HOSPITAL OF LOUISA, INC.	KY	Secretary of State	9/22/2015	2015-27900103-20.01	Philips Medical Capital, LLC
HOSPITAL OF LOUISA, INC.	KY	Secretary of State	10/1/2015	2015-2791693-75.01	General Electric Capital Corporation
JACKSON HOSPITAL CORPORATION	KY	Breathitt County	12/29/2015	LP41 PG560	Citizens Bank & Trust Co. of Jackson
JACKSON HOSPITAL CORPORATION	KY	Secretary of State	9/25/2007	2007-2272142-49	National Health Investors, Inc.
JACKSON HOSPITAL CORPORATION	KY	Secretary of State	5/3/2010	2010-2451776-75.01	De Lage Landen Financial Services, Inc.
JACKSON HOSPITAL CORPORATION	KY	Secretary of State	6/2/2010	2010-2457962-58.01	Siemens Financial Services, Inc.
JACKSON HOSPITAL CORPORATION	KY	Secretary of State	7/22/2011	2011-2529832-35.01	Leasing Associates of Barrington, Inc.
JACKSON HOSPITAL CORPORATION	KY	Secretary of State	12/12/2011	2011-2552778-50.01	Leasing Associates of Barrington, Inc.
JACKSON HOSPITAL CORPORATION	KY	Secretary of State	3/25/2015	2015-2755355-20.01	CHG-Meridian USA Corp.
JACKSON HOSPITAL CORPORATION	KY	Secretary of State	9/15/2015	2015-2788799-78.01	Leasing Associates of Barrington, Inc.
JACKSON HOSPITAL CORPORATION	KY	Secretary of State	4/5/2016	2016-2823002-36.01	Modular Space Corporation
LEXINGTON HOSPITAL CORPORATION	TN	Department of State	5/18/2011	211-063636	Robert Orr-Sysco Food Services, LLC
LEXINGTON HOSPITAL CORPORATION	TN	Department of State	8/15/2011	311-048431	U.S. Bank N.A.
LEXINGTON HOSPITAL CORPORATION	TN	Department of State	12/9/2011	311-075117	Beverly Bank & Trust Company N.A.
LEXINGTON HOSPITAL CORPORATION	TN	Department of State	3/26/2012	312-315071	U.S. Bank N.A.
LEXINGTON HOSPITAL CORPORATION	TN	Department of State	4/9/2012	312-317347	Beverly Bank & Trust Company N.A.

32

DEBTOR	STATE	JURISDICTION	ORIGINAL FILE DATE	ORIGINAL FILE NUMBER	SECURED PARTY
LEXINGTON HOSPITAL CORPORATION (ADD’L DEBTOR: COMMUNITY HEALTH SYSTEMS PROFESSIONAL SERVICES CORPORATION)	TN	Department of State	4/9/2012	312-317348	Beverly Bank & Trust Company N.A.
LEXINGTON HOSPITAL CORPORATION	TN	Department of State	5/21/2012	112-216248	First Midwest Bank
LEXINGTON HOSPITAL CORPORATION	TN	Department of State	6/26/2012	312-330563	Konica Minolta Business Solutions USA, Inc
LEXINGTON HOSPITAL CORPORATION	TN	Department of State	3/25/2015	422-964328	TCF Equipment Finance, a division of TCF National Bank
LEXINGTON HOSPITAL CORPORATION	TN	Department of State	5/27/2015	423293246	KMBS Business Solutions U.S.A., Inc.
MARION HOSPITAL CORPORATION	IL	Secretary of State	8/15/2005	10092701	Dade Behring Finance Co. LLC
MARION HOSPITAL CORPORATION	IL	Secretary of State	1/4/2006	10522250	General Electric Capital Corporation
MARION HOSPITAL CORPORATION	IL	Secretary of State	12/2/2011	16821101	First Midwest Bank
MARION HOSPITAL CORPORATION	IL	Secretary of State	5/4/2012	17260685	Toshiba America Medical Systems, Inc.
MARION HOSPITAL CORPORATION (ADD’L DEBTOR: HEARTLAND REGIONAL MEDICAL CENTER)	IL	Secretary of State	5/4/2012	17261266	Toshiba America Medical Credit
MARION HOSPITAL CORPORATION	IL	Secretary of State	5/23/2012	17307215	Olympus America Inc.
MARION HOSPITAL CORPORATION	IL	Secretary of State	8/24/2912	17543075	General Electric Capital Corporation
MARION HOSPITAL CORPORATION	IL	Secretary of State	9/19/2012	17607936	Konica Minolta Business Solutions USA Inc.
MARION HOSPITAL CORPORATION (ADD’L DEBTOR: HEARTLAND REGIONAL MEDICAL CENTER)	IL	Secretary of State	10/10/2012	17667637	Toshiba America Medical Credit
MARION HOSPITAL CORPORATION (ADD’L DEBTOR: COMMUNITY HEALTH SYSTEMS PROFESSIONAL SERVICES CORPORATIONPITAL CORPORATION)	IL	Secretary of State	2/7/2013	17987968	CHG-Meridian U.S. Finance, LTD.
MARION HOSPITAL CORPORATION	IL	Secretary of State	5/14/2014	19276309	Olympus America Inc.
MARION HOSPITAL CORPORATION	IL	Secretary of State	9/29/2014	19674339	Urban Partnership Bank
MARION HOSPITAL CORPORATION	IL	Secretary of State	4/22/2015	20247614	General Electric Capital Corporation
MARION HOSPITAL CORPORATION	IL	Secretary of State	5/4/2015	20286695	SCG Capital Corporation
MARION HOSPITAL CORPORATION	IL	Secretary of State	9/19/2012	17607936	KMBS Business Solutions U.S.A., Inc
MCKENZIE TENNESSEE HOSPITAL COMPANY	DE	Department of State: Division Of Corporations	9/6/2011	2011 3421347	TCF Equipment Finance, Inc.

33

DEBTOR	STATE	JURISDICTION	ORIGINAL FILE DATE	ORIGINAL FILE NUMBER	SECURED PARTY
MCKENZIE TENNESSEE HOSPITAL COMPANY	DE	Department of State: Division Of Corporations	9/21/2011	2011 3628388	TCF Equipment Finance, Inc.
MCKENZIE TENNESSEE HOSPITAL COMPANY, LLC (ADD’L DEBTORS: COMMUNITY HEALTH SYSTEMS PROFESSIONAL SERVICES CORPORATION; CHSPSC, LLC)	DE	Department of State: Division Of Corporations	3/25/2013	2013 1139733	TCF Equipment Finance, Inc.
MCKENZIE TENNESSEE HOSPITAL COMPANY, LLC	DE	Department of State: Division Of Corporations	4/17/2013	2013 1469437	Leasing Associates of Barrington, Inc.
MCKENZIE TENNESSEE HOSPITAL COMPANY, LLC	DE	Department of State: Division Of Corporations	10/7/2013	2013 3922565	First Midwest Bank
MCKENZIE TENNESSEE HOSPITAL COMPANY, LLC	DE	Department of State: Division Of Corporations	6/10/2014	2014 2243897	First Midwest Bank
MCKENZIE TENNESSEE HOSPITAL COMPANY, LLC (ADD’L DEBTOR: COMMUNITY HEALTH SYSTEMS PROFESSIONAL SERVICES CORPORATION)	DE	Department of State: Division Of Corporations	2/10/2015	2015 0577105	Beverly Bank & Trust Company, N.A.
MMC OF NEVADA, LLC	DE	Department of State: Division Of Corporations	3/22/2011	2011 1058570	Konica Minolta Business USA Inc
MMC OF NEVADA, LLC	DE	Department of State: Division Of Corporations	7/11/2012	2012 2669861	Philips Medical Capital, LLC
MMC OF NEVADA, LLC	DE	Department of State: Division Of Corporations	12/3/2012	2012 4632255	Philips Medical Capital, LLC
MMC OF NEVADA, LLC	DE	Department of State: Division Of Corporations	5/12/2014	2014 1871979	BankFinancial FSB
MMC OF NEVADA, LLC	DE	Department of State: Division Of Corporations	6/5/2014	2014 2191724	Konica Minolta Business Solutions USA Inc
MMC OF NEVADA, LLC	DE	Department of State: Division Of Corporations	8/5/2014	2014 3133535	Stryker Sales Corporation
MMC OF NEVADA, LLC	DE	Department of State: Division Of Corporations	12/3/2014	2014 4862579	General Electric Capital Corporation
MMC OF NEVADA, LLC	DE	Department of State: Division Of Corporations	4/9/2015	2015 1517316	General Electric Capital Corporation
MMC OF NEVADA, LLC	DE	Department of State: Division Of Corporations	8/10/2015	2015 3460747	Beverly Bank & Trust Company N.A.
MMC OF NEVADA, LLC	DE	Department of State: Division Of Corporations	10/13/2015	2015 4657952	Leasing Associates of Barrington, Inc.
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	1/9/2008	033-2008-00289 (Cobb County)	De Lage Landen Financial Services, Inc.
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	11/8/2010	038-2010-006324 (Coweta County)	Phillips Medical Capital LLC

34

DEBTOR	STATE	JURISDICTION	ORIGINAL FILE DATE	ORIGINAL FILE NUMBER	SECURED PARTY
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	1/28/2011	038-2011-000617	Phillips Medical Capital LLC
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	6/23/2011	007-2011-013143 (Barrow County)	AGFA Finance Corporation
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	10/17/2011	038-2011-006850 (Coweta County)	Phillips Medical Capital LLC
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	8/8/2011	060-2011-06961 (Fulton County)	The Huntington National Bank
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	10/20/2011	038-2011-006972 (Coweta County)	Phillips Medical Capital LLC
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	12/27/2011	038-2011-008562 (Coweta County)	Phillips Medical Capital LLC
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	1/4/2014	147-2012-000004 (Walton County)	Phillips Medical Capital LLC
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	3/5/2012	038-2012-001506 (Coweta County)	Phillips Medical Capital LLC
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	3/5/2012	038-2012-001507 (Coweta County)	Phillips Medical Capital LLC
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	4/20/2012	038-2012-002744 (Coweta County)	De Lage Landen Financial Services, Inc.
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	4/27/2012	038-2012-002928 (Coweta County)	Karl Storz Capital, a Program of Medical Technology Finance Corporation
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	10/16/2012	038-2012-007279 (Coweta County)	Siemens Financial Services, Inc.
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	1/8/2013	038-2013-000233 (Coweta County	Siemens Financial Services, Inc.
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	4/1/2013	007-2013-007262 (Barrow County)	KMBS Business Solutions U.S.A., Inc.
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	10/7/2013	147-2013-0457 (Walton County)	BMO Harris Bank National Association
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	9/2/2015	007-2015-029028 (Barrow County)	AGFA Finance Corporation
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	12/4/2015	147-2015-000663 (Walton County)	Loganville MOB, LP
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	12/29/2015	121-2015-001909 (Richmond County)	Leasing Associates of Barrington, Inc.
MONROE HMA, LLC	GA	Cooperative Authority/Central Index	3/28/2016	038-2016-004207 (Coweta County)	Konica Minolta Premier Finance

35

DEBTOR	STATE	JURISDICTION	ORIGINAL FILE DATE	ORIGINAL FILE NUMBER	SECURED PARTY
NATIONAL HEALTHCARE OF MT. VERNON, INC.	DE	Department of State: Division Of Corporations	3/28/2008	2008 3005251	General Electric Capital Corporation
NATIONAL HEALTHCARE OF MT. VERNON, INC.	DE	Department of State: Division Of Corporations	8/7/2009	2009 2542725	KBH SPV 3, LLC
NATIONAL HEALTHCARE OF MT. VERNON, INC.	DE	Department of State: Division Of Corporations	8/13/2010	2010 2834574	Siemens Financial Services, Inc.
NATIONAL HEALTHCARE OF MT. VERNON, INC.	DE	Department of State: Division Of Corporations	12/21/2012	2012 4997047	AMS Sales Corporation
NATIONAL HEALTHCARE OF MT. VERNON, INC.	DE	Department of State: Division Of Corporations	7/1/2013	2013 2536259	De Lage Landen Financial Services, Inc.
NATIONAL HEALTHCARE OF MT. VERNON, INC.	DE	Department of State: Division Of Corporations	6/4/2014	2014 2167781	GE HFS, LLC
NATIONAL HEALTHCARE OF MT. VERNON, INC.	DE	Department of State: Division Of Corporations	6/30/2014	2014 2575355	Philips Medical Capital, LLC
NATIONAL HEALTHCARE OF MT. VERNON, INC. (ADD’L DEBTOR: CHSPSC, LLC)	DE	Department of State: Division Of Corporations	10/23/2014	2014 4281978	TCF Equipment Finance, a division of TCF National Bank
NATIONAL HEALTHCARE OF MT. VERNON, INC.	DE	Department of State: Division Of Corporations	3/24/2015	2015 1219699	Beverly Bank & Trust Company N.A.
NATIONAL HEALTHCARE OF MT. VERNON, INC.	DE	Department of State: Division Of Corporations	9/21/2015	2015 4194618	MB Financial Bank, N.A.
PHILLIPS HOSPITAL CORPORATION	AR	Phillips County	1/20/2015	54CV-2014-81	Plaintiff: Lacretta Wilborn
PHILLIPS HOSPITAL CORPORATION	AR	Secretary of State	9/10/2010	40000019054952	Konica Minolta Business Solutions U.S.A., Inc.
PHILLIPS HOSPITAL CORPORATION	AR	Secretary of State	4/13/2011	40000029699695	Philips Medical Capital LLC
PHILLIPS HOSPITAL CORPORATION	AR	Secretary of State	5/12/2011	40000031370321	De Lage Landen Financial Services, Inc.
PHILLIPS HOSPITAL CORPORATION	AR	Secretary of State	11/22/2011	40000040773762	Philips Medical Capital, LLC.
PHILLIPS HOSPITAL CORPORATION	AR	Secretary of State	7/23/2013	40000073073660	First Midwest Bank
PHILLIPS HOSPITAL CORPORATION	AR	Secretary of State	9/19/2013	40000076199379	Konica Minolta Business Solutions USA Inc
PHILLIPS HOSPITAL CORPORATION	AR	Secretary of State	5/52015	40000108177169	Beverly Bank & Trust Company N.A.
RED BUD ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	6/11/2009	14367799	Leasing Associates of Barrington, Inc.
RED BUD ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	3/16/2011	16093408	De Lage Landen Financial Services, Inc.
RED BUD ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	3/28/2011	16124931	Siemens Financial Services, Inc.
RED BUD ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	3/29/2013	18116227	Konica Minolta Business Solutions USA, Inc
RED BUD ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	6/24/2014	19397734	First Midwest Bank
RED BUD ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	11/10/2015	20843098	SCG Capital Corporation

36

DEBTOR	STATE	JURISDICTION	ORIGINAL FILE DATE	ORIGINAL FILE NUMBER	SECURED PARTY
SAN MIGUEL HOSPITAL CORPORATION	NM	Secretary of State	5/10/2010	20100006917H	Siemens Financial Services, Inc.
SAN MIGUEL HOSPITAL CORPORATION	NM	Secretary of State	9/2/2010	20100013019J	Philips Medical Capital LLC
SAN MIGUEL HOSPITAL CORPORATION	NM	Secretary of State	8/26/2011	20110014239E	General Electric Capital Corporation
SAN MIGUEL HOSPITAL CORPORATION	NM	Secretary of State	10/15/2012	20120018729C	General Electric Capital Corporation
SAN MIGUEL HOSPITAL CORPORATION	NM	Secretary of State	11/30/2012	20120021559J	Konica Minolta Business Solutions USA, Inc
SAN MIGUEL HOSPITAL CORPORATION	NM	Secretary of State	1/2/2013	20130000049M	General Electric Capital Corporation
SAN MIGUEL HOSPITAL CORPORATION	NM	Secretary of State	1/2/2013	20130000051C	General Electric Capital Corporation
SAN MIGUEL HOSPITAL CORPORATION	NM	Secretary of State	4/23/2014	20140006613E	First Midwest Bank
SAN MIGUEL HOSPITAL CORPORATION	NM	Secretary of State	8/15/2014	20140020687E	Urban Partnership Bank
SAN MIGUEL HOSPITAL CORPORATION	NM	Secretary of State	3/13/2015	20150027210G	Beverly Bank & Trust Company N.A.
SAN MIGUEL HOSPITAL CORPORATION	NM	Secretary of State	4/23/2015	20150028514E	Stryker Finance
SAN MIGUEL HOSPITAL CORPORATION	NM	Secretary of State	2/24/2016	20160038465F	KMBS Business Solutions U.S.A., Inc.
SUNBURY HOSPITAL COMPANY, LLC	DE	Department of State: Division Of Corporations	8/4/2010	2010 2713778	De Lage Landen Financial Services, Inc.
SUNBURY HOSPITAL COMPANY, LLC	DE	Department of State: Division Of Corporations	9/20/2011	2011 3599399	Siemens Financial Services, Inc.
SUNBURY HOSPITAL COMPANY, LLC	DE	Department of State: Division Of Corporations	11/5/2015	2015 5170450	SCG Capital Corporation
SUNBURY HOSPITAL COMPANY, LLC	DE	Department of State: Division Of Corporations	3/4/2016	2016 1312782	Leasing Associates of Barrington, Inc.
TOOELE HOSPITAL CORPORATION	UT	Division of Corporations And Commercial Code	11/5/2001	172767200135	Siemens Financial Services, Inc.
TOOELE HOSPITAL CORPORATION	UT	Division of Corporations And Commercial Code	4/9/2009	361309200901	Leasing Associates of Barrington, Inc.
TOOELE HOSPITAL CORPORATION	UT	Division of Corporations And Commercial Code	4/16/2009	361634200900	Kingsbridge Holdings, LLC
TOOELE HOSPITAL CORPORATION	UT	Division of Corporations And Commercial Code	2/20/2013	426264201331	Siemens Financial Services, Inc.
TOOELE HOSPITAL CORPORATION	UT	Division of Corporations And Commercial Code	10/24/2013	439159201340	Konica Minolta Business Solutions USA, Inc.
TOOELE HOSPITAL CORPORATION	UT	Division of Corporations And Commercial Code	10/24/2013	439161201334	Konica Minolta Business Solutions USA, Inc.
TOOELE HOSPITAL CORPORATION	UT	Division of Corporations And Commercial Code	5/19/2014	450208201433	Konica Minolta Business Solutions USA Inc

37

DEBTOR	STATE	JURISDICTION	ORIGINAL FILE DATE	ORIGINAL FILE NUMBER	SECURED PARTY
TOOELE HOSPITAL CORPORATION	UT	Division of Corporations And Commercial Code	3/2/2015	465391201539	First Midwest Bank
TOOELE HOSPITAL CORPORATION	UT	Division of Corporations And Commercial Code	3/5/2015	465609201541	General Electric Capital Corporation
TOOELE HOSPITAL CORPORATION	UT	Division of Corporations And Commercial Code	3/26/2015	466817201545	Siemens Financial Services, Inc.
TOOELE HOSPITAL CORPORATION	UT	Division of Corporations And Commercial Code	5/5/2015	468987201555	Corporation Service Company, as Representative
WATSONVILLE HOSPITAL CORPORATION	DE	Department of State: Division Of Corporations	10/24/2011	2011 4091214	Ricoh Americas Corporation
WATSONVILLE HOSPITAL CORPORATION	DE	Department of State: Division Of Corporations	11/8/2011	2011 4308477	U. S. Bank, N.A.
WATSONVILLE HOSPITAL CORPORATION	DE	Department of State: Division Of Corporations	7/6/2012	2012 2613257	General Electric Capital Corporation
WATSONVILLE HOSPITAL CORPORATION	DE	Department of State: Division Of Corporations	10/29/2012	2012 4166056	Urban Partnership Bank
WATSONVILLE HOSPITAL CORPORATION	DE	Department of State: Division Of Corporations	10/1/2013	2013 3835866	Megadyne Financial Services
WATSONVILLE HOSPITAL CORPORATION	DE	Department of State: Division Of Corporations	7/7/2014	2014 2659795	First Midwest Bank
WATSONVILLE HOSPITAL CORPORATION	DE	Department of State: Division Of Corporations	4/5/2016	2016 2010559	GE HFS, LLC
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	11/3/2005	10333865	General Electric Capital Corporation
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	11/3/2005	10333903	General Electric Capital Corporation
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	11/3/2005	10333962	General Electric Capital Corporation
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	1/12/2006	10555655	Siemens Financial Services, Inc.
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	1/12/2006	10555698	Siemens Financial Services, Inc.
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	5/11/2009	14282335	Siemens Financial Services, Inc.
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	6/24/2009	14402705	Siemens Financial Services, Inc.
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	10/13/2009	14688994	Siemens Financial Services, Inc.
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	12/18/2009	14858776	De Lage Landen Financial Services, Inc.
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	5/19/2010	15285362	Siemens Financial Services, Inc.
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	7/6/2010	15408952	De Lage Landen Financial Services, Inc.
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	3/2/2011	16055204	Wells Fargo Financial Leasing, Inc.
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	6/14/2011	16353256	De Lage Landen Financial Services, Inc.

38

DEBTOR	STATE	JURISDICTION	ORIGINAL FILE DATE	ORIGINAL FILE NUMBER	SECURED PARTY
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	9/2/2011	16574163	General Electric Capital Corporation
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	9/28/2011	16637831	Beverly Bank & Trust Company N.A.
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	9/30/2011	16645788	Wells Fargo Financial Leasing, Inc.
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	10/20/2011	16701882	Siemens Financial Services, Inc.
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC (ADD’L DEBTOR: COMMUNITY HEALTH SYSTEMS PROFESSIONAL SERVICES CORPORATION)	IL	Secretary of State	12/1/2011	16815519	CHG-Meridian USA Corp.
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	12/13/2011	16848263	Xerox Financial Services
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	6/4/2012	17335235	MB Financial Bank, N.A.
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	10/25/2012	17707329	Americorp Financial, LLC
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	12/27/2012	17868853	Olympus America Inc.
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	7/29/2014	19495566	MB Financial Bank, N.A.
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	7/29/2014	19495663	MB Financial Bank, N.A.
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	7/29/2014	19495698	MB Financial Bank, N.A.
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	12/8/2014	19864901	First Midwest Bank
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	4/28/2015	20268719	Xerox Financial Services
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	7/2/2015	20473347	Stryker Sales Corporation
WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC	IL	Secretary of State	2/24/2016	21130273	CSI Leasing, Inc.
WILLIAMSTON HOSPITAL CORPORATION	NC	Martin County	8/25/2009	09CVS000449	Plaintiff: Yneka T. Rhodes/ Jalani Rhodes/ Richard S. James
WILLIAMSTON HOSPITAL CORPORATION	NC	Secretary of State	4/16/2010	20100030008F	De Lage Landen Financial Services, Inc.
WILLIAMSTON HOSPITAL CORPORATION	NC	Secretary of State	10/29/2010	20100084794G	De Lage Landen Financial Services, Inc.
WILLIAMSTON HOSPITAL CORPORATION	NC	Secretary of State	12/11/2012	20120113403J	U.S. Bank, N.A.
WILLIAMSTON HOSPITAL CORPORATION	NC	Secretary of State	6/26/2015	20150061625K	Leasing Associates of Barrington, Inc.
WILLIAMSTON HOSPITAL CORPORATION	NC	Secretary of State	10/29/2015	20150103012G	De Lage Landen Financial Services, Inc.
WILLIAMSTON HOSPITAL CORPORATION	NC	Secretary of State	11/2/2015	20150103670G	De Lage Landen Financial Services, Inc.
WINDER HMA, LLC	GA	Cooperative Authority/Central Index	11/29/2007	007200724354 (Barrow County)	Philips Medical Capital
WINDER HMA, LLC	GA	Cooperative Authority/Central Index	12/17/2007	033200712143 (Cobb County)	Philips Medical Capital LLC

39

DEBTOR	STATE	JURISDICTION	ORIGINAL FILE DATE	ORIGINAL FILE NUMBER	SECURED PARTY
WINDER HMA LLC	GA	Cooperative Authority/Central Index	3/5/2009	0072009003815 (Barrow County)	AGFA Finance Corporation
WINDER HMA, LLC	GA	Cooperative Authority/Central Index	8/9/2010	0382010004462 (Coweta County)	Siemens Financial Services, Inc.
WINDER HMA, LLC	GA	Cooperative Authority/Central Index	4/4/2011	0072011006327 (Barrow County)	Marquette Equipment Finance, LLC
WINDER HMA, LLC	GA	Cooperative Authority/Central Index	11/11/2011	0382011007505 (Coweta County)	MB Financial Bank, N.A.
WINDER HMA	GA	Cooperative Authority/Central Index	12/1/2011	0072011026161 (Barrow County)	Baxter Healthcare Corporation
WINDER HMA, LLC	GA	Cooperative Authority/Central Index	12/12/2011	0072011027046 (Barrow County)	Konica Minolta Business Solutions USA Inc.
WINDER HMA, LLC	GA	Cooperative Authority/Central Index	9/11/2012	0382012006325 (Coweta County)	Siemens Financial Services, Inc.
WINDER HMA, LLC	GA	Cooperative Authority/Central Index	11/2/2012	0382012007650 (Coweta County)	Stryker Finance, a Division of Stryker Sales Corporation
WINDER HMA, LLC	GA	Cooperative Authority/Central Index	6/26/2013	0382013004978 (Coweta County)	Stryker Finance, a Division of Stryker Sales Corporation
WINDER HMA, LLC	GA	Cooperative Authority/Central Index	7/8/2014	1212014001355 (Richmond County)	Leasing Associates of Barrington, Inc.
WINDER HMA, LLC	GA	Cooperative Authority/Central Index	12/30/2014	0382014012441 (Coweta County)	Konica Minolta Premier Finance
WINDER HMA LLC	GA	Cooperative Authority/Central Index	9/2/2015	0072015029033 (Barrow County)	AGFA Finance Corporation
WINDER HMA, LLC	GA	Cooperative Authority/Central Index	2/24/2016	0072016005508 (Barrow County)	Olympus America Inc.

40

Schedule 6.04(h)

Certain Permitted Acquisitions

None.

41

Schedule 6.05(b)

Certain Syndication Transactions

1. Augusta Health System, LLC

2. Blue Ridge Georgia Hospital Company, LLC

3. McKenzie-Williamette Regional Medical Center Associates, LLC

4. Paintsville Hospital Company, LLC

42

Schedule 6.07

Certain Affiliate Transactions

None.

43

EXHIBIT A

FORM OF

INTERCREDITOR AGREEMENT

(See attached)

44

EXECUTION VERSION

ABL INTERCREDITOR AGREEMENT

dated as of

April 29, 2016,

among

QUORUM HEALTH CORPORATION,

as Borrower,

the Subsidiaries of the Borrower.

from time to time party hereto,

UBS AG, STAMFORD BRANCH,

as ABL Agent

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Term Loan/Cash Flow Revolver Agent

THIS IS THE ABL INTERCREDITOR AGREEMENT REFERRED TO IN (A) THE GUARANTEE AND COLLATERAL AGREEMENT OF EVEN DATE HEREWITH AMONG QUORUM HEALTH CORPORATION, CERTAIN SUBSIDIARIES OF QUORUM HEALTH CORPORATION AND UBS AG, STAMFORD BRANCH, AS COLLATERAL AGENT, (B) THE GUARANTEE AND COLLATERAL AGREEMENT OF EVEN DATE HEREWITH AMONG QUORUM HEALTH CORPORATION, CERTAIN SUBSIDIARIES OF QUORUM HEALTH CORPORATION AND CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, AS COLLATERAL AGENT, AND (C) THE OTHER SECURITY DOCUMENTS REFERRED TO IN THE CREDIT AGREEMENTS REFERRED TO HEREIN.

ABL INTERCREDITOR AGREEMENT dated as of April 29, 2016, among UBS AG, STAMFORD BRANCH (“UBS”), as ABL Agent, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as Term Loan/Cash Flow Revolver Agent, QUORUM HEALTH CORPORATION, a Delaware corporation, as the borrower under the ABL Credit Agreement and the borrower under the Term Loan/Cash Flow Revolver Agreement (the “Borrower”), and each Subsidiary of the Borrower listed on Schedule I hereto or that becomes a party hereto pursuant to Section 8.19 below.

A. The Borrower is party to the ABL Credit Agreement dated as of April 29, 2016 (as amended, supplemented, restated, extended, refinanced, renewed, replaced, increased, defeased, refunded or otherwise modified from time to time, the “ABL Credit Agreement”) among the Borrower, the lenders party thereto from time to time, and UBS, as administrative agent and collateral agent.

B. The Borrower is party to the Credit Agreement dated as of April 29, 2016 (as amended, supplemented, restated, extended, refinanced, renewed, replaced, increased, defeased, refunded or otherwise modified from time to time, the “Term Loan/Cash Flow Revolver Agreement”) among the Borrower, the lenders party thereto from time to time and Credit Suisse, as administrative agent and collateral agent.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions.

1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Agent” shall mean UBS, in its capacity as administrative agent and collateral agent for the ABL Lenders under the ABL Credit Agreement and the other ABL Loan Documents entered into pursuant to the ABL Credit Agreement, together with its successors and permitted assigns under the ABL Credit Agreement exercising substantially the same rights and powers.

“ABL Claims” shall mean the ABL Priority Claims and the ABL Other Claims.

“ABL Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, upon which a Lien is granted or purported to be granted to the ABL Agent under any of the ABL Collateral Documents.

“ABL Collateral Agreement” shall mean the Guarantee and Collateral Agreement dated as of April 29, 2016, among the Borrower, the other Grantors and UBS, as collateral agent for the secured parties referred to therein, as amended, restated, modified or replaced from time to time.

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“ABL Collateral Documents” shall mean the ABL Collateral Agreement and any security agreement or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any ABL Claims or under which rights or remedies with respect to such Liens are at any time governed.

“ABL Credit Agreement” shall have the meaning set forth in the recitals.

“ABL Designated Cash Management Obligations” shall mean “Secured Cash Management Obligations” as defined in the ABL Credit Agreement.

“ABL Designated Hedging Obligations” shall mean “Secured Hedging Obligations” as defined in the ABL Credit Agreement.

“ABL Facility First Priority Collateral” shall mean all Common Collateral consisting of the following:

(1) all Accounts;

(2) (v) all Money and cash, (w) Deposit Accounts (and Money and cash, checks, other negotiable instruments, funds and other evidences of payments held therein), (x) all Payment Intangibles, (y) all proceeds from business interruption insurance and (z) all Securities, Security Entitlements and Securities Accounts, in each case, to the extent constituting cash or cash equivalents or representing a claim to cash equivalents; provided that any of the foregoing that consists of identifiable Term Loan/Cash Flow Revolver Priority Proceeds shall not be included in ABL Facility First Priority Collateral;

(3) to the extent involving or governing any of the items referred to in the preceding clauses (1) and (2), all Documents, General Intangibles (excluding intellectual property), Instruments (including promissory notes but excluding intercompany notes) and Commercial Tort Claims (it being understood that a Commercial Tort Claim does not “involve” or “govern” clauses (1) and (2) solely because a claim for money damages is made), provided that to the extent any of the foregoing also relates to Term Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) and (2) (other than Term Loan/Cash Flow Revolver Priority Proceeds, except for Term Loan/Cash Flow Revolver Priority Proceeds which are not identifiable) shall be included in the ABL Facility First Priority Collateral;

(4) to the extent evidencing or governing any of the items referred to in the preceding clauses (1) through (3), all Supporting Obligations; provided that to the extent any of the foregoing also relates to Term Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (3) (other than Term Loan/Cash Flow Revolver Priority Proceeds, except for Term Loan/Cash Flow Revolver Priority Proceeds which are not identifiable) shall be included in the ABL Facility First Priority Collateral;

2

(5) all books and Records relating to the foregoing (including all books, databases, customer lists and Records, whether tangible or electronic, to the extent they contain any information relating to any of the foregoing);

(6) all proceeds of any of the foregoing, including all collateral security and guarantees with respect to any of the foregoing and all cash, Money, Instruments, Securities, Financial Assets and Deposit Accounts received as proceeds of any ABL Facility First Priority Collateral (“ABL Priority Proceeds”); provided, however, that no proceeds of ABL Priority Proceeds will constitute ABL Facility First Priority Collateral unless such proceeds of ABL Priority Proceeds are of the type that would otherwise constitute ABL Facility First Priority Collateral.

For the avoidance of doubt, under no circumstances shall any assets excluded from the ABL Collateral pursuant to any ABL Collateral Document constitute ABL Facility First Priority Collateral.

“ABL Lenders” shall mean the Persons holding ABL Claims, including the ABL Agent.

“ABL Loan Documents” shall mean the ABL Credit Agreement, the ABL Collateral Documents and each of the other agreements, documents and instruments providing for, evidencing or securing any Obligation under the ABL Credit Agreement (including each agreement, document or instrument providing for or evidencing an ABL Designated Hedging Obligation or ABL Designated Cash Management Obligation) and any other related document or instrument executed or delivered pursuant to any ABL Collateral Document at any time or otherwise evidencing or securing any Obligation arising under any ABL Loan Document.

“ABL Other Claims” shall mean any Obligations arising under an ABL Loan Document that do not constitute ABL Priority Claims.

“ABL Priority Claims” shall mean the aggregate of (a) (i) the Obligations arising under the ABL Loan Documents to the extent the principal amount thereof is permitted to be incurred pursuant to Section 6.01(y) of the Term Loan/Cash Flow Revolver Agreement, as such Term Loan/Cash Flow Revolver Agreement in effect on the date hereof (other than ABL Designated Cash Management Obligations and ABL Designated Hedging Obligations), plus any interest, fees, attorneys fees, costs, expenses and indemnities payable on account of such Obligations or otherwise in respect of, or arising under, the ABL Credit Agreement or the ABL Loan Documents related thereto or any of them, including all fees and expenses of the ABL Agent thereunder (the amounts under this clause (i), the “ABL Credit Agreement Claims”) and (ii) $150,000,000 constituting DIP Financing, to the extent incurred in accordance with the terms hereof, (b) the principal amount of all indebtedness incurred under the ABL Designated Hedging Obligations (calculated, at any given date, as the maximum aggregate amount, giving effect to any netting agreements, that would be required to be paid if all Secured Hedging Agreements (as such term is defined in the ABL Credit Agreement) underlying such ABL Designated Hedging Obligations were terminated as of such date) and (c) up to $30,000,000 of ABL Designated Cash Management Obligations, including, in the case of each of clauses (a), (b) and (c) above, all interest and expenses accrued or accruing (or that would, absent the commencement of an

3

Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant ABL Loan Document whether or not the claim for such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“ABL Recovery” shall have the meaning set forth in Section 6.4.

“Accounts” shall mean all Accounts (as defined in the UCC), all Health-Care-Insurance Receivables (as defined in the UCC) and all Medicare and Medicaid rights to payments, payments and reimbursement obligations of third party payors.

“Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Law” shall mean Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrower” shall have the meaning set forth in the preamble.

“Cash Collateral” shall mean any Common Collateral consisting of Money or cash equivalents, any Security Entitlement and any Financial Assets.

“ Cash Dominion Event” shall have the meaning assigned to such term in the ABL Credit Agreement.

“Closing Date” shall mean April 29, 2016.

“Common Collateral” shall mean collectively, the ABL Collateral and the Term Loan/Cash Flow Revolver Collateral.

“Credit Agreements” shall mean the collective reference to the ABL Credit Agreement and the Term Loan/Cash Flow Revolver Agreement.

“Credit Suisse” shall have the meaning set forth in the preamble.

“Deposit Account Collateral” shall mean that part of the Common Collateral comprised of or contained in Deposit Accounts.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of ABL Priority Claims” shall mean, except to the extent otherwise provided in Section 5.7 below, (i) the payment in full in cash (other than indemnification and contingent obligations for which no claim has been made) of all Obligations in respect of all outstanding ABL Credit Agreement Claims, (ii) the payment in full in cash (other than indemnification and contingent obligations for which no claim has been made) of all Obligations in respect of all other ABL Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time the Obligations referred to in clause (i) are paid and (iii) with respect to letters of credit outstanding under the ABL Credit Agreement, delivery of cash

4

collateral in compliance with the ABL Credit Agreement or the making of other arrangements reasonably satisfactory to issuing banks thereunder, in each case after or concurrently with the termination of all commitments to extend credit under the ABL Credit Agreement; provided that the Discharge of ABL Priority Claims shall not be deemed to have occurred if such payments are made with the proceeds of other ABL Priority Claims that constitute an exchange or replacement for or a refinancing of such Obligations or ABL Priority Claims. In the event the ABL Priority Claims are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the United States Bankruptcy Code (or any successor provision), the ABL Priority Claims shall be deemed to be discharged only when the final payment is made, in cash, in respect of such Obligations and any obligations pursuant to such new indebtedness shall have been satisfied.

“Discharge of Term Priority Claims” shall mean, except to the extent otherwise provided in Section 5.7 below, (i) the payment in full in cash (other than indemnification and contingent obligations for which no claim has been made) of all Obligations in respect of all outstanding Term Loan/Cash Flow Revolver Agreement Claims, (ii) the payment in full in cash (other than indemnification and contingent obligations for which no claim has been made) of all Obligations in respect of all other Term Loan/Cash Flow Revolver Priority Claims that are due and payable or otherwise accrued and owing at or prior to the time the Obligations referred to in clause (i) are paid, in each case after or concurrently with the termination of all commitments to extend credit that would constitute Term Loan/Cash Flow Revolver Priority Claims; provided that the Discharge of Term Priority Claims shall not be deemed to have occurred if such payments are made with the proceeds of other Term Loan/Cash Flow Revolver Priority Claims that constitute an exchange or replacement for or a refinancing of such Obligations or Term Loan/Cash Flow Revolver Priority Claims. In the event the Term Loan/Cash Flow Revolver Priority Claims are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the United States Bankruptcy Code (or any successor provision), the Term Loan/Cash Flow Revolver Priority Claims shall be deemed to be discharged only when the final payment is made, in cash, in respect of such Obligations and any obligations pursuant to such new indebtedness shall have been satisfied.

“Exercise Any Secured Creditor Remedies” or “Exercise of Any Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a) the taking by any Lender of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law;

(b) the exercise by any Lender of any right or remedy provided to a secured creditor on account of a Lien under any of the ABL Loan Documents or Term Loan/Cash Flow Revolver Loan Documents, as applicable, under applicable law, in an Insolvency or Liquidation Proceeding or otherwise, including the election to retain any of the Common Collateral in satisfaction of any Obligation secured by a Lien;

5

(c) the taking of any action by any Lender or the exercise of any right or remedy by any Lender in respect of the collection on, setoff against, marshaling of, injunction respecting or foreclosure on the Common Collateral or the proceeds thereof;

(d) the appointment, on the application of a Lender, of a receiver, receiver and manager or interim receiver of all or part of the Common Collateral;

(e) the sale, lease, license or other disposition of all or any portion of the Common Collateral by private or public sale conducted by a Lender or by any other means at the direction of a Lender permissible under applicable law;

(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect other applicable law; and

(g) the exercise by a Lender of any voting rights relating to any Equity Interests included in the Common Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Any Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency or Liquidation Proceeding or seeking adequate protection, (ii) the exercise of rights pursuant to the ABL Loan Documents by the ABL Agent during the continuance of a Cash Dominion Event, (iii) the exercise of rights pursuant to the ABL Loan Documents by the ABL Agent in respect of clauses (c) and (e) above, to the extent such actions solely relate to a de minimis amount of Common Collateral (not to exceed an amount equal to $2,000,000 in the aggregate based on the fair market value of such Common Collateral), (iv) the reduction of advance rates by the ABL Agent or the ABL Lenders, (v) the modification of eligibility criteria with respect to the Borrowing Base (as defined in the ABL Credit Agreement) by the ABL Agent or the ABL Lenders or (vi) the imposition of Availability Reserves (as defined in the ABL Credit Agreement) by the ABL Agent or the ABL Lenders.

“First Priority Agent” shall mean, with respect to (a) any ABL Facility First Priority Collateral, the ABL Agent, and (b) any Term/Cash Flow Revolver Facility First Priority Collateral, the Term Loan/Cash Flow Revolver Agent, as applicable.

“First Priority Claims” shall mean, with respect to (a) any ABL Facility First Priority Collateral, the ABL Priority Claims, and (b) any Term/Cash Flow Revolver Facility First Priority Collateral, the Term Loan/Cash Flow Revolver Priority Claims, as applicable.

“First Priority Collateral” shall mean, with respect to (a) the ABL Agent and the ABL Lenders, the ABL Facility First Priority Collateral, and (b) the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders, the Term/Cash Flow Revolver Facility First Priority Collateral, as applicable.

“First Priority Documents” shall mean, with respect to (a) any ABL Facility First Priority Collateral, the ABL Loan Documents, and (b) any Term/Cash Flow Revolver Facility First Priority Collateral, the Term Loan/Cash Flow Revolver Loan Documents, as applicable.

6

“First Priority Lenders” shall mean, with respect to (a) any ABL Facility First Priority Collateral, the ABL Lenders, and (b) any Term/Cash Flow Revolver Facility First Priority Collateral, the Term Loan/Cash Flow Revolver Lenders, as applicable.

“Grantors” shall mean the Borrower, and each of the Borrower’s Subsidiaries that has granted or purported to grant a Lien in any or all of its assets under an ABL Collateral Document or a Term Loan/Cash Flow Revolver Collateral Document.

“Hedging Agreement” shall have the meaning set forth in the ABL Credit Agreement.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” within the meaning of the ABL Credit Agreement or the Term Loan/Cash Flow Revolver Agreement.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lenders” shall mean the collective reference to the ABL Lenders and the Term Loan/Cash Flow Revolver Lenders.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“New York Courts” shall have the meaning set forth in Section 8.7.

“Obligations” shall mean, with respect to any Person, any payment, performance or other obligations of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, the Obligations of any Grantor under any ABL Loan Document or Term Loan/Cash Flow Revolver Loan Document include the obligations to pay principal, interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) or premium on any Indebtedness, letter of credit commissions (if applicable), charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Grantor to reimburse any amount in respect of any of the foregoing that any ABL Lender or Term Loan/Cash Flow Revolver Lender, in its sole discretion, may elect to pay or advance on behalf of such Grantor.

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“Payment Collateral” shall mean all Accounts, Instruments, Chattel Paper, Letter-Of-Credit Rights, Deposit Accounts, Securities Accounts and Payment Intangibles, together with all Supporting Obligations in relation to the foregoing, in each case comprising a portion of the Common Collateral.

“Payment Intangibles” shall mean all Payment Intangibles (as defined in the UCC) in connection with purchases from and other goods and services provided by any Grantor.

“Person” shall mean any natural person, partnership, corporation, business trust, limited liability company, company, association, joint venture, governmental agency or other entity.

“Pledged Collateral” shall mean the Common Collateral in the possession of the ABL Agent (or its agents or bailees) or the Term Loan/Cash Flow Revolver Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code.

“Real Estate Collateral” shall mean the Term Loan/Cash Flow Revolver Collateral that consists of, at any time of determination, any fee interest of any Grantor in owned real property. For the avoidance of doubt, Real Estate Collateral shall not constitute ABL Collateral and the ABL Agent shall have no rights with respect to any Real Estate Collateral.

“Required Lenders” shall mean, with respect to any Credit Agreement, those Lenders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from such Credit Agreement (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the Credit Agreement), other than any such amendment, modification, termination, waiver or consent that would require approval of all, or a “super-majority” of, Lenders or each Lender affected thereby.

“Second Priority Agent” shall mean, with respect to (a) any ABL Facility First Priority Collateral, the Term Loan/Cash Flow Revolver Agent, and (b) any Term/Cash Flow Revolver Facility First Priority Collateral, the ABL Agent, as applicable.

“Second Priority Documents” shall mean, with respect to (a) any ABL Facility First Priority Collateral, the Term Loan/Cash Flow Revolver Loan Documents, and (b) any Term/Cash Flow Revolver Facility First Priority Collateral, the ABL Loan Documents, as applicable.

“Second Priority Lenders” shall mean, with respect to (a) any ABL Facility First Priority Collateral, the Term Loan/Cash Flow Revolver Lenders, and (b) any Term/Cash Flow Revolver Facility First Priority Collateral, the ABL Lenders, as applicable.

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“Second Priority Claims” shall mean, with respect to (a) any ABL Facility First Priority Collateral, the Term Loan/Cash Flow Revolver Priority Claims, and (b) any Term/Cash Flow Revolver Facility First Priority Collateral, the ABL Priority Claims, as applicable.

“Subsidiary” shall mean any “subsidiary” of the Borrower.

“Term Loan/Cash Flow Revolver Agent” shall mean Credit Suisse, in its capacity as administrative agent and collateral agent for the Term Loan/Cash Flow Revolver Lenders under the Term Loan/Cash Flow Revolver Agreement and the other Term Loan/Cash Flow Revolver Loan Documents entered into pursuant to the Term Loan/Cash Flow Revolver Agreement, together with its successors and permitted assigns under the Term Loan/Cash Flow Revolver Agreement exercising substantially the same rights and powers.

“Term Loan/Cash Flow Revolver Agreement” shall have the meaning set forth in the recitals.

“Term Loan/Cash Flow Revolver Claims” shall mean the Term Loan/Cash Flow Revolver Priority Claims and the Term Loan/Cash Flow Revolver Other Claims.

“Term Loan/Cash Flow Revolver Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, upon which a Lien is granted or purported to be granted to the Term Loan/Cash Flow Revolver Agent under any of the Term Loan/Cash Flow Revolver Collateral Documents.

“Term Loan/Cash Flow Revolver Collateral Agreement” shall mean the Guarantee and Collateral Agreement dated as of April 29, 2016, among the Borrower, the Subsidiaries of the Borrower from time to time party thereto and Credit Suisse, as administrative agent for the secured parties referred to therein, as amended, restated, modified or replaced from time to time.

“Term Loan/Cash Flow Revolver Collateral Documents” shall mean the Term Loan/Cash Flow Revolver Collateral Agreement and any security agreement, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Term Loan/Cash Flow Revolver Claims or under which rights or remedies with respect to such Liens are at any time governed.

“Term Loan/Cash Flow Revolver Designated Cash Management Obligations” shall mean “Secured Cash Management Obligations” as defined in the Term Loan/Cash Flow Revolver Collateral Agreement.

“Term Loan/Cash Flow Revolver Designated Hedging Obligations” shall mean “Secured Hedging Obligations” as defined in the Term Loan/Cash Flow Revolver Collateral Agreement.

“Term/Cash Flow Revolver Facility First Priority Collateral” shall mean all Term Loan/Cash Flow Revolver Collateral (other than Accounts and all other ABL Facility First Priority Collateral) and all collateral security and guarantees with respect to any Term/Cash Flow Revolver Facility First Priority Collateral and all proceeds of any of the foregoing, including all

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cash, Money, Instruments, Securities, Financial Assets and Deposit Accounts received as proceeds of any Term/Cash Flow Revolver Facility First Priority Collateral (“Term Loan/Cash Flow Revolver Priority Proceeds”); provided, however, no proceeds of Term Loan/Cash Flow Revolver Priority Proceeds will constitute Term/Cash Flow Revolver Facility First Priority Collateral unless such proceeds of Term Loan/Cash Flow Revolver Priority Proceeds would otherwise constitute Term/Cash Flow Revolver Facility First Priority Collateral; provided that any of the foregoing that consists of identifiable ABL Priority Proceeds shall not be included in Term/Cash Flow Revolver Facility First Priority Collateral. For the avoidance of doubt, under no circumstances shall any assets excluded from the Term Loan/Cash Flow Revolver Collateral pursuant to any Term Loan/Cash Flow Revolver Collateral Document constitute Term/Cash Flow Revolver Facility First Priority Collateral.

“Term Loan/Cash Flow Revolver Lenders” shall mean the Persons holding Term Loan/Cash Flow Revolver Claims, including the Term Loan/Cash Flow Revolver Agent.

“Term Loan/Cash Flow Revolver Loan Documents” shall mean the Term Loan/Cash Flow Revolver Agreement, the Term Loan/Cash Flow Revolver Collateral Documents and each of the other agreements, documents and instruments providing for, evidencing or securing any Obligation under the Term Loan/Cash Flow Revolver Agreement (including each agreement, document or instrument providing for or evidencing a Term Loan/Cash Flow Revolver Designated Hedging Obligation or Term Loan/Cash Flow Revolver Designated Cash Management Obligation) and any other related document or instrument executed or delivered pursuant to any Term Loan/Cash Flow Revolver Collateral Document at any time or otherwise evidencing or securing any Obligation arising under any such Term Loan/Cash Flow Revolver Collateral Document.

“Term Loan/Cash Flow Revolver Other Claims” shall mean any Obligations arising under a Term Loan/Cash Flow Revolver Loan Document that do not constitute Term Loan/Cash Flow Revolver Priority Claims.

“Term Loan/Cash Flow Revolver Priority Claims” shall mean the aggregate of (a) (i) the Obligations arising under the Term Loan/Cash Flow Revolver Loan Documents to the extent the principal amount thereof is permitted to be incurred pursuant to Section 6.01(y) of the ABL Credit Agreement, as such ABL Credit Agreement in effect on the date hereof (other than Term Loan/Cash Flow Revolver Designated Cash Management Obligations and Term Loan/Cash Flow Revolver Designated Hedging Obligations), plus any interest, fees, attorneys fees, costs, expenses and indemnities payable on account of such Obligations or otherwise in respect of, or arising under, the Term Loan/Cash Flow Revolver Agreement or the Term Loan/Cash Flow Revolver Loan Documents related thereto or any of them, including al fees and expenses of the Term Loan/Cash Flow Revolver Agent thereunder (the amounts under this clause (i), the “Term Loan/Cash Flow Revolver Agreement Claims”), and (ii) $150,000,000 constituting DIP Financing, to the extent incurred in accordance with the terms hereof, (b) the principal amount of all indebtedness incurred under the Term Loan/Cash Flow Revolver Designated Hedging Obligations (calculated, at any given date, as the maximum aggregate amount, giving effect to any netting agreements, that would be required to be paid if all Hedging Agreements (as such term is defined in the Term Loan/Cash Flow Revolver Agreement) underlying such Term Loan/Cash Flow Revolver Designated Hedging Obligations were

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terminated as of such date) and (c) up to $30,000,000 of Term Loan/Cash Flow Revolver Designated Cash Management Obligations, including, in the case of each of clauses (a), (b) and (c) above, all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Term Loan/Cash Flow Revolver Loan Document whether or not the claim for such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Term Loan/Cash Flow Revolver Recovery” shall have the meaning set forth in Section 6.4.

“UBS” shall have the meaning set forth in the preamble.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the term “or” is not exclusive. All capitalized terms not defined herein or by reference to another agreement shall have the meaning assigned to such term in the UCC. The term “Instrument” shall have the meaning specified in Article 9 of the UCC.

Section 2. Lien Priorities.

2.1. Subordination of Liens. Notwithstanding (i) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the ABL Agent or the ABL Lenders on the Common Collateral or of any Liens granted to the Term Loan/Cash Flow Revolver Agent or the Term Loan/Cash Flow Revolver Lenders on the Common Collateral, (ii) any provision of the UCC, any Bankruptcy Law, or other applicable law or the ABL Loan Documents or the Term Loan/Cash Flow Revolver Loan Documents, (iii) whether the ABL Agent or the Term Loan/Cash Flow Revolver Agent, either directly or through agents, holds possession of, or has

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control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, the ABL Agent, on behalf of itself and each applicable ABL Lender, and the Term Loan/Cash Flow Revolver Agent, on behalf of itself and each applicable Term Loan/Cash Flow Revolver Lender, hereby agrees that:

(a) any Lien on the ABL Facility First Priority Collateral securing any ABL Priority Claims now or hereafter held by or on behalf of the ABL Agent or any ABL Lender or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the ABL Facility First Priority Collateral securing any Term Loan/Cash Flow Revolver Claims,

(b) any Lien on the ABL Facility First Priority Collateral securing any Term Loan/Cash Flow Revolver Claims now or hereafter held by or on behalf of the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the ABL Facility First Priority Collateral securing any ABL Priority Claims,

(c) any Lien on the Term/Cash Flow Revolver Facility First Priority Collateral securing any Term Loan/Cash Flow Revolver Priority Claims now or hereafter held by or on behalf of the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Term/Cash Flow Revolver Facility First Priority Collateral securing any ABL Claims,

(d) any Lien on the Term/Cash Flow Revolver Facility First Priority Collateral securing any ABL Claims now or hereafter held by or on behalf of the ABL Agent or any ABL Lender or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term/Cash Flow Revolver Facility First Priority Collateral securing any Term Loan/Cash Flow Revolver Priority Claims,

(e) any Lien on the ABL Facility First Priority Collateral securing any ABL Other Claims now or hereafter held by or on behalf of the ABL Agent or any ABL Lender or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the ABL Facility First Priority Collateral securing any Term Loan/Cash Flow Revolver Other Claims,

(f) any Lien on the ABL Facility First Priority Collateral securing any Term Loan/Cash Flow Revolver Other Claims now or hereafter held by or on behalf of the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the ABL Facility First Priority Collateral securing any ABL Other Claims,

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(g) any Lien on the Term/Cash Flow Revolver Facility First Priority Collateral securing any Term Loan/Cash Flow Revolver Other Claims now or hereafter held by or on behalf of the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Term/Cash Flow Revolver Facility First Priority Collateral securing any ABL Other Claims, and

(h) any Lien on the Term/Cash Flow Revolver Facility First Priority Collateral securing any ABL Other Claims now or hereafter held by or on behalf of the ABL Agent or any ABL Lender or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term/Cash Flow Revolver Facility First Priority Collateral securing any Term Loan/Cash Flow Revolver Other Claims.

All Liens on the ABL Facility First Priority Collateral securing any ABL Priority Claims shall be and remain senior in all respects and prior to all Liens on the ABL Facility First Priority Collateral securing any Term Loan/Cash Flow Revolver Claims for all purposes, whether or not such Liens securing any ABL Priority Claims are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person, and all Liens on the Term/Cash Flow Revolver Facility First Priority Collateral securing any Term Loan/Cash Flow Revolver Priority Claims shall be and remain senior in all respects and prior to all Liens on the Term/Cash Flow Revolver Facility First Priority Collateral securing any ABL Claims for all purposes, whether or not such Liens securing any Term Loan/Cash Flow Revolver Claims are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person.

2.2. Prohibition on Contesting Liens. The ABL Agent, for itself and on behalf of each ABL Lender, and the Term Loan/Cash Flow Revolver Agent, for itself and on behalf of each applicable Term Loan/Cash Flow Revolver Lender, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of (a) a Lien securing any ABL Claims held (or purported to be held) by or on behalf of the ABL Agent or any ABL Lender or any agent or trustee therefor in any Common Collateral or (b) a Lien securing any Term Loan/Cash Flow Revolver Claims held (or purported to be held) by or on behalf of the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender in any Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed (x) to prevent or impair the rights of the ABL Agent or any ABL Lender to enforce this Agreement (including the priority of the Liens securing the ABL Claims as provided in Section 2.1 with respect to any ABL Facility First Priority Collateral) or any of the ABL Loan Documents or (y) to prevent or impair the rights of the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender to enforce this Agreement (including the priority of the Liens securing the Term Loan/Cash Flow Revolver Claims as provided in Section 2.1 with respect to any Term/Cash Flow Revolver Facility First Priority Collateral) or any of the Term Loan/Cash Flow Revolver Loan Documents.

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2.3. No New Liens.

(a) So long as the Discharge of ABL Priority Claims has not occurred, the Term Loan/Cash Flow Revolver Agent agrees, for itself and on behalf of each Term Loan/Cash Flow Revolver Lender, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, that it shall not acquire or hold any Lien on any assets of the Borrower or any other Grantor securing any Term Loan/Cash Flow Revolver Claims that are not also subject to the Lien in respect of the ABL Claims under the ABL Loan Documents (other than Liens on Real Estate Collateral). If the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral of a Grantor that is not also subject to the Lien in respect of the ABL Claims under the ABL Loan Documents (other than Liens on Real Estate Collateral), then the Term Loan/Cash Flow Revolver Agent shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the ABL Agent as security for the ABL Claims (subject to the Lien priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien and in any event take such actions as may be requested by the ABL Agent to assign or release such Liens to the ABL Agent (and/or its designee) as security for the applicable ABL Claims.

(b) So long as the Discharge of Term Priority Claims has not occurred, the ABL Agent agrees, for itself and on behalf of each ABL Lender, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, that it shall not acquire or hold any Lien on any assets of the Borrower or any other Grantor securing any ABL Claims that are not also subject to the Lien in respect of the Term Loan/Cash Flow Revolver Claims under the Term Loan/Cash Flow Revolver Loan Documents. If the ABL Agent or any ABL Lender shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral of a Grantor that is not also subject to the Liens in respect of the Term Loan/Cash Flow Revolver Claims under the Term Loan/Cash Flow Revolver Loan Documents, then the ABL Agent shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the Term Loan/Cash Flow Revolver Agent as security for the Term Loan/Cash Flow Revolver Claims (subject to the Lien priority and other terms hereof) and shall promptly notify the Term Loan/Cash Flow Revolver Agent in writing of the existence of such Lien and in any event take such actions as may be requested by the Term Loan/Cash Flow Revolver Agent to assign or release such Liens to the Term Loan/Cash Flow Revolver Agent (and/or its designee) as security for the applicable Term Loan/Cash Flow Revolver Claims.

2.4. Perfection of Liens. With respect to any portion of the Common Collateral, neither the First Priority Agent nor the First Priority Lenders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second Priority Agent and the Second Priority Lenders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Lenders and the Term Loan/Cash Flow Revolver Lenders and shall not impose on the ABL

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Agent, the Term Loan/Cash Flow Revolver Agent, the ABL Lenders or the Term Loan/Cash Flow Revolver Lenders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.5. Waiver of Marshalling.

(a) Until the Discharge of ABL Priority Claims, the Term Loan/Cash Flow Revolver Agent, on behalf of itself and the Term Loan/Cash Flow Revolver Lenders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Facility First Priority Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the ABL Facility First Priority Collateral.

(b) Until the Discharge of Term Priority Claims, the ABL Agent, on behalf of itself and the ABL Lenders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term/Cash Flow Revolver Facility First Priority Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the Term/Cash Flow Revolver Facility First Priority Collateral.

Section 3. Enforcement.

3.1. Exercise of Remedies.

(a) So long as the Discharge of ABL Priority Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) neither the Term Loan/Cash Flow Revolver Agent nor any Term Loan/Cash Flow Revolver Lender will (x) Exercise Any Secured Creditor Remedies or seek to Exercise Any Secured Creditor Remedies with respect to any ABL Facility First Priority Collateral, (y) contest, protest or object to any Exercise of Any Secured Creditor Remedies with respect to the ABL Facility First Priority Collateral by the ABL Agent or any ABL Lender in respect of the ABL Priority Claims, the exercise of any right by the ABL Agent or any ABL Lender (or any agent or sub-agent on their behalf) in respect of the ABL Priority Claims under any lockbox agreement, control agreement or similar agreement or arrangement to which the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the ABL Facility First Priority Collateral under the ABL Loan Documents or otherwise in respect of ABL Priority Claims, or (z) object to the forbearance by the ABL Lenders from bringing or pursuing any Exercise of Any Secured Creditor Remedies relating to the ABL Facility First Priority Collateral in respect of ABL Priority Claims and (ii) except as otherwise provided herein, the ABL Agent and the ABL Lenders shall have the exclusive right to Exercise Any Secured Creditor Remedies (including setoff and the right to credit bid their debt) and in connection therewith make determinations regarding the release,

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disposition or restrictions with respect to the ABL Facility First Priority Collateral without any consultation with or the consent of the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, the Term Loan/Cash Flow Revolver Agent may file a proof of claim or statement of interest with respect to the applicable Term Loan/Cash Flow Revolver Claims and (B) the Term Loan/Cash Flow Revolver Agent may take any action (not adverse to the prior Liens on the ABL Facility First Priority Collateral securing the ABL Priority Claims, or the rights of the ABL Agent or the ABL Lenders to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the ABL Facility First Priority Collateral. In exercising rights and remedies with respect to the ABL Facility First Priority Collateral, the ABL Agent and the ABL Lenders may enforce the provisions of the ABL Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of ABL Facility First Priority Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the uniform commercial code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Term Priority Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) neither the ABL Agent nor any ABL Lender will (x) Exercise Any Secured Creditor Remedies or seek to Exercise Any Secured Creditor Remedies with respect to any Term/Cash Flow Revolver Facility First Priority Collateral, (y) contest, protest or object to any Exercise of Any Secured Creditor Remedies with respect to the Term/Cash Flow Revolver Facility First Priority Collateral by the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender in respect of the Term Loan/Cash Flow Revolver Priority Claims, the exercise of any right by the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender (or any agent or sub-agent on their behalf) in respect of the Term Loan/Cash Flow Revolver Priority Claims under any control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the ABL Agent or any ABL Lender either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Term/Cash Flow Revolver Facility First Priority Collateral under the Term Loan/Cash Flow Revolver Loan Documents or otherwise in respect of Term Loan/Cash Flow Revolver Priority Claims, or (z) object to the forbearance by the Term Loan/Cash Flow Revolver Lenders from bringing or pursuing any Exercise of Any Secured Creditor Remedies relating to the Term/Cash Flow Revolver Facility First Priority Collateral in respect of Term Loan/Cash Flow Revolver Priority Claims and (ii) except as otherwise provided herein, the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders shall have the exclusive right to Exercise Any Secured Creditor Remedies (including setoff and the right to credit bid their debt) and in connection therewith make determinations regarding the release, disposition or restrictions with respect to the Term/Cash Flow Revolver Facility First Priority Collateral without any consultation with or the consent of the ABL Agent or any ABL Lender; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, the ABL Agent may file a proof of claim or statement of interest with respect to the applicable ABL Claims and (B) the ABL Agent

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may take any action (not adverse to the prior Liens on the Term/Cash Flow Revolver Facility First Priority Collateral securing the Term Loan/Cash Flow Revolver Priority Claims, or the rights of the Term Loan/Cash Flow Revolver Agent or the Term Loan/Cash Flow Revolver Lenders to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Term/Cash Flow Revolver Facility First Priority Collateral. In exercising rights and remedies with respect to the Term/Cash Flow Revolver Facility First Priority Collateral, the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders may enforce the provisions of the Term Loan/Cash Flow Revolver Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Term/Cash Flow Revolver Facility First Priority Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the uniform commercial code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c) So long as the Discharge of ABL Priority Claims has not occurred, the Term Loan/Cash Flow Revolver Agent, on behalf of itself and each Term Loan/Cash Flow Revolver Lender, agrees that it will not take or receive any ABL Facility First Priority Collateral or any proceeds of ABL Facility First Priority Collateral in connection with the Exercise of Any Secured Creditor Remedies (including setoff or recoupment) with respect to any ABL Facility First Priority Collateral. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Priority Claims has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a), the sole right of the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders with respect to the ABL Facility First Priority Collateral is to hold a Lien on the ABL Facility First Priority Collateral pursuant to the Term Loan/Cash Flow Revolver Loan Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of ABL Priority Claims has occurred. So long as the Discharge of Term Priority Claims has not occurred, the ABL Agent, on behalf of itself and each ABL Lender, agrees that it will not take or receive any Term/Cash Flow Revolver Facility First Priority Collateral or any proceeds of Term/Cash Flow Revolver Facility First Priority Collateral in connection with the Exercise of Any Secured Creditor Remedies (including setoff or recoupment) with respect to any Term/Cash Flow Revolver Facility First Priority Collateral. Without limiting the generality of the foregoing, unless and until the Discharge of Term Priority Claims has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(b), the sole right of the ABL Agent and the ABL Lenders with respect to the Term/Cash Flow Revolver Facility First Priority Collateral is to hold a Lien on the Term/Cash Flow Revolver Facility First Priority Collateral pursuant to the ABL Loan Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Term Priority Claims has occurred.

(d) Subject to the proviso in clause (ii) of Section 3.1(a) above, (i) the Term Loan/Cash Flow Revolver Agent, for itself and on behalf of each Term Loan/Cash Flow Revolver Lender, agrees that the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders will not take any action that would hinder any Exercise of Any Secured Creditor Remedies undertaken by the ABL Agent or the ABL Lenders with respect to the ABL Facility

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First Priority Collateral under the ABL Loan Documents, including any sale, lease, exchange, transfer or other disposition of the ABL Facility First Priority Collateral, whether by foreclosure or otherwise, and (ii) the Term Loan/Cash Flow Revolver Agent, for itself and on behalf of each Term Loan/Cash Flow Revolver Lender, hereby waives any and all rights it or any Term Loan/Cash Flow Revolver Lender may have as a junior lien creditor or otherwise to object to the manner in which the ABL Agent or the ABL Lenders seek to enforce or collect the ABL Priority Claims with respect to the ABL Facility First Priority Collateral or the Liens granted in any of the ABL Facility First Priority Collateral, regardless of whether any action or failure to act by or on behalf of the ABL Agent or the ABL Lenders is adverse to the interests of the Term Loan/Cash Flow Revolver Lenders. Subject to the proviso in clause (ii) of Section 3.1(b) above, (i) the ABL Agent, for itself and on behalf of each ABL Lender, agrees that the ABL Agent and the ABL Lenders will not take any action that would hinder any Exercise of Any Secured Creditor Remedies undertaken by the Term Loan/Cash Flow Revolver Agent or the Term Loan/Cash Flow Revolver Lenders with respect to the Term/Cash Flow Revolver Facility First Priority Collateral under the Term Loan/Cash Flow Revolver Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Term/Cash Flow Revolver Facility First Priority Collateral, whether by foreclosure or otherwise, and (ii) the ABL Agent, for itself and on behalf of each ABL Lender, hereby waives any and all rights it or any ABL Lender may have as a junior lien creditor or otherwise to object to the manner in which the Term Loan/Cash Flow Revolver Agent or the Term Loan/Cash Flow Revolver Lenders seek to enforce or collect the Term Loan/Cash Flow Revolver Priority Claims with respect to the Term/Cash Flow Revolver Facility First Priority Collateral or the Liens granted in any of the Term/Cash Flow Revolver Facility First Priority Collateral, regardless of whether any action or failure to act by or on behalf of the Term Loan/Cash Flow Revolver Agent or the Term Loan/Cash Flow Revolver Lenders is adverse to the interests of the Term Loan/Cash Flow Revolver Lenders.

(e) The Term Loan/Cash Flow Revolver Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Term Loan/Cash Flow Revolver Loan Document shall be deemed to restrict in any way the rights and remedies of the ABL Agent or the ABL Lenders with respect to the ABL Facility First Priority Collateral as set forth in this Agreement and the ABL Loan Documents. The ABL Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any ABL Loan Document shall be deemed to restrict in any way the rights and remedies of the Term Loan/Cash Flow Revolver Agent or the Term Loan/Cash Flow Revolver Lenders with respect to the Term/Cash Flow Revolver Facility First Priority Collateral as set forth in this Agreement and the Term Loan/Cash Flow Revolver Loan Documents.

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3.2. Cooperation.

(a) Subject to the proviso in clause (ii) of Section 3.1(a), the Term Loan/Cash Flow Revolver Agent, on behalf of itself and each Term Loan/Cash Flow Revolver Lender, agrees that, unless and until the Discharge of ABL Priority Claims has occurred, it will not commence, or join with any Person (other than the ABL Lenders and the ABL Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the ABL Facility First Priority Collateral under any of the Term Loan/Cash Flow Revolver Loan Documents or otherwise in respect of the Term Loan/Cash Flow Revolver Claims relating to the ABL Facility First Priority Collateral.

(b) Subject to the proviso in clause (ii) of Section 3.1(b), the ABL Agent, on behalf of itself and each ABL Lender, agrees that, unless and until the Discharge of Term Priority Claims has occurred, it will not commence, or join with any Person (other than the Term Loan/Cash Flow Revolver Lenders and the Term Loan/Cash Flow Revolver Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Term/Cash Flow Revolver Facility First Priority Collateral under any of the ABL Loan Documents or otherwise in respect of the ABL Claims relating to the Term/Cash Flow Revolver Facility First Priority Collateral.

3.3. Actions Upon Breach.

(a) If any Term Loan/Cash Flow Revolver Lender, in contravention of the terms of this Agreement, in any way takes or attempts or threatens to take any action with respect to the ABL Facility First Priority Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), this Agreement shall create an irrebuttable presumption and admission by such Term Loan/Cash Flow Revolver Lender that relief against such Term Loan/Cash Flow Revolver Lender by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the ABL Lenders, it being understood and agreed by the Term Loan/Cash Flow Revolver Agent on behalf of each Term Loan/Cash Flow Revolver Lender that (i) the ABL Lenders’ damages from its actions may at that time be difficult to ascertain and may be irreparable and (ii) each Term Loan/Cash Flow Revolver Lender waives any defense that the Grantors and/or the ABL Lenders cannot demonstrate damage and/or be made whole by the awarding of damages.

(b) If any ABL Lender, in contravention of the terms of this Agreement, in any way takes or attempts or threatens to take any action with respect to the Term/Cash Flow Revolver Facility First Priority Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), this Agreement shall create an irrebuttable presumption and admission by such ABL Lender that relief against such ABL Lender by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Term Loan/Cash Flow Revolver Lenders, it being understood and agreed by the ABL Agent on behalf of each ABL Lender that (i) the Term Loan/Cash Flow Revolver Lenders’ damages from its actions may at that time be difficult to ascertain and may be irreparable and (ii) each ABL Lender waives any defense that the Grantors and/or the Term Loan/Cash Flow Revolver Lenders cannot demonstrate damage and/or be made whole by the awarding of damages.

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Section 4. Payments.

4.1. Revolving Nature of ABL and Term Priority Claims.

(a) The Term Loan/Cash Flow Revolver Agent, for and on behalf of itself and each Term Loan/Cash Flow Revolver Lender, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral or the release of any Lien by the ABL Agent upon any portion of the Common Collateral in connection with a permitted disposition under the ABL Credit Agreement shall constitute the exercise of remedies prohibited under this Agreement; (ii) subject to the limitations set forth herein, the amount of the ABL Priority Claims that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed; and (iii) all Payment Collateral or Cash Collateral received by the ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Priority Claims at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Lender) commences the Exercise of Any Secured Creditor Remedies with respect to any of the Common Collateral (other than, prior to the acceleration of any of the Term Loan/Cash Flow Revolver Priority Claims, the exercise of its rights during a Cash Dominion Event), all amounts received by the ABL Agent or any ABL Lender in respect of any ABL Claims shall be applied as specified in this Section 4. The Lien priority set forth in this Agreement shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the ABL Priority Claims, the ABL Other Claims, the Term Loan/Cash Flow Revolver Priority Claims or the Term Loan/Cash Flow Revolver Other Claims, or any portion thereof.

(b) The ABL Agent, for and on behalf of itself and each ABL Lender, expressly acknowledges and agrees that (i) the Term Loan/Cash Flow Revolver Agreement includes revolving commitments, that in the ordinary course of business the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders will apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral or the release of any Lien by the Term Loan/Cash Flow Revolver Agent upon any portion of the Common Collateral in connection with a permitted disposition under the Term Loan/Cash Flow Revolver Agreement shall constitute the exercise of remedies prohibited under this Agreement; (ii) subject to the limitations set forth herein, the amount of the Term Loan/Cash Flow Revolver Priority Claims that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed; and (iii) all Payment Collateral or Cash Collateral received by the Term Loan/Cash Flow Revolver Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the Term Loan/Cash Flow Revolver Priority Claims at any time; provided, however, that from and after the date on which the Term Loan/Cash Flow Revolver Agent (or any Term Loan/Cash Flow Revolver Lender) commences the Exercise of Any Secured Creditor Remedies with respect to any of the Common Collateral, all amounts received by the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender in respect of any Term Loan/Cash Flow Revolver Claims shall be applied as specified in this Section 4. The Lien priority set forth in this Agreement shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment,

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reborrowing, increase, replacement, renewal, restatement or refinancing of the ABL Priority Claims, the ABL Other Claims, the Term Loan/Cash Flow Revolver Priority Claims or the Term Loan/Cash Flow Revolver Other Claims, or any portion thereof.

4.2. Application of Proceeds of ABL Facility First Priority Collateral. The ABL Agent, on behalf of itself and each ABL Lender, and the Term Loan/Cash Flow Revolver Agent, on behalf of itself and each Term Loan/Cash Flow Revolver Lender, hereby agree that the ABL Facility First Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such ABL Facility First Priority Collateral upon the Exercise of Any Secured Creditor Remedies, shall be applied:

first, to the payment of the ABL Priority Claims in accordance with the ABL Loan Documents,

second, to the payment of the Term Loan/Cash Flow Revolver Priority Claims in accordance with the Term Loan/Cash Flow Revolver Loan Documents,

third, to the payment of ABL Other Claims in accordance with the ABL Loan Documents,

fourth, to the payment of Term Loan/Cash Flow Revolver Other Claims in accordance with the Term Loan/Cash Flow Revolver Loan Documents, and fifth, the balance, if any, to the Grantors or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

4.3. Application of Proceeds of Term/Cash Flow Revolver Facility First Priority Collateral. The ABL Agent, on behalf of itself and each ABL Lender, and the Term Loan/Cash Flow Revolver Agent, on behalf of itself and each Term Loan/Cash Flow Revolver Lender, hereby agree that the Term/Cash Flow Revolver Facility First Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Term/Cash Flow Revolver Facility First Priority Collateral upon the Exercise of Any Secured Creditor Remedies, shall be applied:

first, to the payment of the Term Loan/Cash Flow Revolver Priority Claims in accordance with the Term Loan/Cash Flow Revolver Loan Documents,

second, to the payment of the ABL Priority Claims in accordance with the ABL Loan Documents,

third, to the payment of Term Loan/Cash Flow Revolver Other Claims in accordance with the Term Loan/Cash Flow Revolver Loan Documents,

fourth, to the payment of ABL Other Claims in accordance with the ABL Loan Documents, and fifth, the balance, if any, to the Grantors or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

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4.4. Payments Over.

(a) Any ABL Facility First Priority Collateral or proceeds thereof received by the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender in connection with the Exercise of Any Secured Creditor Remedies (including setoff or recoupment) relating to the ABL Facility First Priority Collateral prior to the Discharge of ABL Priority Claims shall be segregated and held in trust for the benefit of and forthwith paid over to the ABL Agent (and/or its designees) for the benefit of the ABL Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Agent is hereby authorized to make any such endorsements as agent for the Term Loan/Cash Flow Revolver Agent or any such Term Loan/Cash Flow Revolver Lender. This authorization is coupled with an interest and is irrevocable.

(b) Any Term/Cash Flow Revolver Facility First Priority Collateral or proceeds thereof received by the ABL Agent or any ABL Lender in connection with the Exercise of Any Secured Creditor Remedies (including setoff or recoupment) relating to the Term/Cash Flow Revolver Facility First Priority Collateral prior to the Discharge of Term Priority Claims shall be segregated and held in trust for the benefit of and forthwith paid over to the Term Loan/Cash Flow Revolver Agent (and/or its designees) for the benefit of the Term Loan/Cash Flow Revolver Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Term Loan/Cash Flow Revolver Agent is hereby authorized to make any such endorsements as agent for the ABL Agent or any such ABL Lender. This authorization is coupled with an interest and is irrevocable.

(c) Promptly upon the Discharge of ABL Priority Claims, the ABL Agent shall deliver written notice confirming the same to the Term Loan/Cash Flow Revolver Agent; provided that the failure to give any such notice shall not result in any liability of the ABL Agent or the ABL Lenders or in the modification, alteration, impairment or waiver of the rights of any party hereunder. Promptly upon the Discharge of Term Priority Claims, the Term Loan/Cash Flow Revolver Agent shall deliver written notice confirming the same to the ABL Agent; provided that the failure to give any such notice shall not result in any liability of the Term Loan/Cash Flow Revolver Agent or the Term Loan/Cash Flow Revolver Lenders or in the modification, alteration, impairment or waiver of the rights of any party hereunder.

4.5. Common Collateral.

Notwithstanding anything contained in this Agreement to the contrary, in the event of any disposition or series of related dispositions in connection with the Exercise of Any Secured Creditor Remedies that includes (i) Equity Interests issued by a Grantor that has an interest in any ABL Facility First Priority Collateral or (ii) a combination of both ABL Facility First Priority Collateral and Term/Cash Flow Revolver Facility First Priority Collateral, then solely for purposes of this Agreement, unless otherwise agreed by the ABL Agent and the Term Loan/Cash Flow Revolver Agent, the proceeds of any such disposition shall be allocated to the ABL Facility First Priority Collateral in an amount equal to the sum of (A) the book value determined in accordance with GAAP of any ABL Facility First Priority Collateral consisting of Accounts that are the subject of such disposition (or, in the case of a disposition of Equity Interests issued by a Grantor, any ABL Facility First Priority Collateral consisting of Accounts in

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which such Grantor has an interest), determined as of the date of such disposition, and (B) the fair market value of all other ABL Facility First Priority Collateral that is the subject of such disposition (or, in the case of a disposition of Equity Interests issued by a Grantor, any other ABL Facility First Priority Collateral in which such Grantor has an interest), determined as of the date of such disposition.

Section 5. Other Agreements.

5.1. Releases.

(a) If, at any time any Grantor or the holder of any ABL Priority Claim delivers notice to the Term Loan/Cash Flow Revolver Agent that any specified ABL Facility First Priority Collateral is sold, transferred or otherwise disposed of (including for such purpose, in the case of the sale of equity interests in any Subsidiary, any ABL Facility First Priority Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof):

(i) by the owner of such ABL Facility First Priority Collateral in a transaction permitted under the ABL Credit Agreement, the Term Loan/Cash Flow Revolver Agreement and each other ABL Loan Document and Term Loan/Cash Flow Revolver Loan Document; or

(ii) during the existence of any Event of Default under (and as defined in) the ABL Credit Agreement to the extent the ABL Agent has consented to such sale, transfer or disposition;

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Term Loan/Cash Flow Revolver Lenders upon such ABL Facility First Priority Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such ABL Facility First Priority Collateral securing ABL Priority Claims are released and discharged. Upon delivery to the Term Loan/Cash Flow Revolver Agent of a notice from the ABL Agent stating that any release of Liens securing or supporting the ABL Priority Claims on any ABL Facility First Priority Collateral has become effective (or shall become effective upon the Term Loan/Cash Flow Revolver Agent’s release), the Term Loan/Cash Flow Revolver Agent will promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms at the expense of the Borrower.

The Term Loan/Cash Flow Revolver Agent, for itself and on behalf of each Term Loan/Cash Flow Revolver Lender, hereby irrevocably constitutes and appoints the ABL Agent and any officer or agent of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Term Loan/Cash Flow Revolver Agent or such Term Loan/Cash Flow Revolver Lender or in the ABL Agent’s own name, from time to time in the ABL Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1(a), including any termination statements, endorsements or other instruments of transfer or release.

(b) If, at any time any Grantor or the holder of any Term Loan/Cash Flow Revolver Priority Claim delivers notice to the ABL Agent that any specified Term/Cash Flow Revolver

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Facility First Priority Collateral (including all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) (including for such purpose, in the case of the sale of equity interests in any Subsidiary, any Term/Cash Flow Revolver Facility First Priority Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) is sold, transferred or otherwise disposed of:

(i) by the owner of such Term/Cash Flow Revolver Facility First Priority Collateral in a transaction permitted under the Term Loan/Cash Flow Revolver Agreement, the ABL Credit Agreement and each other Term Loan/Cash Flow Revolver Loan Document and ABL Loan Document; or

(ii) during the existence of any Event of Default under (and as defined in) the Term Loan/Cash Flow Revolver Agreement to the extent the Term Loan/Cash Flow Revolver Agent has consented to such sale, transfer or disposition;

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the ABL Lenders upon such Term/Cash Flow Revolver Facility First Priority Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Term/Cash Flow Revolver Facility First Priority Collateral securing Term Loan/Cash Flow Revolver Priority Claims are released and discharged. Upon delivery to the ABL Agent of a notice from the Term Loan/Cash Flow Revolver Agent stating that any release of Liens securing or supporting the Term Loan/Cash Flow Revolver Priority Claims on any Term/Cash Flow Revolver Facility First Priority Collateral has become effective (or shall become effective upon the ABL Agent’s release), the ABL Agent will promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms at the expense of the Borrower. In the case of the sale of all or substantially all of the capital stock of a Grantor or any of its Subsidiaries, the guarantee in favor of the ABL Lenders, if any, made by such Grantor or Subsidiary will automatically be released and discharged (i) as and when, but only to the extent, the guarantee by such Grantor or Subsidiary of Term Loan/Cash Flow Revolver Claims is released and discharged and (ii) subject to payment of proceeds from the sale of such capital stock to the ABL Agent to the extent provided in Section 4.5.

The ABL Agent, for itself and on behalf of each applicable ABL Lender, hereby irrevocably constitutes and appoints the Term Loan/Cash Flow Revolver Agent and any officer or agent of the Term Loan/Cash Flow Revolver Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the ABL Agent or such ABL Lender or in the Term Loan/Cash Flow Revolver Agent’s own name, from time to time in the Term Loan/Cash Flow Revolver Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1(b), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1(b), including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of ABL Priority Claims has occurred, the Term Loan/Cash Flow Revolver Agent, for itself and on behalf of each Term Loan/Cash Flow Revolver Lender, hereby consents to the application, whether prior to or after a default, of

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proceeds of ABL Facility First Priority Collateral to the repayment of ABL Priority Claims pursuant to the ABL Loan Documents; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Term Loan/Cash Flow Revolver Agent or the Term Loan/Cash Flow Revolver Lenders to receive proceeds in connection with the Term Loan/Cash Flow Revolver Claims not otherwise in contravention of this Agreement.

(d) Unless and until the Discharge of Term Priority Claims has occurred, the ABL Agent, for itself and on behalf of each ABL Lender, hereby consents to the application, whether prior to or after a default, of proceeds of Term/Cash Flow Revolver Facility First Priority Collateral to the repayment of Term Loan/Cash Flow Revolver Priority Claims pursuant to the Term Loan/Cash Flow Revolver Loan Documents; provided that nothing in this Section 5.1(d) shall be construed to prevent or impair the rights of the ABL Agent or the ABL Lenders to receive proceeds in connection with the ABL Claims not otherwise in contravention of this Agreement.

5.2. Insurance.

(a) Proceeds of Common Collateral include insurance proceeds and, therefore, the Lien priority set forth in this Agreement shall govern the ultimate disposition of insurance proceeds.

(b) Unless and until the Discharge of ABL Priority Claims has occurred, the ABL Agent and the ABL Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the ABL Loan Documents, to adjust settlement for any insurance policy covering the ABL Facility First Priority Collateral (including, for the avoidance of doubt, any business interruption insurance) in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the ABL Facility First Priority Collateral. Unless and until the Discharge of ABL Priority Claims has occurred, subject to the rights of the Grantors under the ABL Loan Documents, all proceeds of any such policy and any such award if in respect of the ABL Facility First Priority Collateral shall be paid in accordance with the terms of Section 4.2. If the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the ABL Agent in accordance with the terms of Section 4.4.

(c) Unless and until the Discharge of Term Priority Claims has occurred, the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the Term Loan/Cash Flow Revolver Loan Documents, to adjust settlement for any insurance policy covering the Term/Cash Flow Revolver Facility First Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Term/Cash Flow Revolver Facility First Priority Collateral. Unless and until the Discharge of Term Priority Claims has occurred, subject to the rights of the Grantors under the Term Loan/Cash Flow Revolver Loan Documents, all proceeds of any such policy and any such award if in respect of the Term/Cash Flow Revolver Facility First Priority Collateral shall be paid in accordance with the terms of Section 4.3. If the ABL Agent or any ABL Lender shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Term Loan/Cash Flow Revolver Agent in accordance with the terms of Section 4.4.

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5.3. Amendments to ABL Loan Documents and Term Loan/Cash Flow Revolver Loan Documents.

(a) The Term Loan/Cash Flow Revolver Agent, on behalf of itself and the Term Loan/Cash Flow Revolver Lenders, hereby agrees that, without affecting the obligations of the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders hereunder, the ABL Agent and the ABL Lenders may, at any time and from time to time, in their sole discretion without the consent of or notice to the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Loan Documents in any manner whatsoever, including, to:

(i) change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Obligations under the ABL Loan Documents or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Obligations under the ABL Loan Documents or any of the ABL Loan Documents;

(ii) retain or, subject to Section 2.3, obtain a Lien on any property of any Person to secure any of the ABL Claims, and in connection therewith to enter into any additional ABL Loan Documents;

(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the ABL Claims;

(iv) subject to Section 5.1, release its Lien on any Common Collateral or other property;

(v) exercise or refrain from exercising any rights against the Borrower, any Grantor, or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the ABL Claims; and

(vii) otherwise manage and supervise the ABL Claims as the ABL Agent shall deem appropriate.

(b) The ABL Agent, on behalf of itself and the ABL Lenders, hereby agrees that, without affecting the obligations of the ABL Agent and the ABL Lenders hereunder, the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the ABL Agent or

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any ABL Lender or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Term Loan/Cash Flow Revolver Loan Documents in any manner whatsoever, including, to:

(i) change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Obligations under the Term Loan/Cash Flow Revolver Loan Documents or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Obligations under the Term Loan/Cash Flow Revolver Loan Documents or any of the Term Loan/Cash Flow Revolver Loan Documents;

(ii) retain or, subject to Section 2.3, obtain a Lien on any property of any Person to secure any of the Term Loan/Cash Flow Revolver Claims, and in connection therewith to enter into any additional Term Loan/Cash Flow Revolver Loan Documents;

(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Term Loan/Cash Flow Revolver Claims;

(iv) subject to Section 5.1, release its Lien on any Common Collateral or other property;

(v) exercise or refrain from exercising any rights against the Borrower, any Grantor, or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Term Loan/Cash Flow Revolver Claims; and

(vii) otherwise manage and supervise the Term Loan/Cash Flow Revolver Claims as the Term Loan/Cash Flow Revolver Agent shall deem appropriate.

(c) The ABL Claims and the Term Loan/Cash Flow Revolver Claims may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing or replacement transaction under the ABL Credit Agreement or the Term Loan/Cash Flow Revolver Agreement) of the ABL Agent, the ABL Lenders, the Term Loan/Cash Flow Revolver Agent or the Term Loan/Cash Flow Revolver Lenders, as the case may be, all without affecting the Lien priorities provided for herein or the other provisions hereof, provided, however, that the holders of such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments, replacements or supplements to this Agreement) as the ABL Agent (in the case of a refinancing or replacement transaction relating to the Term Loan/Cash Flow Revolver Claims) or the Term Loan/Cash Flow Revolver Agent (in the case of a refinancing or replacement transaction relating to the ABL Claims), shall reasonably request and in form and substance reasonably acceptable to the ABL Agent (in the case of a refinancing or replacement transaction relating to the Term Loan/Cash Flow Revolver Claims) or the Term Loan/Cash Flow Revolver Agent (in the case of a refinancing or replacement transaction relating to the ABL Claims), and any such refinancing or replacement transaction shall be in accordance with any applicable provisions of both the ABL Loan Documents (unless waived thereunder) and the Term Loan/Cash Flow Revolver Loan Documents (unless waived thereunder). Following any refinancing or replacement transaction

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relating to the Term Loan/Cash Flow Revolver Claims (i) the Term Loan/Cash Flow Revolver Agreement shall be any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of such refinancing or replacement indebtedness and identified as such in such agreement and (ii) the Term Loan/Cash Flow Revolver Agent shall be the Person identified as such in such agreement. Following any refinancing or replacement transaction relating to the ABL Claims (i) the ABL Credit Agreement shall be any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of such refinancing or replacement indebtedness and identified as such in such agreement and (ii) the ABL Agent shall be the Person identified as such in such agreement.

(d) In the event that the ABL Agent or the ABL Lenders enter into any amendment, waiver or consent in respect of or replace any of the ABL Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any ABL Collateral Document or changing in any manner the rights of the ABL Agent, the ABL Lenders, the Borrower or any other Grantor thereunder in respect of the ABL Facility First Priority Collateral, then such amendment, waiver or consent (other than those effecting any release of any Liens in ABL Facility First Priority Collateral except as provided in Section 5.1) shall apply automatically to any comparable provision of each comparable Term Loan/Cash Flow Revolver Collateral Document (but solely as to ABL Facility First Priority Collateral) without the consent of the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender and without any action by the Term Loan/Cash Flow Revolver Lenders, the Borrower or any other Grantor; provided that such amendment, waiver or consent does not materially adversely affect the rights of the Term Loan/Cash Flow Revolver Lenders or the interests of the Term Loan/Cash Flow Revolver Lenders in the ABL Facility First Priority Collateral unless the rights and interests of all other creditors of the Borrower or such Grantor, as the case may be, that have a security interest in the affected collateral are affected in a like and similar manner (without regard to the fact that the Lien of such ABL Collateral Document is senior to the Lien of the comparable Term Loan/Cash Flow Revolver Collateral Document). The ABL Agent shall give written notice of such amendment, waiver or consent to the Term Loan/Cash Flow Revolver Agent; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any Term Loan/Cash Flow Revolver Collateral Documents as set forth in this Section 5.3(d).

(e) In the event that the Term Loan/Cash Flow Revolver Agent or the Term Loan/Cash Flow Revolver Lenders enter into any amendment, waiver or consent in respect of or replace any of the Term Loan/Cash Flow Revolver Collateral Documents (other than any Term Loan/Cash Flow Revolver Collateral Documents granting or governing Liens on any Real Estate Collateral) for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Term Loan/Cash Flow Revolver Collateral Document (other than any Term Loan/Cash Flow Revolver Collateral Documents granting or governing Liens on any Real Estate Collateral) or changing in any manner the rights of the Term Loan/Cash Flow Revolver Agent, the Term Loan/Cash Flow Revolver Lenders, the Borrower or any other Grantor thereunder in respect of the Term/Cash Flow Revolver Facility First Priority Collateral (other than in respect of any Real Estate Collateral), then such amendment, waiver or consent (other than those effecting any release of any Liens in Term/Cash Flow Revolver Facility First Priority Collateral except as provided in Section 5.1) shall apply automatically to any comparable

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provision of each comparable ABL Collateral Document (but solely as to Term/Cash Flow Revolver Facility First Priority Collateral) without the consent of the ABL Agent or any ABL Lender and without any action by the ABL Lenders, the Borrower or any other Grantor; provided that such amendment, waiver or consent does not materially adversely affect the rights of the ABL Lenders or the interests of the ABL Lenders in the Term/Cash Flow Revolver Facility First Priority Collateral unless the rights and interests of all other creditors of the Borrower or such Grantor, as the case may be, that have a security interest in the affected collateral are affected in a like and similar manner (without regard to the fact that the Lien of such Term Loan/Cash Flow Revolver Collateral Document is senior to the Lien of the comparable ABL Collateral Document). The Term Loan/Cash Flow Revolver Agent shall give written notice of such amendment, waiver or consent to the ABL Agent; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any ABL Collateral Document as set forth in this Section 5.3(e).

5.4. Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Agents and the Second Priority Lenders may exercise rights and remedies as an unsecured creditor against the Borrower or any Subsidiary that has guaranteed the Second Priority Claims in accordance with the terms of the applicable Second Priority Documents and applicable law, in each case to the extent not inconsistent with the provisions of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Agent or any Second Priority Lender of the required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise by any Second Priority Agent or any Second Priority Lender of rights or remedies as a secured creditor in respect of the applicable portion of the Common Collateral or (b) enforcement in contravention of this Agreement of any Lien in respect of Second Priority Claims held by any of them. In the event any Second Priority Agent or any Second Priority Lender becomes a judgment lien creditor or other secured creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Claims or otherwise, such judgment or other lien shall be subordinated to the Liens securing First Priority Claims on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing First Priority Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Agent or the ABL Lenders may have with respect to the ABL Facility First Priority Collateral, or any rights or remedies the Term Loan/Cash Flow Revolver Agent or the Term Loan/Cash Flow Revolver Lenders may have with respect to the Term/Cash Flow Revolver Facility First Priority Collateral.

5.5. First Priority Agent as Gratuitous Bailee for Perfection.

(a) The ABL Agent agrees to hold the Pledged Collateral that is part of the ABL Facility First Priority Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the Term Loan/Cash Flow Revolver Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Term Loan/Cash Flow Revolver Collateral Documents, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC). The Term Loan/Cash Flow Revolver Agent agrees to hold the Pledged Collateral that is part of the

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Term/Cash Flow Revolver Facility First Priority Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the ABL Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the ABL Collateral Documents, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC).

(b) The ABL Agent agrees to hold the Deposit Account Collateral that is part of the Common Collateral and controlled by the ABL Agent as gratuitous bailee for the Term Loan/Cash Flow Revolver Agent and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Term Loan/Cash Flow Revolver Collateral Documents, subject to the terms and conditions of this Section 5.5. The Term Loan/Cash Flow Revolver Agent agrees to hold the collateral controlled by the Term Loan/Cash Flow Revolver Agent as gratuitous bailee for the ABL Agent and any assignee solely for the purpose of perfecting the security interest granted in such collateral pursuant to the ABL Collateral Documents, subject to the terms and conditions of this Section 5.5.

(c) In the event that the ABL Agent (or its agent or bailees) has Lien filings against Intellectual Property that is part of the ABL Facility First Priority Collateral that are necessary for the perfection of Liens in such ABL Facility First Priority Collateral, the ABL Agent agrees to hold such Liens as gratuitous bailee for the Term Loan/Cash Flow Revolver Agent and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Term Loan/Cash Flow Revolver Collateral Documents, subject to the terms and conditions of this Section 5.5. In the event that the Term Loan/Cash Flow Revolver Agent (or its agent or bailees) has Lien filings against Intellectual Property that is part of the Term/Cash Flow Revolver Facility First Priority Collateral that are necessary for the perfection of Liens in such Term/Cash Flow Revolver Facility First Priority Collateral, the Term Loan/Cash Flow Revolver Agent agrees to hold such Liens as gratuitous bailee for the ABL Agent and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the ABL Collateral Documents, subject to the terms and conditions of this Section 5.5.

(d) Except as otherwise specifically provided herein (including Sections 3.1 and 4), until the Discharge of ABL Priority Claims has occurred, the ABL Agent shall be entitled to deal with the Pledged Collateral constituting ABL Facility First Priority Collateral in accordance with the terms of the ABL Loan Documents as if the Liens under the Term Loan/Cash Flow Revolver Collateral Documents did not exist. The rights of the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement. Except as otherwise specifically provided herein (including Sections 3.1 and 4), until the Discharge of Term Priority Claims has occurred, the Term Loan/Cash Flow Revolver Agent shall be entitled to deal with the Pledged Collateral constituting Term/Cash Flow Revolver Facility First Priority Collateral in accordance with the terms of the Term Loan/Cash Flow Revolver Loan Documents as if the Liens under the ABL Collateral Documents did not exist. The rights of the ABL Agent and the ABL Lenders with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(e) The First Priority Agent shall have no obligation whatsoever to any Second Priority Agent or any Second Priority Lender to assure that the Pledged Collateral is genuine or owned

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by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the applicable portion of the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Priority Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for each Second Priority Agent for purposes of perfecting the Lien held by the Second Priority Lenders.

(f) The First Priority Agent shall not have by reason of the Second Priority Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Priority Agent or any Second Priority Lender and the Second Priority Agent on its own behalf, and on behalf of the Second Priority Lenders hereby waives and releases the First Priority Agent from all claims and liabilities arising pursuant to the First Priority Agent’s role under this Section 5.5, as agent and gratuitous bailee with respect to the applicable portion of the Common Collateral.

(g) Upon the Discharge of ABL Priority Claims, the ABL Agent shall deliver to the Term Loan/Cash Flow Revolver Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and Deposit Account Collateral (if any) constituting ABL Facility First Priority Collateral in its possession or under its control, together with any necessary endorsements (or otherwise allow the Term Loan/Cash Flow Revolver Agent to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct. The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the ABL Agent for loss or damage suffered by the ABL Agent as a result of such transfer except for loss or damage suffered by the ABL Agent primarily as a result of its own willful misconduct, gross negligence or bad faith. The ABL Agent has no obligation to follow instructions from the Term Loan/Cash Flow Revolver Agent in contravention of this Agreement.

(h) Upon the Discharge of Term Priority Claims, the Term Loan/Cash Flow Revolver Agent shall deliver to the ABL Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) constituting Term/Cash Flow Revolver Facility First Priority Collateral in its possession or under its control, together with any necessary endorsements (or otherwise allow the ABL Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Term Loan/Cash Flow Revolver Agent for loss or damage suffered by the Term Loan/Cash Flow Revolver Agent as a result of such transfer except for loss or damage suffered by the Term Loan/Cash Flow Revolver Agent primarily as a result of its own willful misconduct, gross negligence or bad faith. The Term Loan/Cash Flow Revolver Agent has no obligation to follow instructions from the ABL Agent in contravention of this Agreement.

5.6. Access to Premises and Cooperation.

(a) If the ABL Agent takes any enforcement action with respect to the ABL Facility First Priority Collateral, the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders (i) shall cooperate with the ABL Agent (at the sole cost and expense of the ABL Agent and the ABL Lenders and subject to the condition that the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to

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result in the incurrence of any liability or damage to the Term Loan/Cash Flow Revolver Agent or the Term Loan/Cash Flow Revolver Lenders) in its efforts to enforce its security interest in the ABL Facility First Priority Collateral and to assemble the ABL Facility First Priority Collateral, (ii) shall not take any action designed or intended to hinder or restrict in any respect the ABL Agent from enforcing its security interest in the ABL Facility First Priority Collateral or assembling the ABL Facility First Priority Collateral, and (iii) shall permit the ABL Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the ABL Lenders and upon reasonable advance notice, to use the Term/Cash Flow Revolver Facility First Priority Collateral (including (x) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files, (y) intellectual property and (z) Real Estate Collateral), for a period not to exceed 180 days after the taking of such enforcement action, for purposes of (A) assembling the ABL Facility First Priority Collateral, (B) selling any or all of the ABL Facility First Priority Collateral in the ordinary course of business or otherwise, (C) removing any or all of the ABL Facility First Priority Collateral located in or on such Term/Cash Flow Revolver Facility First Priority Collateral, if any, or (D) taking reasonable actions to protect, secure, and otherwise enforce the rights of the ABL Agent and the ABL Lenders in and to the ABL Facility First Priority Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of the Term Loan/Cash Flow Revolver Agent or the Term Loan/Cash Flow Revolver Lenders from selling, assigning or otherwise transferring any Term/Cash Flow Revolver Facility First Priority Collateral prior to the expiration of such 180 day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 5.6. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Facility First Priority Collateral has been entered by a court of competent jurisdiction, such 180 day period shall be tolled during the pendency of any such stay or other order.

(b) During the period of actual use or control by the ABL Agent or its agents or representatives of any Term/Cash Flow Revolver Facility First Priority Collateral (including any Real Estate Collateral), the ABL Agent and the ABL Lenders shall (i) be responsible for the ordinary course third party expenses related thereto, and (ii) be obligated to repair at their expense any physical damage to such Term/Cash Flow Revolver Facility First Priority Collateral resulting from such use or control, and to leave such Term/Cash Flow Revolver Facility First Priority Collateral in substantially the same condition as it was at the commencement of such use or control, ordinary wear and tear excepted. The ABL Agent and the ABL Lenders jointly and severally agree to pay, indemnify and hold the Term Loan/Cash Flow Revolver Agent and its officers, directors, employees and agents harmless from and against any liability, cost, expense, loss or damages, including legal fees and expenses, resulting from the gross negligence or willful misconduct of the ABL Agent or any of its agents, representatives or invitees in its or their operation of such Term/Cash Flow Revolver Facility First Priority Collateral. Notwithstanding the foregoing, in no event shall the ABL Agent or the ABL Lenders have any liability to the Term Loan/Cash Flow Revolver Agent or the Term Loan/Cash Flow Revolver Lenders pursuant to this Section 5.6 as a result of the condition of any Term/Cash Flow Revolver Facility First Priority Collateral (including any Real Estate Collateral) existing prior to the date of the exercise by the ABL Agent and the ABL Lenders of their rights under this Section 5.6, and the ABL Agent and the ABL Lenders shall have no duty or liability to maintain the Term/Cash Flow Revolver Facility First Priority Collateral (including any Real Estate Collateral) in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Agent, or

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for any diminution in the value of the Term/Cash Flow Revolver Facility First Priority Collateral (including any Real Estate Collateral) that results solely from ordinary wear and tear resulting from the use of the Term/Cash Flow Revolver Facility First Priority Collateral (including any Real Estate Collateral) by the ABL Agent in the manner and for the time periods specified under this Section 5.6. Without limiting the rights granted in this paragraph, the ABL Agent and the ABL Lenders shall cooperate with the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders in connection with any efforts made by the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders to sell the Term/Cash Flow Revolver Facility First Priority Collateral.

(c) If the Term Loan/Cash Flow Revolver Agent takes any enforcement action with respect to the Term/Cash Flow Revolver Facility First Priority Collateral, the ABL Agent and the ABL Lenders (i) shall cooperate with the Term Loan/Cash Flow Revolver Agent (at the sole cost and expense of the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders and subject to the condition that the ABL Agent and the ABL Lenders shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the ABL Agent or the ABL Lenders) in its efforts to enforce its security interest in the Term/Cash Flow Revolver Facility First Priority Collateral and assemble the Term/Cash Flow Revolver Facility First Priority Collateral and (ii) shall not take any action designed or intended to hinder or restrict in any respect the Term Loan/Cash Flow Revolver Agent from enforcing its security interest in the Term/Cash Flow Revolver Facility First Priority Collateral or from assembling the Term/Cash Flow Revolver Facility First Priority Collateral.

(d) The Term Loan/Cash Flow Revolver Agent agrees that if the ABL Agent shall require rights available under any permit or license controlled by the Term Loan/Cash Flow Revolver Agent in order to realize on any ABL Facility First Priority Collateral, the Term Loan/Cash Flow Revolver Agent shall take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the ABL Agent to make such rights available to the ABL Agent, subject to the Lien of the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders. The ABL Agent agrees that if the Term Loan/Cash Flow Revolver Agent shall require rights available under any permit or license controlled by the ABL Agent in order to realize on any Term/Cash Flow Revolver Facility First Priority Collateral, the ABL Agent shall take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the Term Loan/Cash Flow Revolver Agent to make such rights available to the Term Loan/Cash Flow Revolver Agent, subject to the Liens of the ABL Agent and the ABL Lenders.

5.7. No Release If Event of Default; Reinstatement.

(a) If, at any time after the Discharge of ABL Priority Claims has occurred, the Borrower incurs any ABL Priority Claims, then such Discharge of ABL Priority Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of ABL Priority Claims), and the applicable agreement governing such ABL Priority Claims shall automatically be treated as the ABL Credit Agreement for all purposes of this

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Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the ABL Agent of amendments, waivers and consents hereunder. Upon receipt of notice of such incurrence (including the identity of the new ABL Agent), the Term Loan/Cash Flow Revolver Agent shall promptly (i) enter into such documents and agreements (at the expense of the Borrower), including amendments or supplements to this Agreement, as the Borrower or such new ABL Agent shall reasonably request in writing in order to provide the new ABL Agent the rights of the ABL Agent contemplated hereby and (ii) to the extent then held by the Term Loan/Cash Flow Revolver Agent, deliver to the ABL Agent the Pledged Collateral or Deposit Collateral that is ABL Facility First Priority Collateral together with any necessary endorsements (or otherwise allow such ABL Agent to obtain possession or control of such Pledged Collateral).

(b) If, at any time after the Discharge of Term Priority Claims has occurred, the Borrower incurs any Term Loan/Cash Flow Revolver Priority Claims, then such Discharge of Term Priority Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Term Priority Claims), and the applicable agreement governing such Term Loan/Cash Flow Revolver Priority Claims shall automatically be treated as the Term Loan/Cash Flow Revolver Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the Term Loan/Cash Flow Revolver Agent of amendments, waivers and consents hereunder. Upon receipt of notice of such incurrence (including the identity of the new Term Loan/Cash Flow Revolver Agent), the ABL Agent shall promptly (i) enter into such documents and agreements (at the expense of the Borrower), including amendments or supplements to this Agreement, as the Borrower or such new Term Loan/Cash Flow Revolver Agent shall reasonably request in writing in order to provide the new Term Loan/Cash Flow Revolver Agent the rights of the Term Loan/Cash Flow Revolver Agent contemplated hereby and (ii) to the extent then held by the ABL Agent, deliver to the Term Loan/Cash Flow Revolver Agent the Pledged Collateral or Deposit Collateral that is Term/Cash Flow Revolver Facility First Priority Collateral together with any necessary endorsements (or otherwise allow such Term Loan/Cash Flow Revolver Agent to obtain possession or control of such Pledged Collateral).

5.8. Legends. Upon the request of either the ABL Agent or the Term Loan/Cash Flow Revolver Agent, each party hereto agrees that each Credit Agreement and each other agreement that constitutes an ABL Collateral Document or a Term Loan/Cash Flow Revolver Collateral Agreement shall contain the applicable provisions set forth on Schedule II hereto, or similar provisions approved by the ABL Agent and the Term Loan/Cash Flow Revolver Agent, which approval shall not be unreasonably withheld or delayed.

Section 6. Insolvency or Liquidation Proceedings.

6.1. Financing Issues. If the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and shall move for the approval of the use of cash collateral or of financing (“DIP Financing”) under Section 363 or Section 364 of Title 11 of the United States Code or under any similar provision in any Bankruptcy Law, then each Second Priority Agent, on behalf of itself and each Second Priority Lender, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest (a)

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such DIP Financing, the Liens on First Priority Collateral securing such DIP Financing (the “DIP Financing Liens”) or the use of cash collateral that constitutes First Priority Collateral, in each case unless the First Priority Agent or the First Priority Lenders shall then object or support an objection to such DIP Financing, DIP Financing Liens or use of cash collateral, and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Liens securing the First Priority Claims under the applicable Credit Agreement or, if no such Credit Agreement exists, under the other First Priority Documents are subordinated or pari passu with such DIP Financing Liens, will subordinate its Liens in the First Priority Collateral to such DIP Financing Liens on the same basis as the other Liens on First Priority Collateral securing the Second Priority Claims are so subordinated to Liens securing First Priority Claims under this Agreement, (b) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Priority Claims made by the First Priority Agent or any holder of First Priority Claims, (c) any lawful exercise by any holder of First Priority Claims of the right to credit bid First Priority Claims at any sale in foreclosure solely of First Priority Collateral, (d) any other request for judicial relief made in any court by any holder of First Priority Claims relating to the lawful enforcement of any Lien on First Priority Collateral or (e) any order relating to a sale of assets comprised of First Priority Collateral of any Grantor for which the First Priority Agent has consented that provides, to the extent the sale of First Priority Collateral is to be free and clear of Liens, that the Liens securing the First Priority Claims and the Second Priority Claims will attach to the proceeds of the sale on the same basis of priority as set forth in this Agreement; provided that all Liens granted to the ABL Agent or the Term Loan/Cash Flow Revolver Agent in any Insolvency or Liquidation Proceeding are intended by the parties hereto to be and shall be deemed to be subject to the Lien priority and the other terms and conditions of this Agreement.

6.2. Relief from the Automatic Stay. Until the Discharge of ABL Priority Claims has occurred, the Term Loan/Cash Flow Revolver Agent, on behalf of itself and each Term Loan/Cash Flow Revolver Lender, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Facility First Priority Collateral, without the prior written consent of the ABL Agent and the Required Lenders under the ABL Credit Agreement. Until the Discharge of Term Priority Claims has occurred, the ABL Agent, on behalf of itself and each ABL Lender, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Term/Cash Flow Revolver Facility First Priority Collateral, without the prior written consent of the Term Loan/Cash Flow Revolver Agent and the Required Lenders under the Term Loan/Cash Flow Revolver Agreement.

6.3. Adequate Protection. Except to the extent provided in Section 6.1, nothing in this Agreement shall limit the rights of the ABL Agent and the ABL Lenders, on the one hand, and the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders, on the other hand, from seeking or requesting adequate protection with respect to their interests in the applicable Common Collateral in any Insolvency or Liquidation Proceeding, including adequate protection in the form of a cash payment, periodic cash payments, cash payments of interest, additional collateral or otherwise; provided that (a) in the event that the ABL Agent, on behalf of itself or any of the ABL Lenders, seeks or requests adequate protection in respect of the ABL Claims and such adequate protection is granted in the form of

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additional collateral comprising assets of the type of assets that constitute Term/Cash Flow Revolver Facility First Priority Collateral, then the ABL Agent, on behalf of itself and each of the ABL Lenders, agrees, subject to Section 2.3, that the Term Loan/Cash Flow Revolver Agent shall also be granted a senior Lien on such collateral as security for the Term Loan/Cash Flow Revolver Priority Claims and that any Lien on such collateral securing the ABL Claims shall be subordinate to the Lien on such collateral securing the Term Loan/Cash Flow Revolver Priority Claims and (b) in the event that the Term Loan/Cash Flow Revolver Agent, on behalf of itself or any of the Term Loan/Cash Flow Revolver Lenders, seeks or requests adequate protection in respect of the Term Loan/Cash Flow Revolver Claims and such adequate protection is granted in the form of additional collateral comprising assets of the type of assets that constitute ABL Facility First Priority Collateral, then the Term Loan/Cash Flow Revolver Agent, on behalf of itself and each of the Term Loan/Cash Flow Revolver Lenders, agrees, subject to Section 2.3, that the ABL Agent shall also be granted a senior Lien on such collateral as security for the ABL Priority Claims and that any Lien on such collateral securing the Term Loan/Cash Flow Revolver Claims shall be subordinate to the Lien on such collateral securing the ABL Priority Claims.

6.4. Avoidance Issues.

(a) If any ABL Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (an “ABL Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the ABL Claims shall be deemed to be reinstated to the extent of such ABL Recovery and to be outstanding as if such payment had not occurred and the ABL Lenders shall be entitled, to the extent they are entitled hereunder, to a Discharge of ABL Priority Claims with respect to all such recovered amounts and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

(b) If any Term Loan/Cash Flow Revolver Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Term Loan/Cash Flow Revolver Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the Term Loan/Cash Flow Revolver Claims shall be deemed to be reinstated to the extent of such Term Loan/Cash Flow Revolver Recovery and to be outstanding as if such payment had not occurred and the Term Loan/Cash Flow Revolver Lenders shall be entitled, to the extent they are entitled hereunder, to a Discharge of Term Priority Claims with respect to all such recovered amounts and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such Term Loan/Cash Flow Revolver Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

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6.5. Application. This Agreement, which the parties hereto expressly acknowledge as a “subordination agreement” within the meaning of, and enforceable under, Section 510(a) of the United States Bankruptcy Code (or any successor provision), shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

6.6. Waivers. Until the Discharge of ABL Priority Claims has occurred, the Term Loan/Cash Flow Revolver Agent, on behalf of itself and each Term Loan/Cash Flow Revolver Lender, (a) will not assert or enforce any claim under, Section 506(c) of the United States Bankruptcy Code (or any successor provision) senior to or on a parity with the Liens on ABL Facility First Priority Collateral securing the ABL Priority Claims for costs or expenses of preserving or disposing of any ABL Collateral and (b) waives any claim it may now or hereafter have arising out of the election by any ABL Lender of the application of Section 1111(b)(2) of the United States Bankruptcy Code (or any successor provision) with respect to any ABL Facility First Priority Collateral. Until the Discharge of Term Priority Claims has occurred, the ABL Agent, on behalf of itself and each ABL Lender, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code (or any successor provision) senior to or on a parity with the Liens on Term/Cash Flow Revolver Facility First Priority Collateral securing the Term Loan/Cash Flow Revolver Priority Claims for costs or expenses of preserving or disposing of any Term Loan/Cash Flow Revolver Collateral and (b) waives any claim it may now or hereafter have arising out of the election by any Term Loan/Cash Flow Revolver Lender of the application of Section 1111(b)(2) of the United States Bankruptcy Code (or any successor provision) with respect to any Term/Cash Flow Revolver Facility First Priority Collateral.

6.7. Separate Grants of Liens. Each Term Loan/Cash Flow Revolver Lender and each ABL Lender acknowledges and agrees that (a) the grants of Liens pursuant to the ABL Collateral Documents and the Term Loan/Cash Flow Revolver Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Term Loan/Cash Flow Revolver Claims are fundamentally different from the ABL Claims and must be separately classified in any plan of reorganization (or other plans of similar effect under any Bankruptcy Law) proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Lenders and the Term Loan/Cash Flow Revolver Lenders in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Lenders and the Term Loan/Cash Flow Revolver Lenders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Claims and Term Loan/Cash Flow Revolver Claims against the Grantors, with the effect being that, to the extent that the aggregate value of the ABL Facility First Priority Collateral or Term/Cash Flow Revolver Facility First Priority Collateral is sufficient, the ABL Lenders or the Term Loan/Cash Flow Revolver Lenders, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from each pool of Priority

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Collateral for each of the ABL Lenders and the Term Loan/Cash Flow Revolver Lenders, respectively, before any distribution is made in respect of the claims held by the other Lenders from such Priority Collateral, with the other Lenders hereby agreeing to turn over to the respective other Lenders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

6.8. Purchase Right.

(a) If (i) an Event of Default (as defined in the Term Loan/Cash Flow Revolver Agreement) under paragraph (g) or (h) of Article VII of the Term Loan/Cash Flow Revolver Agreement has occurred and is continuing or (ii) the ABL Agent or any ABL Lender has taken any action to Exercise Any Secured Creditor Remedies (each such event described in clauses (i) and (ii) herein above, a “Purchase Option Event”), the Term Loan/Cash Flow Revolver Lenders shall have the opportunity to purchase (at par and without premium) all (but not less than all) of the ABL Priority Claims pursuant to this Section 6.8; provided, that such option shall expire if the Term Loan/Cash Flow Revolver Lenders fail to deliver a written notice (a “Purchase Notice”) to the ABL Agent within fifteen (15) Business Days following the first date the Term Loan/Cash Flow Revolver Agent obtains actual knowledge of the occurrence of a Purchase Option Event, which Purchase Notice shall (A) be signed by the applicable Term Loan/Cash Flow Revolver Lenders committing to such purchase (the “Purchasing Creditors”) and indicate the percentage of the ABL Priority Claims to be purchased by each Purchasing Creditor (which aggregate commitments must add up to 100% of the ABL Priority Claims) and (B) state that (1) it is a Purchase Notice delivered pursuant to Section 6.8 of this Agreement and (2) the offer contained therein is irrevocable. Upon receipt of such Purchase Notice by the ABL Agent, the Purchasing Creditors shall have from the date of delivery thereof to and including the date that is five (5) Business Days after the Purchase Notice was received by the ABL Agent to purchase all (but not less than all) of the ABL Priority Claims pursuant to this Section 6.8 (the date of such purchase, the “Purchase Date”).

(b) On the Purchase Date, the ABL Lenders shall, subject to any required approval of any governmental authority and any limitation in the ABL Credit Agreement, in each case then in effect, if any, sell to the Purchasing Creditors all (but not less than all) of the ABL Priority Claims. On such Purchase Date, the Purchasing Creditors shall (i) pay to the ABL Agent, for the benefit of the ABL Lenders, as directed by the ABL Agent, in immediately available funds the full amount (at par and without premium) of all ABL Priority Claims then outstanding together with all accrued and unpaid interest and fees thereon, all in the amounts specified by the ABL Agent and determined in accordance with the applicable ABL Loan Documents and (ii) furnish such amount of cash collateral in immediately available funds as the ABL Agent determines in accordance with the ABL Loan Documents is required to secure the ABL Lenders in connection with any issued and outstanding letters of credit issued under the ABL Credit Agreement but not in any event in an amount greater than 105% of the aggregate undrawn amount of all such outstanding letters of credit (provided that any excess of such cash collateral for such letters of credit remaining at such time when there are no longer any such letters of credit outstanding shall be promptly paid over to the Term Loan/Cash Flow Revolver Agent). Interest and fees shall be calculated to but excluding the Purchase Date if the amounts so paid by the Purchasing Creditors to the bank account designated by the ABL Agent are received in such bank account prior to

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1:00 p.m., New York time, and interest shall be calculated to and including such Purchase Date if the amounts so paid by the Purchasing Creditors to the bank account designated by the ABL Agent are received in such bank account after 1:00 p.m., New York time.

(c) Any purchase pursuant to the purchase option set forth in this Section 6.8 shall, except as provided below, be expressly made without representation or warranty of any kind by the ABL Agent or the other ABL Lenders as to the ABL Obligations, the collateral or otherwise, and without recourse to the ABL Agent and the other ABL Lenders as to the ABL Obligations, the collateral or otherwise, except that the ABL Agent and each of the ABL Lenders, severally as to itself only, shall represent and warrant only as to the matters set forth in the assignment agreement to be entered into as provided herein in connection with such purchase, which shall be limited to: (i) the principal amount of the ABL Obligations being sold by it, (ii) that such Person has not created any Lien on any ABL Obligations being sold by it, and (iii) that such Person has the right to assign the ABL Obligations being assigned by it and its assignment agreement has been duly authorized.

(d) Upon notice to the Loan Parties by the Term Loan/Cash Flow Revolver Agent that the purchase of ABL Priority Claims pursuant to this Section 6.8 has been consummated by delivery of the purchase price to the ABL Agent (and ABL Agent’s confirmation of receipt of the purchase price), the Grantors shall treat the Purchasing Creditors as holders of the ABL Priority Claims and the Term Loan/Cash Flow Revolver Agent shall be deemed appointed to act in such capacity as the “agent”, “administrative agent” or “collateral agent” (or analogous capacity) (the “Replacement Agent”), as swingline lender (or analogous capacity)(the “Replacement Swingline Lender”) and as issuing lender (or analogous capacity) (the “Replacement Issuing Lender”) under the ABL Loan Documents, for all purposes hereunder and under each ABL Loan Document (it being agreed that the ABL Agent shall have no obligation to act as such replacement “agent”, “administrative agent” or “collateral agent” (or analogous capacity), the ABL swingline lender shall have no obligation to act as such replacement “swingline lender” (or analogous capacity) and no ABL issuing lender shall have an obligation to act as such replacement “issuing lender” (or analogous capacity) with respect to the issuance of any new letters of credit). In connection with any purchase of ABL Priority Claims pursuant to this Section 6.8, each ABL Lender and ABL Agent agrees to enter into and deliver to the applicable Term Loan/Cash Flow Revolver Lenders on the Purchase Date, as a condition to closing, an assignment agreement customarily used by the ABL Agent in connection with the ABL Credit Agreement and, at the expense of the Grantors, the ABL Agent and each other ABL Lender shall deliver all possessory collateral (if any), together with any necessary endorsements and other documents (including any applicable stock powers or bond powers), then in its possession or in the possession of its agent or bailee, or turn over control as to any pledged collateral, deposit accounts or securities accounts of which it or its agent or bailee then has control, as the case may be, to the Replacement Agent, and deliver the loan register and all other records pertaining to the ABL Priority Claims to the Replacement Agent and otherwise take such actions as may be reasonably appropriate to effect an orderly transition to the Replacement Agent. Upon the consummation of the purchase of the ABL Priority Claims pursuant to this Section 6.8, the ABL Agent (and all other agents under the ABL Credit Agreement) shall be deemed to have resigned as an “agent” or “administrative agent” and “collateral agent” (or analogous capacity) for the ABL Lenders under the ABL Loan Documents, the ABL swingline lender shall be deemed to have resigned as ABL swingline lender (or analogous capacity) and

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each of the ABL issuing lenders shall be deemed to have resigned as an ABL issuing lender (or analogous capacity) with respect to the issuance of any new letters of credit; provided that the ABL Agent (and all other agents under the ABL Credit Agreement) shall be entitled to all of the rights and benefits of a former “agent”, “administrative agent” or “collateral agent” (or analogous capacity), the ABL swingline lender shall be entitled to all of the rights and benefits of a swingline lender (or analogous capacity) for any periods during which it served as the swingline lender and each of the ABL issuing lenders shall be entitled to all of the rights and benefits of an issuing lender with respect to any outstanding letters of credit issued by it and for all periods during which it serves as an issuing lender, in each instance under the ABL Credit Agreement.

(e) Notwithstanding the foregoing purchase of the ABL Priority Claims by the Purchasing Creditors, the ABL Lenders shall retain those contingent indemnification obligations and other obligations under the ABL Loan Documents which by their express terms would survive any repayment of the ABL Priority Claims pursuant to this Section 6.8.

Section 7. Reliance; Waivers; etc.

7.1. Reliance. The consent by the First Priority Lenders to the execution and delivery of the Second Priority Documents to which the First Priority Lenders have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Priority Lenders to the Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. The Second Priority Agent, on behalf of itself and each applicable Second Priority Lender, acknowledges that it and the applicable Second Priority Lenders are not entitled to rely on any credit decision or other decisions made by the First Lien Agent or any First Priority Lender in taking or not taking any action under the applicable Second Priority Document or this Agreement.

7.2. No Warranties or Liability. Except as set forth in Section 8.15, neither the First Priority Agent nor any First Priority Lender shall have been deemed to have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Priority Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The First Priority Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the First Priority Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First Priority Lenders may manage their loans and extensions of credit without regard to any rights or interests that any Second Priority Agent or any of the Second Priority Lenders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First Priority Agent nor any First Priority Lender shall have any duty to any Second Priority Agent or any Second Priority Lender to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower or any Subsidiary thereof (including the Second Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the First Priority Agent, the First Priority Lenders, the Second Priority Agent and the Second Priority Lenders have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each

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other with respect to (a) the enforceability, validity, value or collectibility of any of the First Priority Claims, the Second Priority Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Borrower’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3. Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Agent and the First Priority Lenders, and the Second Priority Agent and the Second Priority Lenders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Documents or any Second Priority Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Claims or Second Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the ABL Credit Agreement or any other ABL Loan Document or of the terms of the Term Loan/Cash Flow Revolver Agreement or any other Term Loan/Cash Flow Revolver Loan Document;

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Claims or Second Priority Claims or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor in respect of the First Priority Claims, or of any Second Priority Agent or any Second Priority Lenders in respect of this Agreement.

Section 8. Miscellaneous.

8.1. Conflicts. Subject to Section 8.19, in the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document or any Term Loan/Cash Flow Revolver Loan Document, the provisions of this Agreement shall govern.

8.2. Term of this Agreement; Severability. Subject to Section 5.7 and Section 6.4, (i) if no Event of Default has occurred and is continuing under either Credit Agreement (as such term is defined in the applicable Credit Agreement), this Agreement shall terminate upon the first to occur of the Discharge of ABL Priority Claims or the Discharge of Term Priority Claims and (ii) if an Event of Default has occurred and is continuing under either Credit Agreement (as such term is defined in the applicable Credit Agreement), this Agreement shall terminate upon the Discharge of ABL Priority Claims, the Discharge of Term Priority Claims and the payment in full in cash of all ABL Other Claims and Term Loan/Cash Flow Revolver Other Claims (other than, in each case, indemnification and contingent obligations for

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which no claim has been made). This is a continuing agreement of lien subordination and the First Priority Lenders may continue, at any time and without notice to the Second Priority Agent or any Second Priority Lender, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any other Grantor constituting First Priority Claims in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the ABL Agent or the Term Loan/Cash Flow Revolver Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Borrower and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights or obligations are affected.

8.4. Information Concerning Financial Condition of the Borrower and the Subsidiaries. Neither the First Priority Agent nor any First Priority Lender shall have any obligation to the Second Priority Agent or any Second Priority Lender to keep the Second Priority Agent or any Second Priority Lender informed of, and the Second Priority Agent and the Second Priority Lenders shall not be entitled to rely on the First Priority Agent or the First Priority Lenders with respect to, (a) the financial condition of the Borrower and the Subsidiaries and all endorsers and/or guarantors of the First Priority Claims or the Second Priority Claims and (b) all other circumstances bearing upon the risk of nonpayment of the First Priority Claims or the Second Priority Claims. The ABL Agent, the ABL Lenders, the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the ABL Agent, any ABL Lender, the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the ABL Agent, the ABL Lenders, the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. Nothing in this section shall amend, modify or otherwise affect the confidentiality obligations of the ABL Agent and the ABL Lenders under the ABL Credit Agreement and of the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders under the Term Loan/Cash Flow Revolver Agreement.

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8.5. Subrogation. The Term Loan/Cash Flow Revolver Agent, for and on behalf of itself and the Term Loan/Cash Flow Revolver Lenders, agrees that no payment to the ABL Agent or any ABL Lender pursuant to the provisions of this Agreement shall entitle the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender to exercise any rights of subrogation in respect thereof until the Discharge of ABL Priority Claims shall have occurred. Following the Discharge of ABL Priority Claims, the ABL Agent agrees to execute such documents, agreements, and instruments as the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Priority Claims resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. The ABL Agent, for and on behalf of itself and the ABL Lenders, agrees that no payment to the Term Loan/Cash Flow Revolver Agent or any Term Loan/Cash Flow Revolver Lender pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Lender to exercise any rights of subrogation in respect thereof until the Discharge of Term Priority Claims shall have occurred. Following the Discharge of Term Priority Claims, the Term Loan/Cash Flow Revolver Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Lender may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Loan/Cash Flow Revolver Claims resulting from payments to the Term Loan/Cash Flow Revolver Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Loan/Cash Flow Revolver Agent are paid by such Person upon request for payment thereof.

8.6. Application of Payments.

(a) Except as otherwise provided herein, all payments received by the ABL Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the ABL Priority Claims as the ABL Lenders, in their sole discretion, deem appropriate, consistent with the terms of the ABL Loan Documents. Except as otherwise provided herein, the Term Loan/Cash Flow Revolver Agent, on behalf of itself and each Term Loan/Cash Flow Revolver Lender, assents to any such extension or postponement of the time of payment of the ABL Priority Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the ABL Priority Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

(b) Except as otherwise provided herein, all payments received by the Term Loan/Cash Flow Revolver Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the Term Loan/Cash Flow Revolver Priority Claims as the Term Loan/Cash Flow Revolver Lenders, in their sole discretion, deem appropriate, consistent with the terms of the Term Loan/Cash Flow Revolver Loan Documents. Except as otherwise provided herein, the ABL Agent, on behalf of itself and each ABL Lender, assents to any such extension or postponement of the time of payment of the Term Loan/Cash Flow Revolver Priority Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Term Loan/Cash Flow Revolver Priority Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

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8.7. Consent to Jurisdiction; Waivers. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any state or federal court located in New York, New York (the “New York Courts”), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Term Loan/Cash Flow Revolver Loan Document or ABL Loan Document, or for recognition or enforcement of any judgment. Each of the parties hereto irrevocably consents that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. Each of the parties hereto irrevocably and unconditionally waives, to the extent it may legally and effectively do so, any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. Each of the parties hereto irrevocably and unconditionally waives, to the extent it may legally and effectively do so, any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto in connection with the subject matter hereof.

8.8. Notices. All notices to the ABL Lenders and the Term Loan/Cash Flow Revolver Lenders permitted or required under this Agreement may be sent to the ABL Agent or the Term Loan/Cash Flow Revolver Agent as provided in the ABL Credit Agreement, the Term Loan/Cash Flow Revolver Agreement, the other relevant ABL Loan Documents or the other relevant Term Loan/Cash Flow Revolver Loan Documents, as applicable. Unless otherwise specifically provided herein or therein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. Each First Priority Agent hereby agrees to promptly notify each Second Priority Agent upon payment in full in cash of all Indebtedness under the applicable First Priority Documents (other than indemnification and contingent obligations for which no claim has been made).

8.9. Further Assurances. The ABL Agent, on behalf of itself and each ABL Lender, and the Term Loan/Cash Flow Revolver Agent, on behalf of itself and each Term Loan/Cash Flow Revolver Lender, agrees that each of them shall take such further action and shall execute and deliver to the ABL Agent, the ABL Lenders, the Term Loan/Cash Flow Revolver Agent and the Term Loan/Cash Flow Revolver Lenders such additional documents and instruments (in recordable form, if requested) as the ABL Agent, the ABL Lenders, the Term Loan/Cash Flow Revolver Agent or the Term Loan/Cash Flow Revolver Lenders may reasonably request, at the expense of the Borrower, to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.10. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

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8.11. No Third Party Beneficiaries; Binding on Successors and Assigns. This Agreement shall be binding upon the ABL Agent, the ABL Lenders, the Term Loan/Cash Flow Revolver Agent, the Term Loan/Cash Flow Revolver Lenders, the Borrower, the Borrower’s Subsidiaries party hereto and their respective permitted successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder. Without limiting the generality of the foregoing (a) any person to whom a Lender assigns or otherwise transfers all or any portion of the ABL Claims or the Term Loan/Cash Flow Revolver Claims, as applicable, in accordance with the applicable ABL Loan Documents or Term Loan/Cash Flow Revolver Loan Documents, as the case may be, shall become vested with all the rights and obligations in respect thereof granted to such Lenders, without any further consent or action of the other Lenders and (b) any counterparty to a Hedging Agreement or an agreement relating to Cash Management Obligations (as such terms are defined in the ABL Credit Agreement or the Term Loan/Cash Flow Revolver Agreement, as applicable) that accepts the benefit of any Common Collateral in accordance with the ABL Collateral Documents or the Term Loan/Cash Flow Revolver Collateral Documents, as applicable, shall be deemed to have agreed to be bound by the terms of this Agreement.

8.12. Specific Performance. Each First Priority Agent may demand specific performance of this Agreement. Each Second Priority Agent, on behalf of itself and each Second Priority Lender, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First Priority Agent.

8.13. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.14. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “PDF”) shall be as effective as delivery of a manually executed counterpart hereof.

8.15. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The ABL Agent represents and warrants that this Agreement is binding upon the ABL Lenders. The Term Loan/Cash Flow Revolver Agent represents and warrants that this Agreement is binding upon the Term Loan/Cash Flow Revolver Lenders.

8.16. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Borrower or any other Grantor shall include the Borrower or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

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8.17. ABL Agent and Term Loan/Cash Flow Revolver Agent. It is understood and agreed that (a) UBS is entering into this Agreement in its capacity as collateral agent under the ABL Credit Agreement and the provisions of Article VIII of the ABL Credit Agreement applicable to UBS as collateral agent thereunder shall also apply to UBS as ABL Agent hereunder and (b) Credit Suisse is entering in this Agreement in its capacity as collateral agent under the Term Loan/Cash Flow Revolver Agreement and the provisions of Article VIII of the Term Loan/Cash Flow Revolver Agreement applicable to Credit Suisse as collateral agent thereunder shall also apply to Credit Suisse as Term Loan/Cash Flow Revolver Agent hereunder.

8.18. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(d) or (e)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the ABL Credit Agreement, the Term Loan/Cash Flow Revolver Agreement or any other ABL Loan Document or Term Loan/Cash Flow Revolver Loan Documents entered into in connection with the ABL Credit Agreement, the Term Loan/Cash Flow Revolver Agreement or any other ABL Loan Document or Term Loan/Cash Flow Revolver Loan Document or permit the Borrower or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the ABL Credit Agreement or any other ABL Loan Documents entered into in connection with the ABL Credit Agreement, the Term Loan/Cash Flow Revolver Agreement or any other Term Loan/Cash Flow Revolver Loan Documents entered into in connection with the Term Loan/Cash Flow Revolver Loan Documents, (b) change the relative priorities of the ABL Priority Claims, the ABL Other Claims or the Liens granted under the ABL Loan Documents on the Common Collateral (or any other assets) as among the ABL Lenders, or change the relative priorities of the Term Loan/Cash Flow Revolver Priority Claims, the Term Loan/Cash Flow Revolver Other Claims or the Liens granted under the Term Loan/Cash Flow Revolver Loan Documents on the Common Collateral (or any other assets) as among the Term Loan/Cash Flow Revolver Lenders, (c) otherwise change the relative rights of the ABL Lenders in respect of the Common Collateral as among such ABL Lenders, or the relative rights of the Term Loan/Cash Flow Revolver Lenders in respect of the Common Collateral as among such Term Loan/Cash Flow Revolver Lenders or (d) obligate the Borrower or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the ABL Credit Agreement or any other ABL Loan Document entered into in connection with the ABL Credit Agreement, the Term Loan/Cash Flow Revolver Agreement or any other Term Loan/Cash Flow Revolver Loan Documents entered into in connection with the Term Loan/Cash Flow Revolver Agreement. None of the Borrower or any Subsidiary shall have any rights hereunder except as expressly set forth herein (including as set forth in Section 8.3).

8.19. Supplements. Upon the execution by any Subsidiary of the Borrower of a supplement hereto in form and substance satisfactory to the ABL Agent and the Term Loan/Cash Flow Revolver Agent, such Subsidiary shall be a party to this Agreement and shall be bound by the provisions hereof to the same extent as the Borrower and each other Grantor are so bound.

46

QUORUM HEALTH CORPORATION,

By:
Name:
Title:

Address:

Signature Page to Intercreditor Agreement

Anna Hospital Corporation	Marion Hospital Corporation
Big Bend Hospital Corporation	Massillon Community Health System LLC
Big Spring Hospital Corporation	Massillon Health System LLC
Blue Island Hospital Company, LLC	Massillon Holdings, LLC
Blue Island Illinois Holdings, LLC	McKenzie Tennessee Hospital Company, LLC
Blue Ridge Georgia Holdings, LLC	MMC of Nevada, LLC
Centre Hospital Corporation	Monroe HMA, LLC
Clinton Hospital Corporation	MWMC Holdings, LLC
CSRA Holdings, LLC	National Healthcare of Mt. Vernon, Inc.
Deming Hospital Corporation	Phillips Hospital Corporation
DHSC, LLC	QHC California Holdings, LLC
Evanston Hospital Corporation	QHG of Massillon, Inc.
Forrest City Arkansas Hospital Company, LLC	Quorum Health Investment Company, LLC
Forrest City Hospital Corporation	Quorum Health Resources, LLC
Fort Payne Hospital Corporation	Red Bud Hospital Corporation
Galesburg Hospital Corporation	Red Bud Illinois Hospital Company, LLC
Granite City Hospital Corporation	San Miguel Hospital Corporation
Granite City Illinois Hospital Company, LLC	Sunbury Hospital Company, LLC
Greenville Hospital Corporation	Tooele Hospital Corporation
Hamlet H.M.A., LLC	Triad of Oregon, LLC
Hospital of Barstow, Inc.	Watsonville Hospital Corporation
Hospital of Louisa, Inc.	Waukegan Hospital Corporation
Jackson Hospital Corporation	Waukegan Illinois Hospital Company, LLC
Lexington Hospital Corporation	Williamston Hospital Corporation
Winder HMA, LLC

On behalf of each of the above entities:

by
	Name:	Michael J. Culotta

	Title:	President

Signature Page to Intercreditor Agreement

CREDIT SUISSE AG, CAYMAN
ISLANDS BRANCH, as Term Loan/Cash
Flow Revolver Agent

By:
Name:
Title:

By:
Name:
Title:

Address:

Signature Page to Intercreditor Agreement

UBS AG, STAMFORD BRANCH,
as ABL Agent

By:
Name:
Title:

By:
Name:
Title:

Address:
600 Washington Boulevard
Stamford, Connecticut 06901
Attention: DL – UBS Agency
Telecopier: (203) 719-3888
Email: DL-UBSAgency@ubs.com

with copies to:

1285 Avenue of the Americas
New York, New York 10019
Attention: Alfred Scoyni
Email: Alfred.scoyni@ubs.com

and

1285 Avenue of the Americas
New York, New York 10019
Attention: Kristine Shryock
Email: Kristine.Shryock@ubs.com

Signature Page to Intercreditor Agreement

SCHEDULE I

Subsidiary Guarantors

Anna Hospital Corporation

Big Bend Hospital Corporation

Big Spring Hospital Corporation

Blue Island Hospital Company, LLC

Blue Island Illinois Holdings, LLC

Blue Ridge Georgia Holdings, LLC

Centre Hospital Corporation

Clinton Hospital Corporation

CSRA Holdings, LLC

Deming Hospital Corporation

DHSC, LLC

Evanston Hospital Corporation

Forrest City Arkansas Hospital Company, LLC

Forrest City Hospital Corporation

Fort Payne Hospital Corporation

Galesburg Hospital Corporation

Granite City Hospital Corporation

Granite City Illinois Hospital Company, LLC

Greenville Hospital Corporation

Hamlet H.M.A., LLC

Hospital of Barstow, Inc.

Hospital of Louisa, Inc.

Jackson Hospital Corporation

Lexington Hospital Corporation

Marion Hospital Corporation

Massillon Community Health System LLC

Massillon Health System LLC

Massillon Holdings, LLC

McKenzie Tennessee Hospital Company, LLC

MMC of Nevada, LLC

Monroe HMA, LLC

MWMC Holdings, LLC

National Healthcare of Mt. Vernon, Inc.

Phillips Hospital Corporation

QHC California Holdings, LLC

QHG of Massillon, Inc.

Quorum Health Investment Company, LLC

Quorum Health Resources, LLC

Red Bud Hospital Corporation

Red Bud Illinois Hospital Company, LLC

San Miguel Hospital Corporation

Sunbury Hospital Company, LLC

Tooele Hospital Corporation

Triad of Oregon, LLC

Watsonville Hospital Corporation

Waukegan Hospital Corporation

Waukegan Illinois Hospital Company, LLC

Williamston Hospital Corporation

Winder HMA, LLC

SCHEDULE II

Provision for Credit Agreements

“Reference is made to the ABL Intercreditor Agreement dated as of April [29], 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”), among the Borrower, the Subsidiaries of the Borrower party thereto, UBS AG, STAMFORD BRANCH, as ABL Agent (as defined therein), and Credit Suisse AG, Cayman Islands Branch, as Term Loan/Cash Flow Revolver Agent (as defined therein). Each Lender hereunder (a) consents to the subordination of Liens provided for in the ABL Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the ABL Intercreditor Agreement and (c) authorizes and instructs the [ABL Agent] [Term Loan/Cash Flow Revolver Agent] to enter into the ABL Intercreditor Agreement as [ABL Agent] [Term Loan/Cash Flow Revolver Agent] and on behalf of such Lender. The foregoing provisions are intended as an inducement to the Lenders under the Credit Agreement to extend credit and such Lenders are intended third party beneficiaries of such provisions and the provisions of the ABL Intercreditor Agreement.”

Provision for Security Documents

“Reference is made to the ABL Intercreditor Agreement dated as of April [29], 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”), among the Borrower, the Subsidiaries of the Borrower party thereto, UBS AG, STAMFORD BRANCH, as ABL Agent (as defined therein), and Credit Suisse AG, Cayman Islands Branch, as Term Loan/Cash Flow Revolver Agent (as defined therein). Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Collateral Agent], for the benefit of the secured parties hereunder, pursuant to this Agreement and the exercise of any right or remedy by the [Collateral Agent] and the other secured parties hereunder are subject to the provisions of the ABL Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the ABL Intercreditor Agreement and this Agreement, the provisions of the ABL Intercreditor Agreement shall control.”

EXHIBIT B

FORM OF

QUORUM HEALTH CORPORATION

ADMINISTRATIVE QUESTIONNAIRE

Please accurately complete the following information and return via Fax to the attention of Agency Administration at UBS AG, Stamford Branch as soon as possible, at Fax No. (203) 719-4176.

LENDER LEGAL NAME TO APPEAR IN DOCUMENTATION:

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:

POST-CLOSING, ONGOING CREDIT CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:

Primary Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

Backup Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

TAX WITHHOLDING:

United States Person	Y	N
(as defined in Section 7701(a)(30) of the Code)

Enclose Form W-8 or W-9, as applicable

Tax ID Number

POST-CLOSING, ONGOING ADMIN. CONTACTS / NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, FEES, ETC.

Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

PAYMENT INSTRUCTIONS:

Name of Bank to which funds are to be transferred:

Routing Transit/ABA number of Bank to which funds are to be transferred:

Name of Account, if applicable:

Account Number:

Additional information:

MAILINGS:

Please specify the person to whom the Borrower should send financial and compliance information received subsequent to the closing (if different from primary credit contact):

Name:

Street Address:

City, State, Zip Code:

2

It is very important that all the above information be accurately completed and that this questionnaire be returned to the person specified in the introductory paragraph of this questionnaire as soon as possible. If there is someone other than yourself who should receive this questionnaire, please notify us of that person’s name and Fax number and we will Fax a copy of the questionnaire. If you have any questions about this form, please call Agency Administration at UBS AG, Stamford Branch.

3

EXHIBIT C

FORM OF

ASSIGNMENT AND ACCEPTANCE

Reference is made to the ABL Credit Agreement dated as of April 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Quorum Health Corporation, a Delaware corporation (the “Borrower”), the Lenders (as defined in Article I of the Credit Agreement), and UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(d) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date and (ii) the Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, any forms referred to in Section 2.20(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire and (iii) unless waived or reduced in the sole discretion of the Administrative Agent, a processing and recordation fee of $3,500.1

3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

[1]	Such fee may be waived or reduced in the sole discretion of the Administrative Agent and will not apply in the case of an assignment by a Lender to an Approved Fund that is managed by such Lender or an Affiliate of such Lender or by an entity or an Affiliate of an entity that administers or manages such Lender.

Date of Assignment:

Legal Name of Assignor (“Assignor”):

Legal Name of Assignee (“Assignee”):

Assignee’s Address for Notices:

Effective Date of Assignment (“Effective Date”):

Class of Loans/Commitments Assigned	Principal Amount Assigned	Percentage of Loans/Commitments of the applicable Class Assigned (set forth, to at least 8 decimals, as a percentage of the aggregate Loans and Commitments, of the applicable Class, of all Lenders)
	$		%
	$		%

[Remainder of Page Intentionally Left Blank]

2

Accepted

UBS AG, STAMFORD BRANCH, as Administrative Agent,

by:
Name:
Title:

Name:
Title:

[QUORUM HEALTH CORPORATION],

by:
Name:
Title: ][2]

[2]	Consent of the Borrower is only required in the case of an assignment of a Revolving Credit Commitment; provided, that the consent of the Borrower shall not be required for any assignment (a) made to another Lender or an Affiliate of a Lender or (b) after the occurrence and during the continuance of any Event of Default.

3

The terms set forth above are hereby agreed to:

, as Assignor,

by:
Name:
Title:

, as Assignee,

by:
Name:
Title:

4

EXHIBIT D

FORM OF

BORROWING REQUEST

UBS AG, Stamford Branch,

as Administrative Agent for

    the Lenders referred to below,

677 Washington Boulevard

Stamford, Connecticut 06901

Attention: Banking Products Services Agency

[DATE]1

Ladies and Gentlemen:

The undersigned, Quorum Healthcare Corporation, a Delaware corporation, (the “Borrower”), refers to the ABL Credit Agreement dated as of April 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and UBS AG, Stamford Branch, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives the Administrative Agent notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in connection therewith sets forth below the terms on which such Borrowing is requested to be made:

(A)	Type of Borrowing[2]

(B)	Date of Borrowing[3]

(C)	Account Number and Location

(D)	Principal Amount of Borrowing

(E)	Interest Period[4]

[1]	The Administrative Agent must be notified irrevocably by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon) (New York City time), three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of a proposed Borrowing, in each case to be confirmed promptly by hand delivery or fax of a Borrowing Request to the Administrative Agent.
[2]	Specify whether such Borrowing is to be Revolving Credit Borrowing or Swingline Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing.
[3]	Date of Borrowing must be a Business Day.
[4]	If such Borrowing is to be a Eurodollar Borrowing, specify the Interest Period with respect thereto.

The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation of such Loan) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this paragraph being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment of any Eurodollar Loan required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this paragraph shall be delivered to the Borrower and shall be conclusive absent manifest error.

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement have been satisfied.

QUORUM HEALTH CORPORATION,

by
Name: Title:

2

EXHIBIT E

FORM OF

GUARANTEE AND COLLATERAL AGREEMENT

(See attached)

EXECUTION VERSION

ABL GUARANTEE AND COLLATERAL AGREEMENT

dated as of

April 29, 2016

among

QUORUM HEALTH CORPORATION,

as Borrower,

the Subsidiaries of the Borrower

from time to time party hereto

and

UBS AG, STAMFORD BRANCH

as Collateral Agent

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are expressly subject in all respects to the terms of the ABL Intercreditor Agreement (as defined in, and entered into in accordance with the provisions of, the ABL Credit Agreement referred to herein). In the event of any conflict or inconsistency between the provisions of this Agreement and the terms of the ABL Intercreditor Agreement, the terms of the ABL Intercreditor Agreement shall control.

		Page

ARTICLE I

Definitions

SECTION 1.01.	ABL Credit Agreement	1
SECTION 1.02.	Other Defined Terms	2

ARTICLE II

Guarantee

SECTION 2.01.	Guarantee	7
SECTION 2.02.	Guarantee of Payment	7
SECTION 2.03.	No Limitations, Etc.	7
SECTION 2.04.	Reinstatement	9
SECTION 2.05.	Agreement To Pay; Subrogation	9
SECTION 2.06.	Information	9

ARTICLE III

Pledge of Securities

SECTION 3.01.	Pledge	9
SECTION 3.02.	Delivery of the Pledged Collateral	10
SECTION 3.03.	Representations, Warranties and Covenants	11
SECTION 3.04.	Certification of Limited Liability Company Interests and Limited Partnership Interests	12
SECTION 3.05.	Registration in Nominee Name; Denominations	12
SECTION 3.06.	Voting Rights; Dividends and Interest, Etc.	13

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01.	Security Interest	15
SECTION 4.02.	Representations and Warranties	17
SECTION 4.03.	Covenants	19
SECTION 4.04.	Other Actions	22
SECTION 4.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	24

ii

Schedules

Schedule I	Exact Legal Names of Each Grantor
Schedule II	Guarantors
Schedule III	Equity Interests; Stock Ownership; Pledged Debt Securities
Schedule IV	Debt Instruments; Advances
Schedule V	Intellectual Property
Schedule VI	Commercial Tort Claims

Exhibits

Exhibit A	Form of Supplement

iii

ABL GUARANTEE AND COLLATERAL AGREEMENT dated as of April 29, 2016 (this “Agreement”), among QUORUM HEALTH CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiaries from time to time party hereto and UBS AG, STAMFORD BRANCH (“UBS”), as collateral agent (in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to (a) the Credit Agreement dated as of April 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), among the Borrower, the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”) and UBS AG, Stamford Branch, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and (b) the ABL Intercreditor Agreement.

The Lenders and Issuing Banks have agreed to extend credit to the Borrower pursuant to, and upon the terms and conditions specified in, the ABL Credit Agreement. The obligations of the Lenders and Issuing Banks to extend credit to the Borrower are conditioned upon, among other things, the execution and delivery of this Agreement by the Borrower and each Grantor.

Concurrent with the execution and delivery of this Agreement, the Borrower and/or one or more of the Guarantors will enter into the Term Loan Agreement, the Term Loan Collateral Agreement and the ABL Intercreditor Agreement. Following execution and delivery of the Term Loan Agreement, the Term Loan Collateral Agreement and the ABL Intercreditor Agreement, this Agreement shall be subject to the ABL Intercreditor Agreement.

Each Guarantor is an Affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the ABL Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders and Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. ABL Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the ABL Credit Agreement. All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. All references to the Uniform Commercial Code shall mean the New York UCC; provided that if, by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of a security interest is governed by the personal property security laws of any jurisdiction other than New York, “UCC” shall mean those personal property security laws as in effect in such other jurisdiction for the purposes of the provisions hereof relating to such perfection or priority and for the definitions related to such provisions.

(b) The rules of construction specified in Section 1.02 of the ABL Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Accounts” shall mean all Accounts (as defined in the New York UCC), all Health-Care-Insurance Receivables (as defined in the New York UCC) and all Medicare and Medicaid rights to payments, payments and reimbursement obligations of third party payors.

“Accounts Receivable” shall mean all Accounts, all Payment Intangibles and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Administrative Agent” shall have the meaning assigned to such term in the preliminary statement.

“Article 9 Collateral” shall have the meaning assigned to such term in Section 4.01.

“Bank Loan Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the ABL Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrower to any of the Bank Loan Secured Parties under the ABL Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the ABL Credit Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents; provided, however, none of the terms

2

“Bank Loan Obligations” or “Secured Hedging Obligations” shall create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support) any Excluded Swap Obligations of such Guarantor.

“Bank Loan Secured Parties” shall mean (a) the Administrative Agent, (b) the Collateral Agent, (c) the Lenders, (d) the Issuing Banks, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and permitted assigns of each of the foregoing.

“Bank Product Obligations” shall mean the due and punctual payment and performance of all obligations of each Loan Party (or, in the case of a Cash Management Agreement, a Subsidiary of a Loan Party) under each Hedging Agreement or Cash Management Agreement that (a) is in effect on the Closing Date with a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (b) is entered into after the Closing Date with any counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement or Cash Management Agreement is entered into.

“Bank Product Secured Parties” shall mean each counterparty to any Hedging Agreement or Cash Management Agreement with a Loan Party or, in the case of a Cash Management Agreement, a Subsidiary of a Loan Party, that either (a) is in effect on the Closing Date if such counterparty is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (b) is entered into after the Closing Date if such counterparty is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement or Cash Management Agreement is entered into.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Collateral” shall mean the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person under any registered copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any registered copyright now or hereafter owned by any third person, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all registered copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee,

3

transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country), including those registered and pending copyrights listed on Schedule V.

“Discharge of Term Priority Claims” shall have the meaning assigned to such term in the ABL Intercreditor Agreement.

“Event of Default” shall mean any Event of Default under and as defined in the ABL Credit Agreement, as the context requires, provided that any notice, lapse of time or other condition precedent to the occurrence of such Event of Default shall have been satisfied.

“Excluded Swap Obligation” means, with respect to each Guarantor, any Swap Obligation if, and to the extent that, the Guarantee by such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 5.04.

“General Intangibles” shall mean all (a) General Intangibles (as defined in the New York UCC) and (b) choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts or Payment Intangibles.

“Grantors” shall mean the Borrower and the Guarantors.

“Guarantors” shall mean (a) the Subsidiaries identified on Schedule II hereto as Guarantors and (b) each other Subsidiary that becomes a party to this Agreement as a Guarantor after the Closing Date.

“Indemnified Amount” has the meaning assigned to such term in Section 6.02.

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“Intellectual Property” shall mean all intellectual property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation and registrations, and all additions and improvements to any of the foregoing.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party, including those listed on Schedule V.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall mean (a) the Bank Loan Obligations and (b) the Bank Product Obligations; provided, however, the term “Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support) any Excluded Swap Obligations of such Guarantor.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar offices in any other country), including those listed on Schedule V, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to exclude others from making, using and/or selling the inventions disclosed or claimed therein.

“Pledged Collateral” shall have the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 3.01.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

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“Pledged Stock” shall have the meaning assigned to such term in Section 3.01.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 or that otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder at the time such Swap Obligation is incurred (including as a result of any this Agreement or any other Guarantee or other support agreement in respect of the obligations of such Guarantor by the Borrower or another Person that constitutes an “eligible contract participant”).

“Secured Parties” shall mean the Bank Loan Secured Parties and any Bank Product Secured Parties.

“Security Interest” shall have the meaning assigned to such term in Section 4.01.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Term Facility First Priority Collateral” shall have the meaning assigned to the term “Term/Cash Flow Revolver Facility First Priority Collateral” in the ABL Intercreditor Agreement.

“Term Loan Collateral Agent” shall have the meaning assigned to the term “Term Loan/Cash Flow Revolver Agent” in the ABL Intercreditor Agreement.

“Term Loan Collateral Agreement” shall have the meaning assigned to the term “Term Loan/Cash Flow Revolver Collateral Agreement” in the ABL Intercreditor Agreement.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all registered trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and applications for registration (other than intent-to-use applications) in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States, and all extensions or renewals thereof, including those listed on Schedule V, and (b) all goodwill associated therewith or symbolized thereby.

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“Unfunded Advances/Participations” shall mean (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.02(d) of the ABL Credit Agreement and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender, (b) with respect to the Swingline Lender, the aggregate amount, if any, of participations in respect of any outstanding Swingline Loan that shall not have been funded by the Revolving Lenders in accordance with Section 2.22(d) of the ABL Credit Agreement and (c) with respect to any Issuing Bank, the aggregate amount, if any, of participations in respect of any outstanding LC Disbursement that shall not have been funded by the Revolving Lenders in accordance with Section 2.23(e) of the ABL Credit Agreement.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation, and hereby waives any provision of applicable law to the contrary that may be waived by such Guarantor. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person. Each Guarantor agrees that its guarantee hereunder is continuing in nature as to the Obligations and applies to all Obligations, whether currently existing or hereafter incurred.

SECTION 2.03. No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment

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or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them, (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations (other than unasserted contingent indemnity obligations)). To the fullest extent permitted by applicable law and in accordance with the Loan Documents, each Guarantor expressly authorizes the Collateral Agent to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash of all the Obligations (other than unasserted contingent indemnity obligations). To the fullest extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without adversely affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

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SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation owed by such party when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will, promptly upon written notice thereof from the Collateral Agent, forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the Equity Interests owned by such Grantor on the date hereof (including all such Equity Interests listed on Schedule III), (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates representing all such Equity Interests (all the foregoing collectively referred to herein as the “Pledged Stock”); (provided, however, that the Pledged Stock shall not include any Excluded Equity Interests, (b)(i) the debt securities held by such Grantor on the date hereof (including all such debt securities listed opposite the name of such Grantor on Schedule III), (ii) any debt securities in the future issued to such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities (excluding any promissory notes issued by employees of any Grantor) (all the foregoing

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collectively referred to herein as the “Pledged Debt Securities”), (c) all other property that may be delivered to and held by the Collateral Agent (or, prior to the Discharge of Term Priority Claims and with respect to the Term Facility First Priority Collateral, to the Term Loan Collateral Agent, as gratuitous bailee) pursuant to the terms of this Section 3.01, (d) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (e) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above, and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent (or, prior to the Discharge of Term Priority Claims and with respect to the Term Facility First Priority Collateral, to the Term Loan Collateral Agent, as gratuitous bailee) any and all certificates, promissory notes, instruments or other documents representing or evidencing Pledged Securities (other than Pledged Debt Securities with a face amount less than $1,000,000, Equity Interests in Non-Significant Subsidiaries and minority Equity Interests).

(b) [Reserved].

(c) Upon delivery to the Collateral Agent (or, prior to the Discharge of Term Priority Claims and with respect to the Term Facility First Priority Collateral, to the Term Loan Collateral Agent, as gratuitous bailee), (i) any certificate, instrument or document representing or evidencing Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer satisfactory to the Collateral Agent and duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the applicable securities, which schedule shall be attached hereto as Schedule III and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

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(d) In accordance with the terms of the ABL Intercreditor Agreement, all Pledged Collateral delivered to the Collateral Agent shall be held by the Collateral Agent as gratuitous bailee for the secured parties under the Term Loan Agreement solely for the purpose of perfecting the security interest therein granted under the Term Loan Collateral Agreement.

(e) Prior to the Discharge of Term Priority Claims, to the extent any Grantor is required hereunder to deliver Collateral to the Collateral Agent for purposes of possession or control and is unable to do so as a result of having previously delivered such Collateral to the Term Loan Collateral Agent in accordance with the terms of the Term Loan Collateral Agreement and the ABL Intercreditor Agreement, such Grantor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to the Term Loan Collateral Agent, acting as a gratuitous bailee for the Secured Parties.

SECTION 3.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) As of the Closing Date, Schedule III correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests (other than Equity Interests issued by Non-Significant Subsidiaries and minority Equity Interests), debt securities and promissory notes required to be pledged hereunder (to the extent not waived or extended in accordance with the terms of the ABL Credit Agreement);

(b) as of the Closing Date, Schedule IV correctly sets forth all promissory notes and other evidence of indebtedness required to be pledged hereunder including all intercompany notes between the Borrower and any subsidiary of the Borrower and any subsidiary of the Borrower and any other such subsidiary required to be pledged hereunder;

(c) the Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof;

(d) except for the security interests granted hereunder (or otherwise permitted under the ABL Credit Agreement or the other Loan Documents), each Grantor (i) is and, subject to any transfers made in compliance with the ABL Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule III as owned by such Grantor, (ii) holds the same free and clear of all Liens other than Liens permitted by Section 6.02 of the ABL Credit Agreement, and (iii) will not create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than any security interests and Liens that are made in compliance with the ABL Credit Agreement or the other Loan Documents;

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(e) except for restrictions and limitations imposed by the Loan Documents or securities or other laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder other than Liens permitted by Section 6.02 of the ABL Credit Agreement;

(f) each Grantor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than any Lien created or permitted by the Loan Documents), however arising, of all persons whomsoever;

(g) no material consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(h) by virtue of the execution and delivery by each Grantor of this Agreement and subject to the Lien priorities set forth in the ABL Intercreditor Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement (or, prior to the Discharge of Term Priority Claims and with respect to the Term Facility First Priority Collateral, to the Term Loan Collateral Agent, as gratuitous bailee), the Collateral Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

(i) the pledge effected hereby is effective to vest in the Collateral Agent, for the ratable benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein and in the ABL Intercreditor Agreement.

SECTION 3.04. Certification of Limited Liability Company Interests and Limited Partnership Interests. If any Pledged Collateral is not a security pursuant to Section 8-103 of the UCC, no Grantor shall take any action that, under such Section, converts such Pledged Collateral into such a security without causing the issuer thereof to issue to it certificates or instruments evidencing such Pledged Collateral, which it shall promptly deliver to the Collateral Agent (or, prior to the Discharge of Term Priority Claims and with respect to the Term Facility First Priority Collateral, to the Term Loan Collateral Agent, as gratuitous bailee) as provided in Section 3.02, or complying with Section 4.04(b) hereof.

SECTION 3.05. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) at any time or, in the case of Term Facility First Priority Collateral, at any time after the Discharge of Term Priority Claims, upon the occurrence and during the continuance of an Event of Default, to hold the Pledged Securities in its own name as

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pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Grantor will promptly give to the Collateral Agent copies of any material written notices or other material written communications received by it with respect to Pledged Securities in its capacity as the registered owner thereof. After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06. Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Grantors notice of its intent to exercise its rights under this Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under paragraph (g) or (h) of Article VII of the ABL Credit Agreement):

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the ABL Credit Agreement and the other Loan Documents; provided, however, that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the ABL Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the ABL Credit Agreement, the other Loan Documents, and applicable law; provided, however, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of

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any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the ratable benefit of the Secured Parties and shall be forthwith delivered to the Collateral Agent (or, prior to the Discharge of Term Priority Claims and with respect to the Term Facility First Priority Collateral, to the Term Loan Collateral Agent, as gratuitous bailee) in the same form as so received (with any necessary endorsement or instrument of assignment). This paragraph (iii) shall not apply to dividends between or among the Borrower, the Guarantors and any Subsidiaries only of property subject to a perfected security interest under this Agreement.

(b) To the fullest extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and, subject to the ABL Intercreditor Agreement, all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and, subject to, in the case of ABL Facility First Priority Collateral, the rights of the ABL Collateral Agent and the obligations of the Grantors under the ABL Facility Loan Documents and the ABL Intercreditor Agreement, shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. Promptly after all Events of Default have been cured or waived and each applicable Grantor has delivered to the Administrative Agent certificates to that effect, the Collateral Agent shall repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of

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this Section 3.06, shall cease, and, subject to compliance with any applicable healthcare laws, all such rights shall thereupon become vested in the Collateral Agent, subject to, in the case of ABL Facility First Priority Collateral, the rights of the ABL Collateral Agent and the obligations of the Grantors under the ABL Facility Loan Documents and the ABL Intercreditor Agreement, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and each applicable Grantor has delivered to the Administrative Agent a certificate to that effect, such voting and consensual rights shall automatically vest in the applicable Grantor, and the Collateral Agent shall (1) take such steps reasonably requested by the applicable Grantor, at such Grantor’s expense, to allow all Pledged Securities registered under its name to be registered under the name of the applicable Grantor and (2) promptly repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise have been permitted to retain pursuant to the terms of paragraph (a) of this Section 3.06 that were not applied to repay the Obligations.

(d) Any notice given by the Collateral Agent to the Grantors exercising its rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

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(iii) all cash, Payment Intangibles and Deposit Accounts

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Inventory;

(ix) all Investment Property;

(x) all Letter-of-Credit Rights;

(xi) all Commercial Tort Claims;

(xii) all books and records pertaining to the Article 9 Collateral; and

(xiii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any Excluded Asset or any Excluded Equity Interests.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

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Notwithstanding anything to the contrary provided herein, no Grantor shall be required to (a) deliver any certificates evidencing Equity Interests issued by Non-Significant Subsidiaries or minority Equity Interests, (b) take steps to perfect any security interest with respect to letter of credit rights and commercial tort claims (except to the extent perfected through the filing of Uniform Commercial Code financing statements) or (c) enter into or deliver security documents governed by laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and marketable title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained or any other consent where the failure to obtain such consent could not reasonably be expected to have a Material Adverse Effect.

(b) The Schedules attached hereto have been duly prepared and completed and the information set forth therein is true and correct in all material respects as of the Closing Date and (x) the exact legal name of each Grantor in Schedule I and (y) the jurisdiction of formation or organization of each Grantor in Schedule I is true and correct in all material respects as of the Closing Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Collateral Agent based upon the information provided to the Administrative Agent and the Secured Parties in the applicable Schedules attached hereto for filing in each governmental, municipal or other office specified in Schedule I (or specified by notice from the Borrower to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Sections 5.06 or 5.12 of the ABL Credit Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Article 9 Collateral consisting of United States Patents, Trademarks, Copyrights and exclusive Copyright Licenses (to the extent that perfection can be achieved by such filings)) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent

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filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that a fully executed short form agreement in form and substance reasonably satisfactory to the Collateral Agent, and containing a description of all Article 9 Collateral consisting of pending and issued United States Patents and United States Trademarks and United States Copyrights will be delivered to the Collateral Agent as of or prior to the Closing Date for timely recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder.

(c) As of the Closing Date, Schedule I correctly sets forth (i) the exact legal name of each Grantor, as such name appears in its respective certificate of formation or organization; (ii) the jurisdiction of formation or organization of each Grantor that is a registered organization; (iii) the Organizational Identification Number, if any, issued by the jurisdiction of formation or organization of each Grantor that is a registered organization; (iv) the chief executive office of each Grantor; and (v) all locations where Grantor maintains any material books or records relating to any Accounts Receivables.

(d) As of the Closing Date, Schedule V correctly sets forth, in proper form for filing with (a) the United States Patent and Trademark Office a list of each issued and pending Patents and Trademarks, including, as applicable, the name of the registered owner and the registration number of each Patent and Trademark owned by any Grantor and (b) the United States Copyright Office a list of each Copyright, including the name of the registered owner and the registration number of each Copyright owned by any Grantor.

(e) The Security Interest constitutes (i) a legal and valid security interest in all Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the qualifications and filings described in Section 4.02(b) (including payment of applicable fees in connection therewith), a perfected security interest in all Article 9 Collateral in which and to the extent a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to Section 6.02 of the ABL Credit Agreement or the other Loan Documents that have priority as a matter of law and Liens in respect of the Term Facility First Priority Collateral under the Term Loan Documents.

(f) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the ABL Credit Agreement or the other Loan Documents. No Grantor has filed or consented to the filing

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of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act, or (iv) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the ABL Credit Agreement or the other Loan Documents. As of the Closing Date, no Grantor holds any Commercial Tort Claims in an amount in excess of $1,000,000 except as indicated on Schedule VI.

SECTION 4.03. Covenants. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change in (i) its legal name and/or address, (ii) its identity or type of organization or corporate structure, (iii) its Federal Taxpayer Identification Number or organizational identification number or (iv) its jurisdiction of organization. Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the first sentence of this paragraph unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral (except, with respect to priority, as otherwise set forth in the ABL Intercreditor Agreement). Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Grantor is damaged or destroyed.

(b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records (in all material respects) with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records (in all material respects) indicating all material payments and proceeds received with respect to any part of the Article 9 Collateral.

(c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a) of the ABL Credit Agreement, the Borrower shall deliver to the Collateral Agent a certificate executed by a Responsible Officer of the Borrower setting forth in the format of Schedule V all Intellectual Property of any Grantor in existence on the date thereof that, if it had existed on the Closing Date, would have been required to be listed in such Schedule, and not then listed on such Schedules or previously so identified to the Collateral Agent.

(d) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all persons

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and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the ABL Credit Agreement.

(e) Each Grantor agrees, at its own expense, promptly to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to obtain, preserve, protect and perfect (to the extent that perfection can be achieved under any applicable law by such filings and actions) the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument with a face amount in excess of $1,000,000, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule V or adding additional schedules hereto to identify specifically any asset or item of a Grantor that may, in the Collateral Agent’s reasonable judgment, constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 30 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary, and which the Collateral Agent may from time to time reasonably request, in order that all representations and warranties hereunder shall be true and correct in all material respects with respect to such Collateral within 45 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral and any such request.

(f) The Collateral Agent and such persons as the Collateral Agent may designate shall have the right to inspect, subject to a reasonable prior notice to each Grantor, the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the applicable Grantor’s affairs with the officers of such Grantor and its independent accountants and to verify the existence, validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or other Article 9 Collateral in the possession of any third person, after the occurrence and during the continuance of an Event of Default, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification, subject in each case to the requirements of applicable law, including healthcare laws, data privacy and third

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party confidentiality obligations all at the expense of the Borrower; provided that, (i) other than with respect to the verification of any such Accounts as part of a collateral field examination, excluding any such visits and inspections during the continuation of an Event of Default, only one such visit during any fiscal year shall be at the Borrower’s expense and (ii) any such verification of Accounts as part of a collateral field examination shall be conducted in accordance with the provisions set forth in Section 5.07 of the ABL Credit Agreement. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party, subject in each case to the requirements of applicable law, including healthcare laws, data privacy and third party confidentiality obligations.

(g) At its option, upon the occurrence and during the continuation of a Default or an Event of Default, the Collateral Agent may with five Business Days’ prior written notice to the relevant Grantor discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not expressly permitted pursuant to Section 5.03 or Section 6.02 of the ABL Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the ABL Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within five Business Days after written demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(h) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other person valued in excess of $1,000,000 to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent, subject to the terms of the ABL Intercreditor Agreement, for the ratable benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

(i) Except to the extent otherwise expressly agreed by the Collateral Agent, each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance in accordance with Section 7.06 of this Agreement.

(j) No Grantor shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the

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Article 9 Collateral or permit any notice to be filed under the Assignment of Claims Act, except, in each case, as expressly permitted by Section 6.02 of the ABL Credit Agreement. No Grantor shall make or permit to be made any transfer of the Article 9 Collateral, except as permitted by the ABL Credit Agreement.

(k) No Grantor will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof (unless the aggregate amount of such compromised or settled Accounts in any fiscal year is not in excess of $2,500,000), release, wholly or partly, any person liable for the payment thereof (unless the aggregate amount of such compromised or settled Accounts in any fiscal year is not in excess of $2,500,000) or allow any credit or discount whatsoever thereon (unless the aggregate amount of such compromised or settled Accounts in any fiscal year is not in excess of $2,500,000), other than extensions, credits, discounts, compromises, compoundings or settlements in each case granted or made in the ordinary course of business.

(l) Each Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Section 5.02 of the ABL Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default and subject to the ABL Intercreditor Agreement, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto (provided that the Collateral Agent shall give five Business Days’ prior written notice to such Grantor prior to exercising its rights in such capacity). In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the ABL Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole reasonable discretion, upon notice to the Grantors, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, out-of-pocket expenses and other charges relating thereto, shall be payable, within five Business Days of written demand (accompanied by supporting documentation therefor in reasonable detail) by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

SECTION 4.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments (other than any Instruments in an amount no greater than $1,000,000), that have not been pledged hereunder, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent or, prior to the Discharge of Term Priority Claims and with respect to Term Facility First Priority Collateral, deliver the same to the Term Loan Collateral Agent, as gratuitous bailee, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

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(b) Investment Property. Without limiting each Grantor’s obligations under Article III, if any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary in a securities account or commodity account for which perfection by “control” or control agreements are required under the Term Loan Documents, such Grantor shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Collateral Agent (or the Term Loan Collateral Agent, pursuant to the ABL Intercreditor Agreement) to such securities intermediary as to such security entitlements or to apply any value distributed on account of any commodity contract as directed by the Collateral Agent (or the Term Loan Collateral Agent, pursuant to the ABL Intercreditor Agreement) to such commodity intermediary, as the case may be, in each case without further consent of any Grantor, such nominee, or any other Person (other than, subject to the ABL Intercreditor Agreement, the Term Loan Collateral Agent). The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets or other investment property credited to a securities account for which the Collateral Agent is the securities intermediary, unless otherwise requested by the Collateral Agent.

(c) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any material Electronic Chattel Paper or any material “transferable record”, as that term is defined in Section 201 of the Federal Electronic

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Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the reasonable request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent or, prior to the Discharge of Term Priority Claims and with respect to the Term Facility First Priority Collateral, to the Term Loan Collateral Agent, as gratuitous bailee, control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record. Notwithstanding the foregoing, no Grantor shall be obligated to deliver to the Collateral Agent any Electronic Chattel Paper held by such Grantor with a face amount less than $1,000,000, provided that the aggregate face amount of the Electronic Chattel Paper so excluded pursuant to this sentence shall not exceed $5,000,000 at any time.

(d) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $1,000,000, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. In each case unless otherwise decided by such Grantor in its reasonable business judgment or except as to such Collateral that is not material to the business of such Grantor: (a) Each Grantor agrees that it will not, and will not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number to the extent necessary and sufficient to establish and preserve its maximum rights under applicable patent laws, to the extent required by applicable law.

(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark,

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(iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law, to the extent required by applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright or exclusive Copyright License, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice to the extent necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws, to the extent required by applicable law.

(d) Each Grantor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the conduct of its business has or is likely to become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any such Patent, Trademark, Copyright or exclusive Copyright License, its right to register the same, or its right to keep and maintain the same.

(e) If any Grantor, either itself or through any agent, employee, licensee or designee, files an application for any Patent, Trademark, Copyright or exclusive Copyright License (or for the registration of any Trademark, Copyright or exclusive Copyright License) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, or otherwise acquires any such Patent, Trademark, Copyright or exclusive Copyright License (or any application with respect thereto), the Grantor shall so notify the Collateral Agent, and, upon request of the Collateral Agent, shall execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Security Interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed.

(f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks, Copyrights and exclusive Copyright License that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

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(g) In the event that any Grantor knows or has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third person, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions, if consistent with good business judgment, as are reasonably appropriate under the circumstances to protect such Article 9 Collateral.

(h) Upon the occurrence and during the continuance of an Event of Default, upon the reasonable request of the Collateral Agent, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License, and each other material License, to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property or Licenses, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the requirements of applicable law, including any applicable healthcare laws, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the

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distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give each applicable Grantor 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity

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to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. To the fullest extent permitted under applicable law, any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions. Any remedies provided in this Section 5.01 shall be subject to the ABL Intercreditor Agreement.

SECTION 5.02. Application of Proceeds. Subject to the terms of the ABL Intercreditor Agreement, if an Event of Default shall have occurred and is continuing, the Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent or the Collateral Agent (in their respective capacities as such hereunder or under any other Loan Document, as applicable) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent and/or the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, as applicable;

SECOND, to the payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent, the Swingline Lender and any Issuing Bank pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

THIRD, to the payment in full of all Obligations consisting of interest, fees and indemnities owing to the Bank Loan Secured Parties (the amounts so applied to be distributed among the Bank Loan Secured Parties pro rata in accordance with the amounts of such Obligations owed to them on the date of any such distribution);

FOURTH, to the payment in full of all other Obligations, other than such portion (if any) of Secured Cash Management Obligations that is in excess of the lesser of $30,000,000 and the amount of the Bank Product Reserve with respect to Secured Cash Management Obligations at such time (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of such Obligations owed to them on the date of any such distribution);

FIFTH, to the payment in full of Obligations consisting of such portion (if any) of Secured Cash Management Obligations that is in excess of the amount of the Bank Product Reserve with respect to Secured Cash Management Obligations at such time but not in excess of $30,000,000 (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of such Obligations owed to them on the date of any such distribution);

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SIXTH, to the payment in full of Obligations consisting of such portion (if any) of Secured Cash Management Obligations that is in excess of $30,000,000 (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of such Obligations owed to them on the date of any such distribution);

SEVENTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion (subject to the ABL Intercreditor Agreement) as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. Notwithstanding the foregoing, the proceeds of any collection, sale, foreclosure or realization upon any Collateral of any Grantor, including any collateral consisting of cash, shall not be applied to any Excluded Swap Obligation of such Grantor and shall instead be applied to other secured obligations.

SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, and shall be effective only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 5.04. Securities Act, Etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal

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Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) to the fullest extent permitted by applicable Federal Securities Laws, may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03) that, in the event a payment

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shall be made by any other Guarantor hereunder in respect of any Obligation, or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets (the “Indemnified Amount”), as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the Closing Date and the denominator shall be the aggregate net worth of all the Guarantors on the Closing Date (or, in the case of any Guarantor becoming a party hereto after the Closing Date, the date on which such party became a Guarantor hereunder). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment. Notwithstanding the foregoing, to the extent that any Claiming Guarantor’s right to indemnification hereunder arises from a payment or sale of Collateral made to satisfy Obligations constituting Swap Obligations, only those Contributing Guarantors for whom such Swap Obligations do not constitute Excluded Swap Obligations shall indemnify such Claiming Guarantor, with the fraction set forth in the second preceding sentence being modified as appropriate to provide for indemnification of the entire Indemnified Amount.

SECTION 6.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Obligations (other than contingent indemnification obligations for which no claim has been made). No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(b) The Borrower and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to the Borrower or any Subsidiary shall be fully subordinated to the payment in full in cash of the Obligations (other than contingent indemnification obligations for which no claim has been made); provided that, nothing in this Section 6.03(b) shall prohibit any payments or distributions permitted by the ABL Credit Agreement.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the ABL Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the ABL Credit Agreement.

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SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the ABL Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the ABL Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders, the Issuing Banks and the other Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of Letters of Credit, regardless of any investigation made by any Lender or any other Secured Party or on their behalf and notwithstanding that the Collateral Agent, any Lender, any Issuing Bank or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the ABL Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, or any fee or any other amount payable under any Loan Document is outstanding and unpaid or the aggregate LC Exposure does not equal zero (except for outstanding Letters of Credit subject to arrangements satisfactory to the Administrative Agent and the Issuing Bank of such Letters of Credit) and so long as the Commitments have not expired or terminated.

SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by this Agreement or the ABL Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified,

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supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.

SECTION 7.06. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the ABL Credit Agreement.

(b) Without limitation or duplication of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities, penalties and related reasonable out of pocket expenses, including the reasonable fees, charges and disbursements of one counsel in each relevant jurisdiction (and any such additional counsel, if necessary, as a result of actual or potential conflicts of interest) for all Indemnitees, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, regardless of whether any Indemnitee is a party thereto or whether initiated by a third party or by a Loan Party or any Affiliate thereof; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, penalties or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. To the extent permitted by applicable law, neither any Grantor nor the Collateral Agent nor any Indemnitee shall assert, and each hereby waives any claim against any Indemnitee, any Grantor and the Collateral Agent, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of proceeds thereof.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement, any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement, any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other

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Secured Party. All amounts due under this Section 7.06 shall be payable within 30 days after written demand therefor and shall bear interest, on and from the date of demand, at the rate specified in Section 2.06(a) of the ABL Credit Agreement.

(d) BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE GUARANTEES AND SECURITY INTERESTS CREATED HEREBY, EACH SECURED PARTY ACKNOWLEDGES THE PROVISIONS OF ARTICLE VIII OF THE ABL CREDIT AGREEMENT AND AGREES TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.

SECTION 7.07. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (provided, that to the extent written notice is not required hereunder, the Collateral Agent shall use commercially reasonable efforts to provide notice to such Grantor, though its rights hereunder are not conditioned thereon) (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) upon three Business Days’ prior written notice to such Grantor, to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) upon three Business Days’ prior written notice to such Grantor, to send verifications of Accounts Receivable to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) upon three Business Days’ prior written notice to such Grantor, to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent, and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, wilful misconduct or bad faith.

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SECTION 7.08. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.09. Waivers; Amendment. (a) No failure or delay by the Collateral Agent, the Administrative Agent, any Lender, any Issuing Bank or any other Secured Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent, the Lenders, the Issuing Banks and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Subject to the terms of Section 9.08(b)(C) of the ABL Credit Agreement, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent (acting at the direction, or with the consent, of the Required Lenders) and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the ABL Credit Agreement.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

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SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section 7.14. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(c) Each of the parties hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

SECTION 7.15. Termination or Release. (a) Subject to Section 2.04, this Agreement, the guarantees made herein, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall automatically terminate and be released when all the Obligations (other than contingent indemnification obligations for which no claim has been made) have been paid in full in cash and the Lenders and other Bank Loan Secured Parties have no further commitment to lend under the ABL Credit Agreement, the aggregate LC Exposure has been reduced to zero (or the only outstanding Letters of Credit have become subject to arrangements reasonably satisfactory to the Administrative Agent and the Issuing Banks of such Letters of Credit) and the Issuing Banks have no further obligations to issue Letters of Credit under the Credit Agreement.

(b) A Guarantor shall automatically be released from its obligations hereunder and the Security Interests created hereunder in the Collateral of such Guarantor shall be automatically released upon the consummation of any transaction permitted by the ABL Credit Agreement (or consented to in writing pursuant to Section 9.08 of the ABL Credit Agreement) as a result of which such Guarantor ceases to be a Subsidiary, or in accordance with Section 9.09(c) of the ABL Credit Agreement.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the ABL Credit Agreement to any person that is not the Borrower or a Guarantor, or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.08 of the ABL Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(d) Upon notification by the Borrower to the Collateral Agent that a Guarantor is a Non-Significant Subsidiary, and would not be required to become a Guarantor in accordance with the ABL Credit Agreement, the Collateral Agent shall release the obligations of such Subsidiary hereunder and the Security Interests created hereunder in the Collateral of such Guarantor.

(e) In connection with any termination or release pursuant to paragraph (a), (b), (c) or (d) above, the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release, and all assignments or other instruments of transfer as may be necessary to reassign to such Grantor all rights, titles and interests in any relevant Intellectual Property as may have been assigned to the Collateral Agent and/or its designees, subject to any disposition thereof that may have been made by the

37

Collateral Agent and/or its designees in accordance with the terms of this Agreement, and all rights and license granted to the Collateral Agent and/or its designees in or to any such Intellectual Property pursuant to this Agreement shall automatically and immediately terminate and all rights shall automatically and immediately revert to such Grantor. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party. Without limiting the provisions of Section 7.06, the Borrower shall reimburse the Collateral Agent upon demand for all costs and out of pocket expenses, including the reasonable fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.15.

SECTION 7.16. Additional Subsidiaries. Any Subsidiary that is required to become a party hereto pursuant to Section 5.12 of the ABL Credit Agreement shall enter into this Agreement as a Guarantor and a Grantor. Upon execution and delivery by the Collateral Agent and such Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 7.17. Right of Setoff. If an Event of Default shall have occurred and is continuing, each Secured Party and its Affiliates hereby are authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all Collateral (including any deposits (general or special, time or demand, provisional or final (other than tax accounts, trust accounts or payroll accounts))) at any time held and other obligations at any time owing by such Secured Party or any of its Affiliates to or for the credit or the account of any Grantor against any and all of the obligations of such Grantor now or hereafter existing under this Agreement, the other Loan Documents held by such Secured Party, provided that at such time such obligations are due or payable. The rights of each Secured Party and its Affiliates under this Section 7.17 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party or its Affiliates may have. The applicable Secured Party shall notify such Grantor and the Collateral Agent of any such setoff and application made by such Secured Party, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Secured Party expressly waives its right of setoff (and any similar right including bankers’ liens) with respect to all lockboxes, deposit accounts and other cash management accounts maintained by any Grantor and into which any collections for Government Accounts are deposited. For purposes hereof, “Government Accounts” means all accounts on which any federal or state government unit or any intermediary for any federal or state government unit is the obligor.

38

SECTION 7.18. ABL INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT SHALL CONTROL.

[Remainder of page intentionally left blank]

39

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

QUORUM HEALTH CORPORATION,

by
Name:

Title:

Signature Page to ABL Guarantee and Collateral Agreement

Anna Hospital Corporation

Big Bend Hospital Corporation

Big Spring Hospital Corporation

Blue Island Hospital Company, LLC

Blue Island Illinois Holdings, LLC

Blue Ridge Georgia Holdings, LLC

Centre Hospital Corporation

Clinton Hospital Corporation

CSRA Holdings, LLC

Deming Hospital Corporation

DHSC, LLC

Evanston Hospital Corporation

Forrest City Arkansas Hospital Company, LLC

Forrest City Hospital Corporation

Fort Payne Hospital Corporation

Galesburg Hospital Corporation

Granite City Hospital Corporation

Granite City Illinois Hospital Company, LLC

Greenville Hospital Corporation

Hamlet H.M.A., LLC

Hospital of Barstow, Inc.

Hospital of Louisa, Inc.

Jackson Hospital Corporation

Lexington Hospital Corporation

Marion Hospital Corporation

Massillon Community Health System LLC

Massillon Health System LLC

Massillon Holdings, LLC

McKenzie Tennessee Hospital Company, LLC

MMC of Nevada, LLC

Monroe HMA, LLC

MWMC Holdings, LLC

National Healthcare of Mt. Vernon, Inc.

Phillips Hospital Corporation

QHC California Holdings, LLC

QHG of Massillon, Inc.

Quorum Health Investment Company, LLC

Quorum Health Resources, LLC

Red Bud Hospital Corporation

Red Bud Illinois Hospital Company, LLC

San Miguel Hospital Corporation

Sunbury Hospital Company, LLC

Tooele Hospital Corporation

Triad of Oregon, LLC

Watsonville Hospital Corporation

Waukegan Hospital Corporation

Waukegan Illinois Hospital Company, LLC

Williamston Hospital Corporation

Winder HMA, LLC

On behalf of each of the above entities:

by
Name:

Title:

Signature Page to ABL Guarantee and Collateral Agreement

UBS AG, STAMFORD BRANCH, as Collateral Agent,

by
Name:

Title:

by
Name:

Title:

Signature Page to ABL Guarantee and Collateral Agreement

Schedule I to the Guarantee and

Collateral Agreement

EXACT LEGAL NAMES AND OTHER INFORMATION

Exact Legal Name of Grantor	Jurisdiction of Formation	Organizational ID	Address of Chief Executive Office	Address Where Guarantor Maintains Equipment or Other Collateral	Accounts Receivable

Schedule II to the Guarantee and

Collateral Agreement

GUARANTORS

Schedule III to the Guarantee and

Collateral Agreement

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule IV to the Guarantee and

Collateral Agreement

DEBT INSTRUMENTS; ADVANCES

Schedule V to the Guarantee and

Collateral Agreement

U.S. COPYRIGHTS OWNED BY [NAME OR GRANTOR]

[Make a separate page of Schedule V for each Grantor and state if no copyrights are owned. List in numerical order by Registration No.]

U.S. Copyright Registrations

Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Title	Author	Class	Date Filed

Non-U.S. Copyright Registrations

[List in alphabetical order by country/numerical order by Registration No. within each country.]

Country	Title	Reg. No.	Author

Non-U.S. Pending Copyright Applications for Registration

[List in alphabetical order by country.]

Country	Title	Author	Class	Date Filed

LICENSES

[Make a separate page of Schedule V for each Grantor, and state if any Grantor is not a party to a license/sublicense.]

I.	Licenses/Sublicenses of [Name of Grantor] as Licensor/Sublicensor on Date Hereof

A.	Copyrights

[List U.S. copyrights in numerical order by Registration No. List non-U.S. copyrights by country in alphabetical order with Registration Nos. within each country in numerical order.]

U.S. Copyrights

Licensee Name and Address	Date of License/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

Non-U.S. Copyrights

Country	Licensee Name and Address	Date of License/ Sublicense	Title of Non-U.S. Copyrights	Author	Reg. No.

B.	Patents

[List U.S. patent Nos. and U.S. patent application Nos. in numerical order. List non-U.S. patent Nos. and non-U.S. application in alphabetical order by country, with numbers within each country in numerical order.]

U.S. Patents

Licensee Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

U.S. Patent Applications

Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Non-U.S. Patents

Country	Licensee Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

Non-U.S. Patent Applications

Country	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

C.	Trademarks

[List U.S. trademark Nos. and U.S. trademark application Nos. in numerical order. List non-U.S. trademark Nos. and non-U.S. application Nos. with trademark Nos. within each country in numerical order.]

U.S. Trademarks

Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Date Filed	Application No.

Non-U.S. Trademarks

Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Applications

Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

D.	Others

Licensee Name and Address	Date of License/ Sublicense	Subject Matter

II.	Licenses/Sublicenses of [Name of Grantor] as Licensee/Sublicensee on Date Hereof

A.Copyrights

[List U.S. copyrights in numerical order by Registration No. List non-U.S. copyrights by country in alphabetical order, with Registration Nos. within each country in numerical order.]

U.S. Copyrights

Licensor Name and Address	Date of License/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

Non-U.S. Copyrights

Country	Licensor Name and Address	Date of License/ Sublicense	Title of Non-U.S. Copyrights	Author	Reg. No.

B.	Patents

[List U.S. patent Nos. and U.S. patent application Nos. in numerical order. List non-U.S. patent Nos. and non-U.S. application Nos. in alphabetical order by country with patent Nos. within each country in numerical order.]

U.S. Patents

Licensor Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

U.S. Patent Applications

Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Non-U.S. Patents

Country	Licensor Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

Non-U.S. Patent Applications

Country	Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

C.	Trademarks

[List U.S. trademark Nos. and U.S. trademark application Nos. in numerical order. List non-U.S. trademark Nos. and non-U.S. application Nos. with trademark Nos. within each country in numerical order.]

U.S. Trademarks

Licensor Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Licensor Name and Address	Date of License/ Sublicense	U.S. Mark	Date Filed	Application No.

Non-U.S. Trademarks

Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Applications

Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

D.	Others

Licensor Name and Address	Date of License/ Sublicense	Subject Matter

PATENTS OWNED BY [NAME OF GRANTOR]

[Make a separate page of Schedule V for each Grantor and state if no patents are owned. List in numerical order by Patent No./Patent Application No.]

U.S. Patents

Patent No.	Issue Date

U.S. Patent Applications

Patent Application No.	Filing Date

Non-U.S. Patents

[List non-U.S. patents and non-U.S. patent applications by country in alphabetical order, with patent Nos. and patent application Nos. within each country in numerical order.]

Country	Issue Date	Patent No.

Non-U.S. Patent Applications

Country	Filing Date	Patent Application No.

TRADEMARK/TRADE NAMES OWNED BY [NAME OF GRANTOR]

[Make a separate page of Schedule V for each Grantor and state if no trademarks/trade names are owned. List in numerical order by trademark Registration/Application No.]

U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Mark	Filing Date	Application No.

State Trademark Registrations

[List in alphabetical order by state/numerical order by trademark No. within each state.]

State	Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Registrations

[List non-U.S. trademarks and non-U.S. trademark applications by country in alphabetical order, with Registration Nos. and application Nos. within each country in numerical order.]

Country	Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Applications

Country	Mark	Application Date	Application No.

Trade Names

Country(s) Where Used	Trade Names

Schedule VI to the Guarantee and

Collateral Agreement

COMMERCIAL TORT CLAIMS

Exhibit A to the Guarantee and

Collateral Agreement

SUPPLEMENT NO. [●] (this “Supplement”) dated as of [●], 20[●] to the Guarantee and Collateral Agreement dated as of April 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among QUORUM HEALTH CORPORATION, a Delaware corporation (the “Borrower”), each Subsidiary from time to time party thereto (each such Subsidiary individually a “Guarantor” and collectively, the “Guarantors”; the Guarantors and the Borrower are referred to collectively herein as the “Grantors”) and UBS AG, STAMFORD BRANCH (together with its affiliates “UBS”), as administrative agent and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

A. Reference is made to the Credit Agreement dated as of April 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and UBS AG, Stamford Branch, as administrative agent for the Lenders and as Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the ABL Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

C. The Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans. Section 7.16 of the Guarantee and Collateral Agreement provides that additional Subsidiaries may become Guarantors and Grantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the ABL Credit Agreement to become a Guarantor and a Grantor under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor and Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Grantor and Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Grantor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Guarantor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” or a “Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that as of the date hereof (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Subsidiary and required to be pledged under the Guarantee and Collateral Agreement, other than Equity Interests issued by Non-Significant Subsidiaries and minority Equity Interests, and (ii) any and all Intellectual Property now owned by the New Subsidiary and that would have been required to be listed on Schedule V to the Guarantee and Collateral Agreement on the Closing Date and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.

SECTION 5. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee and Collateral Agreement) be in writing and given as provided in Section 9.01 of the ABL Credit Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower as provided in Section 9.01 of the ABL Credit Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of one counsel for the Collateral Agent in each relevant jurisdiction.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by
Name:

Title:

Address:

Legal Name:

Jurisdiction of Formation:

UBS AG, STAMFORD BRANCH, as Collateral Agent,

by
Name:

Title:

by
Name:

Title:

Collateral of the New Subsidiary

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERTY

[Follow format of Schedule III to the

Guarantee and Collateral Agreement.]

EXHIBIT F-1

FORM OF OPINION

OF BASS BERRY & SIMS PLC

(See attached)

150 Third Avenue South, Suite 2800

Nashville, TN 37201

(615) 742-6200

April [29], 2016

**DRAFT**

UBS AG, Stamford Branch,

as Administrative Agent and Collateral Agent

600 Washington Boulevard

Stamford, Connecticut 06901

and

Each of the Lenders party to the Credit Agreement

described below on the date hereof

Ladies and Gentlemen:

We have acted as special counsel to (i) Quorum Health Corporation, a Delaware corporation (“Borrower”), (ii) Lexington Hospital Corporation, a Tennessee corporation (the “Tennessee Opinion Entity”) and (iii) each of the other Delaware Opinion Entities (as defined on Exhibit A) listed on Exhibit A attached hereto, in connection with that certain ABL Credit Agreement, dated as of even date herewith (the “Credit Agreement”), among Borrower, the Lenders listed on the signature pages thereto and UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent (the “Agent”). We have been requested by Borrower to render this opinion pursuant to Section 4.02(b)(i) of the Credit Agreement. The Tennessee Opinion Entity and the Delaware Opinion Entities are referred to herein, collectively, as the “Opinion Entities” and each, individually, as an “Opinion Entity”. Capitalized terms used but not otherwise defined herein have the same meanings as in the Credit Agreement.

In connection with this opinion, we have examined:

(1) the Credit Agreement;

(2) that certain ABL Guarantee and Collateral Agreement (the “Security Agreement”), dated as of the date hereof, among the Opinion Entities, certain other Subsidiaries of the Borrower, and the Collateral Agent;

(3) those certain financing statements naming each Delaware Opinion Entity as a debtor and the Collateral Agent as secured party, relating to the security interests granted to the Collateral Agent pursuant to the Security Agreement, to be filed in the Office of the Secretary of State of Delaware (collectively, the “Delaware Financing Statements”); and

UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent

April [29], 2016

**DRAFT**

(4) that certain financing statement naming the Tennessee Opinion Entity as debtor and the Collateral Agent as secured party, relating to the security interests granted to the Collateral Agent pursuant to the Security Agreement, to be filed in the Office of the Secretary of State of Tennessee (the “Tennessee Financing Statement” and, together with the Delaware Financing Statements, collectively, the “Financing Statements”).

The Credit Agreement and the Security Agreement are sometimes herein referred to collectively as the “Transaction Documents”.

We have also reviewed the certificate of incorporation, charter or articles of organization, as applicable, and the bylaws or operating agreement, as applicable, of each Opinion Entity (collectively, the “Organizational Documents”), and such corporate or limited liability company, as applicable, records of the Opinion Entities, such certificates of public officials and such other matters regarding the Opinion Entities as we have deemed necessary or appropriate for purposes of this opinion letter. As to factual matters, we have assumed the correctness of and relied upon statements and other representations of the Opinion Entities and the officers thereof set forth in the Transaction Documents and in certificates provided pursuant to or in connection with the Transaction Documents or otherwise provided to us, and upon certificates of public officials, and we have made no independent inquiries or investigations. We have assumed that all of the documents we have reviewed are the valid and binding obligations of the parties thereto. For purposes of the opinions on the existence and good standing of each Opinion Entity, we have relied solely upon certificates of good standing of recent date issued by the Secretary of State of Delaware or the Secretary of State of Tennessee, as applicable.

In making such examination and in expressing our opinions, we have further assumed, without investigation or inquiry:

(a) the due organization and existence of all parties to the Transaction Documents, except to the extent that we express an opinion in Paragraphs 1 – 3 below regarding the existence of the Opinion Entities,

(b) the legal capacity of all natural persons,

(c) the due authorization of the Transaction Documents by all parties thereto, except to the extent that we express an opinion in Paragraphs 1 – 3 below regarding the authorization of the Transaction Documents by the Opinion Entities,

UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent

April [29], 2016

**DRAFT**

(d) the due execution and delivery of the Transaction Documents by all parties thereto, except to the extent that we express an opinion in Paragraph 4 below regarding the execution and delivery of the Transaction Documents by the Opinion Entities,

(e) that all parties to the Transaction Documents have the legal right, power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby, except to the extent that we express an opinion in Paragraphs 1 – 3 below regarding the corporate or limited liability company, as applicable, power and corporate or limited liability company, as applicable, authority of the Opinion Entities,

(f) that all signatures on any executed documents furnished to us are genuine, all original documents submitted to us are authentic originals and all certified or other reproductions of documents submitted to us conform to the original documents,

(g) that each Opinion Entity owns, beneficially and of record, the property and/or interests in property that it purports to transfer, or in which it purports to grant a lien or security interest, pursuant to the Transaction Documents,

(h) that all property descriptions used in the Transaction Documents accurately and sufficiently describe the subject property,

(i) that the security interests of the Transaction Documents have attached and are in full force and effect under the law applicable thereto,

(j) that, notwithstanding any broader descriptions of the Collateral (as defined in the Security Agreement) that may have been used in the Transaction Documents, none of the Collateral (as defined in the Security Agreement) consists of as-extracted collateral or timber to be cut,

(k) that the Financing Statements will be appropriately recorded and filed in the offices referred to herein, and

(l) that the indebtedness incurred and obligations undertaken pursuant to the Transaction Documents have been incurred and undertaken for adequate consideration.

Based upon the foregoing and subject to the assumptions, limitations and qualifications herein set forth, we are of the opinion that:

1. Each Delaware Corporation is an existing Delaware corporation, in good standing under the laws of Delaware. Each Delaware Corporation has all necessary corporate power and corporate authority to execute and deliver the Transaction Documents and to perform its obligations under the Transaction Documents. The execution and delivery of the Transaction

UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent

April [29], 2016

**DRAFT**

Documents and the performance of the provisions thereunder and the grant by the Delaware Corporations of security interests pursuant to the Transaction Documents have been duly authorized by all necessary corporate actions on the part of the Delaware Corporations.

2. Each Delaware Limited Liability Company is an existing Delaware limited liability company, in good standing under the laws of Delaware. Each Delaware Limited Liability Company has all necessary limited liability company power and limited liability company authority to execute and deliver the Transaction Documents and to perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents and the performance of the provisions thereunder and the grant by the Delaware Limited Liability Companies of security interests pursuant to the Transaction Documents have been duly authorized by all necessary limited liability company actions on the part of the Delaware Limited Liability Company.

3. The Tennessee Corporation is an existing Tennessee corporation, in good standing under the laws of Tennessee. The Tennessee Corporation has all necessary corporate power and corporate authority to execute and deliver the Transaction Documents and to perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents and the performance of the provisions thereunder and the grant by the Tennessee Corporation of security interests pursuant to the Transaction Documents have been duly authorized by all necessary corporate actions on the part of the Tennessee Corporation.

4. The Transaction Documents have been duly executed and delivered by the Opinion Entities.

5. The execution and delivery of the Transaction Documents and the consummation of the financing transaction that is the subject thereof do not (a) violate any statute or regulation of the United States of America or the State of Tennessee or the Delaware General Corporation Law or the Delaware Limited Liability Company Act that are applicable to the Opinion Entities or their assets and that, in our experience, are normally applicable to transactions of the types contemplated by the Transaction Documents, (b) contravene any Opinion Entity’s Organizational Documents, or (c) constitute a default under or breach of the terms of, or an event that, with the lapse of time or the giving of notice, or both, would constitute a default under or breach of, or result in the creation or imposition of any Lien (other than Liens evidenced by the Transaction Documents in favor of the Agent and the Lenders) on the assets of any Opinion Entity pursuant to the terms of, the agreements identified on Exhibit B hereto to which an Opinion Entity is a party or by which it or its properties is bound.

6. Except for the filings discussed herein, no authorization of, notice to, consent of, approval by, order of or filing with any United States federal governmental authority or any governmental authority in Tennessee or in Delaware under the Delaware General Corporation Law or the Delaware Limited Liability Company Act is required for the execution and delivery of the Transaction Documents by the Opinion Entities.

UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent

April [29], 2016

**DRAFT**

7. Each of the Financing Statements is in proper form for filing with the Office of the Secretary of State of Tennessee or the Office of the Secretary of State of Delaware, as applicable.

8. Upon the filing of the Delaware Financing Statements in the Office of the Secretary of State of Delaware, pursuant to authorization by the corresponding Delaware Opinion Entity, the security interests created pursuant to the Security Agreement in the personal property of each Delaware Opinion Entity that is described both in the Security Agreement and in the corresponding Delaware Financing Statement will be perfected to the extent that a security interest therein may be perfected by the filing of a financing statement in Delaware under Article 9 of the Uniform Commercial Code as in effect on the date hereof in Delaware (the “Delaware UCC”); provided, however, that:

(a) continuation statements must be filed timely to prevent a lapse in the effectiveness of a filed financing statement,

(b) additional filings may be necessary if a Delaware Opinion Entity changes its name or location or if a new debtor becomes bound by the Security Agreement,

(c) the perfection of a security interest in proceeds is limited to the extent provided in Section 9-315 of the Delaware UCC,

(d) Section 552 of the federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor prior to the commencement of the case,

(e) under applicable provisions of the Delaware UCC, the law of a jurisdiction other than Delaware may govern (i) perfection of a security interest in collateral in which the security interest is perfected by possession, (ii) perfection of a security interest in collateral consisting of fixtures in which the security interest is perfected by a fixture filing, (iii) perfection of a security interest in collateral consisting of timber to be cut, (iv) perfection of a security interest in as-extracted collateral, (v) perfection of an agricultural lien on farm products, and (vi) perfection of a security interest in collateral consisting of goods covered by a certificate of title, deposit accounts, investment property or letter of credit rights, and

(f) catch-all references in the Security Agreement to “assets” and “personal property” are probably overbroad and accordingly ineffective to result in the inclusion of any types or items of collateral not otherwise described with greater precision.

UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent

April [29], 2016

**DRAFT**

9. Upon the filing of the Tennessee Financing Statement in the Office of the Secretary of State of Tennessee, pursuant to authorization by the Tennessee Opinion Entity, the security interests created pursuant to the Security Agreement in the personal property of the Tennessee Opinion Entity that is described both in the Security Agreement and in the Tennessee Financing Statement will be perfected to the extent that a security interest therein may be perfected by the filing of a financing statement in Tennessee under Article 9 of the Uniform Commercial Code as in effect on the date hereof in Tennessee (the “Tennessee UCC”); provided, however, that:

(a) continuation statements must be filed timely to prevent a lapse in the effectiveness of a filed financing statement,

(b) additional filings may be necessary if the Tennessee Opinion Entity changes its name or location or if a new debtor becomes bound by the Security Agreement,

(c) the perfection of a security interest in proceeds is limited to the extent provided in Section 9-315 of the Tennessee UCC,

(d) Section 552 of the federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor prior to the commencement of the case,

(e) under applicable provisions of the Tennessee UCC, the law of a jurisdiction other than Tennessee may govern (i) perfection of a security interest in collateral in which the security interest is perfected by possession, (ii) perfection of a security interest in collateral consisting of fixtures in which the security interest is perfected by a fixture filing, (iii) perfection of a security interest in collateral consisting of timber to be cut, (iv) perfection of a security interest in as-extracted collateral, (v) perfection of an agricultural lien on farm products, and (vi) perfection of a security interest in collateral consisting of goods covered by a certificate of title, deposit accounts, investment property or letter of credit rights, and

(f) catch-all references in the Security Agreement to “assets” and “personal property” are probably overbroad and accordingly ineffective to result in the inclusion of any types or items of collateral not otherwise described with greater precision.

UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent

April [29], 2016

**DRAFT**

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of Tennessee, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and Article 9 of the Delaware UCC. Our opinions as to the Delaware Opinion Entities regarding corporate power, corporate authority, limited liability company power, limited liability company authority, existence, authorization, execution and delivery of documents and other matters of corporate or limited liability company law, and the Delaware UCC, are based solely upon our review of the latest unofficial compilations of the Delaware General Corporation Law, the Delaware Limited Liability Company Act and Article 9 of the Delaware UCC that were available to us, and we have not examined any other Delaware statutes or any court decisions from Delaware.

The opinions expressed herein are qualified as follows:

(a) We express no opinion as to the title to any property or the priority of any lien on or any security or other interest in any property.

(b) We express no opinion with respect to any matters that would require us to perform a mathematical calculation or make a determination as to financial or accounting matters (including but not limited to compliance or noncompliance with financial covenants or ratios).

(c) The authorization, validity, binding nature and enforceability of the Security Agreement may be subject to corporation law restrictions relating to capital or other financial adequacy that would be applicable in the event that any indebtedness, obligation, liability or undertaking of the Opinion Entities as Guarantors under the Security Agreement is deemed to be a dividend or distribution.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

The opinions rendered herein are solely for the benefit of the Agent, the Lenders and their respective successors and assigns in connection with the transactions that are the subject of the Transaction Documents, and this opinion letter may not be delivered to or relied upon by any other person nor quoted or reproduced in any report or other document without our prior written consent in each case; provided, however, that a copy of this opinion letter may be furnished to your regulators, accountants, attorneys and other professional advisors for the purpose of confirming its existence, and this opinion letter may be disclosed in connection with any legal or regulatory proceeding relating to the subject matter hereof; and provided further that (i) reliance by any assignee must be actual and reasonable under the circumstances existing at the time of assignment, and (ii) each such assignee shall be deemed to have the knowledge of the addressees as of the date hereof with respect to matters related to the opinions rendered herein.

UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent

April [29], 2016

**DRAFT**

Very truly yours,

DRAFT

Exhibit A

Delaware Opinion Parties

As used herein, “Delaware Corporation” and “Delaware Corporations” means and refers to Borrower and each of the following:

1.	Hospital of Barstow, Inc.

2.	National Healthcare of Mt. Vernon, Inc.

3.	Watsonville Hospital Corporation

As used herein, “Delaware LLC” and “Delaware LLCs” means and refers to each of the following:

1.	Blue Island Hospital Company, LLC

2.	Blue Island Illinois Holdings, LLC

3.	Blue Ridge Georgia Holdings, LLC

4.	CSRA Holdings, LLC

5.	DHSC, LLC

6.	Massillon Community Health System LLC

7.	Massillon Health System LLC

8.	Massillon Holdings, LLC

9.	McKenzie Tennessee Hospital Company, LLC

10.	MMC of Nevada, LLC

11.	MWMC Holdings, LLC

12.	QHC California Holdings, LLC

13.	Quorum Health Investment Company, LLC

14.	Quorum Health Resources, LLC

15.	Sunbury Hospital Company, LLC

16.	Triad of Oregon, LLC

As used herein, “Delaware Opinion Entity” and “Delaware Opinion Entities” means and refers to each of the Delaware Corporations and the Delaware LLCs.

Exhibit B

Specified Agreements

Indenture dated as of April [22], 2016, among Borrower, the Guarantors and Regions Bank, an Alabama banking corporation, as Trustee, relating to the issuance by Borrower of its 11.625% Senior Notes due 2023.

Credit Agreement dated as of April [29], 2016, among Borrower, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent.

ABL Intercreditor Agreement dated as of April [29], 2016, among Agent, as ABL Agent, Credit Suisse AG, Cayman Islands Branch, as Term Loan/Cash Flow Revolver Agent, Borrower and the Guarantors.

EXHIBIT F-2

FORM OF

GENERAL COUNSEL OPINION

(See attached)

PRIVILEGED AND CONFIDENTIAL

April 29, 2016

The Lenders and the Agent Referred to Below

c/o UBS AG, Stamford Branch,

as Administrative Agent and Collateral Agent

600 Washington Boulevard

Stamford, Connecticut 06901

RE:	ABL Credit Agreement, dated as of April 29, 2016

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of Quorum Health Corporation, a Delaware corporation (the “Borrower”), and have acted as Counsel for the Borrower and each of the Subsidiaries listed on the Schedule of Guarantors attached hereto as Schedule I (each a “Guarantor“and, collectively, the “Guarantors”, and together with the Borrower, the “Credit Parties”) in connection with the ABL Credit Agreement, dated as of even date herewith (the “Credit Agreement”), among the Borrower, UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent (the “Agent”), and the Lenders listed on the signature pages thereto.

This opinion is delivered to you pursuant to subsection Section 4.02(b)(ii) of the Credit Agreement. All capitalized terms used herein that are defined in, or by reference in, the Credit Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on my part except to the extent otherwise expressly stated, and I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, I have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents, and records of the Credit Parties, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Credit Parties, as I have deemed necessary or appropriate for the purposes of this opinion. For purposes of the opinions on the existence and good standing of each Credit Party, I have relied solely upon certificates of existence of recent date issued by the Secretary of State of the applicable state of incorporation or formation. I have examined, among other documents, the following:

(a) an executed copy of the Credit Agreement; and

UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent

April 29, 2016

(b) an executed copy of the ABL Guarantee and Collateral Agreement, dated as of the date hereof, among the Credit Parties and the Collateral Agent.

The documents referred to in items (a) and (b) above, inclusive, are referred to herein as the “Transaction Documents”.

In all such examinations, I have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified, conformed or reproduction copies of documents of all parties (other than with respect to the Credit Parties to the extent signed in my presence), the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials and others, and assume compliance on the part of all parties to the Transaction Documents with their covenants and agreements contained therein.

With respect to the opinions expressed in clauses (ii) and (iv) of paragraph (b) below, my opinions are limited (x) to my actual knowledge of the respective business activities and properties of the Credit Parties in respect of such matters and without any independent investigation or verification on my part and (y) to my review of only those laws and regulations that, in my experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.

To the extent it may be relevant to the opinions expressed herein, I have assumed that the parties to the Transaction Documents, other than the Credit Parties, have the corporate power to enter into and perform such documents and that (except as set forth in paragraph (b) below) such documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such parties.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth therein, I am of the opinion that:

(a) Each Guarantor is a corporation, limited liability company, or limited partnership validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all power and authority necessary to execute, deliver and perform its obligations under the Transaction Documents.

(b) The execution and delivery by each Credit Party of the Transaction Documents and the performance by each Credit Party of its respective obligations under each of the Transaction Documents and the borrowings by the Borrower and the grant by each Credit Party

UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent

April 29, 2016

of the security interests pursuant to the Transaction Documents to which it is a party (i) have been authorized, in the case of each Guarantor, by all necessary action by such Guarantor, (ii) do not require under present law any filing or registration by any Credit Party with, or approval or consent to any Credit Party of, any governmental agency or authority of the State of Tennessee that has not been made or obtained, except those required in the ordinary course of business in connection with the future performance, if any, by each Credit Party of its respective obligations under certain covenants contained in the Transaction Documents to which it is a party or pursuant to securities or other laws that may be applicable to the disposition of any collateral subject thereto, (iii) do not contravene any provision of the certificate of incorporation or bylaws or similar organizational document of any Guarantor, (iv) do not violate any present law, or present regulation of any governmental agency or authority, of the State of Tennessee known by me to be applicable to any Credit Party or its properties, (v) do not breach or cause a default under any agreement or violate any court decree or order binding upon such Credit Party or its property (this opinion being limited (x) to those agreements, decrees or orders that are identified on Exhibit A attached hereto and (y) in that I express no opinion with respect to any breach, default or violation not readily ascertainable from the face of any such agreement, decree or order, or arising under or based upon any cross default provision insofar as it relates to a default under an agreement not so identified to me, or arising under or based upon any covenant of a financial or numerical nature or requiring computation), and (vi) will not result in or require the creation or imposition of any Lien (other than Liens evidenced by the Transaction Documents in favor of the Agent and the Lenders) upon any properties of a Credit Party pursuant to the provisions of any agreement (this opinion being limited to those agreements that are identified on Exhibit A attached hereto).

(c) The Transaction Documents have been duly executed and delivered on behalf of each Guarantor that is a party thereto.

To my actual knowledge, I am not aware of any pending legal proceeding before, or pending investigation by, any court or administrative agency or authority, or any arbitration tribunal, against or directly affecting the Credit Parties, or any of their respective properties, which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief in connection with or which would adversely affect the legality, validity or enforceability of, any of the Transaction Documents or the transactions contemplated thereby.

I have issued certain limited opinions above as to the corporate, limited liability company, or limited partnership existence, good standing and authority of the Guarantors under the law of their respective states of organization. I do not purport to be an expert in matters of law of jurisdictions other than the State of Tennessee and the federal law of the United States of America, and have issued my opinions based solely upon my review of the corporate record of each Guarantor.

UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent

April 29, 2016

The opinions set forth above are subject to the following qualifications and limitations:

(a)	I express no opinion regarding the application of federal or state securities laws to the transactions contemplated in the Transaction Documents;

(b)	I express no opinion regarding (i) the effect of fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors and (ii) restrictions relating to capital adequacy that may be applicable to any Guarantor to the extent any Transaction Document may be deemed a dividend or distribution; and

(c)	To the extent that section 8.31 of the Revised Model Business Corporation Act (as adopted in any state in which a Credit Party is incorporated) or other corporation law analogous thereto may apply, I have assumed the transactions described in the Transaction Documents are fair to the Credit Parties.

I am qualified to practice law in the State of Tennessee, and I am no expert in and express no opinions as to the laws of other jurisdictions other than to the federal laws of the United States of America and the laws of the State of Tennessee, as currently in effect. I assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof.

The opinions expressed herein are solely for the benefit of the Lenders and the Agent and may not be relied on in any manner or for any purpose by any other person or entity.

Very truly yours,

R. Harold McCard, Jr.
Senior Vice President and General Counsel

Schedule I

Schedule of Guarantors

1.	Anna Hospital Corporation

2.	Big Bend Hospital Corporation

3.	Big Spring Hospital Corporation

4.	Blue Island Hospital Company, LLC

5.	Blue Island Illinois Holdings, LLC

6.	Blue Ridge Georgia Holdings, LLC

7.	Centre Hospital Corporation

8.	Clinton Hospital Corporation

9.	CSRA Holdings, LLC

10.	Deming Hospital Corporation

11.	DHSC, LLC

12.	Evanston Hospital Corporation

13.	Forrest City Arkansas Hospital Company, LLC

14.	Forrest City Hospital Corporation

15.	Fort Payne Hospital Corporation

16.	Galesburg Hospital Corporation

17.	Granite City Hospital Corporation

18.	Granite City Illinois Hospital Company, LLC

19.	Greenville Hospital Corporation

20.	Hamlet H.M.A., LLC

21.	Hospital of Barstow, Inc.

22.	Hospital of Louisa, Inc.

23.	Jackson Hospital Corporation

24.	Lexington Hospital Corporation

25.	Marion Hospital Corporation

26.	Massillon Community Health System LLC

27.	Massillon Health System LLC

28.	Massillon Holdings, LLC

29.	McKenzie Tennessee Hospital Company, LLC

30.	MMC of Nevada, LLC

31.	Monroe HMA, LLC

32.	MWMC Holdings, LLC

33.	National Healthcare of Mt. Vernon, Inc.

34.	Phillips Hospital Corporation

35.	QHC California Holdings, LLC

36.	QHG of Massillon, Inc.

37.	Quorum Health Investment Company, LLC

38.	Quorum Health Resources, LLC

39.	Red Bud Hospital Corporation

40.	Red Bud Illinois Hospital Company, LLC

41.	San Miguel Hospital Corporation

42.	Sunbury Hospital Company, LLC

43.	Tooele Hospital Corporation

44.	Triad of Oregon, LLC

45.	Watsonville Hospital Corporation

46.	Waukegan Hospital Corporation

47.	Waukegan Illinois Hospital Company, LLC

48.	Williamston Hospital Corporation

49.	Winder HMA, LLC

Exhibit A

Specified Agreement

Indenture dated as of April 22, 2016, among Borrower, the Guarantors and Regions Bank, an Alabama banking corporation, as Trustee, relating to the issuance by Borrower of its 11.625% Senior Notes due 2023

EXHIBIT F-3

FORM OF

Local US Opinion Request

The Opinions below should be provided by local counsel:

1. Each [OPINION PARTY] is a [corporation/limited liability company/limited partnership] [validly existing]1 and in good standing under the laws of the State of [STATE]. Each [OPINION PARTY] has all necessary power and authority to execute and deliver the Agreements2 and to perform its obligations thereunder.

2. (a) The execution and delivery by the [OPINION PARTY] of the Agreements, the performance by the [OPINION PARTY] of its obligations thereunder [and the grant by the [OPINION PARTY] of security interests pursuant to the Agreements] (i) have been duly authorized by all requisite action on the part of the [OPINION PARTY] and (ii) do not violate the [Certificate of Incorporation or By-laws/Certificate of Formation or operating agreement] of the [OPINION PARTY].

(b) The execution and delivery by the [OPINION PARTY] of the Agreements and the performance by the [OPINION PARTY] of its obligations thereunder do not [(i)] violate any law, rule or regulation of the State of [STATE][ and (ii) will not result in the creation or imposition of any lien, charge or encumbrance under any [State] law upon any property or assets of the [OPINION PARTY]].

3. Each of the Agreements has been duly executed and delivered by each [OPINION PARTY] party thereto.

4. No authorization, approval or other action by, and no notice to, consent of, order of or filing with, any [STATE] governmental authority is required to be made or obtained by the [OPINION PARTY] in connection with the execution, delivery and performance by the [OPINION PARTY] of the Agreements.

5. The security interest in that portion of the [Collateral] (as defined in each Security Agreement in which a security interest may be perfected by the filing in the State of [STATE] of financing statements under the [STATE] UCC (such portion, the “UCC Filing Collateral”) will be perfected upon the filing of the [STATE] Financing Statements, describing the UCC Filing Collateral, in the [STATE] Filing Office.

[1]	Terms used for “valid existence” may vary by state and entity type.
[2]	The term “Agreements” should refer to all agreements being executed by the relevant entities.

Documents Reviewed. The documents local counsel should review should include:

(a)	the Credit Agreement,

(b)	Agreements to be executed by covered entities

(c)	UCC financing statements

(d)	Organizational documents

(e)	Authorizing resolutions

2

EXHIBIT G

FORM OF

BORROWING BASE CERTIFICATE

UBS AG, Stamford Branch, as Administrative Agent

600 Washington Blvd

Stamford, CT 06901

Attention: Asset Based Lending

The undersigned hereby certifies that:

1.	I am a Responsible Officer of the Borrower (as defined below).

2.	In accordance with Section 5.04(d) of the ABL Credit Agreement dated as of April 29, 2016 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Quorum Health Corporation, a Delaware corporation (the “Borrower”), the lenders party thereto from time to time, UBS AG, Stamford Branch, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), attached hereto as Annex 1 is a true and accurate calculation of the Borrowing Base as of , 2016, determined in accordance with the requirements of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Credit Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Base Certificate to be duly executed as of the date first written above.

QUORUM HEALTH CORPORATION

By:
Name:
Title:

[Signature Page to Borrowing Base Certificate]

Annex I

Borrowing Base Calculation

See attached.